Exhibit 10.1

[Execution Version]

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of January 20, 2022 and is executed by and among CALUMET SPECIALTY PRODUCTS PARTNERS, L.P., a Delaware limited partnership (“MLP Parent”), the Subsidiaries of MLP Parent listed as “Borrowers” on the signature pages hereto (together with MLP Parent, collectively, “Borrowers” and each individually a “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

R E C I T A L S:

A.

Borrowers, Guarantors (if any), Lenders and Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of February 23, 2018 (as amended and in effect on the date hereof and as further amended or otherwise modified from time to time, including giving effect to the amendment set forth in Section 1 below, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement).

B.

Borrowers, Guarantors (if any), the Lenders party hereto and Agent desire to amend the Credit Agreement to, among other things, adjust the facility size thereof and pricing thereto and extend the maturity date thereof, subject to the satisfaction of various requirements and on the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Credit Agreement. The Credit Agreement, Schedules 1.1A, 1.1I, 7.5.1, 8.1.13(a) and 8.1.13(b) thereto and Exhibits E and G thereto are, effective as of the Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), each as set forth in the pages of a conformed copy of the Credit Agreement, Schedules 1.1A, 1.1I, 7.5.1, 8.1.13(a) and 8.13(b) thereto and Exhibits E and G thereto attached as Annex A hereto.

2. Effectiveness; Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction on or before January 31, 2022 of each of the following conditions precedent (the date of satisfaction, the “Effective Date”):

(a) Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to Agent:

(i) executed counterparts of this Amendment executed by all Borrowers, all Guarantors (if any), Agent and the Lenders;

(ii) copies of the Organization Documents of each Obligor certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Obligor to be true and correct as of the Effective Date;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Senior Officers of each Obligor or MLP General Partner as Agent may reasonably require evidencing the identity, authority and capacity of each Senior Officer thereof authorized to act as a Senior Officer in connection with this Amendment and the other Credit Documents to which such Obligor is a party (and Agent may rely on such certificates until otherwise notified by the applicable Obligor in writing);

(iv) such documents and certifications as Agent may reasonably require to evidence that each Obligor is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of its incorporation or organization and (B) each jurisdiction where its ownership, lease or operation of Properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b) The indenture governing the 2027 Notes shall have been executed and delivered by all parties thereto, the 2027 Notes shall have been issued pursuant thereto and Agent shall have received a true, correct and complete copy of such indenture and the 2027 Notes;

(c) Agent shall have received searches as of a recent date prior to the Effective Date of UCC, judgment lien and tax lien search reports in the jurisdiction of the chief executive office of each Obligor and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect Agent’s security interest in the Collateral, copies of the financing statements and liens on file in such jurisdictions and evidence that no Liens exist thereon other than Permitted Liens;

(d) Agent shall have received a legal opinion of Norton Rose Fulbright US LLP, counsel for Obligors, dated as of the Effective Date and in form and substance reasonably satisfactory to Agent;

(e) Borrowers shall have paid to Agent the fees described in that certain fee letter dated as of January 10, 2022 between MLP Parent and Bank of America;

(f) Borrowers shall have paid all reasonable out-of-pocket costs and expenses of Agent (including the reasonable fees and expenses of counsel (including each local counsel) for Agent) to the extent that the Borrower has received an invoice therefor at least two Business Days prior to the Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced);

(g) Agent shall have received a Borrowing Base Certificate calculated as of the last day of the month immediately preceding the Effective Date;

(h) Agent shall have received a certificate or certificates executed by a Senior Officer of each Borrower or MLP General Partner as of the Effective Date, in form and substance reasonably satisfactory to Agent, stating that the representations and warranties in Section 3(a) and Section 3(b) shall be true and correct as of the Effective Date,

(i) Agent shall have received a certificate executed by a Senior Officer of MLP General Partner as of the Effective Date, in form and substance reasonably satisfactory to Agent, certifying that the Obligors on a consolidated basis are Solvent; and

(j) Agent shall have received such documentation and other information as has been reasonably requested by Agent in connection with this Amendment and the transactions contemplated hereby.

Without limiting the generality of the provisions of Section 11.3 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.

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3. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each of the Obligors represents and warrants to Agent and Lenders as follows:

(a) all representations and warranties relating to such Obligor contained in the Credit Agreement or any other Credit Document are true and correct as of the date hereof as if made again on and as of the date hereof (except to the extent that such representations and warranties were expressly limited to another specific date, in which case they are true and correct as of such specific date);

(b) both immediately prior and immediately after giving effect to this Amendment, no Default or Event of Default exists;

(c) such Obligor has all requisite corporate or other organizational power and authority (as applicable) to execute and deliver this Amendment;

(d) the execution, delivery and performance of this Amendment by such Obligor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other organizational action, do not require the approval, consent, exemption, authorization or other action by, or notice to or filing with, any Governmental Authority or any other Person in order to be effective and enforceable, and do not and will not violate or result in any breach or violation of any Senior Notes Indenture or other material Contractual Obligation to which such Obligor is a party or subject, any Organization Document of such Obligor or any Applicable Law;

(e) this Amendment has been duly executed and delivered on behalf of each Borrower party hereto; and

(f) this Amendment constitutes a legal, valid and binding obligation of each Borrower party hereto, enforceable against it in accordance with its terms except as enforceability may be limited by applicable Insolvency Proceeding and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4. Amendment Related Assignments and Assumptions. Each “Lender” as defined in the Credit Agreement (without giving effect to the amendment set forth in Section 1 above, the “Existing Credit Agreement”) set forth on Annex B hereto (an “Exiting Lender”) that is assigning its Commitments to a Lender in connection with the transactions contemplated by this Amendment (a) has executed and delivered this Amendment solely with respect to this Section 4 and (b) hereby agrees that (i) the assignment of such Exiting Lender’s Commitments under the Existing Credit Agreement reflected by the allocation of Commitments set forth on the revised Schedule 1.1A (an “Existing Lender Assignment”) shall be effectuated solely pursuant to this Amendment, and without any other assignment and assumption documentation, (ii) the terms and conditions set forth in the form of Assignment and Acceptance attached as Exhibit C to the Existing Credit Agreement shall apply to each Exiting Lender Assignment as though such terms and conditions were set forth in this Section 4 in their entirety and (C) each Exiting Lender Assignment shall be deemed effective immediately prior to the Effective Date so that no Exiting Lender shall be required to consent to, nor be deemed to be consenting to, the amendments described in Section 1 of this Amendment or any other term or condition set forth in this Amendment other than this Section 4.

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5. Reaffirmation. By its execution hereof, each Obligor expressly (a) consents to the amendments and modifications to the Credit Agreement effected hereby, (b) confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Credit Document to which it is a party is, and the obligations of such Obligor contained in the Credit Agreement, if any, or in any other Credit Documents to which it is a party (in each case, as amended and modified by this Amendment), are and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, (c) affirms that each of the Liens and security interests granted by such Obligor in or pursuant to the Credit Documents are valid and subsisting and (d) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Credit Documents.

6. Entire Agreement. This Amendment, the Credit Agreement (including giving effect to the amendments set forth in Section 1 above), and the other Credit Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersede any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 13.1 of the Credit Agreement.

7. Full Force and Effect of Credit Agreement. This Amendment is a Credit Document. Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Credit Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Credit Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein.

8. Counterparts. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures. Section 13.9 of the Credit Agreement is hereby incorporated herein by this reference.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 13.13, 13.14 and 13.15 of the Credit Agreement are hereby incorporated herein by this reference.

10. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with legal, valid and enforceable provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. References. All references to the “Credit Agreement” in the Credit Documents shall mean the Credit Agreement giving effect to the amendments contained in this Amendment.

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12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent and Secured Parties and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Credit Documents, and (b) any assignment by a Lender must be made in compliance with Section 12.3 of the Credit Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	Calumet GP, LLC, its general partner

By:	/s/ L. Todd Borgmann
Name:	L. Todd Borgmann
Title:	Executive Vice President & Chief Financial Officer

CALUMET OPERATING, LLC

By:	Calumet Specialty Products Partners, L.P., its sole member

By: Calumet GP, LLC, its general partner

By:	/s/ L. Todd Borgmann
Name:	L. Todd Borgmann
Title:	Executive Vice President & Chief Financial Officer

CALUMET FINANCE CORP.

By:	/s/ L. Todd Borgmann
Name:	L. Todd Borgmann
Title:	Executive Vice President & Chief Financial Officer

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CALUMET INTERNATIONAL, INC.

By:	/s/ L. Todd Borgmann
Name:	L. Todd Borgmann
Title:	Executive Vice President & Chief Financial Officer

KURLIN COMPANY, LLC

By: Calumet International, Inc., its sole member

By:	/s/ L. Todd Borgmann
Name:	L. Todd Borgmann
Title:	Executive Vice President & Chief Financial Officer

CALUMET BRANDED PRODUCTS, LLC

By: Calumet Operating, LLC, its sole member

By: Calumet Specialty Products Partners, L.P., its sole member

By: Calumet GP, LLC, its general partner

By:	/s/ L. Todd Borgmann
Name:	L. Todd Borgmann
Title:	Executive Vice President & Chief Financial Officer

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BEL-RAY COMPANY, LLC

By: Calumet Branded Products, LLC, its sole member

By: Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By: Calumet GP, LLC, its general partner

By:	/s/ L. Todd Borgmann
Name:	L. Todd Borgmann
Title:	Executive Vice President & Chief Financial Officer

CALUMET REFINING, LLC

By: Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner

By:	/s/ L. Todd Borgmann
Name:	L. Todd Borgmann
Title:	Executive Vice President & Chief Financial Officer

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CALUMET PRINCETON REFINING, LLC
CALUMET COTTON VALLEY REFINING, LLC
CALUMET SHREVEPORT REFINING, LLC
CALUMET MONTANA REFINING, LLC
CALUMET MISSOURI, LLC
CALUMET KARNS CITY REFINING, LLC
CALUMET DICKINSON REFINING, LLC

By: Calumet Refining, LLC, their sole member

By: Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By: Calumet GP, LLC, its general partner

By:	/s/ L. Todd Borgmann
Name:	L. Todd Borgmann
Title:	Executive Vice President & Chief
Financial Officer

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AGENT AND LENDERS:	BANK OF AMERICA, N.A.,
as Agent, a Lender and an Issuing Bank

	By:	/s/ Terrance O. McKinney
	Name:	Terrance O. McKinney
	Title:	Senior Vice President

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Thomas A. Martin
Name:	Thomas A. Martin
Title:	Authorized Signatory

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Christopher A. Salek
Name:	Christopher A. Salek
Title:	Executive Director

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

REGIONS BANK,
as a Lender

By:	/s/ Darius Sutrinaitis
Name:	Darius Sutrinaitis
Title:	Director

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BMO HARRIS BANK, N.A.,
as a Lender

By:	/s/ William J. Kennedy
Name:	William J. Kennedy
Title:	Vice President

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Jessica Lutrario
Name:	Jessica Lutrario
Title:	Associate
212-250-8235
jessica.lutrario@db.com

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Vice President
philip.tancorra@db.com 212-250-6576

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ William Patton
Name:	William Patton
Title:	Vice President

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as successor in interest to BBVA USA (formerly known as COMPASS BANK), as a Lender

By:	/s/ Andrew Salmon
Name: Title:	Andrew Salmon Vice President

Signature page to

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A

TO

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

[See attached]

ANNEX A

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

AND

CERTAIN OF ITS SUBSIDIARIES,

as Borrowers

CERTAIN OF ITS OTHER SUBSIDIARIES,

as Guarantors

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of February 23, 2018

~~$600,000,000~~

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

BANK OF AMERICA, N.A.,

as Agent,

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agent,

WELLS FARGO CAPITAL FINANCE, LLC,

as Co-Syndication Agent,

REGIONS BANK,

as Co-Documentation Agent,

~~BMO HARRIS~~BARCLAYS BANK~~, N.A.~~ PLC,

as Co-Documentation Agent

and

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO CAPITAL FINANCE, LLC

as Joint Lead Arrangers and Joint Book Runners

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION	1
1.1.	Definitions	1
1.2.	Accounting Terms	~~60~~61
	1.2.1. Generally	~~60~~61
	1.2.2. Changes in GAAP	~~60~~62
1.3.	Certain Matters of Construction	~~60~~62
1.4.	Proportionate Adjustment	~~61~~63
1.5.	Currency Equivalents	~~61~~63
	1.1.1. Calculations	~~61~~63
	1.1.2. Judgments	~~61~~57
1.2.	Additional Alternate Currencies	~~62~~58
1.3.	Outstanding Obligations under Existing Loan Agreement	~~62~~58
1.4.	Interest Rates	~~62~~58
1.5.	Divisions	~~63~~59

SECTION 2.	CREDIT FACILITIES	~~63~~65
2.1.	Commitments	~~63~~21
	2.1.1. Revolver Loans	~~63~~6
	2.1.2. Notes	~~64~~60
	2.1.3. Voluntary Reduction or Termination of Revolver Commitments	~~64~~67
	2.1.4. Overadvances	~~64~~67
	2.1.5. Protective Advances	~~65~~68
	2.1.6. Foreign Subsidiary Incremental Facilities	~~65~~68
2.2.	Incremental Availability; Commitments	~~68~~71
	2.2.1. Request for Increase	~~68~~71
	2.2.2. Lender Elections to Increase	~~68~~71
	2.2.3. Notification by Administrative Agent; Additional Lenders	~~68~~71
	2.2.4. Effective Date and Allocations	~~68~~71
	2.2.5. Conditions to Effectiveness of Increase	~~68~~71
	2.2.6. Pricing	~~69~~72
	2.2.7. Amendments	~~69~~72
	2.2.8. Conflicting Provisions	~~69~~72
2.3.	Letter of Credit Facility	~~69~~72
	2.3.1. Issuance of Letters of Credit	~~69~~72
	2.3.2. Reimbursement; Participations	~~71~~67
	2.3.3. Cash Collateral	~~72~~68
	2.3.4. Resignation of Issuing Bank	~~72~~69

SECTION 3.	INTEREST, FEES AND CHARGES	~~73~~75
3.1.	Interest	~~73~~75
	3.1.1. Rates and Payment of Interest	~~73~~75
	3.1.2. ~~Application of LIBOR to Outstanding Loans~~	~~73~~Conversion Options 76
	3.1.3. ~~Interest Periods~~	~~74~~[Reserved] 77
	3.1.4. Inability to Determine Rates	~~74~~79
3.2.	Fees	~~75~~80
	3.2.1. Unused Line Fee	~~75~~80
	3.2.2. LC Facility Fees	~~76~~80
	3.2.3. Other Fees	~~76~~80
3.3.	Computation of Interest, Fees, Yield Protection	~~76~~80
3.4.	Reimbursement Obligations	~~76~~80
3.5.	Illegality	~~77~~81
3.6.	Increased Costs	~~78~~82

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	3.3.1. Increased Costs Generally	~~78~~74
	3.3.2. Capital Requirements, ~~etc~~Etc.	~~78~~74
	3.3.3. Certificates for Reimbursement	~~78~~74
	3.3.4. Delay in Requests	~~79~~75
	~~3.6.5. Reserves on LIBOR Loans~~	~~79~~
3.4.	Mitigation	~~79~~75
	3.3.1. Designation of a Different Lending Office	~~79~~75
	3.3.2. Replacement of Lenders	~~79~~75
3.4.	Funding Losses	~~79~~75
3.5.	Maximum Interest.	~~80~~75

SECTION 4.	LOAN ADMINISTRATION	~~80~~76
4.1.	Manner of Borrowing and Funding Revolver Loans	84
	4.1.1. Notice of Borrowing	~~80~~84
	4.1.2. Fundings by Lenders	~~81~~85
	4.1.3. Swingline Loans; Settlement	~~81~~86
	4.1.4. Telephonic Notices	~~83~~87
	4.1.5. Electronic Notices	~~83~~88
4.2.	Defaulting Lender	~~83~~88
	4.2.1. Reallocation of Pro Rata Share; Amendments	~~83~~88
	4.2.2. Payments; Fees	~~84~~88
	4.2.3. Status; Cure	~~84~~88
4.3.	~~Number and Amount of LIBOR Loans; Determination of Rate~~	~~84~~[Reserved] 89
4.4.	Borrower Agent	~~84~~89
	4.4.1. Designation	~~84~~89
	4.4.2. Reliance, ~~etc~~Etc.	~~85~~89
4.5.	One Obligation	~~85~~89
4.6.	Effect of Termination; Survival	~~85~~89
4.7.	Exchanges, Continuations and Rollovers	90
4.8.	Conforming Changes	90
4.9.	Sustainability Adjustments	90

SECTION 5.	PAYMENTS	~~85~~91
5.1.	General Payment Provisions	~~85~~91
5.2.	Repayment of Loans	~~86~~91
5.3.	Payment of Other Obligations	~~86~~92
5.4.	Marshaling; Payments Set Aside	~~86~~92
5.5.	Application and Allocation of Payments	~~87~~93
	5.5.1. Application	~~87~~93
	5.5.2. Post-Default Allocation	~~87~~93
	5.5.3. Payments by Borrowers; Presumptions by Agent	~~88~~94
5.6.	Application of Payments	~~88~~94
5.7.	Loan Account; Account Stated	~~89~~95
	5.5.1. Loan Account	~~89~~95
	5.5.2. Entries Binding	~~89~~95
5.6.	Taxes	~~89~~95
	5.5.1. Payments Free of Taxes; Obligation to Withhold; Tax Payment	~~89~~95
	5.5.2. Payment of Other Taxes	~~89~~95
	5.5.3. Tax Indemnification	~~89~~95
	5.5.4. Evidence of Payments	~~90~~96
	5.5.5. Treatment of Certain Refunds	~~90~~96
	5.5.6. Survival	~~91~~96
	5.5.7. Definitions	~~91~~97
5.6.	Lender Tax Information	~~91~~97

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page ii

	5.5.1. Status of Lenders	~~91~~88
	5.5.2. Documentation	~~91~~88
	5.5.3. Redelivery of Documentation	~~92~~89
5.6.	Nature and Extent of Each Borrower’s Liability	~~92~~89
	5.10.1. Joint and Several Liability	~~93~~89
	5.10.2. Waivers	~~93~~90
	5.10.3. Extent of Liability; Contribution	~~94~~91
	5.10.4. Joint Enterprise	~~95~~92

SECTION 6.	CONDITIONS PRECEDENT	~~95~~101
6.1.	Conditions Precedent to Initial Credit Extension	~~95~~101
6.2.	Conditions Precedent to All Credit Extensions	~~98~~104
6.3.	Limited Waiver of Conditions Precedent	~~98~~104

SECTION 7.	COLLATERAL ADMINISTRATION	~~98~~104
7.1.	Borrowing Base Certificates	~~98~~105
7.2.	Administration of Accounts, ~~etc~~Etc.	~~99~~105
	7.2.1. Records and Schedules of Accounts, ~~etc~~Etc.	~~99~~105
	7.2.2. Account Verification	~~99~~105
	7.2.3. Maintenance of Dominion Account	~~99~~105
	7.2.4. Proceeds of Collateral	~~100~~106
	7.2.5. Bank Products	~~100~~106
7.3.	Administration of Inventory	~~100~~106
	7.3.1. Records and Reports of Inventory	~~100~~106
	7.3.2. Returns of Inventory	~~100~~106
	7.3.3. Inventory Structuring Transactions	~~101~~106
7.4.	Administration of Deposit Accounts	~~101~~107
7.5.	General Provisions	~~101~~107
	7.5.1. Location of Collateral	~~101~~107
	7.5.2. Insurance of Collateral; Condemnation Proceeds	~~101~~107
	7.5.3. Protection of Collateral	~~102~~108
	7.5.4. Defense of Title to Collateral	~~102~~108
7.6.	Power of Attorney	~~102~~108
7.7.	Access to Premises, ~~etc~~Etc. and Certain Agreements relating to the Collateral Trust Agreement and the Fixed Asset Collateral	~~103~~109
7.8.	Intercreditor Agreements; Release of Liens	~~103~~109
SECTION 8.	REPRESENTATIONS AND WARRANTIES	~~104~~110
8.1.	General Representations and Warranties	~~104~~110
	8.1.1. Existence, Qualification and Power; Compliance with Applicable Laws	~~104~~110
	8.1.2. Authorization; No Contravention	~~104~~110
	8.1.3. Governmental Authorization and Approvals; Other Consents	~~104~~110
	8.1.4. Binding Effect	~~105~~112
	8.1.5. Financial Statements; No Material Adverse Effect	~~105~~112
	8.1.6. Litigation	~~106~~112
	8.1.7. No Default	~~106~~112
	8.1.8. Ownership of Property; Liens	~~106~~112
	8.1.9. Environmental Compliance	~~106~~112
	8.1.10. Insurance	~~107~~113
	8.1.11. Taxes	~~107~~113
	8.1.12. ERISA Compliance	~~107~~113
	8.1.13. Capital Structure/Subsidiaries	~~109~~115
	8.1.14. Margin Regulations; Investment Company Act	~~109~~115
	8.1.15. Disclosure	~~109~~115

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page iii

	8.1.16. Compliance with Laws	~~109~~115
	8.1.17. Intellectual Property	~~110~~115
	8.1.18. Solvency	~~110~~116
	8.1.19. Business Locations, Etc.	~~110~~116
	8.1.20. Collateral Documents	~~110~~116
	8.1.21. Accounts	~~110~~117
	8.1.22. No Conflict with MLP Partnership Agreement	~~111~~117
	8.1.23. Borrowing Base Assets	~~111~~117
	8.1.24. Anti-Corruption Laws and Sanctions	~~112~~108
	8.1.25. Complete Disclosure	~~112~~118
	8.1.26. Beneficial Ownership Certification	~~112~~118

SECTION 9.	COVENANTS AND CONTINUING AGREEMENTS	~~112~~118
9.1.	Affirmative Covenants	~~112~~118
	9.1.1. Financial Statements	~~112~~118
	9.1.2. Certificates; Other Information	~~113~~119
	9.1.3. Notices and Information	~~115~~121
	9.1.4. Payment of Obligations	~~116~~122
	9.1.5. Preservation of Existence, Licenses, Etc.	~~116~~123
	9.1.6. Maintenance of Properties	~~116~~123
	9.1.7. Maintenance of Insurance	~~117~~127
	9.1.8. Compliance with Laws and Material Contractual Obligations	~~117~~124
	9.1.9. Books and Records	~~118~~124
	9.1.10. Inspection Rights	~~118~~114
	9.1.11. Use of Proceeds	~~119~~125
	9.1.12. Additional Borrowers or Guarantors; Acquired Assets	~~119~~125
	9.1.13. Certain Pledged Assets	~~120~~126
	9.1.14. Landlord and Storage Agreements	~~121~~127
	9.1.15. Bank Products	~~121~~127
	9.1.16. Clean Down of Distribution Revolver Loans	~~121~~127
	9.1.17. Certain Agreements ~~relating~~Relating to Inventory Structuring Transactions	~~121~~127
	9.1.18.	127
	9.1.19. ~~9.1.18.~~ Net Proceeds of ~~2019~~2027 Notes	~~121~~127
9.2.	Negative Covenants	~~121~~127
	9.2.1. Liens	~~122~~127
	9.2.2. Investments	~~126~~131
	9.2.3. Indebtedness	~~128~~134
	9.2.4. Fundamental Changes	~~131~~127
	9.2.5. Dispositions	~~132~~138
	9.2.6. Restricted Payments	~~136~~142
	9.2.7. Change in Nature of Business; Name, Etc.	~~137~~143
	9.2.8. Transactions with Affiliates	~~138~~144
	9.2.9. Burdensome Agreements	~~139~~145
	9.2.10. Use of Proceeds	~~139~~145
	9.2.11. Prepayment of Other Indebtedness	~~139~~145
	9.2.12. Organization Documents; Fiscal Year; Accounting Practices	~~140~~135
	9.2.13. Ownership of Obligors	~~140~~146
	9.2.14. Inventory Structuring Transactions	~~140~~146
9.3.	Financial ~~Covenants~~Covenant	~~141~~147
	9.3.1. Fixed Charge Coverage Ratio	~~141~~147
9.4.	Designation of Unrestricted Subsidiaries and Restricted Subsidiaries	~~142~~148
	9.4.1. Designation of Unrestricted Subsidiaries	~~142~~148

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page iv

	9.4.2. Characterization of Investment in Unrestricted Subsidiaries	~~142~~149
	9.4.3. Effect of Designation of Unrestricted Subsidiaries	~~143~~149
	9.4.4. Re-~~designation~~Designation of an Unrestricted Subsidiary as a Restricted Subsidiary	~~143~~149
	9.4.5. Certain Undertakings Relating to the Separateness of Unrestricted Subsidiaries	~~143~~149
	9.4.6. Covenants ~~relating~~Relating to MLP Subsidiaries	~~144~~149

SECTION 10.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	~~145~~150
10.1.	Events of Default	~~145~~150
10.2.	Remedies ~~upon~~Upon Default	~~147~~152
10.3.	License	~~148~~153
10.4.	Setoff	~~148~~153
10.5.	Remedies Cumulative; No Waiver	~~149~~154
	10.5.1. Cumulative Rights	~~149~~154
	10.5.2. Waivers	~~149~~154

SECTION 11.	AGENT	~~149~~154
11.1.	Appointment, Authority and Duties of Agent	~~149~~154
	11.1.1. Appointment and Authority	~~149~~154
	11.1.2. Duties	~~150~~155
	11.1.3. Agent Professionals	~~150~~155
	11.1.4. Instructions of Required Lenders	~~150~~155
11.2.	Agreements Regarding Collateral and Field Examination Reports	~~150~~155
	11.2.1. Lien and Obligation Releases; Care of Collateral	~~150~~155
	11.2.2. Possession of Collateral	~~151~~156
	11.2.3. Reports	~~151~~156
11.3.	Reliance By Agent	~~151~~156
11.4.	Action Upon Default	~~152~~156
11.5.	Ratable Sharing	~~152~~157
11.6.	Indemnification of Agent Indemnitees	~~152~~157
	11.6.1. Indemnification	~~152~~157
	11.6.2. Proceedings	~~152~~157
11.7.	Limitation on Responsibilities of Agent	~~153~~157
11.8.	Successor Agent and Co-Agents	~~153~~158
	11.8.1. Resignation; Successor Agent	~~153~~158
	11.8.2. Co-Collateral Agent	~~153~~158
11.9.	Due Diligence and Non-Reliance	~~154~~158
11.10.	Remittance of Payments and Collections	~~154~~159
	11.10.1. Remittances Generally	~~154~~159
	11.10.2. Failure to Pay	~~154~~159
	11.10.3. Recovery of Payments	159
11.11.	Individual Capacities	~~154~~159
11.12.	Titles	~~155~~160
11.13.	Bank Product Providers	~~155~~160
11.14.	No Third Party Beneficiaries	~~155~~160
11.15.	Recovery of Erroneous Payments	~~155~~160

SECTION 12.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	~~155~~160
12.1.	Successors and Assigns	~~155~~160
12.2.	Participations	~~155~~160
	12.2.1. Permitted Participants; Effect	~~156~~160
	12.2.2. Voting Rights	~~156~~161
	12.2.3. Benefit of Set-Off	~~156~~161
	12.2.4. Participation Register	~~156~~161

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page v

12.3.	Assignments	~~156~~162
	12.3.1. Permitted Assignments	~~156~~162
	12.3.2. Effect; Effective Date	~~157~~162
	12.3.3. Certain Assignees	~~157~~162
	12.3.4. Register	~~157~~162
12.4.	Tax Treatment	~~157~~162
12.5.	Certain ERISA Matters	~~157~~162
	12.5.1. Lender Representation	~~157~~162
	12.5.2. Further Lender Representation	~~158~~162
SECTION 13.	MISCELLANEOUS	~~158~~163
13.1.	Consents, Amendments and Waivers	~~158~~163
	13.1.1. Amendment	~~158~~163
	13.1.2. Limitations	~~160~~163
	13.1.3. Payment for Consents	~~160~~116
13.2.	General Indemnity	~~160~~166
13.3.	Reimbursement by Lenders	~~161~~167
13.4.	Notices and Communications	~~161~~167
	13.4.1. Notices Generally	~~161~~167
	13.4.2. Electronic Communications	~~162~~167
	13.4.3. The Platform	~~162~~167
	13.4.4. Change of Address, Etc.	~~163~~167
	13.4.5. Reliance by Agent, Issuing Bank and Lenders	~~163~~168
	~~13.4.6. Non-Conforming Communications~~	~~164~~
13.5.	Performance of Borrowers’ Obligations	~~164~~169
13.6.	Credit Inquiries	~~164~~170
13.7.	Severability	~~164~~170
13.8.	Cumulative Effect; Conflict of Terms	~~164~~170
13.9.	Electronic Execution; Electronic Records	~~165~~170
13.10.	Time of the Essence	~~166~~170
13.11.	Obligations of Lenders	~~166~~170
13.12.	Confidentiality	~~166~~171
13.13.	GOVERNING LAW	~~167~~171
13.14.	SUBMISSION TO JURISDICTION; WAIVER OF VENUE OBJECTION; SERVICE OF PROCESS; BAIL-IN OF EEA FINANCIAL INSTITUTIONS	~~167~~172
	13.13.1. SUBMISSION TO JURISDICTION	~~167~~172
	13.13.2. WAIVER OF VENUE OBJECTION	~~167~~172
	13.13.3. SERVICE OF PROCESS	~~167~~172
	13.13.4. Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~168~~172
13.14.	Waivers by Obligors	~~168~~173
13.15.	Patriot Act Notice	~~168~~173
13.16.	Replacement of Certain Lenders	~~169~~173
13.17.	Subordination	~~169~~174
13.18.	No Advisory or Fiduciary Relationship	~~169~~174
13.19.	ENTIRE AGREEMENT	~~170~~175
13.20.	Amendment and Restatement, ~~etc~~Etc.	~~170~~175
13.21.	Ratification of Existing Liens and IP License	~~170~~175
13.22.	Assignments ~~between~~Between and ~~among~~Among Lenders	~~170~~175
13.23.	Acknowledgement Regarding Any Supported QFCs	~~171~~175

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page vi

LIST OF EXHIBITS AND SCHEDULES
Exhibit A-1	Form of Revolver Note
Exhibit A-2	Form of FILO Note
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Assignment and Acceptance
Exhibit D	[Reserved]
Exhibit E	Form of Notice of Borrowing/Conversion~~/Continuation~~
Exhibit F-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G	Form of Borrowing Base Certificate
Exhibit H	Form of No Offset Letter
Exhibit I	Form of Permitted Accounts Transaction Certification

Schedule 1.1A	Commitments of Lenders
Schedule 1.1B	Pipeline Delivery Points
Schedule 1.1C	Marked-to-Market Basis
Schedule 1.1D	Existing Letters of Credit
Schedule 1.1E	Immaterial Subsidiaries
Schedule 1.1F	Eligible Pipeline Carriers
Schedule 1.1G	Eligible Railroad Carriers
Schedule 1.1H	Eligible Vessel Carriers
Schedule 1.1I	~~Refinery Assets~~Scheduled Investment Grade Account Debtors
Schedule 7.4	Deposit Accounts
Schedule 7.5.1	Location of Collateral
Schedule 7.5.2	Insurance Claims
Schedule 8.1.11	Taxes
Schedule 8.1.13(a)	Corporate Structure
Schedule 8.1.13(b)	Subsidiaries, Equity Interests in MLP Parent and its Subsidiaries
Schedule 8.1.17	Intellectual Property Matters
Schedule 8.1.19(a)	Leased Real Properties
Schedule 8.1.19(b)	Locations of Tangible Personal Property
Schedule 8.1.19(c)	Chief Executive Offices; Jurisdictions of Incorporation; Principal Places of Business
Schedule 8.1.19(d)	Other Legal Names
Schedule 9.2.1	Existing Liens
Schedule 9.2.2	Existing Investments
Schedule 9.2.3	Existing Indebtedness
Schedule 9.2.14	Existing Inventory Structuring Transactions

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page vii

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is dated as of February 23, 2018, among CALUMET SPECIALTY PRODUCTS PARTNERS, L.P., a Delaware limited partnership (“MLP Parent”), the Subsidiaries of MLP Parent listed as “Borrowers” on the signature pages hereto, and each other Person which may become a Borrower hereunder pursuant to Section 9.1.12 (together with MLP Parent and the Subsidiaries of MLP Parent listed as “Borrowers” on the signature pages hereto, collectively, “Borrowers” and each individually a “Borrower”), the Subsidiaries of MLP Parent listed as “Guarantors” on the signature pages hereto (if any) and each other Person which may become a Guarantor hereunder pursuant to Section 9.1.12 (together with any Subsidiaries of MLP Parent listed as “Guarantors” on the signature pages hereto, collectively, “Guarantors” and each individually a “Guarantor”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (“Agent”).

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A. and WELLS FARGO CAPITAL FINANCE, LLC are acting as Joint Lead Arrangers and Joint Book Runners with respect to this Agreement.

RECITALS:

Borrowers and Guarantors have requested that Lenders amend and restate the Existing Credit Agreement and thereby make available a credit facility to be used by Borrowers and Guarantors to finance their mutual and collective business enterprise. Lenders are willing to provide such credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.    DEFINITIONS; RULES OF CONSTRUCTION

1.1.    Definitions. As used herein, the following terms have the meanings set forth below:

“2027 Notes” - at least $300,000,000 (or such greater amount to the extent permitted by this Agreement) aggregate principal amount of senior unsecured notes due 2027 expected to be issued by MLP Parent and Calumet Finance as a condition to the effectiveness of the Third Amendment, the net proceeds thereof of which will be applied as set forth in Section 9.1.19.

“Account” - as defined in the UCC, including all rights to payment for goods sold or leased or for services rendered, but also including any right to payment arising from the sale of an Environmental Credit in the ordinary course of business.

“Account Debtor” - a Person who is obligated under an Account, Chattel Paper or General Intangible.

“Acquisition” - with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of Equity Interests of another Person such that such other Person becomes a Subsidiary or all or substantially all of the Property, or a business unit or product line, of another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Administrative Questionnaire” - an Administrative Questionnaire in a form supplied by Agent.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 1

“Affiliate” ~~–~~- (a) with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified and (b) with respect to any Obligor, any Joint Venture (whether a partnership or other form of legal entity) in which such Obligor and/or any Affiliates (as defined in clause (a) preceding) of such Obligor (collectively for such Obligor and all such Affiliates) own, directly or indirectly, 33% or more of the issued and outstanding Equity Interest of any class.

~~“~~“Affected Financial Institution~~” –~~” - any EEA Financial Institution or UK Financial Institution

“Agent” - as defined in the first paragraph of this Agreement or, if applicable in accordance with Section 11.8, its successor agent under this Agreement and the other applicable Credit Documents.

“Agent Indemnitees” - Agent and its Related Parties.

“Agent Professionals” - attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent in any way in connection with or relating to this Agreement or any other Credit Document or any transaction contemplated hereby or thereby, including, without limitation, in connection with or relating to the administration of, and enforcement of rights or remedies relating to, this Agreement and the other Credit Documents and the Collateral.

~~“~~“ Aggregate Borrowing Base~~”:~~ ” - on any date of determination, the sum of the Borrowing Base, plus the FILO Borrowing Base.

“Agreement” - as defined in the first paragraph.

“Agreement Currency” - as defined in Section 1.5.2.

“Allocable Amount” - as defined in Section 5.10.3(b).

“Alternate Currency” - each of Canadian Dollars, Euros, Sterling, Pesos and each other currency (other than Dollars) that is approved in accordance with this Agreement, as applicable, (a) for purposes of an Account payable in such currency eligible for inclusion in the Aggregate Borrowing Base, (b) for purposes of the making of Alternate Swingline Loans in such currency, or (c) for purposes of issuing Letters of Credit denominated in such currency. For the avoidance of doubt, (x) Canadian Dollars, Euros, Pesos and Sterling are approved for the ~~purposes~~purpose specified in clause (a) ~~or~~, (y) Canadian Dollars are approved for the purpose specified in clause (c) preceding and (~~y~~z) any other Alternate Currency approved for one of the purposes specified in clause (a), clause (b) or clause (c) preceding shall not be, as a result of such limited approval, approved for any other of such purposes.

“Alternate Currency Rate” - for any ~~Interest Period~~interest period with respect to a Swingline Loan denominated in an Alternate Currency:

~~(a)    if such Alternate Currency is Euros or Sterling, LIBOR for deposits in such Alternate Currency, with a term equivalent to such Interest Period;~~

(a)     ~~(b)~~ if such Alternate Currency is Canadian Dollars, CDOR for deposits in such Alternate Currency, with a term equivalent to such ~~Interest Period~~interest period; and

(b)     ~~(c)~~ if such Alternate Currency is a Designated Alternate Currency, the rate per annum as designated with respect to such Designated Alternate Currency in connection with Agent’s approval of such Designated Alternate Currency pursuant to Section 1.6, on the Rate Determination Date for deposits in such Alternate Currency, with a term equivalent to such ~~Interest Period~~interest period;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 2

provided that, with respect to ~~LIBOR~~CDOR (in the case of clause (a) ~~preceding), CDOR (in the case of clause (b)~~ preceding) or any other applicable rate with respect to a Designated Alternate Currency (in the case of clause (cb) preceding), to the extent a comparable or successor rate is approved and used by Agent in consultation with Borrower Agent (as provided by the definition of ~~LIBOR or~~ CDOR, or otherwise with respect to any Designated Alternate Currency, as the case may be), the approved rate shall be applied to the applicable ~~Interest Period~~interest period in a manner consistent with market practice; provided, further, that, to the extent such market practice is not administratively feasible for Agent, such approved rate shall be applied to the applicable ~~Interest Period~~interest period as otherwise reasonably determined by Agent with the consent of Borrower Agent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing or anything to the contrary contained in this definition, in no event shall the Alternate Currency Rate be less than zero.

“Alternate Swingline Commitment” - determined on any date, the Dollar Equivalent Amount of an amount equal to the greater of (a) $~~65,000,000~~50,000,000 or (b) 10% of the Commitments as in effect on such date.

“Alternate Swingline Loan” ~~–~~- as defined in Section 4.1.3(c).

“Anti-Corruption Law” ~~–~~- any law, rule or regulation of any jurisdiction applicable to any Obligor or any of its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Law” - any law relating to terrorism or money laundering, including the Patriot Act.

“Applicable Law” - all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all applicable provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities. For the avoidance of doubt, unless otherwise stated herein, any reference to Applicable Law as it relates to a Person in any representation or warranty or covenant of any Obligor contained in this Agreement or any other Credit Document shall be deemed to mean and refer to such Applicable Law as it relates to Consolidated Parties, Borrowers, Guarantors, Obligors, Subsidiaries and/or their Affiliates, as applicable, based upon the context in which such term appears.

“Applicable Margin” ~~–~~- (a) with respect to any Type of Revolver Loan (other than Incremental Revolver Loans) or FILO Loan, the margin set forth below with respect to such Type of Revolver Loan or FILO Loan, as applicable, (i) with respect to each Fiscal Quarter ending on or after December 31, 2021 through and including the Fiscal Quarter ending on December 31, 2022, that corresponds to Level III and (ii) for each Fiscal Quarter thereafter, as determined by the Quarterly Average Availability Percentage for the last Fiscal Quarter:

Level	Quarterly Average Availability Percentage	Base Rate Revolver Loans Margin	~~LIBOR~~Daily SOFR Revolver Loans Margin	Base Rate FILO Loans Margin	~~LIBOR~~Daily SOFR FILO Loans Margin	Alternate Swingline Loans Margin
I	> 66%	0.50%	1.50%	1.50%	2.50%	1.50%
II	> 33% and < 66%	0.75%	1.75%	1.75%	2.75%	1.75%
III	< 33%	1.00%	2.00%	2.00%	3.00%	2.00%

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 3

provided that, ~~(i) at any time that the Refinery Asset Borrowing Base Component is greater than $0, the Applicable Margin with respect to any Loan (other than Incremental Revolver Loans) shall be the rate otherwise determined pursuant to the foregoing provisions and the provisions of clause (ii) of this proviso, plus 0.25% and (ii)~~ commencing with the first Fiscal Quarter ending on or after ~~August  23~~March 31 , ~~2018~~2022 , if the Leverage Ratio is less than 5.5 to 1.0 for any Fiscal Quarter (a “Reference Quarter”), then, commencing with the first Business Day immediately following the date on which a Compliance Certificate is delivered pursuant to Section 9.1.2(a) with respect to such Reference Quarter, the Applicable Margin with respect to any Loan (other than Incremental Revolver Loans) shall be the rate otherwise determined ~~pursuant to~~by the ~~foregoing provisions~~Quarterly Average Availability Percentage for such Reference Quarter minus 0.25% until the date on which a Compliance Certificate is delivered, or was required to be delivered, pursuant to Section 9.1.2(a) with respect to the following Fiscal Quarter; ~~provided further, however, if the Applicable Margin in respect of any Incremental Revolver Loan is greater than the Applicable Margin in respect of any other outstanding Loan (other than Incremental Revolver Loans and FILO Loans) by more than 0.50% per annum, then the Applicable Margin with respect to all such other Loans (other than Incremental Revolver Loans and FILO Loans) shall be increased concurrently with the funding of such Incremental Revolver Loan such that such Applicable Margin applicable to all such other Loans (other than Incremental Revolver Loans and FILO Loans) is equal to the Applicable Margin for such Incremental Revolver Loan minus 0.50%~~; and (b) with respect to any Incremental Revolver Loans, such margins (expressed as per annum rates) as shall be agreed to by Borrower Agent and the applicable Lenders providing such Incremental Revolver Loans pursuant to Section 2.2.

From the ~~Closing~~Third Amendment Effective Date through the first date of the adjustment (in accordance with the following sentence), the margin shall be based on the Borrowing Base Certificate delivered pursuant to Section  ~~6.1~~2(~~l~~g ) of the Third Amendment. The margin shall be subject to increase or decrease upon receipt by Agent of the Borrowing Base Certificate for the last month (or week, if applicable) of each Fiscal Quarter provided or issued in accordance with Section 7.1, which change shall be effective on the first Business Day of the calendar month immediately following receipt of such Borrowing Base Certificate. If, by the first Business Day of a calendar month, the most recent Borrowing Base Certificate due with respect to the immediately preceding calendar month has not been received, then, at the option of Required Lenders, the margin shall be determined as if Level III were applicable, from such day until the first Business Day of the calendar month following actual receipt of the Borrowing Base Certificate(s). Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 3.4(b).

“Approved Bank” - as defined in the definition of “Cash Equivalents”.

“Approved Fund” - any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of business and is administered or managed by a Lender (other than a Defaulting Lender), an entity that administers or manages a Lender (other than a Defaulting Lender), or an Affiliate of either.

“Arranger Indemnitees” - collectively, the Bank of America Indemnitees, the JPMorgan Indemnitees and the Wells Fargo Indemnitees.

“Arrangers” - Bank of America, JPMorgan and Wells Fargo, in their capacities as joint lead arrangers and joint book runners.

“Assignment and Acceptance” - an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C, entered into in accordance with Section 12.3.

“Assignment of Claims Act” - the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 4

“Attributable Indebtedness” - as of any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” - the audited consolidated balance sheet of Consolidated Parties for the Fiscal Year ended December 31, 2016, and the related consolidated statements of income or operations, partners’ capital and cash flows for such Fiscal Year of Consolidated Parties, including the notes thereto.

“Availability” - as of any date of determination, the amount equal to the positive remainder of (a) the Borrowing Base in effect as of such date minus (b) the Revolver Usage on such date.

“Availability Reserve” - the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Costs Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities (other than First Purchase Crude Payables) secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default, if any, arising therefrom); (e) the First Purchaser Reserve; (f) with respect to Inventory consisting of tank heels or tank bottoms, reserves for estimated evacuation, extraction and/or other removal costs; (g) the State Excise Tax Reserve, (h) the Senior Notes Maturity Reserve~~; (i) with respect to the Refinery Collateral, reserves from time to time established in such amounts as the Agent may determine in its Permitted Discretion in connection with any actual or potential Remedial Action~~; and (~~j~~i) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; provided that the Availability Reserve shall be without duplication of any amounts already deducted in connection with the determination of the “net amount” of any Account included in the Aggregate Borrowing Base.

~~“Available Tenor” - as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date~~

“Bail-In Action” - the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” - with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings)..

“Bank of America” - Bank of America, N.A., a national banking association, and its successors and permitted assigns.

“Bank of America Indemnitees” - Bank of America and its Related Parties.

“Bank Product” - (a) Cash Management Services extended to any Obligor or Restricted Subsidiary by any Lender or any of its Affiliates, (b) Interest Rate Swaps which meet the requirements of clause (i) and clause (ii) of Section 9.2.3(d) extended to any Obligor or Restricted Subsidiary by any Lender or any of its Affiliates, (c) commercial credit card and merchant card services extended to any Obligor or

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 5

Restricted Subsidiary by any Lender or any of its Affiliates, and (d) other banking products or services as may be requested by any Obligor or Restricted Subsidiary and extended by any Lender or any of its Affiliates (other than Letters of Credit and Swap Contracts not covered by clause (b) above); provided, however, that (i) for any of the foregoing to be included as an “Obligation” for purposes of a distribution under Section 5.5, the applicable Secured Party and Obligor must have previously provided written notice to Agent of (A) the existence of such Bank Product, (B) the maximum dollar amount of obligations arising thereunder to be included as a Bank Product Reserve (as such amount may be changed from time to time upon written notice to Agent by the applicable Secured Party and Obligor, “Bank Product Amount”), and (C) the methodology to be used by such parties in determining the Bank Product Indebtedness owing from time to time, and such applicable Secured Party and Obligor must have agreed to be bound by Section 11.13, and (ii) for any of the Indebtedness or other obligations under the foregoing Interest Rate Swaps referred to in clause (b) preceding or other banking products or services referred to in clause (d) preceding to be included as Bank Product Indebtedness, the Lender or its Affiliate providing the same shall have agreed in writing with Agent, and to the reasonable satisfaction of Agent, that such Indebtedness or other obligations shall not be secured by any of the Liens permitted by Section 9.2.1(v). No Bank Product Amount may be established in the first instance or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance.

“Bank Product Amount” - as defined in the definition of Bank Product.

“Bank Product Indebtedness” - as of any date of determination, the Indebtedness and other payment obligations as of such date of any Obligor or Restricted Subsidiary relating to Bank Products; provided that Bank Product Indebtedness of an Obligor or Restricted Subsidiary shall not include its Excluded Swap Obligations.

“Bank Product Reserve” - the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of Bank Product Indebtedness, which in no event shall exceed the sum of all Bank Product Amounts.

“Bankruptcy Code” - Title 11 of the United States Code.

~~“~~“ Barrel” means” - forty-two (42) gallons of 231 cubic inches per gallon at 60 degrees Fahrenheit (60° F).

“Base Rate” - for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) ~~LIBOR for a 30 day interest period as determined on~~Daily Simple SOFR applicable to such day, plus 1.00%. Notwithstanding the foregoing or anything to the contrary contained in this definition, in no event shall the Base Rate be less than zero.

“Base Rate FILO Loan” - a FILO Loan that bears interest based on the Base Rate.

“Base Rate Loan” - any Loan that bears interest based on the Base Rate.

“Base Rate Revolver Loan”- a Revolver Loan that bears interest based on the Base Rate.

~~“Benchmark” - initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.1.4 then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~

~~“Benchmark Replacement”:~~

~~(1)~~	~~For purposes of Section 3.1.4(a), the first alternative set forth below that can be determined by Agent:~~

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~~a.~~

~~the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or~~

~~b.~~	~~the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);~~

~~provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, Agent determines that Term SOFR has become available and is administratively feasible for Agent in its sole discretion, and Agent notifies the Borrower Agent and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and~~

~~(2)~~

~~For purposes of Section 3.1.4(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Agent and the Borrower Agent as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;~~

~~provided that, if the Benchmark Replacement as determined pursuant to clause (iv) or (2) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Credit Documents.~~

~~Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by Agent.~~

~~“Benchmark Replacement Conforming Changes” - with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).~~

~~“Benchmark Transition Event” - with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to Agent, that will continue to provide any representative tenors of such Benchmark after such specific date~~

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 7

~~“~~

“ Beneficial Ownership Certification~~” means~~” - a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

~~“~~“ Beneficial Ownership Regulation~~” means~~” - 31 C.F.R. § 1010.230.

“Board of Directors” - (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner, (c) with respect to a limited liability company, the board of managers or directors, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board of Governors” - the Board of Governors of the Federal Reserve System.

“Board Resolution” - a resolution certified by the Secretary or an Assistant Secretary of MLP Parent to have been duly adopted by the Board of Directors of MLP Parent and to be in full force and effect on the date of such certification.

“Borrowed Money” - with respect to any Obligor or Restricted Subsidiary, without duplication, its (a) outstanding principal amount of Indebtedness (other than, for purposes of determining Indebtedness of Obligors and Restricted Subsidiaries on a consolidated basis and for purposes of the definitions of the terms “Consolidated Interest Charges” and “Fixed Charges”, intercompany Indebtedness) (i) that arises from the lending of money by any Person to any such Obligor or Restricted Subsidiary, (ii) that is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, or (iii) in respect of the deferred purchase price for Property; (b) Capital Leases; (c) outstanding reimbursement obligations with respect to amounts drawn or paid by the issuer to the beneficiary under letters of credit; and (d) guaranties of any outstanding Indebtedness of the foregoing types owing by another Person.

“Borrower” or “Borrowers” - as defined in the first paragraph of this Agreement; provided, however, that no Subsidiary of MLP Parent that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia shall be a Borrower unless otherwise agreed by Agent and Lenders.

“Borrower Agent” - as defined in Section 4.4.

“Borrowing” - a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

“Borrowing Base” - on any date of determination (and continuing until any subsequent date of determination), an amount equal to the lesser of:

(a)    the aggregate amount of Revolver Commitments then in effect; or

(b)    the sum of, without duplication:

(i)    85% of the net amount of Eligible Accounts (exclusive of any Eligible Investment Grade Accounts, Eligible LC Backed Accounts, Eligible Credit Card Accounts and Eligible Unbilled Accounts), plus

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(ii)     90% of the net amount of Eligible Investment Grade Accounts, plus

(iii)     90% of the net amount of Eligible LC Backed Accounts, plus

(iv)    90% of the net amount of Eligible Credit Card Accounts, plus

(v)     the lesser of:

(A)     70% of the net amount of Eligible Unbilled Accounts or

(B)     the greater of (1) $40,000,000 or (2) 7% of the Borrowing Base then in effect, plus

(vi)     80% of the Value of Eligible Category A Inventory (excluding asphalt inventory and inventory consisting of tank heels or tank bottoms and excluding, for the avoidance of doubt, Eligible In-Transit Inventory), plus

(vii)     during and including the months of April through October of each year, 80% of the Value of Eligible Category A Inventory (excluding, for the avoidance of doubt, Eligible In-Transit Inventory) which consists of asphalt inventory (other than tank heels or tank bottoms) or, during and including the months of November through March of each year, 65% of the Value of Eligible Category A Inventory (excluding, for the avoidance of doubt, Eligible In-Transit Inventory) which consists of asphalt inventory (other than tank heels or tank bottoms), plus

(viii)     60% of the Value of Eligible Category A Inventory or Eligible Category B Inventory (excluding, for the avoidance of doubt, Eligible In-Transit Inventory) which consists of tank heels or tank bottoms, but excluding sludge, water and asphalt, plus

(ix)     the lesser of:

(A)    ~~80~~85% of the Value of Eligible Category B Inventory (excluding inventory consisting of tank heels or tank bottoms and excluding, for the avoidance of doubt, Eligible In-Transit Inventory) or

(B)    85% of the NOLV Percentage of the Value of Eligible Category B Inventory (excluding inventory consisting of tank heels or tank bottoms and excluding, for the avoidance of doubt, Eligible In-Transit Inventory), plus

(x)     (A) with respect to Eligible In-Transit Inventory that would constitute Eligible Category A Inventory but for the proviso contained in the definition of such term, 80% of the Value thereof, plus (B) with respect to Eligible In-Transit Inventory that would constitute Eligible Category B Inventory but for the proviso contained in the definition of such term, the lesser of (1) 80% of the Value thereof or (2) 85% of the NOLV Percentage of the Value thereof, plus

(xi)    (A) with respect to Eligible LC Backed Future Inventory that will be, when delivered to a Borrower, Eligible Category A Inventory, 80% of the Value thereof, plus (B) with respect to Eligible LC Backed Future Inventory that will be, when delivered to a Borrower, Eligible Category B Inventory, the lesser of (1) 80% of the Value thereof or (2) 85% of the NOLV Percentage of the Value thereof, plus

(xii)    the lesser of (A) 80% of the amount of the Eligible Exchange Agreement Positive Balance or (B) the greater of (i) $15,000,000 or (ii) 3% of the Borrowing Base, plus

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 9

(xiii)    the lesser of (A) subject to the proviso below, 80% of the Eligible Paid But Unexpired Positive Balance of LCs or (B) the greater of (i) $60,000,000 or (ii) 10% of the Borrowing Base, provided that, if and to the extent that any of the Letters of Credit referred to in the definition of the term “Eligible Paid But Unexpired Positive Balance of LCs” were issued to support the purchase of Eligible Category B Inventory (as opposed to Eligible Category A Inventory) of a Borrower and the net orderly liquidation value of such Inventory is less than the Value thereof, then such percentage referred to in clause (A) preceding (as it relates only to such portion of such Eligible Paid But Unexpired Positive Balance of LCs which relate to Eligible Category B Inventory) shall be adjusted downward as appropriate to accurately reflect 85% of the NOLV Percentage of the Value thereof, plus

(xiv)    the Restricted Account Balance~~, plus~~

~~(xv)    the Refinery Asset Borrowing Base Component~~, minus

(xvi)    the Availability Reserve.

For purposes hereof, and with respect to any Account, (1) “net amount” means the face amount of an Account, minus any Taxes (including sales, excise or other Taxes) or any returns, rebates, discounts (calculated on the shortest terms), credits or allowances that have been or could be contractually claimed by the Account Debtor or any other Person or agreed to by a Borrower, and (2) the “net amount” of any Account payable in Canadian Dollars, Euros, Pesos, Sterling or any other Alternate Currency shall be converted to the Dollar Equivalent Amount thereof before multiplying the same by the advance rate applicable thereto. Furthermore, for purposes of determining the “net amount” of any Eligible Credit Card Accounts, the face amount thereof shall be reduced by, without duplication, to the extent not reflected in such face amount, the amount of all customary fees and expenses in connection with any credit card arrangements and the aggregate amount of all cash received in respect thereof but not yet applied by the applicable Borrower to reduce the amount of such Eligible Credit Card Account.

Notwithstanding anything to the contrary contained in this definition or elsewhere in this Agreement, in no event shall (I)(x) any Accounts of an Inventory Structuring Subsidiary owed by an Inventory Structuring Counterparty, (y) any Accounts of any Inventory Structuring Subsidiary which constitute or consist of insurance proceeds of any Hydrocarbon Inventory at any Inventory Structuring Location or any proceeds of such insurance proceeds or (z) any Inventory of any Inventory Structuring Subsidiary at any Inventory Structuring Location be included in the Borrowing Base or in any component, category or determination thereof and (II) Agent establish any Availability Reserve against the Borrowing Base in respect of the foregoing Accounts or Inventory which are excluded from the Borrowing Base in accordance with clause (I) preceding, in each case at any time on or after the Inventory Structuring Commencement Date applicable to such Inventory Structuring Transaction and prior to the Inventory Structuring Transaction Termination Date applicable to such Inventory Structuring Transaction; provided that, for the avoidance of doubt, none of the Accounts or Inventory of any Inventory Structuring Subsidiary shall be included in any component or category of Eligible Accounts or Eligible Inventory or shall be included in the Borrowing Base at any time on or after the Inventory Structuring Transaction Termination Date applicable to such Inventory Structuring Transaction unless and until such Accounts or Inventory, respectively, satisfy all of the requirements for such eligibility and inclusion as provided in this Agreement and Agent shall, if elected by Agent in its Permitted Discretion, have completed customary field examinations and appraisals with respect to such Accounts or Inventory, as applicable, in form and substance reasonably satisfactory to the Agent.

“Borrowing Base Certificate” - a certificate, substantially in the form of Exhibit G attached hereto or otherwise in a form reasonably acceptable to Agent, by which Borrowers certify calculation of the Borrowing Base, the FILO Borrowing Base and the Aggregate Borrowing Base.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 10

“Business Day” - any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the ~~States~~State of ~~North Carolina or~~ Texas or (upon written notice to Borrower Agent) any other state where Agent’s principal office that administers this Agreement from time to time is located ~~and, if such day relates to any LIBOR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market~~.

“Byproduct Inventory” –- work-in-process and finished specialty Inventory that is not (a) currently usable in Borrowers’ manufacturing processes within the next 360 days or (b) salable through Borrowers’ readily available sales channels at prices no less than 75% of the net book value of such Inventory, in each case as determined by Agent in its Permitted Discretion.

“Calculation Date” - the date of the applicable Specified Transaction which gives rise to the requirement to calculate the Fixed Charge Coverage Ratio on a Pro Forma Basis.

“Calculation Period” - in respect of any Calculation Date, the period of four Fiscal Quarters of Consolidated Parties ended as of the last day of the most recent Fiscal Quarter of Consolidated Parties preceding such Calculation Date for which Agent shall have received the Required Financial Information.

“Calumet Finance” - Calumet Finance Corp., a Delaware limited liability company.

“Calumet GP” - Calumet GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of MLP Parent or as the business entity with the ultimate authority to manage the business and operations of MLP Parent.

~~“Calumet Montana” - Calumet Montana Refining, LLC, a Delaware limited liability company.~~

“Canadian Dollars” - the lawful currency of Canada.

“Capital Expenditures” - expenditures made or liabilities incurred by an Obligor or Restricted Subsidiary for the acquisition of any fixed assets (excluding normal replacements and maintenance which are charged to current Consolidated Net Income), or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases. For purposes of this definition, (a) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be, (b) the term “Capital Expenditures” shall not include Acquisitions and (c) Capital Expenditures shall not include any capitalized interest or the interest component under any Capital Leases to the extent such amounts are included in Consolidated Interest Charges.

“Capital Lease” - any lease of any Property (whether real, personal or mixed, and whether in connection with a Sale and Leaseback Transaction or otherwise) with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP, other than an Operating Lease.

“Cash Collateral” - cash that is delivered to Agent to Cash Collateralize any Obligations, and any interest or other income earned thereon.

“Cash Collateralize” - the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate LC Obligations, and (b) with respect to any inchoate or contingent Obligations (including Obligations arising under Bank Products), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning. In lieu of the delivery of

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 11

cash as security for the Obligations described in clause (b), such Obligations may be secured by the delivery of a letter of credit in form and substance satisfactory to Agent in its sole discretion and issued by a financial institution satisfactory to Agent in its sole discretion; provided, that, if such financial institution ceases to be satisfactory to Agent for any reason, upon written notice to Borrower Agent, Agent may require the delivery of cash or a replacement or back-to-back letter of credit in form and substance satisfactory to Agent in whole or partial replacement of such letter of credit.

“Cash Dominion Trigger Event” - the occurrence of any of the following: (a) Availability falls below the sum of (i) the greater of ~~(1)~~ (x) ~~15% of the Borrowing Base then in effect at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (y)~~ 10% of the Borrowing Base then in effect ~~at any time that the Refinery Asset Borrowing Base Component is equal to $0~~ and (~~2)~~ y) $45,000,000 (which amount is subject to increase as provided in Section 1.4) plus (ii) the amount of FILO Loans outstanding or (b) an Event of Default.

“Cash Equivalents” - as of any date of determination, (a) marketable securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank (or parent company thereof) whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition and (unless issued by a Lender) not subject to offset rights, (c) with respect to any Foreign Subsidiary, (i) time deposits and customary short term investments with one of the five largest banks doing business in the jurisdiction in which the Foreign Subsidiary is conducting business, and (ii) other short term investments customarily used by multinational corporations in the country in which the Foreign Subsidiary is conducting business for the purpose of cash management, which investments have the preservation of capital as their primary objective, (d) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (e) repurchase agreements entered into by any Person with a bank or trust company (including any of Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations having a term of not more than 30 days and issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are not subject to offset and are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments whose primary objective is the preservation of capital and whose investments are limited to “cash equivalents” as defined under GAAP.

“Cash Management Services” - any services provided from time to time by any Lender or any of its Affiliates to any Obligor or Restricted Subsidiary in connection with operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

“CDOR” - the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date.

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“CERCLA” - the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“CFC” ~~–~~- a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change in Law” - the occurrence, after the date of this Agreement, of any of the following: (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making, issuance or application of or for any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” - the occurrence of any of the following events:

(a)    the direct or indirect Disposition (other than by way of merger or consolidation permitted hereunder), in one or a series of related transactions, of all or substantially all of the Properties or assets of Consolidated Parties taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); or

(b)    the adoption of a plan relating to the liquidation or dissolution of MLP Parent or Calumet GP or removal of Calumet GP by the limited partners of MLP Parent or the resignation by Calumet GP as the general partner of MLP Parent; or

(c)    the consummation of any transaction (including any merger or consolidation), in one or a series of related transactions, the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), excluding the Qualifying Owners, becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of either Calumet GP or of MLP Parent, measured by voting power rather than number of shares, units or the like; or

(d)    the first day on which a majority of the members of the Board of Directors of Calumet GP cease to be composed of individuals (i) who were members of that board on the date of this Agreement, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board; or

(e)    the occurrence of a “Change of Control” (or any comparable term) under, and as defined or used in, any Senior Notes Indenture or the Senior Secured Notes Indenture.

Notwithstanding the preceding, a conversion of any of Consolidated Parties from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange permitted by the terms hereof of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as (i) with respect to any such conversion involving an Obligor, Agent shall have received such documents, instruments or other information as are necessary or desirable to continue the perfection and first priority status of its Liens, as contemplated herein, subject to Permitted Liens, or as Agent may otherwise reasonably request and, if requested by Agent, a legal opinion in form and substance reasonably satisfactory to Agent and (ii) immediately following such conversion or exchange

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 13

the “persons” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who beneficially owned the Equity Interests of MLP Parent immediately prior to such transactions continue to beneficially own in the aggregate more than 50% of the Voting Stock of such entity, or continue to beneficially own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person,” other than a Qualifying Owner, beneficially owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Chattel Paper” - as defined in the UCC.

“Claims” - all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees of counsel for Agent and/or Lenders as and to the extent referred to in Section 13.2 and Extraordinary Expenses) at any time incurred by or asserted against any Indemnitee in any way relating to (a) any Credit Document or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Credit Document, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Credit Document or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Credit Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including any Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto; provided, that, with respect to any term or provision of this Agreement other than the terms and provisions of Section 13.14.1 and Section 13.15, such Claims shall not, as to any Indemnitee, include (i) any claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses (A) that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) which result from a claim brought by a Borrower or any other Obligor against such Indemnitee for material breach or breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (ii) the allocated cost of internal counsel for such Indemnitee, other than settlement costs.

“Closing Date” - February 23, 2018.

“Code” - the Internal Revenue Code of 1986, as amended.

“Collateral” - a collective reference to all Property described as “Collateral” in the Security Agreement, all Property described in any other Collateral Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

“Collateral Documents” - each Guaranty, the Security Agreement, all Deposit Account Control Agreements~~, the Refinery Mortgage, Refinery Related Security Agreement,~~ and all other documents, instruments and agreements now or hereafter securing (or creating a Lien to secure or otherwise given with the intent to secure) any Obligations.

“Commercial Tort Claim” - as defined in the UCC.

“Commitment” - for any Lender on any date of determination, the aggregate amount of such Lender’s Revolver Commitment and FILO Commitment then in effect. “Commitments” means the aggregate amount of all Revolver Commitments and FILO Commitments then in effect.

“Commitment Termination Date” - the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Commitments pursuant to Section 2.1.3(a); or (c) the date on which the Commitments are terminated pursuant to Section 10.2.

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“Commodity Exchange Act” - the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication” - this Agreement, any Credit Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Credit Document.

“Compliance Certificate” - a Compliance Certificate to be provided by Borrower Agent or its general partner, on behalf of Obligors, to Agent pursuant to this Agreement, in substantially the form of Exhibit B, and all supporting schedules.

“Conforming Changes” - with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate” and “SOFR ”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).

“Connection Income Taxes” - Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

“Consolidated Capital Expenditures” - for any period, for Obligors and their Restricted Subsidiaries on a consolidated basis, all Capital Expenditures made by such Obligors and Restricted Subsidiaries during such period, as determined in accordance with the definition of “Capital Expenditures” and otherwise in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include Eligible Reinvestments made with the proceeds of any permitted Disposition or Involuntary Disposition.

“Consolidated Cash Taxes” - for any period, for Obligors and their Restricted Subsidiaries on a consolidated basis, all Taxes (excluding (a) sales, use and excise Taxes charged to and expected to be paid by customers of any Obligor or Restricted Subsidiary, and (b) property Taxes) paid in cash during such period.

“Consolidated EBITDA” - for any period, for Obligors and their Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income plus, without duplication (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) any non-recurring, non-cash charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (iii) the provision for Federal, state, local and foreign income Taxes payable by such Obligors and Restricted Subsidiaries, (iv) depreciation and amortization expense (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and non-cash equity based compensation expense, (v) net non-cash losses realized on the Disposition of Property of any Obligor or Restricted Subsidiary, (vi) unrealized losses resulting from mark to market accounting for hedging activities, including, without limitation those resulting from the application of FASB Accounting Standards Codification 815 (“FASB ASC 815”), (vii) realized gains under derivative instruments excluded from the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815, (viii) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP, (ix) other extraordinary or non-recurring expenses and restructuring charges of such Obligors and Restricted Subsidiaries reducing such Consolidated Net Income which do not

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represent a cash item in such period, (x) impairment and other non-cash items other than write downs of current assets of such Obligors and Restricted Subsidiaries for such period (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and (xi) to the extent reducing such Consolidated Net Income, severance costs and legal and advisory costs specifically identified in a Permitted Acquisition or Permitted Disposition in an aggregate amount not to exceed $15,000,000 in any four Fiscal Quarter period, minus, without duplication (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income Tax credits, (ii) unrealized gains resulting from mark to market accounting for hedging activities, including, without limitation, those resulting from the application of FASB ASC 815, (iii) realized losses under derivative instruments excluded from the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815, (iv) extraordinary or non-recurring expenses and restructuring charges of such Obligors and Restricted Subsidiaries and unrealized items that in each case reduced the Consolidated Net Income hereunder for a prior period and for which cash payments have been made in the current applicable period, and (v) impairment and other items that were non-cash, that in each case reduced the Consolidated Net Income hereunder for a prior period, were added back for the purposes for determining Consolidated EBITDA in a prior period, and for which cash payments have been made in the current applicable period.

“Consolidated Interest Charges” - for any period, for Obligors and their Restricted Subsidiaries on a consolidated basis, without duplication, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Obligors and Restricted Subsidiaries in connection with Borrowed Money (including capitalized interest, the interest component under Capital Leases and the implied interest component of Synthetic Lease Obligations) or in connection with the deferred purchase price of assets, in each case net of the effect of all payments made or received pursuant to Interest Rate Swaps and to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Obligors and their Restricted Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” - for any period, for Obligors and their Restricted Subsidiaries on a consolidated basis, net income (excluding extraordinary items) after interest expense, income Taxes and depreciation and amortization, all as determined in accordance with GAAP, provided that (a) net income shall be calculated without giving effect to the cumulative effect of a change in accounting principle, (b) net income of any Person that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash during the calculation period to an Obligor or Restricted Subsidiary and (c) net losses of any Person that is accounted for by the equity method of accounting will be included, but only to the extent of the value of any contributions to capital (in cash or in the form of other assets) made to such Person by an Obligor or Restricted Subsidiary.

“Consolidated Net Tangible Assets” - as of any date of determination, for Obligors and their Restricted Subsidiaries on a consolidated basis, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Consolidated Parties” - MLP Parent and the Subsidiaries of MLP Parent, and Consolidated Party means any one of them.

“Contingent Obligation” - any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Indebtedness, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an

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obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Contractual Obligation” - as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control” - the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

~~“~~“ Converted FILO Loans~~”~~” - as defined in Section 2.1.1(b).

~~“~~“ Converted Revolver Loans~~”~~” - as defined in Section 2.1.1(a).

~~“~~“ Covered Entity~~”~~” - as defined in Section 13.24.

“Credit Card Account” - any Account due to any Borrower in connection with purchases from and other goods and services provided by such Borrower on the following credit cards: Visa, MasterCard, American Express, Diners Club, Discover, Carte Blanche and such other credit cards as Agent shall reasonably approve from time to time, in each case which have been earned by performance by such Borrower but not yet paid to such Borrower by the credit card issuer or the credit card processor, as applicable; provided that, in any event, “Credit Card Account” shall exclude each Account due in connection with any proprietary credit card.

“Credit Documents” - this Agreement, the Other Agreements and the Collateral Documents.

“CWA ” - the Clean Water Act (33 U.S.C. §§ 1251 -1387).

“Daily Simple SOFR~~” –~~” - with respect to any applicable determination date means the ~~secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source)~~rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. Notwithstanding the foregoing or anything to the contrary contained in this definition, in no event shall Daily Simple SOFR be less than zero.

“Daily SOFR FILO Loan” - a FILO Loan that bears interest at a rate based on Daily Simple SOFR.

“Daily SOFR Loan” - a Loan that bears interest at a rate based on Daily Simple SOFR.

“Daily SOFR Revolver Loan” - a Revolver Loan that bears interest at a rate based on Daily Simple SOFR.

“Default” - any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of a stated grace period, or both, would be an Event of Default. It is understood and

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agreed that the institution of any Insolvency Proceeding relating to any Consolidated Party or to all or any material part of its Property without the consent of such Person shall constitute an immediate Default that with the passage of the 60-calendar day period referred to in Section 10.1(f) would be an Event of Default.

“Default Rate” - for any Obligation (including, to the extent permitted by Applicable Law, interest not paid when due), 2% per annum plus the interest rate otherwise applicable thereto.

“Defaulting Lender” ~~–~~- any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within three Business Days, unless, within such three Business Day period, such Lender notifies Agent and Borrower Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or Borrower Agent, to confirm in a manner satisfactory to Agent and Borrower Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of a proceeding under any Insolvency Proceeding or Bail-In Action or taken any action in furtherance or acquiescence thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an Equity Interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

“Deposit Account” - as defined in the UCC.

“Deposit Account Control Agreement” - any Deposit Account control agreement executed by a depository institution of any Obligor in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

“Designated Alternate Currency” - currency (other than Dollars, Canadian Dollars, Euros or Sterling) that is approved by Agent as an Alternate Currency in accordance with Section 1.6.

“Designated Jurisdiction” - any country or territory to the extent that such country or territory itself is the target of any Sanction.

“Disposition” - any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Equity Interests of a Subsidiary) of any Obligor or any Restricted Subsidiary, whether by sale, lease, licensing, transfer or otherwise; provided, however, that the term “Disposition” shall be deemed to exclude any Equity Issuance.

“Distribution Revolver Loan” - a Revolver Loan made pursuant to Section 2.1.1, the proceeds of which are to be used for the purpose of making Restricted Payments permitted by Section 9.2.6 hereof.

“Document” - as defined in the UCC.

“Dollar Equivalent Amount” - ~~on any date, with respect to~~for any amount ~~denominated in Dollars~~, at the time of determination thereof, (a) if such amount is expressed in Dollars, ~~and with respect to any stated~~such amount, (b) if such amount is expressed in an Alternate Currency ~~or other foreign currency~~, the equivalent of such amount ~~of~~in Dollars ~~that Agent determines (which determination shall be presumed correct absent manifest error) would be necessary to be sold on such date at the applicable Spot Rate to obtain the stated amount of the Alternate Currency or~~determined by using the rate of exchange for the purchase of Dollars with the Alternate Currency last provided (either by publication or otherwise provided to Agent or the Issuing Bank, as applicable) by the applicable Bloomberg source (or such other publicly

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available source for displaying exchange rates as Agent may determine consistent with its commercial lending practices generally) on date that is two (2) Business Days immediately preceding the date of determination (or if all such services cease to be available or cease to provide such rate of exchange, the equivalent of such amount in Dollars as determined by Agent or the Issuing Bank, as applicable, using any method of determination consistent with its commercial lending practices generally it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other ~~foreign~~ currency, the equivalent of such amount in Dollars as determined by Agent or the Issuing Bank, as applicable, using any method of determination consistent with its commercial lending practices generally it deems appropriate in its sole discretion. Any determination by Agent or the Issuing Bank pursuant to clauses (b) or (c) above shall be presumed correct absent manifest error.

“Dollars” - the lawful currency of the United States.

“Dominion Account” - a special account or accounts established by Obligors at Bank of America or another bank reasonably acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

~~“Early Opt-in Effective Date” - with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~“Early Opt-in Election” - the occurrence of:~~

~~(1)~~

~~A determination by Agent, or a notification by the Borrower Agent to Agent that the Borrower Agent has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.1.4, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and~~

~~(2)~~	~~the joint election by Agent and the Borrower Agent to replace LIBOR with a Benchmark Replacement and the provision by Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” ~~–~~- (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

“EEA Member Country”~~–~~ - any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” ~~–~~- any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” - as defined, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Account” - an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of Inventory or Environmental Credits or the rendition of services, is payable in Dollars or Canadian Dollars (except as permitted in the clause (d) below), and is deemed by Agent, in its Permitted

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Discretion, to be an Eligible Account. Without limiting the foregoing, the Accounts referred to in each of the following clauses shall not constitute Eligible Accounts:

(a)    ~~Accounts~~(i) Accounts (other than Accounts of Scheduled Investment Grade Account Debtors) unpaid for more than 60 days after the original due date or more than 90 days after the original invoice date, provided that an aggregate amount of Accounts (other than Accounts of Scheduled Investment Grade Account Debtors) not to exceed the greater of (~~i~~x) $50,000,000 or (~~ii~~y ) 7% of the Borrowing Base which are unpaid for not more than 90 days after the original due date but less than 120 days after the original invoice date shall not be excluded from Eligible Accounts solely as a result of this clause (a)(i);~~(b)~~ and (ii) Accounts of Scheduled Investment Grade Account Debtors unpaid for more than 30 days after the original due date or more than 210 days after the original invoice date;

(b)    (i) Accounts (other than Accounts of Scheduled Investment Grade Account Debtors) owing by an Account Debtor, 50% of the unpaid balance of which Accounts are unpaid for more than 60 days after the original due date or more than 90 days after the original invoice date; and (ii) Accounts owing by a Scheduled Investment Grade Account Debtor, 50% of the unpaid balance of which Accounts are unpaid for more than 30 days after the original due date or more than 210 days after the original invoice date;

(c)    Accounts owing by an Account Debtor and all Affiliates of such Account Debtor, the aggregate unpaid balance of which exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time), but only to the extent of such excess;

(d)    Accounts payable in Alternate Currencies (other than Canadian Dollars) having an aggregate Dollar Equivalent Amount in excess of the greater of (i) $18,000,000 or (ii) 3.5% of the Borrowing Base, but only to the extent of such excess;

(e)    Accounts owed by a creditor or supplier (but ineligibility shall be limited to the amount thereof after giving effect to any netting arrangements), or that are otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof after giving effect to any such amounts owed that are secured by letters of credit on terms acceptable to Agent in its Permitted Discretion), except to the extent that any such offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance has been waived in writing pursuant to (i) an agreement in form and substance acceptable to Agent in its Permitted Discretion or (ii) in all material respects in the form attached hereto as Exhibit H with such changes thereto as Agent may reasonably require;

(f)    Accounts owed by an Account Debtor (i) that (A) is the subject of an event of the type described in Section 10.1(f) (without reference to any time period specified therein), (B) has suspended or ceased doing business, (C) is liquidating, dissolving or winding up its affairs, or (D) is not Solvent; or (ii) with respect to which the applicable Borrower is not able to bring suit or enforce remedies against such Account Debtor through judicial process;

(g)    Accounts owed by an Account Debtor that is organized or has its principal offices or assets outside the United States or Canada, other than (i) those on letter of credit terms or covered by international trade insurance, in either case, acceptable to Agent in its Permitted Discretion, and (ii) those owing from European Account Debtors which Accounts are otherwise acceptable to Agent in its Permitted Discretion;

(h)    (i) Accounts owed by a Governmental Authority (other than the United States or any department, agency or instrumentality thereof) and (ii) Accounts owed by the United States or any department, agency or instrumentality thereof that have not been assigned to Agent in compliance with the Assignment of Claims Act, provided, however, that Agent may, in its Permitted Discretion, deem such Accounts referred to in this clause (ii) in an aggregate net amount not to exceed the greater of (A) $30,000,000 or (B) 7% of the Borrowing Base to be Eligible Accounts notwithstanding the failure of Borrowers to comply with the Assignment of Claims Act with respect to such Accounts;

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(i)    Accounts that are not subject to a duly perfected, first priority Lien in favor of Agent, for the benefit of Secured Parties, or are subject to any other Lien (in each case, except a Permitted Lien);

(j)    Accounts, the goods giving rise to which have not been delivered to the Account Debtor or to the transportation agent of the Account Debtor and accepted or deemed accepted by the Account Debtor, the services giving rise to which have not been accepted or deemed accepted by the Account Debtor, or which otherwise do not represent a final sale;

(k)    Accounts that are evidenced by Chattel Paper or an Instrument of any kind, or that have been reduced to judgment;

(l)    Accounts (i) as to which payment has been extended beyond 60 days after the original due date or beyond 90 days after the original invoice date, in each case except as permitted in clause (a) preceding, (ii) owed by Account Debtors that have made partial payments (provided, that up to $10,000,000 of all such Accounts with respect to which Account Debtors have made partial payment shall not be deemed to be ineligible if such Accounts otherwise constitute Eligible Accounts), or (iii) which arise from a sale on a cash-on-delivery basis;

(m)    Accounts that arise from a sale to an Affiliate, or from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis;

(n)    Accounts that represent a progress billing or retainage;

(o)    Accounts that include a billing for interest, fees or late charges, but ineligibility shall be limited to the extent of such billing;

(p)    Accounts that arise from a retail sale to a Person who is purchasing for personal, family or household purposes;

(q)    Accounts that represent Taxes charged to an Account Debtor of a Borrower, collected by such Borrower on behalf of the appropriate taxing authority for remittance when due to such authority (but only to the extent of such Taxes so collected and remitted);

(r)    Accounts that are owed by an Account Debtor any of whose Accounts have been or are subject to a Permitted Accounts Transaction (provided, however, that this clause (r) shall cease to apply as to such Accounts of such Account Debtor after Agent has received written evidence to its satisfaction that all Permitted Accounts Transactions involving the Accounts of such Account Debtor have been fully terminated and no agreement relating to any future sale of Accounts of such Account Debtor then exists (other than a continuing agreement of a Borrower to pay any indemnification or similar obligation with respect to a previously consummated Permitted Accounts Transaction), subject to subsequent application of this clause (r) thereafter; and

(s)    Accounts arising from the sale of an Environmental Credit (i) which are outstanding for more than 15 days after the date of sale of such Environmental Credit or (ii) to the extent the aggregate amount of all such Accounts arising from the sale of Environmental Credits exceeds $5,000,000, but only to the extent of such excess.

“Eligible Assignee” - a Person that is (a) a Lender (other than a Defaulting Lender), U.S.-based Affiliate of a Lender (other than a Defaulting Lender) or Approved Fund; (b) any other financial institution approved by Agent (which approval shall not be unreasonably withheld or delayed) and Borrower Agent (which approval shall not be unreasonably withheld or delayed and shall be deemed given if no objection

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is made within five Business Days after Borrower Agent’s receipt of a written notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA or any other Applicable Law; and (c) during any Event of Default, acceptable to Agent in its discretion (provided that Agent’s consent thereto shall not be unreasonably withheld).

“Eligible Cash” - cash of a Borrower held in a deposit accounted maintained with and pledged to Agent, for the benefit of Lenders, as security of the Obligations, and in which Agent, for the benefit of Secured Parties, has a perfected, first priority Lien.

“Eligible Cash Equivalents” - all Cash Equivalents other than those described in clause (c) of the definition of the term “Cash Equivalents”.

“Eligible Category A Inventory” - without duplication, (a) crude oil, (b) feedstock and residuals acceptable to Agent with readily available market values as reported by a reputable publisher of market pricing reasonably acceptable to Agent, (b) finished basic fuels (including ethanol, gasoline, diesel, kerosene and jet fuel), (c) work-in-process fuel Inventory, and (d) asphalt Inventory with readily available market values as reported by a reputable publisher of market pricing reasonably acceptable to Agent, in each case owned by a Borrower which is Eligible Inventory; provided, however, that “Eligible Category A Inventory” shall not include Eligible Category B Inventory or Eligible In-Transit Inventory.

“Eligible Category B Inventory” - without duplication, (a) work-in-process and finished specialty Inventory and, (b) other Inventory that is not Eligible Category A Inventory, in each case owned by a Borrower which is Eligible Inventory; provided, however, that “Eligible Category B Inventory” shall not include Eligible Category A Inventory or Eligible In-Transit Inventory.

“Eligible Credit Card Account” - subject to the immediately succeeding sentence, each Credit Card Account owing to, and earned by performance by, a Borrower that arises in the Ordinary Course of Business from a credit card processor and/or credit card issuer and that is deemed by Agent, in its Permitted Discretion, to be an Eligible Credit Card Account. Without limiting the foregoing, the following shall not constitute Eligible Credit Card Accounts:

(a)    Credit Card Accounts that have been outstanding more than five Business Days;

(b)    Credit Card Accounts owed by a credit card issuer or credit card processor that is the subject of an event of the type described in Section 10.1(f) (without reference to any time period specified therein) or is liquidating, dissolving or winding up its affairs;

(c)    Credit Card Accounts that are not subject to a duly perfected, first priority Lien in favor of Agent (and, for avoidance of doubt, constitutes Collateral), for the benefit of Secured Parties, or are subject to any other Lien (in each case, except a Permitted Lien);

(d)    Credit Card Accounts that are subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, but ineligibility shall be limited to the amount of such credit card processor fees; and

(e)    Credit Card Accounts that are evidenced by Chattel Paper or an Instrument of any kind.

“Eligible Exchange Agreement Positive Balance” - as of any date of determination, the amount of Exchange Agreement Positive Balance that is deemed by Agent in its Permitted Discretion to be the aggregate Eligible Exchange Agreement Positive Balance. Without limiting the foregoing, the Eligible Exchange Agreement Positive Balance for any Borrower under any Exchange Agreement shall be determined after (a) adjusting

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such Exchange Agreement Positive Balance upward or downward, as applicable, to account for discounts, allowances, rebates, credits and other adjustments in respect of such Exchange Agreement Positive Balance and (b) deducting from such Exchange Agreement Positive Balance the amount billed for or representing retainage, if any, by counterparties to such Exchange Agreement. Any such Eligible Exchange Agreement Positive Balance shall be excluded (i) to the extent that Agent does not have a valid, perfected, first priority security interest in the Exchange Agreement Positive Balance and in the Eligible Inventory to which such Exchange Agreement Positive Balance relates, or (ii) with respect to which (A) the contract counterparty has disputed liability, or made any claim to or against any Borrower with respect to such Exchange Agreement Positive Balance or with respect to any other Exchange Agreement Positive Balance due from such contract counterparty, other than for a minimal adjustment in the ordinary course of business and in accordance with regular commercial practice, (B) an event of the type described in Section 10.1(f) (without reference to any time period specified therein) has occurred with respect to the contract counterparty, or the contract counterparty has suspended normal business operations, or (C) the Exchange Agreement Positive Balance is not denominated and payable in Dollars.

“Eligible In-Transit Inventory” - Inventory owned by a Borrower of a type described in the definition of the term “Eligible Category A Inventory” or “Eligible Category B Inventory” that does not qualify as Eligible Inventory solely because it is in transit, but which meets each of the following requirements:

(a)    such Inventory currently is in transit by railcar or vessel to an owned or leased location of a Borrower set forth on Schedule 7.5.1 or as to which Obligors have given written notice to Agent in accordance with Section 7.5.1 or by pipeline to a pipeline delivery point listed on Schedule 1.1B or another pipeline delivery point within the United States which has been specified by Borrower Agent upon ten days prior written notice to Agent (as such Schedule may be updated pursuant to Section 13.1.1(b));

(b)    (i) the purchase price of such Inventory has been paid for in full, (ii) the purchase price of such Inventory is supported by a Letter of Credit and such Letter of Credit has been fully drawn upon and honored by the Issuing Bank, (iii) the purchase price of such Inventory is supported by a standby letter of credit for the account of a Borrower on terms satisfactory to Agent in its Permitted Discretion, or (iv) such Inventory has been acquired on other credit terms satisfactory to Agent in its reasonable discretion;

(c)    title to such Inventory has passed to a Borrower and such Borrower is the sole owner of such Inventory;

(d)    such Inventory is insured against types of loss, damage, hazard and risk, and in amounts, in each case as required in accordance with this Agreement;

(e)    such Inventory shall not have been in-transit for more than 60 days after title to such Inventory has passed to a Borrower; and

(f)    such Inventory is either:

(i)    with or in an Eligible Pipeline Carrier; or

(ii)    with or in an Eligible Railroad Carrier; provided that Agent may, in its Permitted Discretion, upon prior notice to Borrower Agent, require that:

(A)    such Inventory is the subject of a bill of lading governed by the laws of a state within the United States (1) that is consigned (either directly or by means of endorsements) to Agent, a Borrower (unless Agent has notified Borrower

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Agent that a Borrower may not be named consignee) or any other agent of Agent, (2) that was issued by the carrier respecting the subject Inventory, and (3) that is in the possession of Agent, a Borrower (only if such bill of lading is not negotiable), a customs broker approved by Agent in its Permitted Discretion or a freight forwarder approved by Agent in its Permitted Discretion that has executed and delivered a customs broker agreement in form and substance reasonably satisfactory to Agent or a freight forwarder agreement in form and substance reasonably satisfactory to Agent, as applicable (in each case in the continental United States); and

(B)    the carrier respecting the subject Inventory shall have received a written notice in form and substance reasonably satisfactory to Agent from such Borrower which (among other things) notifies such carrier of Agent’s Lien on such Inventory and provides that such carrier is holding such Inventory as bailee for the benefit of Agent, and a copy of such notice shall have been delivered to Agent (along with a copy of the cover letter or email used to convey such notice) and Borrowers shall use their commercially reasonable efforts to obtain an executed acknowledgment from such carrier as to its receipt of such notice; or

(iii)    with or in any Eligible Vessel Carrier; provided that:

(A)    such Inventory is the subject of a bill of lading governed by the laws of a state within the United States (1) that is consigned (either directly or by means of endorsements) to Agent, a Borrower (unless Agent has notified Borrower Agent that a Borrower may not be named consignee) or any other agent of Agent, (2) that was issued by the carrier respecting the subject Inventory, and (3) that is in the possession of Agent, a Borrower (only if such bill of lading is not negotiable), a customs broker approved by Agent in its Permitted Discretion or a freight forwarder approved by Agent in its Permitted Discretion that has executed and delivered a customs broker agreement in form and substance reasonably satisfactory to Agent or a freight forwarder agreement in form and substance reasonably satisfactory to Agent, as applicable (in each case in the continental United States); and

(B)    the carrier respecting the subject Inventory shall have received a written notice in form and substance reasonably satisfactory to Agent from such Borrower which (among other things) notifies such carrier of Agent’s Lien on such Inventory and provides that such carrier is holding such Inventory as bailee for the benefit of Agent, and a copy of such notice shall have been delivered to Agent (along with a copy of the cover letter or email used to convey such notice) and Borrowers shall use their commercially reasonable efforts to obtain an executed acknowledgment from such carrier as to its receipt of such notice.

“Eligible Inventory” - subject to the immediately succeeding sentence, all salable Inventory owned by a Borrower that is deemed by Agent, in its Permitted Discretion, to be Eligible Inventory. Without limiting the foregoing, the following shall not constitute Eligible Inventory:

(a)    Inventory consisting of packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;

(b)    Inventory held on consignment or subject to any deposit, down payment, guaranteed sale, sale-or-return, sale-on-approval or repurchase arrangement;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 24

(c)    Inventory that is not in saleable condition or is damaged, defective, shopworn or otherwise unfit for sale;

(d)    Inventory that is slow moving (generally based on a 12-month time period), obsolete, defective or unmerchantable;

(e)    Inventory (i) that does not meet in all material respects standards imposed by any Governmental Authority or (ii) that has been acquired from an entity that is the target of any Sanction or any specially designated nationals list maintained by OFAC (other than acquisitions of Inventory from entities subject to Sanctions when such Sanctions permit the conduct of business therewith on specified terms, and such acquisitions comply with such Sanction terms);

(f)    Inventory that is not subject to a perfected, first priority Lien in favor of Agent, for the benefit of Secured Parties, or is subject to any other Lien (in each case, except a Permitted Lien);

(g)    Inventory that is not within the continental United States or Canada;

(h)    Inventory in transit;

(i)    Inventory that is subject to any warehouse receipt or negotiable Document, unless such warehouse receipt or negotiable Document has been delivered to Agent and (if negotiable) endorsed to Agent and Agent has a perfected, first priority Lien, for the benefit of Secured Parties, in such warehouse receipt or negotiable Document;

(j)    Inventory that is subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to manufacture or dispose of such Inventory, unless Agent has received an appropriate Lien Waiver or an appropriate Rent and Costs Reserve has been established (and Agent hereby agrees to establish such Rent and Costs Reserve in the absence of such a Lien Waiver);

(k)    Inventory of Value exceeding $100,000 at any location or $2,500,000 in the aggregate that is located on leased premises or in the possession of a Person other than a Borrower with respect to which neither (i) the lessor or such Person has delivered to Agent a Lien Waiver nor (ii) an appropriate Rent and Costs Reserve has been established; and

(l)    Byproduct Inventory.

“Eligible Investment Grade Accounts” - Eligible Accounts owing by an Account Debtor whose senior unsecured debt rating (or, in the case of an Account Debtor which is a direct or indirect Subsidiary of a parent company, whose parent company’s senior unsecured debt rating) from S&P is BBB- or higher or the equivalent thereof or from Moody’s is Baa3 or higher or the equivalent thereof.

“Eligible LC Backed Account” - any Account owing to a Borrower that is supported by one or more irrevocable standby letters of credit satisfactory to Agent in its Permitted Discretion (as to each of form, substance and issuer or domestic confirming bank) which have been issued to such Borrower as beneficiary, as determined by Agent, in its Permitted Discretion, to be an Eligible LC Backed Account. Any such Account shall be considered an “Eligible LC Backed Account” to the extent of the amount owing in respect thereof and for which drawing under the applicable letter of credit is then available, and after reduction for any offsets or other amounts or claims of the Account Debtor that reduce the amount that may be drawn under the applicable letter of credit, all as determined from time to time by Agent in its Permitted Discretion.

“Eligible LC Backed Future Inventory” - Inventory of a type described in the definition of the term “Eligible Category A Inventory” or “Eligible Category B Inventory” that is not owned by a Borrower, but as to which, as determined by Agent in its Permitted Discretion and with respect to each purchase of Inventory separately:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 25

(a)    a Borrower has contracted for the purchase of (and will purchase) such Inventory from a seller for whom such sale is in the ordinary course of business;

(b)    the unpaid obligation of such Borrower for the purchase of such Inventory is supported by (i) a documentary Letter of Credit that requires the original document of title relating to such Inventory to be delivered to Issuing Bank with respect to such Letter of Credit or its designee in connection with a drawing under such Letter of Credit, or (ii) a standby Letter of Credit that provides that the beneficiary thereunder is not permitted to make any drawing thereunder until the beneficiary has delivered a certificate to such Issuing Bank with respect to such Letter of Credit certifying that delivery of such Inventory has been made by the beneficiary to such Borrower and payment therefor is past due and owing;

(c)    promptly upon such Inventory becoming owned by such Borrower, it will constitute either Eligible Category A Inventory or Eligible Category B Inventory;

(d)    Agent may request to review, and if so shall be satisfied, in its Permitted Discretion, with the terms of the arrangements pursuant to which such Borrower shall acquire ownership of such Inventory in the event of a draw under such Letter of Credit; and

(e)    Agent shall, at its option, have confirmed with the seller of such Inventory the amounts owing, which shall be no less in amount that reported by Borrower Agent to Agent.

“Eligible Paid But Unexpired Positive Balance of LCs” - as of any date of determination, the positive remainder (if any) of (a) the aggregate undrawn amount under all outstanding standby Letters of Credit issued to support the purchase of Eligible Inventory by a Borrower minus (b) the aggregate unpaid amount payable to such suppliers in respect of such Eligible Inventory which could be drawn under and pursuant to the terms of such standby Letter of Credit.

“Eligible Pipeline Carrier” - any pipeline listed on Schedule 1.1F or any other pipeline approved from time to time by Agent in its Permitted Discretion.

“Eligible Railroad Carrier” - any railroad carrier listed on Schedule 1.1G or any other railroad carrier approved from time to time by Agent in its Permitted Discretion.

“Eligible Reinvestment” - (a) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of assets or any business (or any substantial part thereof) used or useful in the same or similar line of business as MLP Parent and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) or relates to the exploration for, or development, mining, production, ownership, operation, processing, refining, storage, transportation, marketing, distribution or other handling of, petroleum-based products, biofuels, feedstocks (including, without limiting the generality of the foregoing, oil and natural gas) and chemicals, and other minerals and fuels related to the foregoing, and (b) any Permitted Acquisition, provided that such acquisition referred to in clause (a) preceding and such Permitted Acquisition referred to in clause (b) preceding must be consummated on or before the date that is 360 days following the date of the related permitted Disposition or Involuntary Disposition.

“Eligible Unbilled Accounts” - an Account owing to a Borrower which, at the time of determination and as determined by Agent in its Permitted Discretion, (a) would be an Eligible Account but for the fact that it then remains unbilled and is not the subject of an invoice and (b) is a right to payment for the sale of Eligible Inventory which (i) has been delivered to the applicable Account Debtor within the immediately preceding 30 days and (ii) is not then included in the determination of the Inventory Formula Amount or (x) with respect to the Borrowing Base, any other component of the Borrowing Base and (y) with respect to the FILO Borrowing Base, any other component of the FILO Borrowing Base.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 26

“Eligible Vessel Carrier” - any vessel carrier listed on Schedule 1.1H or any other vessel carrier approved from time to time by Agent in its Permitted Discretion.

“Enforcement Action” - any action to enforce any Obligations or Credit Documents or to exercise any right or remedy relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

“Environmental Credits” - (i) renewable identification numbers associated with the United States government-mandated renewable fuel standards and (ii) environmental pollution credits arising from the sale by an Obligor of benzene, sulfur, and other commodities for which the United States Environmental Protection Agency accords favorable treatment that gives rise to production licenses that may be purchased by third party producers, in each case which are owned by a Borrower and which satisfy all requirements of applicable law with respect thereto.

“Environmental Laws” - any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other legally binding governmental restrictions relating to public health (other than occupational safety and health regulated by OSHA) or to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems and including CERCLA, RCRA and CWA.

“Environmental Liability” - any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of MLP Parent, any other Obligor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Environmental Release or threatened Environmental Release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice” - a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or Hazardous Materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release” - a release as defined in CERCLA or under any other Environmental Law.

“Equipment” - as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto.

“Equity Interest” - (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 27

“Equity Issuance” - any issuance by any Consolidated Party to any Person of (a) shares or units of its Equity Interests, (b) any shares or units of its Equity Interests pursuant to the exercise of options or warrants, (c) any shares or units of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities, or (d) any options or warrants relating to its Equity Interests. The term “Equity Issuance” shall not be deemed to include any Disposition.

“ERISA” - the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” - any trade or business (whether or not incorporated) under common control with any Obligor within the meaning of subsections (b) and (c) of Section 414 of the Code (and subsections (m) and (o) of Section 414 of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” - (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan in a distress termination (within the meaning of Section 4041(c) of ERISA), or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate.

“ESG” - as defined in Section  4.9.

“ESG Amendment” - as defined in Section  4.9.

“ESG Pricing Provisions” - as defined in Section  4.9.

“EU Bail-In Legislation Schedule” –- the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

“Euro” - the official currency unit of the member states of the European Union who have adopted European Monetary Union.

“Event of Default” - as defined in Section 10.1.

“Exchange Agreement” - an agreement under which a Borrower undertakes to deliver goods on behalf of an unaffiliated Person to a customer of such Person in exchange for such Person’s delivery of similar goods to a customer of a Borrower.

“Exchange Agreement Positive Balance” - as of any date of determination, with respect to a Borrower that is a party to an Exchange Agreement, the positive balance of the Value of Eligible Category A Inventory or Eligible Category B Inventory (as applicable) that such Borrower has the right to receive in the ordinary course of business from a counterparty to such Exchange Agreement (other than an Affiliate of such Borrower or another party determined by Agent in its Permitted Discretion to be unacceptable) or money owing to such Borrower in connection with an exchange of Eligible Category A Inventory or Eligible Category B Inventory (as applicable) under such Exchange Agreement, net of any negative positions, offsets or counterclaims.

“Excluded Deposit Account” ~~–~~- as defined in Section 7.4.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 28

“Excluded Disposition” ~~–~~- any Disposition ~~(other than a Disposition of Refinery Collateral at any time that the Refinery Asset Borrowing Base Component is greater than $0)~~ consisting of (a) the sale, lease, license, transfer or other disposition of Property in the ordinary course of such Consolidated Party’s business, including, without limiting the generality of the foregoing, (i) Dispositions in connection with scheduled turnarounds, maintenance, and equipment and facility upgrades and (ii) Dispositions of Inventory, (b) the sale, lease, license, transfer or other disposition of obsolete or worn out property whether now owned or hereafter acquired, (c) any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Obligor, provided that Obligors shall cause to be executed and delivered such documents, instruments and certificates as Agent may reasonably request so as to cause Obligors to be in compliance with the terms of Section 9.1.13 after giving effect to such transaction, (d) any Involuntary Disposition by such Consolidated Party or in respect of such Consolidated Party’s Property, (e) any Disposition by such Consolidated Party constituting a Permitted Investment, (f) if such Consolidated Party is not an Obligor, any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not an Obligor, (g) Dispositions of equipment or real property to the extent that replacement property is acquired substantially contemporaneously with such Disposition, (h) dispositions of vehicles, small equipment, computer hardware and computer software and (i) the sale, lease, license, transfer, pledge or other disposition of any metal or other element, composite or alloy used as, or part of, a catalyst in the operation of the refinery assets of any Consolidated Party.

“Excluded Swap Obligation” - with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because such Obligor does not constitute an “eligible contract participant” as defined in such act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

“Excluded Taxes” - any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when such Lender acquires such interest in the Loan or Commitment (except pursuant to an assignment request by Borrower Agent under Section 3.7.2(b)) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to such Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9 and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exclusive Entity” ~~–~~- an Unrestricted Subsidiary that would otherwise constitute an MLP Subsidiary but for the fact that it has been designated by Board Resolution of the Board of Directors of MLP, a copy of which shall have been delivered to Agent, as an entity that shall not be deemed an MLP Subsidiary for purposes of this Agreement.

“Existing Credit Agreement” - that certain Amended and Restated Credit Agreement dated as of July 14, 2014, among certain of Borrowers, the financial institutions party thereto from time to time as lenders and Bank of America, N.A, as agent for such lenders, as amended, modified or otherwise supplemented from time to time prior to the execution of this Agreement.

“Existing Inventory Structuring Transaction” ~~–~~- as defined in Section 9.2.14.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 29

“Existing Letters of Credit” - the letters of credit identified on Schedule 1.1D hereto.

“Existing Principal Obligations” - as defined in Section 1.7.

“Extraordinary Expenses” - all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), any Credit Documents, or the validity, allowance or amount of any Obligations, including any lender liability or other Claims asserted against Agent or any Lender; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any Taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Credit Documents or Obligations; or (g) Protective Advances. Such costs, expenses and advances include transfer fees, Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, out-of-pocket legal fees of outside counsel, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“Facility Usage” - as of any date of determination, the sum of (a) the aggregate principal amount of all Revolver Loans and FILO Loans plus (b) the aggregate amount of all LC Obligations described in clauses (a) and (b) of the definition thereof, in each case, outstanding on such date.

“FATCA” - Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements and related legislation or official administrative rules or practices with respect thereto.

“Federal Funds Rate” - (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/16th of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent. Any change in the Federal Funds Rate shall be effective from and including the date of such change without further notice.

“Fee Letter” - that certain letter agreement dated as of the date hereof between MLP Parent and Bank of America and any other letter agreement between MLP Parent and Bank of America that provides for the payment of fees for the benefit of Bank of America or any lead arranger, agent or Lender.

~~“~~“ FILO Borrowing Base~~”~~” - on any date of determination (and continuing until any subsequent date of determination), an amount equal to the lesser of:

(a)    the aggregate amount of FILO Commitments then in effect; or

(b)    the sum of, without duplication:

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 30

(i)    the FILO Advance Rate Percentage multiplied by the Value of Eligible Category A Inventory (excluding asphalt inventory and inventory consisting of tank heels or tank bottoms and excluding, for the avoidance of doubt, Eligible In-Transit Inventory); plus

(ii)    the FILO Advance Rate Percentage multiplied by the Value of Eligible Class B Inventory (excluding inventory consisting of tank heels or tank bottoms and excluding, for the avoidance of doubt, Eligible In-Transit Inventory); plus

(iii)    the FILO Advance Rate Percentage multiplied by Eligible Accounts (exclusive of any Eligible Investment Grade Accounts), plus

(iv)    the FILO Advance Rate Percentage multiplied by Eligible Unbilled Accounts; plus

(v)    the FILO Advance Rate Percentage multiplied by Eligible Investment Grade Accounts.

For purposes hereof, ~~“~~“ FILO Advance Rate Percentage~~”~~” shall mean (i) with respect to clauses (b)(i) through (b)(iv) above, 10% prior to ~~November 30~~July 31 , ~~2019~~2023 , 7.5% on or after ~~November 30~~July 31 , ~~2019~~2023 but prior to ~~February  28~~October 31 , ~~2020~~2023 , 5% on or after ~~February 28~~October 31 , ~~2020~~2023 but prior to ~~May~~January 31, ~~2020~~2024 , 2.5% on or after ~~May~~January 31, ~~2020~~2024 but prior to ~~August  31~~April 30 , ~~2020~~2024 and 0% on April 30, 2024 and thereafter and (ii) with respect to clause (b)(v) above, 5% prior to ~~November  30~~July 31 , ~~2019~~2023, 3.75% on or after ~~November  30~~July 31 , ~~2019~~2023 but prior to ~~February  28~~October 31 , ~~2020~~2023 , 2.5% on or after ~~February 28~~October 31 , ~~2020~~2023 but prior to ~~May~~January 31, ~~2020~~2024 , 1.25% on or after ~~May~~January 31, ~~2020~~2024 but prior to ~~August  31~~April 30 , ~~2020~~2024 and 0% on April 30, 2024 and thereafter.

For purposes hereof, and with respect to any Account, (1) “net amount” means the face amount of an Account, minus any Taxes (including sales, excise or other Taxes) or any returns, rebates, discounts (calculated on the shortest terms), credits or allowances that have been or could be contractually claimed by the Account Debtor or any other Person or agreed to by a Borrower, and (2) the “net amount” of any Account payable in Canadian Dollars, Euros, Pesos, Sterling or any other Alternate Currency shall be converted to the Dollar Equivalent Amount thereof before multiplying the same by the advance rate applicable thereto.

Notwithstanding anything to the contrary contained in this definition or elsewhere in this Agreement, in no event shall (I)(x) any Accounts of an Inventory Structuring Subsidiary owed by an Inventory Structuring Counterparty, (y) any Accounts of any Inventory Structuring Subsidiary which constitute or consist of insurance proceeds of any Hydrocarbon Inventory at any Inventory Structuring Location or any proceeds of such insurance proceeds or (z) any Inventory of any Inventory Structuring Subsidiary at any Inventory Structuring Location be included in the FILO Borrowing Base or in any component, category or determination thereof and (II) Agent establish any Availability Reserve against the FILO Borrowing Base in respect of the foregoing Accounts or Inventory which are excluded from the FILO Borrowing Base in accordance with clause (I) preceding, in each case at any time on or after the Inventory Structuring Commencement Date applicable to such Inventory Structuring Transaction and prior to the Inventory Structuring Transaction Termination Date applicable to such Inventory Structuring Transaction; provided that, for the avoidance of doubt, none of the Accounts or Inventory of any Inventory Structuring Subsidiary shall be included in any component or category of Eligible Accounts or Eligible Inventory or shall be included in the FILO Borrowing Base at any time on or after the Inventory Structuring Transaction Termination Date applicable to such Inventory Structuring Transaction unless and until such Accounts or Inventory, respectively, satisfy all of the requirements for such eligibility and inclusion as provided in this

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 31

Agreement and Agent shall, if elected by Agent in its Permitted Discretion, have completed customary field examinations and appraisals with respect to such Accounts or Inventory, as applicable, in form and substance reasonably satisfactory to the Agent.

~~“~~“ FILO Commitment~~”~~” - for any Lender, its obligation to make FILO Loans up to the maximum principal amount shown on Schedule 1.1A, as such Commitment shall be reduced pursuant to Section 2.1.1(c). “FILO Commitments” means the aggregate amount of such commitments of all Lenders.

~~“~~“ FILO Loan~~” means~~” - a loan made pursuant to Section 2.1.1(b) and any Overadvance Loan made by any Lender in its capacity as a FILO Lender.

~~“~~“FILO Lender” “ - as of any date of determination, Lenders having a FILO Commitment or FILO Loans outstanding.

~~“~~“ FILO Maximum Amount~~”~~” - as of any date of determination, an amount equal to the FILO Commitment of all FILO Lenders at such time. As of the Third Amendment Effective Date, the FILO Maximum Amount is $35,000,000.

“FILO Note” - a promissory note to be executed by Borrowers in favor of a FILO Lender in the form of Exhibit A-2, which shall evidence the FILO Loans made by such FILO Lender.

“FILO Termination Date”- ~~August  31~~April 30 , ~~2020~~2024 .

“First Amendment” - that certain First Amendment to Third Amended and Restated Credit Agreement dated as of September 4, 2019, among MLP Parent, the Subsidiaries of MLP Parent listed as Borrowers on the signature pages thereto, the Lenders party thereto and Agent.

~~“First Amendment Effective Date” –the “Effective Date”, as defined in the First Amendment.~~

“First Purchase Crude Payables” - at any time, the aggregate unpaid amount of all obligations of any Borrower or any Restricted Subsidiary as a “first purchaser” of crude oil or other Hydrocarbons, which is secured by a statutory “first purchaser” Lien created under the laws of any state, including Kansas, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Tennessee and Texas, to the extent such amount is not at the time of determination covered by a Letter of Credit issued hereunder.

“First Purchaser Reserve” - the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of First Purchase Crude Payables owed, or which are reasonably expected to be owed, by a Borrower; provided, however, that, (a) so long as Availability is greater than $~~300,000,000~~250,000,000 and the Leverage Ratio is less than 4.0 to 1.0 (but Availability is not greater than $~~400,000,000~~340,000,000 and the Leverage Ratio is not less than 3.0 to 1.0), the First Purchaser Reserve shall be not greater than the amount by which the First Purchase Crude Payables exceed $~~50,000,000~~42,500,000; and (b) so long as Availability is greater than $~~400,000,000~~340,000,000 and the Leverage Ratio is less than 3.0 to 1.0, the First Purchaser Reserve shall be not greater than the amount by which the First Purchase Crude Payables exceed $~~100,000,000~~85,000,000 .

“Fiscal Quarter” - each period of three months, commencing on the first day of a Fiscal Year.

“Fiscal Year” - the fiscal year of Consolidated Parties for accounting and tax purposes, ending on December 31 of each year.

“Fixed Charge Coverage Ratio” - the ratio, determined for the most recent four Fiscal Quarters, of (a) Consolidated EBITDA, minus Consolidated Capital Expenditures (excluding (i) Consolidated Capital Expenditures financed other than by Loans and (ii) Consolidated Capital Expenditures financed by the proceeds of an Equity Issuance or the incurrence of Indebtedness permitted hereby which proceeds are

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 32

received on or before the date one hundred eighty days following the commencement of the relevant project(s)), minus maintenance turnaround expenses to the extent not include in Consolidated Capital Expenditures , minus Consolidated Cash Taxes, to (b) Fixed Charges.

“Fixed Charges” - for any period and without duplication, the sum of (a) Consolidated Interest Charges (other than payment-in-kind interest), plus (b) the sum, for Obligors and their Restricted Subsidiaries on a consolidated basis, of principal payments on Borrowed Money scheduled to be paid during such period and mandatory prepayments of principal paid during such period (other than principal payments made with the proceeds of an Equity Issuance, incurrence of Indebtedness (other than Indebtedness under this Agreement) or Disposition of assets other than Collateral not prohibited by the terms of this Agreement, in each case, within 90 days of such issuance, incurrence or Disposition) plus (c) any dividends, distributions or other Restricted Payments (other than Restricted Payments permitted pursuant to Section 9.2.6(b), Section 9.2.6(c) and Section 9.2.6(d)(v), but only to the extent that such Restricted Payments do not involve a payment in cash) made by MLP Parent or any other Obligor or Subsidiary of MLP Parent to the holders or a holder of the Equity Interests of MLP Parent during such period, plus (d) the sum of all management fees and consulting fees made by any Obligor or Restricted Subsidiary to any Affiliate which is not an Obligor or Restricted Subsidiary during such period, other than (i) any such payment made for reimbursement of Obligor or Restricted Subsidiary expenses which is otherwise included in the calculation of Consolidated Net Income, or (ii) other such payments otherwise included in the calculation of Consolidated Net Income, plus (e) the aggregate amount of any prepayment premiums paid by Obligors and their Restricted Subsidiaries during such period in connection with the repayment of Indebtedness, other than in connection with any redemption or repurchase of the Senior Secured Notes, ~~plus (f) the Refinery Amortization Charges~~.

“FLSA” - the Fair Labor Standards Act of 1938.

“Foreign Lender” - any Lender that is not a U.S. Person.

“Foreign Plan” - any employee benefit plan or arrangement that principally provides retirement benefits (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

“Foreign Subsidiary” - a Subsidiary that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

~~“~~“ Foreign Subsidiary Borrower~~”~~” - as defined in Section 2.1.6.

~~“~~“ Foreign Subsidiary Collateral~~”~~” - as defined in Section 2.1.6.

~~“~~“ Foreign Subsidiary Holdco~~”~~” - means any Subsidiary (other than a Foreign Subsidiary) that has no material assets other than Equity Interests (or assets treated as Equity Interests for U.S. federal income tax purposes) in, and Indebtedness of, one or more (a) Foreign Subsidiaries that are CFC’s or (b) other Foreign Subsidiary Holdcos. For the avoidance of doubt, Calumet International, Inc., a Delaware corporation, is not a Foreign Subsidiary Holdco.

~~“~~“Foreign Subsidiary Incremental Facility~~”~~” - as defined in Section 2.1.6.

~~“~~“Foreign Subsidiary Lenders~~”~~” - as defined in Section 2.1.6.

~~“~~“Foreign Subsidiary Responding Lender~~”~~” - as defined in Section 2.1.6.

~~“~~“Foreign Subsidiary Revolver Commitments~~”~~” - as defined in Section 2.1.6.

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~~“~~“ Foreign Subsidiary Revolver Loans~~”~~” - as defined in Section 2.1.6.

“Fronting Exposure” - at any time a Defaulting Lender exists, such Defaulting Lender’s Pro Rata share of LC Obligations, Swingline Loans and Protective Advances then outstanding, in each case, except to the extent Cash Collateralized or allocated to other Lenders pursuant to the terms hereof.

“Full Payment” - with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than unasserted contingent indemnification obligations, if any, as to which no claim has been made or is reasonably anticipated to be made), (i) Cash Collateralization thereof, (ii) delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of the required Cash Collateral, or (iii) any combination of the foregoing); and (c) if such Obligations relate to any Bank Product Indebtedness, (i) Cash Collateralization thereof, (ii) delivery of a standby letter of credit acceptable to the applicable Person providing the Bank Product to which such Bank Product Indebtedness relates (the “Bank Product Provider”), (iii) posting of collateral acceptable to the applicable Bank Product Provider, (iv) termination of all agreements giving rise to such Bank Product Indebtedness or novation of such agreements to the satisfaction of the applicable Bank Product Provider, or (v) any combination of the foregoing. Notwithstanding the immediately preceding sentence or anything to the contrary contained in this Agreement, no Loans or LC Obligations shall be deemed to have been paid in full until all Commitments related to such Loans or LC Obligations have expired or been terminated.

“GAAP” - generally accepted accounting principles in effect in the United States from time to time.

“General Intangibles” - as defined in the UCC, including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, and all other intangible Property of any kind.

“General Revolver Loan” - a Revolver Loan made pursuant to Section 2.1.1 other than a Distribution Revolver Loan.

“Governmental Approvals” - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority” - any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

“Guarantee” - as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease Property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other

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obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” - each Subsidiary of MLP Parent (other than a Borrower, a Foreign Subsidiary or an Unrestricted Subsidiary) or other Person who guarantees payment or performance of any Obligations.

“Guarantor Payment” - as defined in Section 5.10.3(b).

“Guaranty” - each guaranty agreement executed by a Guarantor in favor of Agent.

“Hazardous Materials” - all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, perfluoroalkyl and polyfluoroalkyl substances, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement Collateral” – the “Collateral” as such term is defined in the “Collateral Trust Agreement” as such term is defined in the Hedge Intercreditor Agreement, as such Collateral Trust Agreement is in effect as of April 20, 2016, and without any amendment thereto or modification thereof except as may be consented to by Agent; provided, however, that ~~(i) from and after the First Amendment Effective Date, and for so long as the Refinery Asset Borrowing Base Component is greater than $0, the “Hedge Agreement Collateral” shall not include the Refinery Collateral and (ii)~~ in no event shall the “Hedge Agreement Collateral” include any Collateral.

“Hedge Intercreditor Agreement” – that certain Second Amended and Restated Intercreditor Agreement dated as of April 20, 2016, among MLP Parent and its Subsidiaries, Wilmington Trust, National Association as “Fixed Asset Collateral Trustee” and Agent, including any replacement thereof approved by Agent from time to time.

“Hedging Agreement” - any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hydrocarbons” - means oil, gas, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom (including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline and natural gasoline and all other minerals).

“Immaterial Subsidiary” - any Subsidiary ~~(other than, for so long as the Refinery Asset Borrowing Base Component is greater than $0, Calumet Montana)~~ of MLP Parent which (a) (i) for the most recent Fiscal Year of Consolidated Parties had less than $15,000,000 of revenues and (ii) as of the end of such Fiscal Year was the owner of less than $15,000,000 of assets, all as shown on the consolidated financial statements of Consolidated Parties for such Fiscal Year, or (b) was formed or acquired subsequent to the end of the most recent Fiscal Year of Consolidated Parties and, as of such date of determination, has less than such amount of revenues and assets as of such date. Notwithstanding the foregoing, no Subsidiary which meets the preceding criteria shall be deemed to be an Immaterial Subsidiary if it, along with other

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Subsidiaries of MLP Parent which would also meet the preceding criteria, collectively (A) for the most recent Fiscal Year of Consolidated Parties had (together with such other Subsidiaries) more than $50,000,000 of revenues and (B) as of the end of such Fiscal Year was (together with such other Subsidiaries) the owner of more than $50,000,000 of assets, all as shown on the consolidated financial statements of Consolidated Parties for such Fiscal Year. A list of the Immaterial Subsidiaries as of the Closing Date is set forth on Schedule 1.1E attached hereto.

~~“Impacted Loans” - as defined in Section 3.1.4.~~

“Increase Effective Date” - as defined in Section 2.2.4.

“Incremental Revolver Facility” - as defined in Section 2.2.1.

“Incremental Revolver Loans” - as defined in Section 2.2.1.

“Indebtedness” - with respect to any Person, without duplication, (a) all obligations of such Person for Borrowed Money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (other than trade debt incurred in the Ordinary Course of Business and due within six months of the incurrence thereof), (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the Ordinary Course of Business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the Ordinary Course of Business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) the Attributable Indebtedness of such Person with respect to Capital Leases and Synthetic Lease Obligations, (g) all net obligations of such Person under Swap Contracts, (h) all direct and contingent reimbursement obligations in respect of letters of credit (other than trade letters of credit) and bankers’ acceptances, including, without duplication, all unreimbursed drafts drawn thereunder (less the amount of any cash collateral securing any such letters of credit or and bankers’ acceptances), (i) the principal component or liquidation preference of all Equity Interests issued by a Consolidated Party and which by the terms thereof could at any time prior to the Revolver Termination Date be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, mandatory redemption or other acceleration, (j) the outstanding principal amount of all payment obligations of such Persons under Securitization Transactions, (k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (l) all Guarantees of such Person with respect to Indebtedness of another Person, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. To the extent that the rights and remedies of the obligee of any Indebtedness are limited to certain property and are otherwise non-recourse to such Person, the amount of such Indebtedness shall be limited to the value of the Person’s interest in such property (valued at the higher of book value or market value as of such date of determination).

“Indemnified Taxes” - (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Obligor under any Credit Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” - Agent Indemnitees, Arranger Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees, without duplication.

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“Information” - as defined in Section 13.12.

“Insolvency Proceeding” - any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Instrument” - as defined in the UCC.

“Intellectual Property” - all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.

“Intellectual Property Claim” - any claim or assertion (whether in writing or by suit) that a Consolidated Party’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

“Intercompany Debt” - as defined in Section 13.18.

~~“Interest Period” - as defined in Section 3.1.3.~~

“Interest Rate Swaps” - Swap Contracts entered into for the purpose of protecting any Obligor or Restricted Subsidiary from fluctuations in interest rates and not for speculative purposes.

“Inventory” - as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Person’s business (but excluding Equipment).

“Inventory Reserve” - reserves established by Agent in its Permitted Discretion exercised in good faith to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

“Inventory Structuring Collateral” ~~–~~- with respect to any Inventory Structuring Subsidiary, while it is party to an Inventory Structuring Transaction, and subject to the proviso below, (a) all Inventory of such Inventory Structuring Subsidiary at any Inventory Structuring Location, whenever acquired, (b) all insurance proceeds with respect to such Inventory referred to in clause (a) preceding and all identifiable cash proceeds of such insurance proceeds, and (c) any other Property pledged to secure obligations under an Inventory Structuring Transaction.

“Inventory Structuring Commencement Date” ~~–~~- means, with respect to each Inventory Structuring Transaction, the “Commencement Date” (or equivalent term) as such term is defined in the Inventory Structuring Transaction Documents with respect to such Inventory Structuring Transaction.

“Inventory Structuring Counterparty” - each counterparty to an Inventory Structuring Transaction, including Macquarie and/or its Affiliates on the Closing Date.

“Inventory Structuring Intercreditor Agreement” - as defined in Section 7.8;

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“Inventory Structuring Location” ~~–~~- all of any refinery, including processing units, internal pipe systems and loading racks, terminals, storage facility, pipelines, virtual tank facilities or transportation routes subject to an Inventory Structuring Transaction.

“Inventory Structuring Subsidiary” - a Subsidiary at any time that it is party to an Inventory Structuring Transaction.

“Inventory Structuring Termination Date” ~~–~~- with respect to each Inventory Structuring Transaction, the date (if any) upon which (a) all Inventory Structuring Transactions Documents with respect to such Inventory Structuring Transaction have been fully terminated in writing, (b) all indebtedness, deferred payment obligations and other obligations of the applicable Inventory Structuring Subsidiary and/or any other Obligor under the Inventory Structuring Transactions Documents to which such Inventory Structuring Subsidiary is a party have been paid in full and/or terminated or otherwise settled as provided in such Inventory Structuring Transaction Documents and all commitments relating thereto have terminated or expired, and (c) all Liens on any Inventory Structuring Collateral of such Inventory Structuring Subsidiary or other property of any Obligor securing any such Indebtedness or other obligations have been released or terminated to the reasonable satisfaction of Agent.

“Inventory Structuring Transaction Documents” ~~–~~- means each of the agreements or instruments entered into in connection with a Permitted Inventory Structuring Transaction.

“Inventory Structuring Transactions” ~~–~~- means one or more transactions or series of transactions entered into by an Inventory Structuring Subsidiary pursuant to which one or more Inventory Structuring Counterparties supplies, or agrees to supply, to one or more Inventory Structuring Subsidiaries Inventory of a type that are used or produced in the ordinary course of business of such Subsidiaries, including without limitation, such transactions that include sales by an Inventory Structuring Subsidiary of similar Inventory to such Inventory Structuring Counterparties and later purchases (or options to purchase) by an Inventory Structuring Subsidiary of similar Inventory to such Inventory Structuring Counterparties and/or their affiliates, and which may include loans or other extensions of credit from time to time outstanding made by an Inventory Structuring Counterparty to an Inventory Structuring Subsidiary in connection with an Inventory Structuring Transaction, and including the provision by Inventory Structuring Counterparties of storage and other related services or the leasing by Inventory Structuring Counterparties of related storage facilities.

“Investment” - in any Person, means (a) any Acquisition of such Person or its Property, (b) any other acquisition of Equity Interests, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (c) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory and supplies in the Ordinary Course of Business) or (d) any other capital contribution to or investment in such Person, including any Guarantee incurred for the benefit of such Person and any Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Equity Interests which have a right to participate in the profits of the issuer thereof shall be valued at the amount (or, in the case of any Investment made with Property other than cash, the book value of such Property) actually contributed or paid (including cash and non-cash consideration and any assumption of Indebtedness) to purchase such Equity Interests as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guarantees shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guarantees. If MLP Parent or any Restricted Subsidiary of MLP Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of MLP Parent such that, after giving effect to any such sale or Disposition, such Person is no longer a Restricted Subsidiary of MLP Parent, then MLP Parent will be deemed to have made an Investment on the date of any such sale

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 38

or Disposition in an amount equal to the fair market value of the Equity Interests of such former Restricted Subsidiary ~~so~~not sold or otherwise disposed of (with the fair market value of any such Investment determined reasonably and in good faith, in the case of amounts less than $35,000,000, by an officer of Calumet GP and, in the case of amounts equal to or greater than $35,000,000, by the Board of Directors of MLP Parent).

“Investment Property” - as defined in the UCC.

“Involuntary Disposition” - any loss of, damage to or destruction of, or any condemnation or other taking, eminent domain proceeding, or other governmental or quasi-governmental acquisition or conveyance in lieu thereof for public or quasi-public use of, any Property of MLP Parent or any Restricted Subsidiary.

“IP License” –- that certain Amended and Restated License to Use Intellectual Property Rights dated April 20, 2016, executed by MLP Parent and its Subsidiaries to Agent, for the benefit of Agent and Lenders, including any replacement thereof approved by Agent from time to time.

“IRS” - the United States Internal Revenue Service.

“Issuing Bank” - Bank of America, an Affiliate of Bank of America, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, or any other Lender reasonably approved by Borrower Agent, with the consent of Agent (which consent shall not be unreasonably withheld, conditioned or delayed), to act as an “Issuing Bank” hereunder that issues Letters of Credit hereunder, or any replacement appointed pursuant to Section 2.3.4.

“Issuing Bank Indemnitees” - Issuing Bank and its Related Parties.

~~“JPMorgan” - JPMorgan Chase Bank, N.A. and it successors and permitted assigns.~~

~~“JPMorgan Indemnitees” - JPMorgan and its Related Parties.~~

“Joint Venture” - any Person that is not a direct or indirect Subsidiary of MLP Parent in which MLP Parent or any of its Restricted Subsidiaries makes any Investment.

“JPMorgan” - JPMorgan Chase Bank, N.A. and it successors and permitted assigns.

“JPMorgan Indemnitees” - JPMorgan and its Related Parties.

“Judgment Currency” - as defined in Section 1.5.2.

“KPIs” - as defined in Section  4.9.

“LC Application” - an application by Borrower Agent to an Issuing Bank for issuance or, if applicable, amendment, extension or renewal of a Letter of Credit, in form and substance reasonably satisfactory to such Issuing Bank.

“LC Conditions” - the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6.2; (b) after giving effect to such issuance, (i) total LC Obligations do not exceed an amount equal to the LC Sublimit and the LC Obligations with respect to any Issuing Bank do not exceed an amount equal to such Issuing Bank’s LC Sublimit, (ii) Revolver Usage does not exceed the Borrowing Base and (iii) no Overadvance exists; (c) the expiration date of such Letter of Credit is (i) (A) no more than 365 days from issuance (or last extension), in the case of standby Letters of Credit, and (B) no more than 120 days from issuance (or last extension), in the case of documentary Letters of Credit, in each case, unless Required Lenders have approved such expiry date, and (ii) at least three Business Days

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prior to the Revolver Termination Date; provided, that any Letter of Credit may contain automatic extension provisions so long as (1) such provisions permit the Issuing Bank to prevent any such extension at least once in each twelve month period by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued and (2) the final expiry date of such Letter of Credit does not extend beyond three Business Days prior to the Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars, Canadian Dollars or an Alternate Currency requested by Borrower Agent and acceptable (as to the Alternate Currency) to the applicable Issuing Bank and Agent for purposes of the issuance of such Letter of Credit; (e) the form of the proposed Letter of Credit is reasonably satisfactory to the applicable Issuing Bank in its discretion; and (f) with respect to any Issuing Bank, after giving effect to such issuance, the total LC Obligations in respect of Letters of Credit issued by such Issuing Bank do not exceed any sublimit which may be agreed to from time to time in writing between Borrower Agent and such Issuing Bank.

“LC Documents” - all documents, instruments and agreements (including LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

“LC Participation Fee” - as defined in Section  3.2.2.

“LC Obligations” - the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the Stated Amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

“LC Sublimit” ~~–~~- with respect to any Issuing Bank, the LC Sublimit agreed to by such Issuing Bank and the Borrower Agent from time to time, subject to an ~~aggregate~~ limit of $~~300,000,000~~255,000,000 in the aggregate for all Issuing Banks, which amount may be increased at the request of Borrower Agent and with the consent of the Agent, to 90% of the Revolver Commitments then in effect; provided that no Issuing Bank will be required to increase its LC Sublimit without its consent. As of the ~~Closing~~Third Amendment Effective Date, the LC Sublimit ~~for each individual Issuing Bank~~(a) for Bank of America shall be $90,000,000 and (b) for each of JPMorgan and Wells Fargo shall be $~~100,000,000~~82,500,000 .

“Lender Indemnitees” - Lenders and their Related Parties.

“Lenders” - as defined in the first paragraph of this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance pursuant to Section 12.3.

“Lending Office” - the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower Agent and Agent.

“Letter of Credit” - (a) any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower pursuant to Section 2.3, and (b) the Existing Letters of Credit.

“Leverage Ratio” - the ratio, determined for the most recent four Fiscal Quarters for which Obligors’ financial statements are available, of (a) the aggregate principal amount of Borrowed Money of Obligors and their Restricted Subsidiaries at the end of such period to (b) Consolidated EBITDA.

“LIBOR Interest Period” - ~~for~~ any Interest Period ~~with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/16th of 1%) determined by Agent at or about 11:00 a.m. (London time) two Business Days~~(as defined in this Agreement immediately prior to ~~an Interest Period (in~~ the ~~case~~effectiveness of ~~a LIBOR Loan which is not an Alternate Swingline Loan) or on the Rate~~

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~~Determination Date with respect to such Interest Period (in the case of an Alternate Swingline Loan), for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided that any such comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage. Notwithstanding the foregoing or anything to the contrary contained in this definition, in no event shall LIBOR be less than zero~~the Third Amendment).

“LIBOR ~~FILO~~ Loan” - ~~a FILO Loan that bears interest based on LIBOR.~~

~~“~~any LIBOR Loan” ~~- each set of LIBOR Revolver Loans or LIBOR FILO Loans having a common length and commencement of Interest Period.~~

~~“LIBOR Revolver Loan” - a Revolver Loan that bears interest based on LIBOR.~~

~~“LIBOR Screen Rate” - the LIBOR quote on the applicable screen page Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Agent from time to time).~~

~~“LIBOR Successor Rate” -~~ (as defined in ~~Section  3.1.4~~this Agreement immediately prior to the effectiveness of the Third Amendment).

~~“LIBOR Successor Rate Conforming Changes” - as defined in Section 3.1.4.~~

“License” - any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Licensor” - any Person from whom an Obligor obtains a License for the right to use any Intellectual Property.

“Lien” - any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Lien Waiver” - an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Inventory held by a warehouseman, processor, freight forwarder, shipper or customs broker, such Person waives or subordinates any Lien it may have on the Inventory, agrees to hold any Documents in its possession relating to the Inventory as agent for Agent, and agrees to deliver the Inventory to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, such Licensor grants to Agent the right, vis-à -vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of such Intellectual Property or a license therefor, whether or not a default exists under any applicable License, but in any event with such changes as may be approved by Agent.

“Loan” - a Revolver Loan or a FILO Loan.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 41

“Loan Account” - the loan account established by each Lender on its books pursuant to Section 5.7.

“Loan Year” - each calendar year commencing on the Closing Date and each one-year anniversary of the Closing Date.

“Macquarie” –- Macquarie Energy North America Trading Inc., a corporation organized under the laws of the State of Delaware.

“Marked-to-Market Basis” - at the last date covered by each Borrowing Base Certificate, as to Eligible Category A Inventory, for each type of such Eligible Category A Inventory specified on Schedule 1.1C hereto, as determined by reference to the pricing method for determining the then current fair market value of Eligible Category A Inventory as specified for such type of inventory on Schedule 1.1C hereto; provided, that if a price or quotation is not available for a particular type of Eligible Category A Inventory for any reason on a particular Business Day, the most recently available price or quotation from a prior Business Day shall be used for that type of Eligible Category A Inventory. Notwithstanding the foregoing, if any of the indexes or quotations defined in the column “Pricing Method” in Schedule 1.1C are discontinued, or if any such index or quotation is suspended or not publicly available for more than five consecutive Business Days for a particular type of inventory and there is a reasonable likelihood that such index or quotation will not be available for any extended period of time for that type of inventory: (a) Agent and Borrower Agent shall negotiate in good faith for a suitable substitute index or other suitable pricing mechanism for determining the fair market value of the type of inventory in question; and (b) until such time as such substitute index or pricing mechanism is agreed to by Agent and Borrower Agent, the fair market value of the particular type of inventory for which indexes or quotations are no longer available shall be the lower of cost or market, calculated on a first-in, first-out basis determined by Agent in its Permitted Discretion. “Marked-to-Market Basis” for each type of Eligible In-Transit Inventory and each type of Eligible LC Backed Future Inventory which is (or when delivered to a Borrower, will be) Eligible Category A Inventory shall mean and be determined the same as if such Eligible In-Transit Inventory and such Eligible LC Backed Future Inventory were Eligible Category A Inventory of the same type.

“Material Adverse Effect” - (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Obligors and their Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of any Obligor to perform its obligations under any Credit Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Credit Document to which it is a party.

“Maximum Distribution Revolver Loans Amount” - $70,000,000.

“Maximum Rate” - as defined in Section 3.9.

~~“MLPFS” - Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and permitted assigns.~~

“MLP” means a limited partnership with one or more classes of securities registered under the Securities Act of 1933, as amended, (a) in which an Obligor or one or more of its Restricted Subsidiaries has direct or indirect ownership interest, (b) whose general partner is Controlled directly or indirectly by an Obligor, and (c) that is engaged in a business that generates “qualifying income” within the meaning of Section 7704(d) of the Code.

“MLP Credit Facility” means a credit facility entered into by an MLP or one or more MLP Subsidiaries (other than MLP Holdco) as borrowers.

“MLP GP” means the general partner of an MLP.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 42

“MLP Holdco” means a Subsidiary of an Obligor that owns all of the outstanding Equity Interests of an MLP GP and certain Equity Interests of an MLP but no other material assets.

“MLP General Partner” - Calumet GP, or any other Person acting in the capacity as general partner of MLP Parent.

“MLP Parent” - as defined in the first paragraph of this Agreement.

“MLP Partnership Agreement” - the partnership agreement of MLP Parent, including all amendments thereto.

“MLP Subsidiary” means (a) an Unrestricted Subsidiary of an Obligor that is itself an MLP, an MLP GP or an MLP Holdco and has not been designated as an Exclusive Entity in accordance with Section 9.4, and (b) each Subsidiary of the entities described in clause (a) preceding.

“Moody’s” - Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan” - any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which any Obligor or any ERISA Affiliate makes or is obligated to make contributions or, during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” - the aggregate cash or Cash Equivalents proceeds received by any Obligor in respect of any Disposition or Involuntary Disposition, net of (a) costs and expenses incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions), (b) Taxes paid or reasonably estimated to be payable by an Obligor, or for which an Obligor is otherwise liable, as a result thereof, and (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of Agent) on the related Property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Obligor or Restricted Subsidiary in any Disposition or Involuntary Disposition, but only as and when received.

“NOLV Percentage” - the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all related commissions, fees and expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.

“Non-Consenting Lender” ~~means~~- any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders, all affected Lenders or the Supermajority Lenders in accordance with the terms of Section 13.1 and (b) has been approved of by Required Lenders.

“Non-Recourse Indebtedness” - means Indebtedness: (a) as to which neither MLP Parent nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Obligations) of MLP Parent or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders on such Indebtedness do not have any recourse to the Equity Interests or assets of MLP Parent or any of its Restricted Subsidiaries except as contemplated by clause (x) of Section 9.2.1. For purposes of determining compliance with Section 9.2.3, in the event that any Non-Recourse Indebtedness of any Unrestricted Subsidiary of MLP Parent ceases to be Non-Recourse Indebtedness of such Unrestricted Subsidiary on any date, such event will be deemed to constitute an incurrence on such date of Indebtedness by a Restricted Subsidiary of MLP Parent.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 43

“Notes” - each promissory note executed by a Borrower to evidence any Obligations.

“Notice of Borrowing” - a loan notice to be provided by Borrower Agent to request the funding of a Borrowing of Revolver Loans or FILO Loans, in substantially the form attached hereto as Exhibit E.

“Notice of Conversion~~/Continuation~~” - a loan notice to be provided by Borrower Agent to request a conversion ~~or continuation~~of any Base Rate Loans as Daily SOFR Loans or a conversion of any Daily SOFR Loans as LIBORBase Rate Loans, in substantially the form attached hereto as Exhibit E.

“Obligations” - without duplication, all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under any Credit Document, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Indebtedness, and (g) other Indebtedness, obligations and liabilities of any kind owing by any Obligor pursuant to any Credit Document, whether now existing or hereafter arising, whether evidenced by a Note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations; provided, further, that (i) any Bank Product Indebtedness (A) shall be secured and guaranteed pursuant to the Collateral Documents until Full Payment of the Obligations and (B) shall not include any such obligations entered into after the counterparty to the applicable Interest Rate Swap or provider of Bank Products, as applicable, ceases to be a Lender or an Affiliate of a Lender or after assignment by such counterparty to another Person that is not a Lender or an Affiliate of a Lender, (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under the applicable Interest Rate Swaps or providers of Bank Products, and (iii) with respect to Interest Rate Swaps, the amount of secured Obligations thereunder shall not exceed the net amount, including any net termination payments, that would be required to be paid to the counterparty to such Interest Rate Swap on the date of termination of such Interest Rate Swap.

“Obligor” - each Borrower, Guarantor or other Restricted Subsidiary (other than a Foreign Subsidiary, unless such Foreign Subsidiary has ~~agreed to~~ become a Guarantor in accordance with the terms hereof) of MLP Parent that is liable for payment of any Obligations or that has executed a Collateral Document. For the avoidance of doubt, (a) the general partner of a limited partnership that is a Consolidated Party shall not be deemed to be an Obligor solely due to its capacity as general partner and (b) MLP General Partner shall not be an Obligor.

“Obligor Materials” - Borrowing Base Certificates, Compliance Certificates and other information, reports, financial statements and other materials delivered by any Obligor hereunder, as well as all other reports and information provided by Agent to Lenders in connection with this Agreement or any other Credit Document.

“OFAC” - Office of Foreign Assets Control of the U.S. Treasury Department.

“Operating Lease” - as applied to any Person, (a) an operating lease under GAAP, (b) any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a Capital Lease as a result of a change in GAAP during the life of such lease, including any renewals thereof, and (c) any lease entered into after the date of this Agreement that would have been considered as operating lease under GAAP as in effect as of December 31, 2016, in each case, other than any such lease in which that Person is the lessor.

“Ordinary Course of Business” - with respect to any Person, the ordinary course of business of such Person, consistent with past practices, and reasonable extensions thereof, undertaken in good faith.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 44

“Organization Documents” - (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“OSHA” - the Occupational Safety and Health Act of 1970, as amended.

“Other Agreement” - each Note, each LC Document, ~~the~~each Fee Letter, the IP License, each Lien Waiver, each Borrowing Base Certificate, each Compliance Certificate, the Hedge Intercreditor Agreement, each Inventory Structuring Intercreditor Agreement, the Beneficial Ownership Certification, all financial statements or reports delivered hereunder and all other documents, instruments or agreements (other than this Agreement or a Collateral Document), in each case, now or hereafter delivered by an Obligor or Restricted Subsidiary to Agent or a Lender in connection with any transactions (excluding, for the avoidance of doubt, hedging and other swap transactions) contemplated by the Credit Documents.

“Other Connection Taxes” - with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from the Recipient having executed, delivered, become party to, performed its obligations under, received payments under, received or perfected a Lien under, engaged in any other transaction pursuant to or enforced any Loan or Credit Document, or sold or assigned an interest in any Loan or Credit Document).

~~“Other Rate Early Opt-in” - Agent and the Borrower Agent have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.1.4(b) and paragraph (2) of the definition of “Benchmark Replacement”.~~

“Other Taxes” - all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan or Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to an assignment request by Borrower Agent under Section 3.7.2(b)).

“Overadvance” - as defined in Section 2.1.4.

“Overadvance Loan” - a Base Rate Revolver Loan or Base Rate FILO Loan, as applicable, made when an Overadvance exists or is caused by the funding thereof.

“Participant” - as defined in Section 12.2.1.

“Patriot Act” - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as it may be amended.

“Payment Intangible” - as defined in the UCC.

“Payment Item” - each check, draft or other item of payment payable to an Obligor, including those constituting proceeds of any Collateral.

“PBGC” - the United States Pension Benefit Guaranty Corporation.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 45

“Pension Plan” - any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or any ERISA Affiliate or to which any Obligor or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Accounts Transaction” – a sale by a Borrower of Accounts of such Borrower, subject to the requirements of and as defined in Section 9.2.5.

“Permitted Acquisition” - an Acquisition permitted pursuant to the terms of Section 9.2.2(h) or Section 9.2.2(k).

“Permitted Investments” - as defined in Section 9.2.2.

“Permitted Discretion” - a determination made by Agent in good faith and in the exercise of reasonable (from the prospective of a secured asset-based lender) business judgment exercised in accordance with Agent’s generally applicable credit policies.

“Permitted Inventory Structuring Transaction” – as defined in Section 9.2.14.

“Permitted Lien” - Liens in respect of Property of an Obligor or its Subsidiary permitted to exist pursuant to the terms of Section 9.2.1.

“Person” - any individual person, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated organization, Governmental Authority or other entity.

“Pesos” - the lawful currency of Mexico.

“Plan” - any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” - as defined in Section 13.4.3.

“Prepayment Conditions” - (a) Availability (i) at all times during the 30-day period preceding any payment, prepayment, redemptions, acquisition for value, refund, refinance or exchange and (ii) on the date of such payment, prepayment, redemption, acquisition for value, refund, refinance or exchange and after giving effect thereto, shall be equal to or greater than the sum of (x~~) (1) 20% of the Borrowing Base then in effect at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (2~~) 15% of the Borrowing Base then in effect ~~at any time that the Refinery Asset Borrowing Base Component is equal to $0~~ plus (y) the amount of any FILO Loans then outstanding; and (b) if Availability as referred to in clause (a)(i) or (ii) above is less than the sum of (x) ~~(1) 30% of the Borrowing Base then in effect at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (2)~~ 25% of the Borrowing Base then in effect ~~at any time that the Refinery Asset Borrowing Base Component is equal to $~~0 plus (y) the amount of any FILO Loans then outstanding (which Availability under clause (a)(i) above shall be, for purposes of this clause (b) only, calculated on an average basis), Borrowers shall have demonstrated to the reasonable satisfaction of Agent, based on adjustments made in good faith using reasonable assumptions, that the Fixed Charge Coverage Ratio on a Pro Forma Basis (after giving effect to such payment, prepayment, redemption, acquisition for value, refund, refinance and/or exchange) shall be at least 1.0 to 1.0.

“Prime Rate” - the rate of interest announced by Bank of America from time to time in accordance with its standard policies and procedures as its prime rate. Such rate is set by Bank of America on the basis

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 46

of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Basis” - means, in connection with the calculation as of the applicable Calculation Date (utilizing the principles set forth in Section 1.2) of the Fixed Charge Coverage Ratio in respect of a proposed transaction (a “Specified Transaction”) as of the date on which such Specified Transaction is to be effected, the making of such calculation after giving effect on a pro forma basis to:

(a)    the consummation of such Specified Transaction as of the first day of the applicable Calculation Period;

(b)    the assumption, incurrence or issuance of any Indebtedness by any of Consolidated Parties (including any Person which became a Subsidiary pursuant to or in connection with such Specified Transaction) in connection with such Specified Transaction, as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period (with any such Indebtedness bearing interest at a floating rate being deemed to have an implied rate of interest for the applicable period equal to the rate which is or would be in effect with respect to such Indebtedness as of the applicable Calculation Date);

(c)    the permanent repayment, retirement or redemption of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) by any of Consolidated Parties (including any Person which became a Subsidiary pursuant to or in connection with such Specified Transaction) in connection with such Specified Transaction, as if such Indebtedness had been repaid, retired or redeemed on the first day of such Calculation Period;

(d)    other than in connection with such Specified Transaction, any assumption, incurrence or issuance of any Indebtedness by any of Consolidated Parties during the period beginning with the first day of the applicable Calculation Period through and including the applicable Calculation Date, as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period (with any such Indebtedness bearing interest at a floating rate being deemed to have an implied rate of interest for the applicable period equal to the weighted average of the interest rates actually in effect with respect to such Indebtedness during the portion of such period that such Indebtedness was outstanding); and

(e)    other than in connection with such Specified Transaction, the permanent repayment, retirement or redemption of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) by any of Consolidated Parties during the period beginning with the first day of the applicable Calculation Period through and including the applicable Calculation Date, as if such Indebtedness had been repaid, retired or redeemed on the first day of such Calculation Period.

All pro forma calculations permitted or required to be made pursuant to this Agreement shall include only those adjustments that would be (i) permitted or required by Regulation S-X promulgated under the Securities Act of 1933, as amended, together with those adjustments that (A) have been certified by the Chief Financial Officer of Borrower Agent as having been prepared in good faith based upon reasonable assumptions and (B) are based on reasonably detailed written assumptions reasonably acceptable to Agent and (ii) required by the definition of Consolidated EBITDA; provided, however, that, at all times during which Availability is equal to or greater than the greater of (x~~) (1) 20% at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (2~~) 12.5% of the Aggregate Borrowing Base ~~at any time that the Refinery Asset~~

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 47

~~Borrowing Base Component is $0~~then in effect or (y) $~~27,000,000~~22,500,000 (which amount is subject to increase as provided in Section 1.4), such pro forma calculations so permitted or required shall give effect to expense or cost reductions that have occurred or are reasonably expected to occur within the immediately succeeding 12 months in the reasonable judgment of the Chief Financial Officer of Borrower Agent whether or not such expense or cost reductions could then be reflected in pro forma financial statements prepared in accordance with such Regulation S-X or any other related regulation or policy of the SEC.

For purposes of calculations made of the Fixed Charge Coverage Ratio (including without limitation for purposes of the financial covenant set forth in Section 9.3), subject to the foregoing, (a) after consummation of any Disposition (i) income statement items (whether positive or negative) and Capital Expenditures attributable to the Property disposed of shall be excluded and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) after consummation of any Acquisition (i) income statement items (whether positive or negative) and Capital Expenditures attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations, (ii) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period, and (iii) for the purposes of calculating the Fixed Charge Coverage Ratio under Section 9.2.2(h)(iv) only, any pro forma expense or cost reductions in connection with such Acquisition that have occurred or are reasonably expected to occur within the twelve months immediately subsequent to the Calculation Date, in the reasonable judgment of any Senior Officer of MLP General Partner (whether or not those expense or cost reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended, or any other regulation or policy of the Securities and Exchange Commission related thereto), shall be given pro forma effect.

“Pro Rata” - with respect to any Lender (subject to Section 4.2), (a) with respect to the Revolver Loans, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined (i) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment then in effect by the aggregate amount of all Revolver Commitments then in effect; and (ii) at any other time, by dividing the amount of such Lender’s outstanding Revolver Loans by the aggregate amount of all outstanding Revolver Loans, (b) with respect to the FILO Loans, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined (i) while FILO Commitments are outstanding, by dividing the amount of such Lender’s FILO Commitment then in effect by the aggregate amount of all FILO Commitments then in effect; and (ii) at any other time, by dividing the amount of such Lender’s outstanding FILO Loans by the aggregate amount of all outstanding FILO Loans and (c) with respect to all Loans, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined (i) while any Commitments are outstanding, by dividing the amount of such Lender’s Commitment then in effect by the aggregate amount of all Commitments then in effect; and (ii) at any other time, by dividing the amount of such Lender’s outstanding Loans by the aggregate amount of all outstanding Loans.

“Property” - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Protective Advances” - as defined in Section 2.1.5.

“Purchase Money Lien” - a Lien that secures Indebtedness permitted by Section 9.2.3(e) encumbering only the Property, other than Collateral, acquired with such Indebtedness and proceeds thereof (including insurance proceeds).

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“Qualified ECP” - an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

“Qualifying Owners” - collectively, any of the owners of Calumet GP as of the date of this Agreement and their respective Affiliates, and the trustees, beneficiaries or the heirs or family members of any of the foregoing, including The Heritage Group, Irrevocable Intervivos Trust No. 12.27.73 for the Benefit of Fred Mehlert Fehsenfeld, Jr. and his issue, dated December 18, 2012 and Maggie Fehsenfeld Trust No. 106 12.30.74 for the Benefit of Fred Mehlert Fehsenfeld, Jr. and his issue, dated December 18, 2012.

“Quarterly Average Availability” - the average of Availability for each day of the immediately preceding calendar quarter as calculated by Agent (which shall be presumed correct absent manifest error).

“Quarterly Average Availability Percentage” - an amount, expressed as a percentage and calculated as of the last day of each calendar quarter, equal to (a) the Quarterly Average Availability for such calendar quarter divided by (b) the daily average Aggregate Borrowing Base in effect during such period, in each case in effect during such calendar quarter.

“Rate Determination Date” - ~~with respect to an Interest Period for a LIBOR Loan which is an Alternate Swingline Loan,~~ that date that is two Business Days prior to the commencement of ~~such Interest Period~~the applicable interest period or such other day as is generally treated as the rate fixing day by market practice in the relevant interbank market, as determined by Agent; provided, that to the extent such market practice is not administratively feasible for Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by Agent.

“RCRA” - the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

“Real Estate” - at any time, a collective reference to each of the facilities and real Properties owned, leased or operated by MLP Parent and the Restricted Subsidiaries at such time.

“Recipient” - Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Credit Document or on account of an Obligation.

“Refinancing Indebtedness” ~~–~~- as defined in Section 9.2.3(b).

~~“Refinery Amortization Charge” – Starting the first day of the fourth full month following the First Amendment Effective Date, and on each three-month anniversary thereof, (a) in which the Refinery Asset Borrowing Base Component is greater than or equal to $9,955,000, $9,955,000, (b) in which the Refinery Asset Borrowing Base Component is less than $9,955,000 but greater than $0, the amount of such Refinery Asset Borrowing Base Component on the last day of such period and (c) in which the Refinery Asset Borrowing Base Component is $0, $0.~~

~~“Refinery Assets” – all real property, fixtures and Equipment owned by Calumet Montana and located at or necessary to the operation of the refinery located in Great Falls, Montana and Black Eagle, Montana and operated by Calumet Montana, including such property listed on Schedule 1.1I hereto; provided that for the avoidance of doubt, in no event shall any “Refinery Assets” ever be deemed to consist of or include any metal or other element, composite or alloy used as, or part of, a catalyst in the operation of the refinery assets of any Consolidated Party.~~

~~“Refinery Asset Borrowing Base Component” – at any time, an amount equal to the lesser of (a) $99,550,000 multiplied by the Refinery Asset Multiplier in effect at such time and (b) 50% of the Value of the Refinery Assets at such time; provided that, (x) the Refinery Asset Borrowing Base Component shall automatically be excluded as ineligible for inclusion in the Aggregate Borrowing Base and reduced to $0~~

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 49

~~upon any Disposition of all or any part of the Refinery Assets (other than Dispositions effected in accordance with Section 9.2.5 (h)), and (y) the Refinery Asset Borrowing Base Component may at any time be permanently reduced to $0 by Borrowers if (i) immediately before and after giving effect to such reduction, no Overadvance shall exist and (ii) Borrower delivers to Agent at least five Business Days prior to the date of reduction (or such earlier date at Agent shall agree), written notice of such reduction and an updated Borrowing Base Certificate prepared as of the close of business of the immediately preceding month after giving pro forma effect to such reduction.~~

~~“Refinery Asset Multiplier” – as of any date, the fraction set forth in the grid below corresponding to such date:~~

~~Date~~	~~Fraction~~

~~First Amendment Effective Date through and including the last day of the third full month following the First Amendment Effective Date (for example, if the First Amendment Effective Date occurs on August 25, 2019, through November 30, 2019)~~

~~1.0~~

~~The first day of the fourth full month following the First Amendment Effective Date through and including the last day of the sixth full month following the First Amendment Effective Date~~	~~0.9~~

~~The first day of the seventh full month following the First Amendment Effective Date through and including the last day of the ninth full month following the First Amendment Effective Date~~	~~0.8~~

~~The first day of the tenth full month following the First Amendment Effective Date through and including the last day of the twelfth full month following the First Amendment Effective Date~~	~~0.7~~

~~The first day of the thirteenth full month following the First Amendment Effective Date through and including the last day of the fifteenth full month following the First Amendment Effective Date~~	~~0.6~~

~~The first day of the sixteenth full month following the First Amendment Effective Date through and including the last day of the eighteenth full month following the First Amendment Effective Date~~	~~0.5~~

~~The first day of the nineteenth full month following the First Amendment Effective Date through and including the last day of the twenty-first full month following the First Amendment Effective Date~~	~~0.4~~

~~The first day of the twenty-second full month following the First Amendment Effective Date through and including the last day of the twenty-fourth full month following the First Amendment Effective Date~~

~~0.3~~

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 50

~~The first day of the twenty-fifth full month following the First Amendment Effective Date through and including the last day of the twenty-seventh full month following the First Amendment Effective Date~~

~~0.2~~
~~The first day of the twenty-eighth full month following the First Amendment Effective Date through and including the last day of the thirtieth full month following the First Amendment Effective Date~~	~~0.1~~
~~The first day of the thirty-first full month following the First Amendment Effective Date and thereafter~~	~~0.0~~

~~“Refinery Collateral” – a collective reference to the Refinery Assets and all other Property described in the Refinery Mortgage and Refinery Related Security Agreement as security for any Obligations.~~

~~“Refinery Loan” – as defined in Section 9.1.11.~~

~~“Refinery Mortgage” – a collective reference to that certain (i) Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the First Amendment Effective Date made by Calumet Montana for the benefit of Agent and (ii) the Refinery Pipeline Easement Mortgage.~~

~~“Refinery Pipeline Easement Mortgage” – that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Pipeline Easements) dated on or about the First Amendment Effective Date made by Calumet Montana for the benefit of Agent.~~

~~“Refinery Related Security Agreement” – that certain Security and Pledge Agreement (Refinery Assets) dated as of the First Amendment Effective Date between Calumet Montana and Agent.~~

“Reimbursement Date” - as defined in Section 2.3.2(a).

“Related Party” - with respect to any Person, such Person’s Affiliates and the partners, directors, managers, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

~~“Relevant Governmental Body”–the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.~~

“Remedial Action” - means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials, (b) prevent or minimize any actual or alleged presence or release or threatened release of Hazardous Material, or any Environmental Liability, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post remedial operation and maintenance activities, (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws or (f) any actual or alleged presence or release of Hazardous Materials or any Environmental Liability.

“Rent and Costs Reserve” - the aggregate of, without duplication, (a) all past due rent, storage fees, handling fees, processing fees, delivery fees, transport fees and other amounts owing by an Obligor to any seller, landlord, warehouseman, processor, repairman, mechanic, freight forwarder, shipper, pipeline or barge or vessel owner or operator, broker or other Person, in each case, who sold, possesses, handles, stores, controls, processes, delivers or transports any Inventory or could assert a Lien on any Inventory; and (b)

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 51

except if and to the extent that the applicable Person has executed a Lien Waiver, all such rent and other amounts referred to in clause (a) preceding which are due or to become due during the period of time that Agent believes in its Permitted Discretion may be required to obtain possession of and liquidate the applicable Inventory free of all Liens (other than Agent’s Lien), provided, however, that, with respect to pipeline operators, such period of time shall not exceed one month, with respect to rail operators, such period of time shall not exceed two months and with respect to other Persons, such period of time shall not exceed three months. Without limiting the generality of the foregoing, in the case of Eligible In-Transit Inventory and other Eligible Inventory which is in transit, a Rent and Costs Reserve may be established by Agent in its Permitted Discretion for the estimated costs and expenses relating to unpaid freight, pipeline, transport or other delivery fees, charges or expenses, warehouse or storage charges, taxes, duties and other similar fees, costs and expenses associated with the acquisition, transport, delivery, storage, handling or processing such Inventory, including the estimated reclamation claims of unpaid sellers of such Inventory.

“Replacement Date” - as defined in Section  3.1.4.

“Report” - as defined in Section 11.2.3.

“Reportable Event” - any event set forth in Section 4043(~~b~~c) of ERISA, other than events for which the 30-day notice period has been waived under applicable PBGC regulations.

“Reporting Trigger Event” - the occurrence of any of the following: (a) Availability falls below the sum of (i) the greater of (1) 20% of the Borrowing Base then in effect (for three consecutive days) and (2) $50,000,000 (which amount is subject to increase as provided in Section 1.4) plus (ii) the amount of FILO Loans outstanding or (b) a Default or an Event of Default.

“Required Financial Information” - with respect to each fiscal period or quarter of Consolidated Parties, (a) the financial statements required to be delivered pursuant to Section 9.1.1(a), (b) or (c) for such fiscal period or quarter, and (b) the Compliance Certificate of a Senior Officer of Borrower Agent or its general partner required by Section 9.1.2(a) to be delivered with the financial statements described in clause (a) above.

“Required Lenders” - Lenders (subject to Section 4.2) having (a) Commitments in excess of 50% of the aggregate Commitments; and (b) if the Commitments have terminated in full or expired, Loans and participations in LC Obligations described in clauses (a) and (b) of the definition thereof in excess of 50% of all outstanding Loans and all such LC Obligations or, if all Loans and all such LC Obligations have been Paid In Full, in excess of 50% of the aggregate remaining Obligations; provided, however, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Secured Party that funded the applicable Loan or issued the applicable Letter of Credit.

~~“~~”Rescindable Amount~~”~~” - as defined in Section 5.5.3.

“Reserve Percentage”–the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits.

“Resolution Authority” - an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Account” - one or more deposit accounts or securities accounts maintained by and with Agent in the United States and designated by Agent and Borrowers as a restricted account in the name of,

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 52

and subject to the control of, Agent, each of which deposit accounts or securities accounts is (a) subject to a control agreement in form and substance reasonably satisfactory to Agent that permits only Agent to direct the disposition of funds therein at all times, (b) subject to a valid and perfected, first priority Lien in favor of Agent as security for the Obligations and is not subject to any other Lien, and (c) segregated from the operations and cash management of all Consolidated Parties.

“Restricted Account Balance” ~~–~~ - as of any date of determination, the sum of (a) the aggregate amount of cash and Eligible Cash Equivalents of Borrowers denominated in Dollars and (b) the lesser of (x) an amount equal to $10,000,000 and (y) the aggregate amount of cash and Eligible Cash Equivalents of Borrowers denominated in Canadian Dollars, in each case on deposit or held in a Restricted Account, which amount of Eligible Cash Equivalents shall be reasonably determined by Agent. Notwithstanding anything to the contrary contained in this definition or elsewhere in this Agreement, in no event shall the Restricted Account Balance include any cash or Eligible Cash Equivalents in which any Inventory Structuring Counterparty has a Lien, whether as proceeds of any Inventory Structuring Collateral or otherwise.

“Restricted Payment”– with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of such Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Restricted Subsidiary”– any Subsidiary of MLP Parent that is not an Unrestricted Subsidiary. Notwithstanding anything in this Agreement to the contrary, Calumet Finance shall be a Restricted Subsidiary of MLP Parent.

“Revaluation Date”– (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Loan in an Alternate Currency, (ii) each date of a continuation of a Loan in an Alternate Currency, and (iii) such additional dates as Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternate Currency, (ii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Alternate Currency, and (iii) such additional dates as Agent or the applicable Issuing Bank shall determine or the Required Lenders shall require.

“Revolver Commitment” - for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1A (as such Schedule may be amended or replaced from time to time) under the heading “Revolver Commitment”, as such amount may be increased from time to time in accordance with Section 2.1.1(c), or as specified hereafter in the most recent Assignment and Acceptance to which it is party and entered into pursuant to Section 12.3. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders, as such amount may be increased from time to time in accordance with Section 2.1.1(c) or Section 2.2 or decreased from time to time in accordance with Section 2.1.3(b). As of the ~~Closing~~Third Amendment Effective Date, the Revolver Commitments total $~~575,000,000~~465,000,000 in aggregate.

“Revolver Lenders”- as of any date of determination, Lenders having a Revolver Commitment or any Revolving Loans outstanding.

“Revolver Loan”- any loan or advance made pursuant to this Agreement, including any General Revolver Loan or Distribution Revolver Loan, Swingline Loan, Overadvance Loan, Protective Advance, or Incremental Revolver Loan, ~~or Refinery Loan~~ in each case other than any FILO Loan.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 53

“Revolver Note”– a promissory note to be executed by Borrowers in favor of a Revolver Lender in the form of Exhibit A-1, which shall evidence the Revolver Loans made by such Revolver Lender.

“Revolver Outstanding Amount” - as defined in Section 2.2.2(b).

“Revolver Termination Date” – ~~February 23~~- January 20, ~~2023~~2027.

“Revolver Usage”– as of any date of determination, the sum of (a) the aggregate principal amount of all Revolver Loans plus (b) the aggregate amount of all LC Obligations described in clauses (a) and (b) of the definition thereof, in each case, outstanding on such date.

~~“~~“ RINs” means” - Renewable Identification Numbers under the United States Renewable Fuel Standard Program.

“S&P”–Standard & Poor’s ~~Financial Services LLC~~, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanction”– any international economic sanction administered or enforced by the United States Government (including OFAC) or any other applicable sanctions authority prohibiting or restricting transactions involving particular persons, entities or countries.

“Sale and Leaseback Transaction”– any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

“Sarbanes-Oxley”– the Sarbanes-Oxley Act of 2002, as amended.

“Scheduled Investment Grade Account Debtors”– any Account Debtor listed on Schedule 1.1I (or any other Account Debtor approved from time to time by Agent in its sole discretion), but only if at the time of determination such Account Debtor has a senior unsecured debt rating (or, in the case of such Account Debtor which is a direct or indirect Subsidiary of a parent company, whose parent company has an senior unsecured debt rating) from S&P that is BBB- or higher or the equivalent thereof or from Moody’s that is Baa3 or higher or the equivalent thereof.

“Scheduled Unavailability Date” –- as defined in Section 3.1.4.

“SEC” ~~–~~- the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties”– Agent, Issuing Bank, Lenders and providers of Bank Products; provided that no such provider of Bank Products, in its capacity as such, shall have any rights under any Credit Document in connection with the management or release of any Collateral or the obligations of any Obligor under the Credit Documents.

“Securitization Transaction”– any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which a Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, rights to receive payments, receivables, rights to future lease payments or residuals or similar rights to payment to a third party financial institution or a special purpose subsidiary or Affiliate of such Person and such transaction involving a special purpose subsidiary or Affiliate is related to a second step sale to or other financing of such property by a third party financial institution.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 54

“Security Agreement”– that certain Third Amended and Restated Security and Pledge Agreement dated as of the Closing Date among Obligors party thereto from time to time and Agent.

“Senior Debt”– any Indebtedness or other Obligations or obligations arising hereunder, under any Senior Notes Indenture, under the Senior Secured Notes Indenture or under any Refinancing Indebtedness of any of the foregoing.

“Senior Notes”– (a~~) $350,000,000 aggregate principal amount of 7.625% unsecured senior notes due 2022 issued pursuant to the 2013 Senior Notes Indenture (as defined in the definition of “Senior Notes Indentures”), (b) $900,000,000 aggregate principal amount of 6.50% unsecured senior notes due 2021 issued pursuant to the 2014 Senior Notes Indenture (as defined in the definition of “Senior Notes Indentures”), (c~~) $325,000,000 aggregate principal amount of 7.75% unsecured senior notes due 2023 issued pursuant to the 2015 Senior Notes Indenture (as defined in the definition of “Senior Notes Indentures”) and, subject to Section 9.1.19 (if applicable), any Refinancing Indebtedness thereof, (b) $550,000,000 aggregate principal amount of 11.0% unsecured senior notes due 2025 issued pursuant to the 2019 Senior Notes Indenture (as defined in the definition of “Senior Notes Indentures”) and any Refinancing Indebtedness thereof, and (~~d~~c) any subsequent offering of unsecured senior notes, without regard to principal amount, having a maturity date that is at or ~~after August 15, 2024~~the 91st day after the Revolver Termination Date, in each case issued by MLP Parent and Calumet Finance.

“Senior Notes Agreements”– the Senior Notes, the Senior Notes Indentures and the Senior Notes Registration Rights Agreements.

“Senior Notes Indentures” ~~–~~- (a~~) that certain Indenture, dated as of November 26, 2013~~, by and among MLP Parent and Calumet Finance, as issuers, the “Guarantors” (as defined therein) and Wilmington Trust, National Association, as trustee (the “~~2013 Senior Notes Indenture”), (b) that certain Indenture, dated as of March 31, 2014, by and among MLP Parent and Calumet Finance, as issuers, the “Guarantors” (as defined therein) and Wilmington Trust, National Association, as trustee (the “2014 Senior Notes Indenture”), (c~~) that certain Indenture, dated as of March 27, 2015, by and among MLP Parent and Calumet Finance, as issuers, the “Guarantors” (as defined therein) and Wilmington Trust, National Association, as trustee (the “2015 Senior Notes Indenture”), ~~and (d(b) that certain Indenture, dated as of~~ October 11, 2019~~, by and among MLP Parent and Calumet Finance, as issuers, the “Guarantors” (as defined therein) and Wilmington Trust, National Association, as trustee (the “~~2019 Senior Notes Indenture”) and (c) any note purchase agreement, indenture or other agreement evidencing any other Senior Notes or any refinancing of the foregoing permitted by Section 9.2.3.

“Senior Notes Registration Rights Agreements” ~~–~~- (a~~) that certain Registration Rights Agreement dated November 26, 2013, among certain Borrowers, as issuers or guarantors of the Senior Notes, and the “Initial Purchasers” (as defined therein), (b) that certain Registration Rights Agreement dated March 31, 2014, among certain Borrowers, as issuers or guarantors of the Senior Notes, and the “Initial Purchasers” (as defined therein), (c~~) that certain Registration Rights Agreement dated March 27, 2015, among certain Borrowers, as issuers or guarantors of the Senior Notes, and the “Initial Purchasers” (as defined therein), and (~~d~~b) any registration rights agreement or similar agreement relating to any other Senior Notes or any refinancing thereof permitted by Section 9.2.3.

“Senior Notes Maturity Reserve”– the amount of any principal payments due, at the time of determination, within ~~sixty~~ninety-one (~~60~~91) days pursuant to the terms of any Senior Notes Indenture, the Senior Secured Notes Indenture or under any Refinancing Indebtedness of any of the foregoing.

“Senior Officer”– with respect to any Person, the chief executive officer, president, chief financial officer, chief accounting officer, vice president-finance, controller, treasurer or assistant treasurer of such Person. Any document delivered hereunder that is signed by a Senior Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Senior Officer shall be conclusively presumed to have acted on behalf of such Person.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 55

“Settlement Report”– a report delivered by Agent to Lenders summarizing the Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Commitments.

“Senior Secured Notes” ~~– up to~~- $~~400,000,000~~200,000,000 aggregate principal amount of ~~11.5~~9.25% senior secured notes due ~~2021~~2024 issued by MLP Parent and Calumet Finance pursuant to the Senior Secured Notes Indenture and any Refinancing Indebtedness thereof provided that the Liens securing such refinancing, refunding, renewal or extension are limited to the types of assets securing such refinanced notes and that the Lien priority is equal to or junior to (but not greater than) the Indebtedness being refinanced, refunded, renewed or extended.

“Senior Secured Notes Agreements” ~~–~~- the Senior Secured Notes, the Senior Secured Notes Indenture, the other “Note Documents” as such term is defined in the Senior Secured Notes Indenture, the “Fixed Asset Collateral Documents” as such term is defined in the Hedge Intercreditor Agreement and the “Collateral Trust Agreement” as such term is defined in the Hedge Intercreditor Agreement.

“Senior Secured Notes Indenture” ~~–~~- (a) that certain Indenture, dated as of ~~April 20~~August 5 , ~~2016~~2020 , by and among MLP Parent and Calumet Finance, as issuers, the “Guarantors” (as defined therein) and Wilmington Trust, National Association as trustee, and (b) any note purchase agreement, indenture or other agreement evidencing any other Senior Secured Notes or any refinancing of the foregoing permitted by Section 9.2.3.

“

“SOFR ~~Early Opt-in”– Agent and the Borrower Agent have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.1.4(a) and paragraph (1)~~”–with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Adjustment” – a percentage per annum equal to 0.150% (15.0 basis points).

“SOFR Administrator”–the Federal Reserve Bank of New York, as the ~~definition of “Benchmark Replacement”~~administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“Solvent” or “Solvency” - with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the Ordinary Course of Business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 56

to become an actual or matured liability. In determining the Solvency of a Borrower, due consideration shall be given to such Borrower’s contribution and other rights, under common law or otherwise, from or against other Borrowers.

“Specified Obligor”– an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

“Specified Transaction”– as defined in the definition of “Pro Forma Basis” as set forth in this Section 1.1.

~~“Spot Rate”–the exchange rate, as determined by Agent or Issuing Bank, as the case may be, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency (provided that, upon request from Borrower Agent from time to time and in conjunction with each of the preceding determinations, Borrower Agent shall be provided a written description of the applicable Spot Rate and the sources used to determine such rate).~~

“Springing Dominion Account” ~~–~~- (a) with respect to Calumet Operating, LLC, a Delaware limited liability company, an account specified by and held at Bank of America established by Agent in its name and under its sole and exclusive control at its offices in Dallas, Texas designated as “Calumet Operating, LLC”, and (b) any other account established by Bank of America to receive funds from a lockbox account or other account of any Obligor.

“State Excise Tax Reserve” ~~–~~- without duplication of any such amounts excluded from the face amount of any Account pursuant to clause (1) of the definition of “Borrowing Base”, the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of state excise taxes that will be payable by Borrowers in connection with sales of Inventory included in the calculation of the Borrowing Base.

“Stated Amount” ~~–~~- the Dollar Equivalent Amount of the outstanding amount of a Letter of Credit, including any automatic increase or tolerance with respect to such amount, whether or not then effective, that is provided by the terms of such Letter of Credit or the LC Documents related thereto.

“Sterling”– the lawful currency of the United Kingdom.

“Subordinated Indebtedness”– Indebtedness incurred by an Obligor or Restricted Subsidiary that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

“Subsidiary”– with respect to any Person, means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of MLP Parent.

“Successor Rate”– as defined in Section 3.1.4 .

“Supermajority Lenders”– Lenders (subject to Section 4.2) having (a) Commitments in excess of 66-2/3% of the aggregate Commitments; and (b) if the Commitments have terminated in full or expired,

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 57

Loans and participations in LC Obligations described in clauses (a) and (b) of the definition thereof in excess of 66-2/3% of all outstanding Loans and all such LC Obligations or, if all Loans and all such LC Obligations have been Paid In Full, in excess of 66-2/3% the aggregate remaining Obligations; provided, however, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Secured Party that funded the applicable Loan or issued the applicable Letter of Credit.

“Supporting Obligation”– as defined in the UCC.

“Sustainability Coordinator”–BofA Securities, Inc. and any other Lender appointed by Borrower Agent, with the consent of BofA Securities, Inc., acting in such capacity as the sustainability coordinator.

“Sustainability Linked Loan Principles”–the Sustainability Linked Loan Principles as most recently published by the Loan Market Association and Loan Syndications & Trading Association or any successor thereto.

“Swap Contract”– (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations”– with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value”– in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Loan”– any Borrowing of Base Rate Revolver Loans or Alternate Swingline Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

“Swingline Sublimit “– as defined in Section 4.1.3(a) .

“Synthetic Lease Obligation”– the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of Property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 58

“Taxes”– all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Term SOFR”– for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body~~

“Third Amendment”– that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of January 20, 2022, among MLP Parent, the Subsidiaries of MLP Parent listed as Borrowers on the signature pages thereto, the Lenders party thereto and Agent.

“Third Amendment Effective Date”– the “Effective Date”, as defined in the Third Amendment.

“Third Amendment Principal Obligations”– as defined in Section 2.1.1(a).

“Threshold Amount”– $50,000,000.

“Transferee”– any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

“Type”–any type of a Loan (i.e., Base Rate Loan or ~~LIBOR~~Daily SOFR Loan) that has the same interest option ~~and~~.

“U.S. Government Securities Business Day”– any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, ~~in~~ the ~~case of LIBOR Loans, the same Interest Period~~New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“UCC”– the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code as in effect in such jurisdiction.

“UK Financial Institution”– any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”– the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Pension Liability”– the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Pension Plan’s assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

“Unreimbursed Amount” –- as defined in Section 2.3.2(a).

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“Unrestricted Subsidiary”–any Subsidiary of MLP Parent (other than Calumet Finance ~~and, for so long as the Refinery Asset Borrowing Base Component is greater than $0, Calumet Montana~~) that is designated by the Board of Directors of MLP Parent as an Unrestricted Subsidiary pursuant to a Board Resolution and in compliance with Section 9.4, but only to the extent that such Subsidiary:

(a)    has no Indebtedness other than Non-Recourse Indebtedness owing to any Person other than MLP Parent or any of its Restricted Subsidiaries, provided, however, that, in the case of a MLP Subsidiary only, the unsecured and subordinated Guarantee of the Indebtedness of such MLP Subsidiary by an Obligor shall be permitted if and to the extent permitted by clause (iii) of Section 9.2.3(j);

(b)    is not party to any agreement, contract, arrangement or understanding with MLP Parent or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to MLP Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of MLP Parent;

(c)    is a Person with respect to which neither MLP Parent nor any Restricted Subsidiary has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(d)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of MLP Parent or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall also be deemed to be Unrestricted Subsidiaries. Any designation of a Subsidiary of MLP Parent as an Unrestricted Subsidiary will be evidenced to Agent by filing with Agent a Board Resolution giving effect to such designation and a written statement signed by a Senior Officer certifying that such designation complied with the preceding conditions and was permitted by Section 9.4. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of MLP Parent as of such date.

“Unused Line Fee “ - fees paid pursuant to Section 3.2.1.

“Unused Line Fee Percentage”– for any Type of Loan, the per annum rate set forth below, as determined based on the Utilization for the preceding month:

Level	Utilization	Unused Line Fee Percentage
I	> 40%	0.250%
II	< 40%	0.375%

“U.S. or United States”– the United States of America.

“U.S. Person”– a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”– as defined in Section 5.9.2(b)(iii).

“Utilization” ~~–means~~- (a) with respect to Revolver Loans, the percentage obtained by dividing the average daily balance of Revolver Loans and the Stated Amount of Letters of Credit during any month by the Revolver Commitments in effect during such month and (b) with respect to FILO Loans, the percentage obtained by dividing the average daily balance of FILO Loans during any month by the FILO Commitments in effect during such month.

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“Value”– (a) with respect to Eligible Category A Inventory (including Eligible In-Transit Inventory which is Eligible Category A Inventory and Eligible LC Backed Future Inventory which will be Eligible Category A Inventory when delivered to a Borrower), the value of such Inventory on a Marked-to-Market Basis, and (b) with respect to Eligible Category B Inventory (including Eligible In-Transit Inventory which is Eligible Category B Inventory and Eligible LC Backed Future Inventory which will be Eligible Category B Inventory when delivered to a Borrower), the value of such Inventory determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis ~~and (c) with respect to the Refinery Assets, the appraised in-place net orderly liquidation value of the Refinery Assets as determined from time to time at Agent’s election by an appraiser acceptable to Agen~~t; provided that, without duplication of any Availability Reserves, (i) the Value of Eligible In-Transit Inventory shall also take into account transportation and handling charges that affect the value of such Inventory as determined by Agent in its Permitted Discretion, and (ii) for purposes of the calculation of the Borrowing Base, FILO Borrowing Base and Aggregate Borrowing Base, the Value of Inventory shall not include (A) the portion of the Value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates.

“Voting Stock”– with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo”– Wells Fargo Capital Finance, LLC and its successors and permitted assigns.

“Wells Fargo Indemnitees”–Wells Fargo and its Related Parties.

“Wholly Owned Subsidiary”–with respect to any Person, any other Person 100% of whose Equity Interests are at the time owned by such Person directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by such Person.

“Withholding Agent”–any Obligor and Agent.

“Write-Down and Conversion Powers” ~~–~~- (a) the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.    Accounting Terms.

1.2.1.    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations, but excluding Borrowing Base, FILO Borrowing Base and Aggregate Borrowing Base calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that

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calculations of Attributable Indebtedness under any Synthetic Lease Obligations or the implied interest component of any Synthetic Lease Obligations shall be made by the applicable Obligor or Restricted Subsidiary in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease Obligations.

1.2.2.    Changes in GAAP. Other than as expressly set forth herein, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either Borrower Agent or Required Lenders shall so request, Agent, Lenders and Obligors shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower Agent shall provide to Agent financial statements and other documents required under this Agreement or as reasonably requested by Agent hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all items of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in GAAP occurring after the Closing Date as a result of the adoption of any proposals set forth in the proposed Accounting Standards Update, Leases (Topic 842): a revision of the 2010 proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on May 16, 2013, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if and to the extent any such change would require treating any lease (or similar arrangement conveying the right to use) as a Capital Lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Closing Date.

1.3.    Certain Matters of Construction. The terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including”, and “to” and “until” each mean “to but excluding”. The term “or” shall not be exclusive. The terms “including”, “includes” and “include” shall mean “including, without limitation” and, for purposes of each Credit Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. All references to “day”, “week” or “month” shall be references to a calendar day, week or month unless otherwise stated. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Credit Document. Unless otherwise expressly stated or qualified herein, all references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers, supplements and other modifications, extensions or renewals from time to time (to the extent permitted by the Credit Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated herein by reference; (e) any Person include successors and permitted assigns of such Person; (f) time of day mean Eastern time; or (g) the discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All calculations of or references to Value, Aggregate Borrowing Base, FILO Borrowing Base and Revolving Borrowing Base components, Loans, Letters of Credit, Obligations and other amounts shall be denominated in Dollars unless expressly provided otherwise and, unless the context otherwise requires, all determinations (including calculations of the Aggregate Borrowing Base, FILO Borrowing Base and Revolving Borrowing Base and financial covenants) made from time to time under the Credit Documents shall be made in light of the circumstances existing at such time. Aggregate Borrowing Base, FILO Borrowing Base and Revolving Borrowing Base calculations shall be made in a manner satisfactory to Agent in its Permitted Discretion (and not necessarily in accordance with GAAP). Obligors shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Credit Documents. No provision of any Credit Documents

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shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best knowledge of” a Borrower or other Obligor or words of similar import are used in any Credit Documents, such phrase means actual knowledge of a Senior Officer of such Borrower or other Obligor (as applicable), or knowledge that a Senior Officer of such Borrower or other Obligor (as applicable) would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates. Unless otherwise expressly stated herein, the word term “intercompany” shall relate to matters that are intercompany between or among the applicable Consolidated Parties.

1.4.    Proportionate Adjustment. The fixed Dollar component of Availability tests set forth in the definitions of “Cash Dominion Trigger Event”, “Pro Forma Basis” (in the penultimate paragraph of such definition) and “Reporting Trigger Event” and in Sections 9.2.6(d)(vi) and 9.3.1 shall be automatically increased ratably with increases in the Commitments after the Closing Date such that such fixed Dollar component shall be increased by the same percentage as the percentage increase in the Commitments.

1.5.    Currency Equivalents.

1.5.1.    Calculations. (a) All references in the Credit Documents to Loans, Letters of Credit, Obligations, Aggregate Borrowing Base, FILO Borrowing Base and Revolving Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. ~~Subject to the immediately succeeding sentence, the~~The Dollar Equivalent Amount of any amounts denominated or reported under a Credit Document in a currency other than Dollars ~~may~~shall be determined by Agent ~~on a daily basis, based on the current Spot Rate for the purchase~~, shall become effective as of ~~Dollars with~~ such ~~currency.~~ Revaluation Date and shall be the Dollar Equivalent Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent Amount as so determined by Agent; provided, however, that (x) Borrowers ~~shall~~may report Value and other Aggregate Borrowing Base, FILO Borrowing Base and Revolving Borrowing Base components to Agent in the currency invoiced by Borrowers or shown in Borrowers’ financial records, with the Dollar Equivalent Amount of any amounts denominated or reported under a Credit Document in a currency other than Dollars determined by Agent ~~based upon the Spot Rate for the purchase of Dollars with such currency (provided that~~as herein set forth and (y) Agent may, from time to time in its discretion, defer to Borrower Agent in the making of such determination of the Dollar Equivalent Amount (and Borrower Agent may so assume unless and until Agent has made such determination), in which case the same shall be determined by Borrower Agent based on a reputable publisher, reasonably acceptable to Agent, of currency exchange rates) ~~and, unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars~~. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

(b)     Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan in an Alternate Currency, or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the relevant alternative currency equivalent of such Dollar amount, as determined by Agent (rounded to the nearest unit (for example, in the case of Dollars, to the nearest cent) of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by Agent.

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1.5.2.    Judgments. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum ~~from the currency provided~~due hereunder or under ~~a~~any other Credit Document ~~(“Agreement Currency”)~~in one currency into another currency, the ~~Spot Rate shall be used as the~~ rate of exchange~~. Notwithstanding any judgment in a~~ used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency ~~(“Judgment Currency”)~~with such other ~~than~~currency on the ~~Agreement Currency, a Borrower shall discharge its~~Business Day preceding that on which final judgment is given. The obligation of each Credit Party in respect of any such sum due from it to Agent or any Lender hereunder or under ~~a~~the other Credit ~~Document~~Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only ~~if,~~to the extent that on the Business Day following receipt by Agent ~~of payment~~or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent ~~can use the amount paid to~~or such Lender, as the case may be, may in accordance with normal banking procedures purchase the ~~sum originally due in the~~ Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased ~~amount~~ is less than the sum originally due to Agent or any Lender from any Credit Party in the Agreement Currency, such ~~Borrower~~Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent ~~and Lenders~~or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased ~~Amount~~ is greater than the sum originally due~~,~~ to Agent ~~shall promptly~~or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the ~~excess~~ amount of any excess to such ~~Borrower~~Credit Party (or to ~~the~~any other Person ~~legally~~who may be entitled thereto under Applicable law).

1.6.    Additional Alternate Currencies. Subject to the approval of Agent, Borrower Agent may from time to time request that an Alternate Swingline Loan be made in a currency other than Dollars provided, that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Any such request shall be made to Agent not later than 11:00 a.m., five (5) Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by Borrower Agent and Agent). If Agent consents to making Alternate Swingline Loans in such requested currency, Agent shall so notify Borrower Agent of such consent, therein designating the applicable reference rate for such currency, and any other procedures, terms (including pricing and interest rate determination mechanics) or conditions applicable to Borrowings of Alternate Swingline Loans in such currency, and such currency shall thereupon be deemed for all purposes to be an Alternate Currency for Alternate Swingline Loans. Agent in its sole discretion may approve or decline any such request without prior notice. No such requested currency shall be an Alternate Currency unless and until Agent notifies of Borrower Agent of Agent’s approval thereof as provided herein.

1.7.    Outstanding Obligations under Existing Loan Agreement. Borrowers, each Guarantor, Agent and the Lenders acknowledge and agree that under the Existing Credit Agreement, the aggregate principal balance of all “Revolver Loans” (as defined in the Existing Loan Agreement) immediately prior to the Closing Date (the “Existing Principal Obligations”) is $0. Borrowers and each Guarantor acknowledge and agree that all “Obligations” (as defined in the Existing Loan Agreement) outstanding immediately prior to the Closing Date (including all Existing Principal Obligations) (collectively, the “Existing Obligations”) constitute valid and binding obligations of Borrowers and Guarantors without offset, counterclaim, defense or recoupment of any kind. Borrowers, each Guarantor, Agent and Lenders hereby acknowledge and agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be amended and restated in its entirety in the form of this Agreement, (b) all Existing Obligations which remain unpaid and outstanding as of the Closing Date shall be in all respects continuing and remain outstanding and payable under this Agreement and the other Credit Documents, with only the terms being modified from and after the Closing Date as provided in this Agreement and the other Credit Documents, (c) the Credit Documents, including the Liens and security interests created thereunder in favor of Agent, for the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 64

benefit of the Secured Parties, as security for the Existing Obligations, as reaffirmed, amended or amended and restated on the Closing Date, and the guarantees of the Existing Obligations, as reaffirmed, amended or amended and restated on the Closing Date, as the case may be, are in all respects continuing and shall remain in full force and effect with respect to all Obligations hereunder and are hereby reaffirmed, (d) notwithstanding anything in Section 2.3 to the contrary, all outstanding “Letters of Credit” under and as defined in the Existing Loan Agreement will constitute Letters of Credit under this Agreement and (e) all references in the Credit Documents (other than this Agreement and any Loan Document amended and restated on the Closing.

1.8.     Interest Rates~~The~~. Agent does not warrant, nor accept responsibility, nor shall ~~the~~ Agent have any liability with respect to the administration, submission or any other matter related to ~~the rates in the definition of “LIBOR”~~any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any ~~of~~ such rate (including, without limitation, any ~~Benchmark Replacement~~Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any ~~Benchmark Replacement~~ Conforming Changes. Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to MLP Parent and its Subsidiaries. Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to MLP Parent or its Subsidiaries, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.9.    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2.    CREDIT FACILITIES

2.1.    Commitments.

2.1.1.    Revolver Loans.

(a)    The parties hereto acknowledge and agree that effective as of the ~~Closing~~Third Amendment Effective Date, to the extent the ~~Existing~~aggregate principal balance of all Revolver Loans outstanding immediately prior to the Third Amendment Effective Date (the “Third Amendment Principal Obligations”) exceed the FILO Maximum Amount, the ~~Existing~~Third Amendment Principal Obligations in the amount of such excess are hereby converted into Daily SOFR Revolver Loans ~~outstanding hereunder~~ (the “Converted Revolver Loans”)~~, without constituting a novation,~~ and shall be allocated to each Revolver Lender with a Revolver Commitment such that, after giving effect to such allocation, the amount of Daily SOFR Revolver Loans held by each Revolver Lender is equal to such Revolver Lender’s Pro Rata share of the Converted Revolver Loans. To the extent such allocation results in losses or expenses to any Lender as a result of the

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prepayment of any LIBOR Loan on a date other than the scheduled last day of the applicable LIBOR Interest Period, Borrowers shall be responsible for such loss or expense pursuant to Section 3.8. Each Revolver Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the ~~Revolver~~Commitment Termination Date for the purposes set forth in Section 9.1.11; provided that (i) no Revolver ~~Loan other than the Refinery~~ Loan shall be made pursuant to this Section 2.1.1(a) at any time when the outstanding principal amount of the FILO Loans is less than the FILO Maximum Amount and (ii) the aggregate amount of Revolver Loans and LC Obligations shall not exceed the Revolver Commitments. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Revolver Lenders have any obligation to honor a request for a Revolver Loan if (x) the sum of the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed an amount equal to the Borrowing Base or (y) the sum of the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) plus the unpaid balance of FILO Loans outstanding at such time would exceed the Aggregate Borrowing Base. Revolving Loans may be Base Rate Loans or Daily SOFR Loans, as further provided herein.

(b)    The parties hereto acknowledge and agree that effective as of the ~~Closing~~Third Amendment Effective Date, the ~~Existing~~Third Amendment Principal Obligations in an amount up to the FILO Maximum Amount are hereby converted into Daily SOFR FILO Loans ~~outstanding hereunder~~ (the “Converted FILO Loans”)~~, without constituting a novation,~~ and ~~are~~shall be allocated to each FILO Lender with a FILO Commitment such that, after giving effect to such allocation, the amount of Daily SOFR FILO Loans held by each FILO Lender is equal to such FILO Lender’s Pro Rata share of the Converted FILO Loans. To the extent such allocation results in losses or expenses to any Lender as a result of the prepayment of any LIBOR Loan on a date other than the scheduled last day of the applicable LIBOR Interest Period, Borrowers shall be responsible for such loss or expense pursuant to Section 3.8. Each FILO Lender agrees, severally on a Pro Rata basis up to its FILO Commitment, on the terms set forth herein, to make FILO Loans to Borrowers from time to time through the FILO Termination Date; provided that the aggregate amount of FILO Loans shall not exceed the FILO Commitments. The FILO Loans may be repaid and reborrowed as provided herein; provided that prior to repaying any FILO Loan, all outstanding Revolver Loans shall have been repaid in full. In no event shall FILO Lenders have any obligation to honor a request for a FILO Loan if the sum of the unpaid balance of FILO Loans outstanding at such time (including the requested Loan) plus the unpaid balance of Revolver Loans outstanding at such time would exceed the Aggregate Borrowing Base. FILO Loans may be Base Rate Loans or Daily SOFR Loans, as further provided herein.

(c)    On each of ~~November 30, 2019, February 28, 2020, May 31, 2020 and August 31, 2020~~July 31, 2023, October 31, 2023, January 31, 2024 and April 30, 2024, (i) (A) the aggregate FILO Commitments shall decrease by $~~6,250,000~~8,750,000 and (B) each Lender’s FILO Commitment shall decrease by its Pro Rata share of, $~~6,250,000~~8,750,000 and (ii) (A) the Revolver Commitments shall increase on a dollar-for-dollar basis by the amount of the decrease in the FILO Commitments on such date and (B) the Revolver Commitment of each Lender that has a FILO Commitment shall increase on a dollar-for-dollar basis by the amount of the decrease in its FILO Commitment on such date.

2.1.2.    Notes. The Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of a Revolving Lender, Borrowers shall deliver a Revolver Note to such Lender. At the request of any FILO Lender, Borrowers shall deliver a FILO Note to such Lender.

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2.1.3.    Voluntary Reduction or Termination of Revolver Commitments.

(a)    The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. The FILO Commitments shall terminatebe reduced to zero pursuant to Section 2.1.1(c) on the FILO Termination Date, unless sooner ~~terminated~~ or reduced to zero in accordance with this Agreement. At any time and from time to time, Borrowers may, at their option, by written notice to Agent, terminate the Revolver Commitments, the FILO Commitments and this credit facility. ~~If Borrowers revoke~~; provided that (i) any such notice shall be given at least five Business Days prior to the date of termination~~, they~~ and (ii) the Borrowers shall ~~be responsible for the amounts, if any, payable pursuant to Section 3.8~~not terminate (x) the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, any portion of the Revolver Loans and LC Obligations would remain outstanding and (y) the FILO Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, any portion of the FILO Loans would remain outstanding. On the Commitment Termination Date, Borrowers shall make Full Payment of all Obligations.

(b)    Borrowers may permanently reduce the Revolver Commitments or FILO Commitments, on a Pro Rata basis for each Lender, from time to time upon written notice to Agent, which notice shall specify the type of commitment being reduced, the amount of the reduction, and shall be given at least five Business Days prior to the date of reduction; provided that (i) the Borrowers shall not reduce (x) the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate amount of Revolver Loans and LC Obligations would exceed the Revolver Commitments and (y) the FILO Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate amount of FILO Loans would exceed the FILO Commitments and (ii) if, after giving effect to any reduction of the Revolver Commitments, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the amount of the Revolver Commitments, such sublimit shall be automatically reduced by the amount of such excess. Each reduction shall be in a minimum amount of $10,000,000 or an increment of $1,000,000 in excess thereof. Notwithstanding anything herein to the contrary, any such reduction of Revolver Commitments and FILO Commitments pursuant to this Section 2.1.3(b) shall not affect Borrowers’ ability to increase the Revolver Commitments pursuant to Section 2.2. Any reduction of the Revolver Commitments or the FILO Commitments shall be applied to such Commitment of each Lender according to Pro Rata share thereof.

2.1.4.    Overadvances. If the Facility Usage exceeds the Aggregate Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans, FILO Loans and LC Obligations shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Credit Documents. Any payments received by Agent with respect to an Overadvance shall be applied first to all outstanding Revolver Loans and then to all outstanding FILO Loans. Unless its authority to make Overadvances is revoked in writing by Required Lenders, Agent may require FILO Lenders and, if the outstanding principal amount of FILO Loans is not less than the FILO Maximum Amount, Revolver Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no Event of Default other than an Event of Default created by the existence of an Overadvance is known to Agent, provided that (i) no Overadvance may continue for more than 30 consecutive days and no additional Overadvance Loans may be required for at least five consecutive days following the termination of the preceding Overadvance, and (ii) the Overadvance is not known by Agent to exceed an amount equal to 5% of the Aggregate Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the

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Overadvance (i) is not increased by more than an amount equal to 2.5% of the Aggregate Borrowing Base (provided that the aggregate amount of all Overadvances shall not exceed an amount equal to 7.5% of the Aggregate Borrowing Base), and (ii) does not continue for more than 30 consecutive days. In no event shall an Overadvance be required that would cause (i) the outstanding Revolver Loans and LC Obligations of any Revolver Lender to exceed its Revolver Commitment, (ii) the outstanding FILO Loans of any FILO Lender to exceed its FILO Commitment or (iii) the outstanding Revolver Loans, FILO Loans and LC Obligations to exceed the aggregate Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.5.    Protective Advances. Agent shall be authorized, in its discretion, at any time that a Default or Event of Default exists or any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans or Base Rate FILO Loans (“Protective Advances”) (a) up to an aggregate amount outstanding at any time, together with the amount of any outstanding Overadvances, equal to the greater of (i) $~~60,000,000~~50,000,000 or (ii) 10% of the Aggregate Borrowing Base, if Agent deems such Loans necessary or desirable to preserve or protect any Collateral, or to enhance the collectability or repayment of Obligations;, or (b) to pay other Obligations under any Credit Document; provided that such Protective Advances shall be Revolver Loans unless the outstanding principal amount of FILO Loans is less than the FILO Maximum Amount, in which case up to an amount equal to the FILO Maximum Amount minus the outstanding principal amount of FILO Loans of such Protective Advances shall be FILO Loans, and the remaining amount of such Protective Advances shall be Revolver Loans. In no event shall Protective Advances cause (i) the outstanding Revolver Loans and LC Obligations of any Lender to exceed its Revolver Commitment, (ii) the outstanding FILO Loans of any Lender to exceed its FILO Commitment or (iii) the outstanding Loans and LC Obligations to exceed the aggregate Commitments. All Protective Advances shall be Obligations, secured by the Collateral, and shall be treated for all purposes as Extraordinary Expenses. Each Revolver Lender or FILO Lender, as applicable, shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authorization to make further Protective Advances under clause (a) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.6.    Foreign Subsidiary Incremental Facilities. Borrower Agent may request in writing at any time the establishment of an additional asset-based revolving loan facility hereunder (each a “Foreign Subsidiary Incremental Facility”, the commitments of the Lenders thereunder, the “Foreign Subsidiary Revolver Commitments” and the loans thereunder, “Foreign Subsidiary Revolver Loans”) or the increase of a then existing Foreign Subsidiary Incremental Facility, in each case in a minimum amount of $10,000,000, or an increment of $10,000,000 in excess thereof; provided that, in each case, (i) the aggregate principal amount of Foreign Subsidiary Incremental Facility established pursuant to this Section 2.1.6 shall not exceed the lesser of (x) $50,000,000 and (y) an amount equal to $500,000,000 minus the aggregate principal amount of increases in Revolver Commitments made pursuant to Section 2.2.1; (ii) the borrowers under such Foreign Subsidiary Incremental Facility (the “Foreign Subsidiary Borrowers”) shall be Wholly-Owned Subsidiaries of the Borrower that are organized under the laws of Canada (or, in each case, any state, province or territory thereof, as applicable); (iii) the borrowing base established for such Foreign Subsidiary Incremental Facility (including the definitions and components thereof) will be reasonably acceptable to the Agent; (iv) the Agent and Foreign Subsidiary Lenders providing the Foreign Subsidiary Incremental Facility will have received on or prior to the effectiveness of the Foreign Subsidiary Incremental Facility customary field examinations and appraisals, in form and substance reasonably satisfactory to the Agent and such Foreign Subsidiary Lenders, of the Foreign Subsidiary Borrowers’ assets that will be included in the borrowing base for the Foreign Subsidiary

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Incremental Facility; (v) the advance rates with respect to the collateral of the Foreign Subsidiary Borrowers (the “Foreign Subsidiary Collateral”) under the Foreign Subsidiary Incremental Facility shall be no higher than the advance rates applicable to the Revolver Loans; (vi) the Foreign Subsidiary Lenders that provide the Foreign Subsidiary Incremental Facility shall benefit from a first-priority perfected security interest in the Foreign Subsidiary Collateral for the Foreign Subsidiary Incremental Facility; it being agreed that no Lender (other than a Foreign Subsidiary Lender in its capacity as such) will benefit from any security interest in the Foreign Subsidiary Collateral); (vii) the Foreign Subsidiary Incremental Facility may benefit from a guaranty from the Borrower and the Guarantors which guaranty may be secured by the Collateral securing the Obligations of the Secured Parties (other than any Foreign Subsidiary Lender or New Foreign Subsidiary Lender), and the provisions of Section 5.5.2 shall be deemed modified to provide that payments on any such guaranty or with the proceeds of such Collateral shall be applied to repay the Foreign Subsidiary Revolver Loans under such Foreign Subsidiary Incremental Facility directly after the application thereof to repayment of principal and interest on all Revolver Loans and FILO Loans, and each Lender (including each Foreign Subsidiary Lender) shall enter into a customary loss sharing agreement in form and substance reasonably acceptable to Agent and the Required Lenders; (viii) the maturity date of the Foreign Subsidiary Incremental Facility will be the Revolver Termination Date; (ix) each Foreign Subsidiary Borrower shall have appointed a process agent that is a Person incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia; (x) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such establishment or increase in the Foreign Subsidiary Incremental Facility, as applicable; (xi) prior to the date of such establishment or increase, each Lender shall have received written notice from Agent of the aggregate principal amount of the requested Foreign Subsidiary Incremental Facility or increase thereto, as applicable; (xii) Borrower Agent shall, and shall cause its applicable Subsidiaries (including any applicable Foreign Subsidiary Borrowers) to, execute and deliver such documents and instruments and take such other actions as may be reasonably requested by Agent in connection with such establishment or increase, as applicable, and (xiii) such establishment or increase, as applicable, of the Foreign Subsidiary Incremental Facility shall be subject to successful syndication thereof. Any request under this Section 2.1.6 shall be submitted by Borrower Agent to Agent (and Agent shall forward copies to Lenders), specify the proposed effective date and the amount of the requested Foreign Subsidiary Incremental Facility or increase thereto, as applicable, and be accompanied by an officer’s certificate of Borrower Agent stating that no Default or Event of Default exists or will occur as a result of such establishment or increase(s), as applicable. Borrower Agent may also specify any fees offered to those Lenders (the “Foreign Subsidiary Lenders”) that agree to provide the Foreign Subsidiary Incremental Facility or increases thereto, as applicable, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Foreign Subsidiary Revolver Commitments and/or provide a new Foreign Subsidiary Incremental Facility, as applicable. No Lender shall have any obligation, express or implied, to offer to provide any Foreign Subsidiary Incremental Facility or to increase its existing Foreign Subsidiary Revolver Commitments. Only the consent of each Foreign Subsidiary Lender and Agent shall be required for the establishment of a Foreign Subsidiary Incremental Facility and/or increase in the aggregate principal amount of the Foreign Subsidiary Revolver Commitments pursuant to this Section 2.1.6. No Lender that elects not to increase the principal amount of its Foreign Subsidiary Revolver Commitment may be replaced in respect of its existing Foreign Subsidiary Revolver Commitment as a result thereof without such Lender’s consent.

Each Foreign Subsidiary Lender that desires to participate in the Foreign Subsidiary Incremental Facility and/or increase its Foreign Subsidiary Revolver Commitment (each a “Foreign Subsidiary Responding Lender”), shall as soon as practicable specify the amount of each such proposed Foreign Subsidiary Revolver Commitment or increase thereto, as applicable, which it is willing to assume. If the total amount that Foreign Subsidiary Responding Lenders are willing to provide and/or increase, as applicable, their Foreign Subsidiary Revolver Commitments exceeds the

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amount of the requested Foreign Subsidiary Incremental Facility or increase of Foreign Subsidiary Revolver Commitments, as applicable, Borrower Agent shall determine the final allocation thereof; provided that, the amount of or increase in any Foreign Subsidiary Lender’s Foreign Subsidiary Revolver Commitment shall not exceed the amount of such Foreign Subsidiary Revolver Commitment or increase thereto proposed by such Foreign Subsidiary Lender. If the total amount that the Foreign Subsidiary Responding Lenders are willing to provide and/or increase their Foreign Subsidiary Revolver Commitments, as applicable, is less than the amount of the proposed Foreign Subsidiary Incremental Facility or increase of the Foreign Subsidiary Revolver Commitments, as applicable, in either case Borrower may designate new lenders who qualify as Eligible Assignees and who are reasonably acceptable to Agent as additional Foreign Subsidiary Lenders, as applicable, hereunder in accordance with this Section 2.1.6 (each such new lender being a “New Foreign Subsidiary Lender”), which New Foreign Subsidiary Lender may assume all or a portion of the requested Foreign Subsidiary Incremental Facility or increase in the aggregate principal amount of the Foreign Subsidiary Revolver Commitments, as applicable.

Each New Foreign Subsidiary Lender designated by Borrower Agent and reasonably acceptable to Agent shall become an additional party hereto as a New Foreign Subsidiary Lender concurrently with the effectiveness of the proposed Foreign Subsidiary Incremental Facility or increase in the aggregate principal amount of the Foreign Subsidiary Revolver Commitments, as applicable, upon its execution of a joinder agreement in form and substance reasonably satisfactory to Agent.

Subject to the foregoing, the Foreign Subsidiary Incremental Facility or increase of Foreign Subsidiary Revolver Commitments requested by Borrower Agent shall be effective as of the date proposed by Borrower Agent and agreed to by Agent and shall be in the principal amount equal to (i) the principal amount which Foreign Subsidiary Lenders are willing to assume as the new Foreign Subsidiary Incremental Facility and/or increases to the principal amount of their Foreign Subsidiary Revolver Commitment, as applicable, plus (ii) the principal amount offered by New Foreign Subsidiary Lenders. ~~To the extent that adjustments to the aggregate Foreign Subsidiary Revolver Commitments result in loss or expenses to any Foreign Subsidiary Lender as a result of the prepayment of any LIBOR Loan on a date other than the scheduled last day of the applicable Interest Period, the Borrowers shall be responsible for such loss or expense pursuant to Section 3.8.~~

Each of the parties hereto hereby agrees that, upon the effectiveness of the Foreign Subsidiary Incremental Facility, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence of the Foreign Subsidiary Incremental Facility and the Foreign Subsidiary Revolving Loans evidenced thereby, and Agent and the Borrowers may, without the consent of the other Lenders, effect such amendments to this Agreement and the other Credit Documents, and enter into any new Credit Documents, in each case as may be necessary or appropriate, in the reasonable opinion of Agent and Borrower Agent, to effect the provisions of this Section 2.1.6 (including (A) any amendments to Section 5.5), but which reflect the junior payment priority of the Foreign Subsidiary Incremental Facility with respect to the proceeds of the Collateral to the extent the Foreign Subsidiary Incremental Facility is not secured by Liens on the Collateral that rank pari passu with the Liens securing the Obligations of the Secured Parties (other than the Foreign Subsidiary Lenders in their capacities as such), (B) any amendments to this Agreement to reflect the ability for the Foreign Subsidiary Incremental Facility to be advanced and repaid in a currency other than Dollars, and (C) entering into any additional Collateral Documents with respect to the Foreign Subsidiary Incremental Facility and any guarantees provided by the Borrower and its Subsidiaries with respect thereto). For the avoidance of doubt, this Section 2.1.6 shall supersede any provisions in Section 13.1.1. From and after the effective date of the Foreign Subsidiary Incremental Facility and/or Foreign Subsidiary Revolver Commitment increase, the Foreign Subsidiary Revolver Loans and Foreign Subsidiary Revolver Commitments established pursuant to this Section 2.1.6 shall constitute Foreign Subsidiary Revolver Loans and Foreign Subsidiary Revolver Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents.

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Following the effective date of the Foreign Subsidiary Incremental Facility and/or increase to the Foreign Subsidiary Revolver Commitments, Agent shall deliver to Borrower Agent a schedule to the Agreement reflecting the Foreign Subsidiary Incremental Facility and/or increases to the aggregate Foreign Subsidiary Revolver Commitments.

2.2.    Incremental Availability; Commitments.

2.2.1.    Request for Increase. Borrowers shall have the right, at any time and from time to time prior to the Revolver Termination Date but on not more than four occasions and in minimum increments of $50,000,000 per occasion, to request an increase in the Revolver Commitments hereunder and incur additional Indebtedness under this Agreement (the “Incremental Revolver Facility”; such Indebtedness, the “Incremental Revolver Loans”) by an aggregate principal amount of up to $500,000,000 less the aggregate principal amount of all Foreign Subsidiary Revolver Commitments which have been provided pursuant to Section 2.1.6; provided that no Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to, such increase. At the time of sending such notice, Borrower Agent (in consultation with Agent) shall specify the time period within which each Lender is requested to respond and the proposed Applicable Margins (or range of proposed Applicable Margins) acceptable to Borrowers to be applicable to the requested Incremental Revolver Loans.

2.2.2.    Lender Elections to Increase. Each Lender shall notify Agent within such time period whether or not it agrees to increase its Revolver Commitment and, if so, the amount of the increase to which it agrees. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolver Commitment.

2.2.3.    Notification by Administrative Agent; Additional Lenders. Agent shall notify Borrower Agent and each Lender of the Lenders’ responses to each request made hereunder. Borrowers may also invite additional Persons described in clause (b) of the definition of “Eligible Assignees” to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Agent.

2.2.4.    Effective Date and Allocations. If the Revolver Commitments are increased in accordance with this Section 2.2, Agent and Borrower Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. Agent shall promptly notify Borrower Agent and Lenders of the final allocation of such increase and the Increase Effective Date.

2.2.5.    Conditions to Effectiveness of Increase. As a condition precedent to such increase, Borrower Agent shall deliver to Agent (a) if so requested by Agent, a legal opinion in form and substance reasonably satisfactory to Agent and (b) a certificate of each Obligor dated as of the Increase Effective Date signed by a Secretary or Assistant Secretary of such Obligor certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and a certificate of a Senior Officer certifying that, before and after giving effect to such increase, (i) the representations and warranties of each Obligor contained in Section 8 and the other Credit Documents are true and correct on and as of the Increase Effective Date (except for representations and warranties that expressly relate only to an earlier date, which shall be true and correct on such date) and (ii) no Default or Event of Default has then occurred and is continuing. Borrowers shall prepay any Loans and Overadvance Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.8) to the extent necessary to keep the outstanding Loans and Overadvance Loans ratable with any revised Pro Rata shares arising from any nonratable increase in the Revolving Commitments under this Section 2.2.

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2.2.6.    Pricing. Any Incremental Revolver Loans shall have the same terms (including, but not limited to, maturity date, voting rights and rights to receive the proceeds of prepayments but excluding the Applicable Margins for interest rates applicable thereto) as the existing Revolver Loans and shall be considered Revolver Loans hereunder. The Applicable Margins for the interest rates applicable to the Incremental Revolver Loans shall be as set forth in the request therefor (or those as are indicated in such request to be acceptable to Borrowers) provided pursuant to Section 2.2.1 and as agreed to by the Lenders who agree to provide such Incremental Revolver Loans in accordance with Section 2.2.2 or Section 2.2.3, provided that all Incremental Revolver Loans to be provided pursuant to each request for Incremental Revolver Loans shall have the same Applicable Margins for the interest rates applicable thereto.

2.2.7.    Amendments. Agent is authorized to enter into, on behalf of Lenders, any amendment to this Agreement or any other document as may be necessary to incorporate the terms of any new Incremental Revolver Facility therein.

2.2.8.    Conflicting Provisions. This Section 2.2 shall supersede any provisions in Section 11.5 or Section 13.1 to the contrary.

2.3.    Letter of Credit Facility.

2.3.1.    Issuance of Letters of Credit. Each Issuing Bank agrees to issue, amend and renew Letters of Credit from time to time until five Business Days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)    Each Borrower acknowledges that each Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon such Issuing Bank’s receipt of an LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as such Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. No Issuing Bank shall have any obligation to issue any Letter of Credit unless (i) such Issuing Bank receives a LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied, and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and each Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If any Issuing Bank receives written notice from Required Lenders at least one Business Day before issuance of a Letter of Credit that any LC Condition has not been satisfied, such Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other Letter of Credit) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement (provided that this sentence shall not constitute a waiver of Borrowers’ right to cause the issuance of a Letter of Credit in accordance with this Agreement if, in fact, all LC Conditions are satisfied in connection therewith). Prior to receipt of any such notice, such Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)    Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower incurred in the Ordinary Course of Business; or (ii) for other lawful corporate purposes. The increase, renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of each Issuing Bank.

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(c)    Borrowers assume all risks (as between or among Borrowers, on the one hand, and Indemnitees on the other hand) of the acts, omissions or misuses of any Letter of Credit by the beneficiary; provided that this foregoing assumption is not intended to and shall not preclude Borrowers’ pursuit of any and all rights and remedies as it may have against any beneficiary at law or otherwise. In connection with issuance of any Letter of Credit, none of Agent, any Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of the Issuing Banks under the Credit Documents shall be cumulative. Each Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)    In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, each Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, notice or other Communication in whatever form believed by such Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected with reasonable care.

(e)    Notwithstanding anything to the contrary contained herein, with respect to any Issuing Bank which is other than the entity which is then acting as Agent hereunder, such Issuing Bank shall not issue, amend or renew any Letter of Credit, and no Lender shall be obligated to participate in any such Letter of Credit pursuant to Section 2.3.2 or otherwise, unless Agent shall have received a true and correct copy of the Letter of Credit as so issued, amended or renewed (as well as the LC Application and other LC Documents relating thereto if so requested by Agent) and such Issuing Bank shall have obtained confirmation from Agent that the issuance, amendment or renewal of such Letter of Credit is permitted under this Agreement. Agent shall respond in a reasonably prompt fashion to any such confirmation requested pursuant to this Section 2.3.1(e).

(f)    All Existing Letters of Credit shall be deemed to have been issued pursuant to this Agreement and to be Letters of Credit issued and outstanding hereunder and, from and after the Closing Date, shall be subject to and governed by the terms and conditions hereof.

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2.3.2.    Reimbursement; Participations.

(a)    If any Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to such Issuing Bank, on the same day (“Reimbursement Date”), the Dollar Equivalent Amount of the amount paid by such Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers (no matter when such Issuing Bank shall give notice of such honor and the amount thereof to Borrower Agent); provided, however, that such Issuing Bank shall give notice of such honor and the amount thereof to Borrower Agent in accordance with such Issuing Bank’s standard procedures and such payment by Borrowers shall not be due until the date on which such notice is given to Borrower Agent or, if such notice is given after 2:00 p.m., on the Business Day immediately succeeding such date on which such notice is given. The obligation of Borrowers to reimburse such Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. If Borrowers fail to so reimburse such Issuing Bank in an amount equal to the Dollar Equivalent Amount of the amount of such payment made by such Issuing Bank (the “Unreimbursed Amount”), Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in Dollars in an amount necessary to pay the Unreimbursed Amount and all interest accrued thereon and all other amounts due such Issuing Bank in respect of such Letter of Credit and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby or the conditions in Section 6 are satisfied.

(b)    Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from such Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit outstanding from time to time. Each Issuing Bank is issuing Letters of Credit in reliance upon this participation. If any Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of such Issuing Bank, such Lender’s Pro Rata share of such payment. Upon request by a Lender, each Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)    The obligation of each Lender to make payments to Agent for the account of each Issuing Bank in connection with such Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Credit Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, non-compliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. No Issuing Bank assumes any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. No Issuing Bank makes to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. No Issuing Bank shall be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or

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enforceability of, any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)    No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents or this Section 2.3 except as a result of its gross negligence, willful misconduct or bad faith. No Issuing Bank shall have any liability to any Lender if such Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3.    Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within five Business Days prior to the Revolver Termination Date, then Borrowers shall, at any Issuing Bank’s or Agent’s written request, Cash Collateralize the aggregate maximum amount then potentially available for draw under all outstanding Letters of Credit and pay to the Issuing Banks the amount of all other outstanding LC Obligations. Subject to Section 4.2.2, Borrowers shall, on demand by any Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender not otherwise covered by the arrangements referenced in Section 2.3.1(a)(iii). ~~If Borrowers fail to Cash Collateralize outstanding Letters of Credit as required herein, Lenders may (and shall upon direction of Agent) advance, as a Borrowing of Base Rate Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied), provided that Borrowers shall not be deemed to have made any representation or warranty that such conditions are satisfied in connection with any such advance of Loans.~~

2.3.4.    Resignation of Issuing Bank. Any Issuing Bank may resign at any time upon five Business Days’ prior written notice to Agent and Borrower Agent. On the effective date of such resignation, such Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall honor such Letter of Credit in accordance with its then existing obligations thereunder and shall continue to have the benefits of Sections 2.3, 11.6 and 13.2 with respect to any Letters of Credit issued or other actions taken while an Issuing Bank. Agent may appoint a replacement Issuing Bank (other than a Defaulting Lender) with the consent of such replacement Issuing Bank and, as long as no Default or Event of Default exists, such replacement shall be subject to the consent of Borrower Agent, such consent not to be unreasonably withheld or delayed.

SECTION 3.    INTEREST, FEES AND CHARGES

3.1.    Interest.

3.1.1.    Rates and Payment of Interest.

(a)    The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time plus the Applicable Margin; (ii) if a ~~LIBOR~~Daily SOFR Loan (other than an Alternate Swingline Loan), at ~~the LIBOR for the applicable Interest Period~~Daily Simple SOFR plus the Applicable Margin; (iii) if an Alternate Swingline Loan, at the Alternate Currency Rate plus the Applicable Margin; and (iv) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Revolver Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.

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(b)    During the continuance of an Event of Default, if Required Lenders in their discretion so elect, the Obligations shall bear interest at the Default Rate; provided, however that, at all times during the continuance of an Event of Default resulting from a default in the payment of principal of the Loans when and as required to be paid (whether at stated maturity, on demand, upon acceleration or otherwise), the Obligations shall bear interest at the Default Rate. Each Borrower acknowledges that the cost and expense to Agent and each Lender due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense.

(c)    Interest accrued on the Loans shall be due and payable in arrears, (i) for any Base Rate Loan or Daily SOFR Loan, on the last day of each Fiscal Quarter~~, for any LIBOR Loan with an Interest Period of 90 days or less, on the last day of such Interest Period and for any LIBOR Loan with an Interest Period longer than 90 days, on 90th day after the first day of such Interest Period and on the last day of such Interest Period~~; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Credit Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2.    ~~Application of LIBOR to Outstanding Loans~~Conversion Options.

(a)    Borrowers may on any Business Day, subject to delivery of a Notice of Conversion~~/Continuation~~, elect to convert any portion of ~~the~~ Base Rate Loans to~~,~~ Daily SOFR Loans or to ~~continue~~convert any ~~LIBOR Loan at the end of its Interest Period as, a LIBOR Loan~~portion of Daily SOFR Loans to Base Rate Loans. During the continuance of any Default or Event of Default, no Loan may be made~~,~~ as or converted ~~or continued as a LIBOR~~to a Daily SOFR Loan without the consent of Required Lenders.

(b)    Whenever Borrowers desire to convert ~~or continue~~Base Rate Loans to Daily SOFR Loans or to convert Daily SOFR Loans ~~as LIBOR~~to Base Rate Loans, Borrower Agent shall give Agent a Notice of Conversion~~/Continuation~~, no later than 11:00 a.m. at least two Business Days before the requested conversion ~~or continuation~~ date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion~~/Continuation~~ shall be irrevocable, shall be written (or telephonic, if promptly confirmed in writing), and shall specify the aggregate principal amount of Base Rate Loans to be converted ~~or continued~~to Daily SOFR Loans or the aggregate principal amount of Daily SOFR Loans to be converted to Base Rate Loans, as applicable, the conversion ~~or continuation~~ date (which shall be a Business Day), and whether such ~~Loans~~Base Rate Loans or Daily SOFR Loans, as applicable, are Revolver Loans or FILO Loans ~~and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans~~. Notices given by electronic mail or submitted through Agent’s website shall be deemed to have been given in writing.

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3.1.3.     [Reserved]. ~~Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.~~

~~3.1.3.    Interest Periods. In~~

3.1.4.    Inability to Determine Rates.

(a)      If in connection with ~~the making,~~any request for a Daily SOFR Loan or a conversion ~~or continuation of any LIBOR~~of Base Rate Loans~~, Borrower Agent shall select an interest period (“Interest Period”) to apply, which interest period shall be the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one week or 30, 60, 90 or 180 days thereafter, as selected by Borrower Agent in the Notice of Borrowing; provided that:~~

~~(a)    the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;~~

~~(b)    if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and~~

~~(c)    no Interest Period shall extend beyond the Revolver Termination Date.~~

~~3.1.4.     Notwithstanding anything to the contrary herein or in any other Credit Document:~~

~~(a)     On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.~~

~~(b)    (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long~~ to Daily SOFR Loans, as applicable, (i) Agent ~~has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection~~determines (which determination shall be conclusive ~~and binding~~ absent manifest error)~~; provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be~~ that (A) no Successor Rate has been determined in accordance with Section 3.1.4(b) , and the circumstances under clause (~~1~~i ) of ~~the~~

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~~definition of Benchmark Replacement unless Agent determines that neither~~Section 3.1.4(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Daily Simple SOFR in connection with an existing or proposed Base Rate Loan or Daily SOFR Loan, or (ii) Agent or the Required Lenders determine that for any reason Daily Simple SOFR with respect to a proposed Daily SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such ~~alternative rates is available~~Loan, Agent will promptly so notify the Borrower Agent and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Daily SOFR Loans, or to convert Base Rate Loans to Daily SOFR Loans, shall be suspended (to the extent of the affected Daily SOFR Loans), and (y)  ~~On~~in the ~~Early Opt-in Effective Date in respect of an Other~~event of a determination described in the preceding sentence with respect to the Daily SOFR component of the Base Rat~~e Early Opt-in~~, the ~~Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document.~~

~~(c)    At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, any~~utilization of the Daily SOFR component in determining the Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.1.4(a) , until Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower Agent may revoke any pending request for a ~~borrowing~~Borrowing of, or conversion to ~~or continuation of~~, Daily SOFR Loans (to ~~be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower Agent’s receipt of notice from Agent that a Benchmark Replacement has replaced such Benchmark, and~~the extent of the affected Daily SOFR Loans) or, failing that, ~~such Borrower~~ will be deemed to have converted ~~any~~ such request into a request for ~~a borrowing of or conversion to~~ Base Rate Loans~~. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate~~amount specified therein and (ii) any outstanding Daily SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately.

~~(d)     In connection with the implementation and administration of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.~~

~~(e)    Agent will promptly notify the Borrower Agent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Agent pursuant to this Section 3.1.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will~~

(b)    Replacement of SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, if Agent determines (which determination shall be conclusive ~~and binding~~ absent manifest error ~~and may be made in its sole discretion and without consent from any other party hereto, except~~), or the Borrower Agent or Required Lenders notify Agent (with, in ~~each~~the case~~, as expressly required pursuant to this Section 3.1.4.~~ of the Required Lenders, a copy to the Borrower Agent) that the Borrower Agent or Required Lenders (as applicable) have determined, that:

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~~(f)    At any time (including in connection with the implementation of a Benchmark Replacement),~~

(i)      adequate and reasonable means do not exist for ascertaining SOFR, including, without limitation, because SOFR is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii)     the Federal Reserve Bank of New York or any successor administrator of SOFR or a Governmental Authority having jurisdiction over Agent or such administrator with respect to its publication of SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which SOFR shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Agent, that will continue to provide SOFR after such specific date (the latest date on which SOFR is no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section  3.1.4(b)(i) or (~~A~~ii ) ~~if the~~have occurred with respect to the Successor Rate then in effect, then, on a date and time determined by Agent (any such date, the “Replacement Date”), which date shall be on the relevant interest payment date for interest calculated and, solely with respect to clause (b)(ii) above, no later than the Scheduled Unavailability Date, Agent and the Borrower Agent may amend this Agreement solely for the purpose of replacing SOFR or any then~~-~~ current ~~Benchmark is a term rate (including Term SOFR~~Successor Rate in accordance with this Section 3.1.4 at the relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or ~~LIBOR),~~ then ~~Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B)~~-existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to all Lenders and the Borrower Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders object to such amendment.

Agent will promptly (in one or more notices) notify the Borrower Agent and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent ~~may reinstate any~~, such ~~previously removed tenor for Benchmark (including Benchmark Replacement) settings~~Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent.

Notwithstanding anything to the contrary herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Credit Documents.~~”~~

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3.2.    Fees.

3.2.1.    Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of the Revolving Lenders (other than a Defaulting Lender), a fee equal to the Unused Line Fee Percentage per annum multiplied by the amount by which the (a) Revolver Commitments exceed (b) the average daily balance of Revolver Loans and stated amount of Letters of Credit during any Fiscal Quarter. In addition, Borrowers shall pay to Agent, for the Pro Rata benefit of the FILO Lenders (other than a Defaulting Lender), a fee equal to the Unused Line Fee Percentage per annum multiplied by the amount by which the (a) FILO Commitments exceed (b) the average daily balance of FILO Loans during any Fiscal Quarter. Such fees shall be payable in arrears, on the first Business Day of each Fiscal Quarter and on the Commitment Termination Date.

3.2.2.    LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Revolving Lenders or Issuing Bank, as described below, a fee (the “LC Participation Fee”) equal to the Applicable Margin in effect for ~~LIBOR Revolver~~Daily SOFR Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable quarterly in arrears, on the first Business Day of each Fiscal Quarter; (b) to Issuing Bank, for its own account, a fronting fee equal to 0.125% of the Stated Amount of each Letter of Credit, which fee shall be payable quarterly in arrears, on the first Business Day of each quarter and on the Commitment Termination Date; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum. Subject to Section 4.2.2, any fee described in clause (a) above payable for the benefit of a Defaulting Lender shall be paid, instead, to Issuing Bank unless the Fronting Exposure for such Defaulting Lender’s LC Obligations has been Cash Collateralized, in which case such fees shall not be payable.

3.2.3.    Other Fees. Borrowers shall pay to Bank of America the fees described in ~~the~~any Fee Letter, including, without limitation, the upfront fees described therein payable for the benefit of Lenders.

3.3.    Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days, except that interest accrued on Base Rate Loans (including Base Rate Loans determined by reference to Daily Simple SOFR) shall be based on a year of 365 or 366 days, as the case may be. Each determination by Agent of any interest, fees or interest rate hereunder shall be presumed correct absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically provided herein or in separate documentation entered into between or among the relevant parties thereto, including ~~the~~any Fee Letter. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money for purposes of applicable usury laws. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.8 or 5.8, submitted to Borrower Agent by Agent or the affected Lender, as applicable, describing in reasonable detail the basis and calculation of such amounts, shall be presumed correct absent manifest error. Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations.

3.4.    Reimbursement Obligations.

(a)    Borrowers shall pay, or reimburse Agent for Agent’s payment of, all Extraordinary Expenses incurred by Agent or paid by Agent, in each case within ten days of written request. Borrowers shall also reimburse Agent for all reasonable out-of-pocket legal (for outside counsel), accounting, appraisal, consulting, and other reasonable fees, costs and expenses incurred by it in connection with (i) negotiation and preparation of any

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Credit Documents, including any amendment or other modification thereof; (ii) administration of and actions relating to any Collateral, Credit Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (iii) subject to the limits of Section 9.1.10(b), each inspection, audit or appraisal with respect to any Obligor or Collateral; provided that (A) Borrowers shall also reimburse Lenders (in addition to Agent) for all reasonable out-of-pocket legal fees, costs and expenses of one outside counsel to Lenders as a group in connection with any Enforcement Action (including any restructuring or work out) or in connection with the exercise, protection or enforcement of any rights or remedies of Agent and/or Lenders in, or in the monitoring of, any Insolvency Proceeding relating to any Obligor or its property, and (B) except as provided in clause (A) above, such legal fees, costs and expenses reimbursable by Borrowers pursuant to this sentence shall be limited to one outside counsel of Agent plus one outside counsel of Agent in each jurisdiction of formation or organization of any Obligor or where any such Obligor’s assets are located. Subject to the limitations set forth herein, all out-of-pocket outside legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. All amounts reimbursable by Borrowers under this Section shall constitute Obligations secured by the Collateral and shall be payable within ten days of written request.

(b)    If, as a result of any restatement of or other adjustment to the financial statements of MLP Parent and/or its Subsidiaries or for any other reason, Borrowers or Required Lenders determine that (i) the Quarterly Average Availability as calculated by Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Quarterly Average Availability would have resulted in higher or lower pricing for such period, (A) in the case of higher pricing, Borrowers shall immediately and retroactively be obligated to pay to Agent for the account of the applicable Lenders, promptly on demand by Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period, and (B) in the case of lower pricing, the applicable Lenders shall immediately and retroactively be obligated to pay to Borrowers, promptly on demand by Borrowers (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrowers under the Bankruptcy Code of the United States, automatically and without further action by any Borrower), an amount equal to the excess of the amount of interest and fees that was actually paid for such period over the amount of interest and fees that should have been paid for such period, provided, however, that if an Event of Default has then occurred and is continuing, Agent shall be entitled to apply such amount or any portion thereof to any Obligations which are then due and/or retain (for so long as such Event of Default is continuing) such amount or any portion thereof as Cash Collateral. In the event of any change in GAAP applicable to Borrowers and other similarly situated entities generally, if any such change would otherwise ~~requires~~require a restatement or other retroactive financial statement adjustment as a result of the retroactive application of such revised GAAP principles, then Section 1.2.2 shall control and all fee related calculations shall continue to be made as set forth in Section 1.2.2.

3.5.    Illegality. If any Lender determines in good faith that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its

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applicable Lending Office to make, maintain or fund ~~LIBOR~~ Loans whose interest is determined by reference to SOFR, or to determine or charge interest rates based upon ~~LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market~~SOFR, then, on written notice thereof by such Lender to Borrower Agent through Agent, (a) any obligation of such Lender to make ~~or continue LIBOR~~Daily SOFR Loans or to convert Base Rate Loans to ~~LIBOR~~Daily SOFR Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to Daily Simple SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Agent without reference to the Daily Simple SOFR component of the Base Rate, in each case, until such Lender notifies Agent and Borrower Agent that the circumstances giving rise to such determination no longer exist, which such Lender agrees to do promptly upon the occurrence thereof. Upon receipt of such notice, (i) Borrowers shall, upon demand from such Lender (with a copy to Agent), prepay ~~all LIBOR Loans of such Lender~~ or, if applicable, convert all ~~LIBOR~~Daily SOFR Loans of such Lender to Base Rate Loans~~, either on the last day of the Interest Period therefor, if~~ (the interest rate on which Base Rate Loans of such Lender ~~may lawfully continue~~shall, if necessary to ~~maintain~~avoid such ~~LIBOR Loans to such day~~illegality, be determined by Agent without reference to the Daily Simple SOFR component of the Base Rate), ~~or~~ immediately~~,~~ and (ii) if such ~~Lender may not lawfully continue to maintain such LIBOR Loans~~notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Daily Simple SOFR component thereof until Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6.    Increased Costs.

3.6.1.    Increased Costs Generally. If any Change in Law shall:

(a)    impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.6.5) or Issuing Bank;

(b)    subject any Recipient to Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) with respect to any Loan, Letter of Credit Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)    impose on any Lender, Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, participation in LC Obligations, Commitment or Credit Document;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

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3.6.2.    Capital Requirements, ~~etc~~Etc. If any Lender or Issuing Bank determines in good faith that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered

3.6.3.    Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 3.6.1 or Section 3.6.2 of this Section, and delivered to Borrower Agent in accordance with Section 3.3 shall be presumed correct absent manifest error. Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

3.6.4.    Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies Borrower Agent in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

~~3.6.5.    Reserves on LIBOR Loans. Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrowers shall have received at least 10 days’ prior notice (with a copy to Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.~~

3.7.    Mitigation.

3.7.1.    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.6, or if any Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.8, or if any Lender gives a notice pursuant to Section 3.5, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 5.8 or Section 3.6, as the case may be, in the future,

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or eliminate the need for the notice pursuant to Section 3.5, as applicable, and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or unlawful. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.7.2.    Replacement of Lenders. (a) If any Lender gives notice pursuant to Section 3.5 or requests compensation under Section 3.6, (b) if Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.8, (c) if a Lender is a Defaulting Lender or (d) if any Lender is a Non-Consenting Lender, Borrowers may replace such Lender in accordance with Section 13.17.

3.8.    Funding Losses. If ~~for any reason (other than default by a Lender) (a) any borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b)~~ any repayment or conversion of a LIBOR Loan occurs on ~~a day other than~~ the Third Amendment Effective Date (including pursuant to Section 2.1.1) and such day does not correspond to the end of its applicable LIBOR Interest Period~~, (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) Borrowers revoke any notice of termination of the Commitments delivered pursuant to Section 2.1.3~~, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that such Lender sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Subject to Section 3.3, a Lender’s demand for payment of such losses and expenses shall set forth the nature thereof and a calculation of the amount to be paid in reasonable detail, which demand shall be delivered to Borrower Agent within 90 days after such Lender has made a determination of such losses or expenses and in no event later than nine months after the occurrence of the event that gave rise to such losses or expenses. ~~Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loan.~~

3.9.    Maximum Interest. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or other applicable Obligations (other than Bank Product Indebtedness) then due or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal or unequal parts, the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.    LOAN ADMINISTRATION

4.1.     ~~4.1~~ Manner of Borrowing and Funding Revolver Loans.

4.1.1.    Notice of Borrowing.

(a)    Whenever Borrowers desire funding of a Borrowing of any Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 1:00 p.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans~~, (ii) at least two Business Days prior to the requested funding date, in the case of LIBOR~~ and Daily SOFR Loans (other than Alternate Swingline Loans), and (~~iii~~ii ) at least three Business Days prior to the requested funding date, in the case of

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Alternate Swingline Loans. Notices received after 1:00 p.m. shall be deemed received on the next Business Day. Each Notice of Borrowing (including any telephonic notice thereof, any notice given via electronic mail and any notice submitted through Agent’s website) shall be irrevocable and shall specify (A) the principal amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is of Revolver Loans or FILO Loans; provided that such Borrowing shall be Revolver Loans unless the outstanding principal amount of FILO Loans is less than the FILO Maximum Amount, in which case up to an amount equal to the FILO Maximum Amount minus the outstanding principal amount of FILO Loans of such Loans shall be FILO Loans, and the remaining amount of such Loans shall be Revolver Loans, (D) whether the Borrowing is to be made as Base Rate Loans or ~~LIBOR~~Daily SOFR Loans, (E) ~~in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified), (F)~~ whether such Loan is a General Revolver Loan or a Distribution Revolver Loan, and (~~G~~F) if such Loan is to be a General Revolver Loan and is to be funded as a Swingline Loan in an Alternate Currency, the Alternate Currency in which such Loan is to be funde~~d (and, if applicable, the Interest Period applicable to such Alternate Swingline Loan)~~.

(b)    Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses~~,~~ and LC Obligations but excluding, for the avoidance of doubt, Cash Collateral and Bank Product Indebtedness) shall be deemed irrevocably to be a request (without any requirement for a Notice of Borrowing) for Base Rate Loans on the due date, in the amount of such Obligations; provided that such Loans shall be Revolver Loans unless the outstanding principal amount of FILO Loans is less than the FILO Maximum Amount, in which case up to an amount equal to the FILO Maximum Amount minus the outstanding principal amount of FILO Loans of such Loans shall be FILO Loans, and the remaining amount of such Loans shall be Revolver Loans. The proceeds of such Loans shall be disbursed as direct payment of the relevant Obligation.

(c)    If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request (without any requirement for a Notice of Borrowing) for Base Rate Revolver Loans or Base Rate FILO Loans, as applicable, on the date of such presentation; in the amount of the check and items presented for payment provided that such Loans shall be Revolver Loans unless the outstanding principal amount of FILO Loans is less than the FILO Maximum Amount, in which case up to an amount equal to the FILO Maximum Amount minus the outstanding principal amount of FILO Loans of such Loans shall be FILO Loans, and the remaining amount of such Loans shall be Revolver Loans. The proceeds of such Loans may be disbursed directly to the controlled disbursement account.

(d)    Neither Agent nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Loan (i) on or after the Commitment Termination Date, (ii) when an Overadvance exists or would result therefrom, or (iii) when any condition in Section 6 is not satisfied, but may do so in their discretion, without being deemed to have waived any Default or Event of Default (provided that Borrowers shall not be deemed to have made any representation or warranty that such conditions in Section 6 are satisfied in connection with any such deemed request (as opposed to any actual request) for Loans).

4.1.2.    Fundings by Lenders. Each Revolver Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly

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requested hereunder. Each FILO Lender shall timely honor its FILO Commitment by funding its Pro Rata share of each Borrowing of FILO Loans that is properly requested hereunder. Agent shall use commercially reasonable efforts to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 2:00 p.m. on the proposed funding date for Base Rate Loans or ~~by 5:00 p.m. at least two Business Days before any proposed funding of LIBOR~~Daily SOFR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 4:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 1:00 p.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make available the proceeds of the Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing is not in fact received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

4.1.3.    Swingline Loans; Settlement.

(a)    Subject to the proviso below, Agent shall, upon the request of Borrower Agent made in accordance with Section 4.1.1 and subject to the satisfaction of all conditions precedent set forth in Section 6.2, advance Swingline Loans to Borrowers out of Agent’s own funds, up to an aggregate outstanding amount (for all Swingline Loans, including any Alternate Swingline Loans) equal to the greater of the Dollar Equivalent Amount of $60,000,000 or 10% of the Revolver Commitments then in effect (but not to exceed the Revolver Commitments then in effect) (the “Swingline Sublimit”); provided, however, that (x) Agent shall not be obligated to advance Swingline Loans (i) if, after giving effect thereto, the Dollar Equivalent Amount of the Facility Usage would exceed the Aggregate Borrowing Base, or (ii) unless, if so requested by Agent and subject to Section 4.2.2, the Fronting Exposure of any Defaulting Lender is Cash Collateralized by Borrowers or Borrowers otherwise enter into arrangements satisfactory to Agent to eliminate any funding risk with respect to such Defaulting Lender, as Agent may request from time to time and (y) Borrowers shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. Swingline Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all Collateral. In no event shall Agent be obligated to honor a request for a Swingline Loan if Agent knows that an Overadvance then exists or would result therefrom, provided that Agent may honor such request if such Swingline Loan would otherwise be permitted as an Overadvance or a Protective Advance. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)    To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans (including, without limitation, payment of the principal amount thereof and accrued interest thereon) and other Loans may take place periodically on a date determined from time to time by Agent, which (i) for Swingline Loans other than Alternate Swingline Loans, shall occur at least once every five Business Days and (ii) for Alternate Swingline Loans, shall occur at any time as Agent may determine by notice to Lenders, provided, that Alternate Swingline Loans shall be settled in an amount equal to the Dollar Equivalent Amount of the Alternate Currency in which such Alternate Swingline Loan was funded, determined as provided in

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Section 1.5.1. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders; provided that Swingline Loans shall be settled as Revolver Loans unless the outstanding principal amount of FILO Loans is less than the FILO Maximum Amount, in which case up to an amount equal to the FILO Maximum Amount minus the outstanding principal amount of FILO Loans of such Revolver Loans shall be settled as FILO Loans, and the remaining amount of such Loans shall be settled as Revolver Loans. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans (other than Alternate Swingline Loans), regardless of any designation by Borrower Agent or any Borrower or any provision herein to the contrary (provided that Agent shall provide notice to Borrower Agent of any such application by Agent in a reasonably prompt fashion). Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, (i) each FILO Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan (in an aggregate principal amount not to exceed the aggregate amount of the FILO Commitments minus the outstanding principal amount of FILO Loans) and (ii) each Revolver Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan to the extent not participated to the FILO Lenders pursuant to the foregoing clause (i) and, in each case, such Lenders shall pay the amount of its participation in the Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied.

(c)    If a Notice of Borrowing delivered pursuant to Section 4.1.1(a) specifies that a Borrowing is to be funded as a Swingline Loan in an Alternate Currency, then, subject to the terms of this Agreement (including, without limitation, Section 1.6 and this Section 4.1.3) and Agent’s standard policies and procedures for the funding, continuation and administration of loans in such Alternate Currency which are not in conflict with this Agreement (including the availability of such Alternate Currency, which standard policies and procedures shall be applicable thereto to the extent not in conflict with this Agreement), such Loan shall be funded by Agent as a Swingline Loan in such Alternate Currency (any such Swingline Loan funded in an Alternate Currency, an “Alternate Swingline Loan”). Subject to the terms of this Agreement, Agent shall make Alternate Swingline Loans on any Business Day during the period from the Closing Date to the Revolver Termination Date, not to exceed an amount (based on the Dollar Equivalent Amount thereof) equal to the Alternate Swingline Commitment, which Alternate Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. Alternate Swingline Loans shall bear interest as provided for Alternate Swingline Loans in Section 3.1. ~~Each Alternate Swingline Loan shall be repaid in the Alternate Currency in which it was funded by Agent. For purposes of Sections 3.1.1(c), 3.1.3, 3.1.4, 3.5, 3.6 and 3.8 of this Agreement, each Alternate Swingline Loan shall be deemed to be a LIBOR Loan.~~

4.1.4.    Telephonic Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers (but not change the account into which Loan proceeds are to be deposited) based on telephonic instructions. Borrower Agent shall confirm each such telephonic request by prompt delivery to Agent of a written Notice of Borrowing or Notice of Conversion~~/Continuation~~, if applicable, duly executed by an authorized officer of Borrower Agent. If a written confirmation differs in any material respect from the action taken by Agent or Lenders, the records of Agent and

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Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by any Obligor as a result of Agent or any Lender acting upon its good faith understanding of telephonic or emailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on an Obligor’s behalf.

4.1.5.    Electronic Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on instructions delivered via electronic mail or submitted through Agent’s website. Neither Agent nor any Lender shall have any liability for any loss suffered by an Obligor as a result of Agent or any Lender acting upon its good faith understanding of instructions delivered via electronic mail or submitted through Agent’s website from a source believed in good faith by Agent or any Lender to be authorized to give such instructions on an Obligor’s behalf.

4.2.    Defaulting Lender.

4.2.1.    Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent shall reallocate Pro Rata shares by excluding the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares, provided, however, that in no event shall any Revolver Lender be obligated to fund or participate in Revolver Loans or Letters of Credit in an aggregate amount in excess of its Revolver Commitment, and in no event shall any FILO Lender be obligated to fund or participate in FILO Loans in an aggregate amount in excess of its FILO Commitment. Notwithstanding anything herein to the contrary, a Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Credit Document, except for an amendment, waiver or other modification (a) relating to an increase in the Commitment of a Defaulting Lender, (b) relating to a postponement of any date fixed for payment of principal or interest on Loans held by a Defaulting Lender, (c) relating to a reduction or forgiveness of the principal of, or the rate of interest applicable to, any Loan held by a Defaulting Lender, or (d) relating to any provision altering the voting rights of a Defaulting Lender set forth in the immediately preceding clause (a), (b) or (c).

4.2.2.    Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Credit Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Defaulting Lender’s Fronting Exposure, readvance the amounts to Borrowers hereunder or repay Obligations. A Lender shall not be entitled to receive ~~unused line fees paid pursuant to Section 3.2.1~~Unused Line Fees, letter of credit facility fees paid pursuant to Section 3.2.2 or any other fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the ~~unused line fee~~Unused Line Fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Revolver Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Revolver Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3.    Status; Cure. Agent may determine in its reasonable discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error (provided that such right of determination by Agent shall not preclude Borrower Agent’s right to make such a determination in accordance with the requirements of the definition of the term “Defaulting Lender”). Borrowers, Agent and, in the case of a Lender that is a Revolver Lender, Issuing Bank may agree in writing that a Lender has ceased to be a

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Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Revolving Lenders, and all outstanding FILO Loans and other exposures under the FILO Commitments shall be reallocated among FILO Lenders, and, in each case, settled by Agent (with appropriate payments by the reinstated Lender~~, including payment of any breakage costs for reallocated LIBOR Loans~~) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations under any Credit Document, and no Lender shall be responsible for default by another Lender.

4.3.    ~~Number and Amount of LIBOR Loans; Determination of Rate~~[Reserved]. ~~For ease of administration, all LIBOR Revolver Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Loans shall be allocated among Lenders on a Pro Rata basis. No more than ten aggregated LIBOR Loans may be outstanding at any time, and each aggregate LIBOR Loan when made, continued or converted shall be in a minimum amount of $1,000,000 or an increment of $500,000 in excess thereof. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrower Agent thereof in writing, by telephone or electronically and, if requested by Borrower Agent, shall confirm any telephonic notice in writing~~.

4.4.    Borrower Agent.

4.4.1.    Designation. Each Borrower hereby designates MLP Parent (“Borrower Agent”) as its representative and agent for all purposes under the Credit Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of Communications with Agent, Issuing Bank or any Lender, preparation and delivery of Aggregate Borrowing Base and financial reports and other Obligor Materials, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Credit Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment.

4.4.2.    Reliance, ~~etc~~Etc. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or Communication (including any Notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Credit Documents. Each Borrower agrees that any notice, election, Communication, delivery, representation, agreement, action or undertaking on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5.    One Obligation. The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Credit Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6.    Effect of Termination; Survival. On the effective date of any termination of all of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, with the consent of Agent, any Cash Management Services). All undertakings of Obligors contained in the Credit Documents shall continue, and Agent shall retain its Liens

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in the Collateral and all of its rights and remedies under the Credit Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Obligors and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its reasonable discretion, deems necessary to protect against any such damages. The provisions of Sections 2.3, 3.4, 3.6, 3.8, 5.4, 5.8, 5.9, 11, 13.2, 13.3 and this Section, and each indemnity or waiver given by an Obligor or Lender in any Credit Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

4.7.     Exchanges, Continuations and Rollovers. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower Agent, Agent and such Lender.

4.8.    Conforming Changes. With respect to SOFR or Daily Simple SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document; provided that, with respect to any such amendment effected, Agent shall post each such amendment implementing such Conforming Changes to the Borrower Agent and the Lenders reasonably promptly after such amendment becomes effective.

4.9.     Sustainability Adjustments.

(a) After the Third Amendment Effective Date, Borrower Agent and the Sustainability Coordinator shall be entitled to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of MLP Parent and its Restricted Subsidiaries. The Sustainability Coordinator, the Borrowers and the Required Lenders may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement, and any such amendment shall become effective upon execution by the Borrowers, the Sustainability Coordinator and Lenders constituting the Required Lenders. Upon the effectiveness of any such ESG Amendment, based on the performance of MLP Parent and its Restricted Subsidiaries against the KPIs, certain adjustments (increase, decrease or no adjustment) to the otherwise applicable Unused Line Fee, Applicable Margin and LC Participation Fee will be made; provided that the amount of such adjustments shall not result in an adjustment of (x) in the case of the Unused Line Fee, more than one (1) basis point from the otherwise applicable Unused Line Fee and (y) in the case of the Applicable Margin and LC Participation Fee, more than five (5) basis points from the otherwise applicable Applicable Margin or LC Participation Fee, as applicable. The KPIs, the performance of MLP Parent and its Restricted Subsidiaries against the KPIs, and any related pricing adjustments resulting therefrom will be determined based on certain certificates, reports and other documents, in each case, setting forth the calculation and measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and agreed between the Borrower Agent and the Sustainability Coordinator (each acting reasonably).

(b)    Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Required Lenders so long as such modification does not have the effect of reducing the Commitment Fee, Applicable Percentage or LC Participation Fee to a level not otherwise permitted by Section 4.9(a) .

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(c)    The Sustainability Coordinator will (i) assist the Borrower Agent in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrower Agent in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.

(d)     This Section shall supersede any provisions in Section 13.1 to the contrary.

SECTION 5.    PAYMENTS

5.1.    General Payment Provisions. All payments of Obligations shall be made in Dollars (except as may be otherwise provided in this Agreement), without offset, counterclaim or defense of any kind, subject to the provisions of Section 5.8 and in immediately available funds, not later than 3:00 p.m. on the due date. Any payment after such time shall be deemed made on the next Business Day. Borrowers may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall, so long as an Event of Default has occurred and is continuing, and whether or not an Event of Default has occurred and is continuing in the case of payments of interest accrued on the Loans and payments of fees with respect to Letters of Credit payable under Section 3.2.2 when due, retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate consistent with the requirements of, or otherwise to ensure compliance with the terms and provisions of, this Agreement. If Borrowers fail to designate which type of Loans are to be repaid with any payment, the payment shall be applied first to the General Revolver Loans and then to the Distribution Revolver Loans. If any payment under the Credit Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. ~~Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.8.~~ Any prepayment of Loans shall be applied first to Base Rate Loans and then to ~~LIBOR~~Daily SOFR Loans.

5.2.    Repayment of Loans. (a) The Revolver Loans shall continue outstanding until converted or repaid and shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. The FILO Loans shall be due and payable (~~a~~i) on each of ~~November 30~~July 31, ~~2019~~2023, ~~February 28~~October 31, ~~2020~~2023 and ~~May~~January  31, ~~2020~~2024 , to any extent that the outstanding principal amount of FILO Loans exceeds the FILO Commitments after giving effect to the reduction of the FILO Commitments pursuant to Section 2.1.1(c) and (~~b~~ii ) in full on ~~August 31~~April 30, ~~2020~~2024, and repayment of FILO Loans may be made using the proceeds of a Revolving Loan (subject to the terms and conditions applicable to Revolving Loans generally including, without limitation, satisfaction of the conditions set forth in Section 6.2), thereby effecting the repayment of the applicable portion of a FILO Loan on such date with the proceeds of a Revolving Loan. ~~Loans may be prepaid~~

(b)    Subject to Section 2.1.3(a) and the last sentence of this Section 5.2(b), the Borrower Agent may, upon written notice to Agent, at any time or from time to time~~,~~ voluntarily prepay Loans in whole or in part without ~~penalty or~~ premium or penalty; provided that such notice must be received by Agent not later than 1:00 p.m. on the date of prepayment Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata share of such Loans to be repaid). If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice is in connection with the termination of the Revolver Commitments, the FILO Commitments and this credit facility in accordance with Section

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2.1.3(a), and prepayment of all Obligations in connection therewith, such notice may state that it is conditioned on the Borrowers receiving proceeds of other financing, in which case such notice may be revoked by the Borrower Agent (by providing notice to Agent) if such financing is not received by the Borrowers on or prior to the proposed termination date and prepayment of all Obligations in connection therewith). Notwithstanding anything to the contrary contained herein, no prepayments of FILO Loans may be made unless all outstanding Revolver Loans have been repaid in full.

(c)     If any Disposition (including any Involuntary Disposition) includes the disposition of Collateral (other than Inventory sold in the Ordinary Course of Business ~~and Dispositions effected in accordance with Section 9.2.5 (h)~~), then Net Cash Proceeds of such Disposition in an amount equal to the greater of (a) the fair market value of such Collateral, or (b) the reduction in the Aggregate Borrowing Base upon giving effect to such Disposition (or Involuntary Disposition), shall be applied to the Loans; provided, however, that ~~(i) with respect to the Net Cash Proceeds from any such Disposition of Refinery Assets, such Net Cash Proceeds shall be applied to repay the Loans in an amount equal to the lesser of the Refinery Asset Borrowing Base Component and the outstanding unpaid principal balance of the Revolving Loans and (ii)~~ to the extent of any surplus (“Surplus Net Cash Proceeds”) thereof following such repayment, and with respect to the Net Cash Proceeds from any Disposition of Collateral ~~other than the Refinery Assets~~ and any Surplus Net Cash Proceeds, if (x) no Cash Dominion Trigger Event then exists, and (y) immediately after giving effect to such Disposition (or Involuntary Disposition) and any reduction in the Aggregate Borrowing Base which has resulted or will result (determined as of the time of such Disposition or Involuntary Disposition) therefrom in accordance with this Agreement, no Overadvance will exist, then such Net Cash Proceeds shall be deposited into a Springing Dominion Account and may thereafter be expended or otherwise used by Borrowers in any manner not prohibited by this Agreement.

Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Loans in an amount sufficient to reduce Facility Usage to the Aggregate Borrowing Base; provided that, no prepayments of FILO Loans may be made unless all outstanding Revolver Loans have been repaid in full.

5.3.    Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Credit Documents or, if no payment date is specified, on demand.

5.4.    Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. To the extent that any payment by or on behalf of Borrowers or from the proceeds of Collateral is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises its right of setoff under Section 10.4, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion during an Event of Default or otherwise with Borrower Agent’s prior written consent) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all Liens and rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and Issuing Bank severally agrees to pay to Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

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5.5.    Application and Allocation of Payments.

5.5.1.    Application. Payments made by any Borrower or other Obligor hereunder shall be applied (a) first, as specifically required hereby; (b) second, to accrued and unpaid interest owing to Revolver Lenders hereunder, (c) third, to other Obligations then due and owing in respect of Revolver Loans; (d) fourth, to accrued and unpaid interest owing to FILO Lenders hereunder, (e) fifth, to other Obligations then due and owing in respect of FILO Loans, (f) sixth, to other Obligations specified by Borrowers; and (g) seventh, as determined by Agent in its discretion.

5.5.2.    Post-Default Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral or otherwise, shall be allocated as follows:

(a)    first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)    second, to all amounts owing to Agent on Swingline Loans, Protective Advances and Loans and participations that a Defaulting Lender has failed to settle or fund;

(c)    third, to all amounts owing to Issuing Bank on LC Obligations;

(d)    fourth, to all Obligations (other than Bank Product Indebtedness) constituting fees, indemnification, costs or expenses on Revolver Loans owing to Revolver Lenders;

(e)    fifth, to all Obligations (other than Bank Product Indebtedness) constituting interest on Revolver Loans;

(f)    sixth, to Cash Collateralize all LC Obligations to the extent not otherwise Cash Collateralized pursuant to the terms hereof;

(g)    seventh, to all Obligations constituting principal of the Revolver Loans;

(h)    eighth, to all Obligations (other than Bank Product Indebtedness) constituting fees, indemnification, costs or expenses on FILO Loans owing to FILO Lenders;

(i)    ninth, to all Obligations (other than Bank Product Indebtedness) constituting interest on FILO Loans;

(j)    tenth, to all Obligations constituting principal of the FILO Loans;

(k)    eleventh, to all Bank Product Indebtedness;

(l)    twelfth, to all other Obligations; and

(m)    last, to Borrowers (or any other Obligor which may be entitled thereto, as applicable).

Amounts shall be applied to each category of Obligations set forth above until full payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied

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on a pro rata basis among the Obligations in the category. Amounts distributed with respect to any Bank Product Indebtedness shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Bank Product Indebtedness as calculated by the methodology reported to Agent for determining the amount due. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Indebtedness, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Secured Party. If a Secured Party fails to deliver such notice within five days following request by Agent, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it. The allocations set forth in this Section (other than the tenth allocation to Borrowers or another Obligor) are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. Except for the allocation to Borrowers or another Obligor set forth in clause (j) preceding, this Section is not for the benefit of or enforceable by any Borrower or other Obligor. Within the foregoing parameters, payments applied to Revolver Loans shall be applied first to General Revolver Loans and then to Distribution Revolver Loans.

5.5.3.    Payments by Borrowers; Presumptions by Agent. Unless Agent shall have received notice from the Borrower Agent prior to the date on which any payment is due to Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrowers will not make such payment, Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.

With respect to any payment that Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrowers have not in fact made such payment; (2) Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

A notice of Agent to any Lender, Issuing Bank or any Borrower with respect to any amount owing under this Section 5.5.3 shall be conclusive, absent manifest error.

5.6.    Application of Payments. Subject to Section 5.5 and Section 5.2, after the occurrence of a Cash Dominion Trigger Event and until such time as a Cash Dominion Trigger Event has not existed for 30 consecutive days, the ledger balance in the Dominion Accounts as of the end of a Business Day shall be applied to the Obligations (other than Bank Product Indebtedness) then outstanding at the beginning of the next Business Day. Each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records; provided that such amounts shall not be applied in repayment of FILO Loans unless all outstanding Revolver Loans have been repaid in full. If, as a result of Agent’s receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of Borrowers or any other Obligor (unless otherwise separately and expressly agreed in writing by Agent on or after the date of this Agreement) and, subject to the requirements of Section 5.2, shall be made available to Borrowers (or another Obligor, as applicable) as long as no Event of Default exists.

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5.7.    Loan Account; Account Stated.

5.7.1.    Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Indebtedness of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time, including the amount of principal and interest payable and outstanding LC Obligations. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.7.2.    Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be presumed correct absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8.    Taxes.

5.8.1.    Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a)     Any and all payments of Obligations by Obligors shall be made without deduction or withholding of any Taxes, except as required by Applicable Law. If Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.9.

(b)    If the applicable Withholding Agent (as determined in its good faith discretion) is required by Applicable Law to withhold or deduct Taxes from any such payment, then (i) the applicable Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law, and (ii) if the Taxes are Indemnified Taxes, then the sum payable by the applicable Obligor shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional amounts payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2.    Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.8.3.    Tax Indemnification.

(a)    Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant

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Governmental Authority. Each Borrower shall make payment within 10 days after written demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrower Agent by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be presumed correct absent manifest error.

(b)    Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be presumed correct absent manifest error.

5.8.4.    Evidence of Payments. If Agent or an Obligor pays any Taxes pursuant to this Section, then upon request, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing such payment, a copy of any return required by Applicable Law to report such payment, or other evidence of such payment reasonably satisfactory to Agent or Borrower Agent, as applicable.

5.8.5.    Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by Obligors or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay Obligors an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Obligors with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Obligors agree, upon request by the Recipient, to repay the amount paid over to Obligors (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Obligors if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.8.6.    Survival. Each party’s obligations under this Section 5.8 and under Section 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

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5.8.7.    Definitions. For purposes of this Section 5.8 and Section 5.9, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.

5.9.    Lender Tax Information

5.9.1.    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrower Agent and Agent, at the time or times reasonably requested by Borrower Agent or Agent, such properly completed and executed documentation reasonably requested by Borrower Agent or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Agent or Agent to enable it to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.9.2.    Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a)    Any Lender that is a U.S. Person shall deliver to Borrower Agent and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), executed originals of IRS Form W-9 (or any successor form), certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), whichever of the following is applicable:

(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (A) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN (or any successor form) or, if applicable, IRS Form W-8BEN-E (or any successor form) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (B) with respect to other payments under the Credit Documents, IRS Form W-8BEN (or any successor form) or, if applicable, IRS Form W-8BEN-E (or any successor form) establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)    in the case of a Foreign Lender claiming that interest paid under the Credit Documents is exempt from U.S. federal withholding Tax because it is effectively connected with a United States trade or business of such Foreign Lender, executed originals of IRS Form W-8ECI (or any successor form);

(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the

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Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (B) executed originals of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable (or any successor forms) (with proper attachments as applicable); or

(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, W-8BEN-E, IRS Form W-8EXP (or any successor forms), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, as applicable, IRS Form W-9 (or any successor form) and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrower Agent or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower Agent or Agent to determine the withholding or deduction required to be made; and

(d)    if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrower Agent and Agent, at the time(s) prescribed by Applicable Law and otherwise as reasonably requested by Borrower Agent or Agent, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or Agent as may be necessary for it to comply with its obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.9.3.    Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

5.10.    Nature and Extent of Each Borrower’s Liability.

5.10.1.    Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations (excluding, for the avoidance of doubt, its Excluded Swap Obligations) and all agreements under the Credit Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations,

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and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Credit Document, or any other document, instrument or agreement to which any Obligor is or may become a party or liable; (b) the absence of any action to enforce this Agreement (including this Section) or any other Credit Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.10.2.    Waivers.

(a)    Each Obligor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Obligor. It is agreed among each Obligor, Agent and Lenders that the provisions of this Section are of the essence of the transaction contemplated by the Credit Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Notwithstanding anything to the contrary in any Credit Document, and except as set forth in Section 5.10.3 or after Full Payment of all Obligations, each Obligor expressly waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off, as well as all defenses available to a surety, guarantor or accommodation co-obligor. Each Obligor acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)    Agent and (subject to the terms and provisions of this Agreement and the other Credit Documents) Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including (upon the occurrence and during the continuation of an Event of Default) realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.10. If, in the exercise of any rights or remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Obligor or any other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Obligor consents to such action by Agent or such Lender and waives any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Obligor might otherwise have had but for such action. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Obligor shall not impair any other Obligor’s obligation to pay the full amount of the Obligations. Each Obligor waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Obligor’s rights of subrogation against any other Person. If Agent bids at any foreclosure or trustee’s sale or at any private sale, Agent may bid all or a portion of the Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The

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amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between the amount of such successful bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.10.3.    Extent of Liability; Contribution.

(a)    Notwithstanding anything herein to the contrary, each Obligor’s liability under this Section 5.10 shall be limited to the greater of (i) the amount of the Obligations (subject to each Obligor’s right to contribution, indemnification and reimbursement payments described below), and (ii) such Obligor’s Allocable Amount.

(b)    If any Obligor makes a payment under this Section 5.10 of any Obligations (other than amounts for which such Obligor is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Obligor, exceeds the amount that such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Obligor’s Allocable Amount bore to the total Allocable Amounts of all Obligors, then such Obligor shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Obligor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Obligor shall be the maximum amount that could then be recovered from such Obligor under this Section 5.10 without rendering such payment voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)    Nothing contained in this Section 5.10 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion upon giving at least 20 Business Days’ prior written notice to Borrower Agent, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

(d)    Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under any Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.10 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all

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Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.10.4.    Joint Enterprise. Each Borrower has requested that Agent and Lenders make the credit facility established hereunder available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

SECTION 6.    CONDITIONS PRECEDENT

6.1.    Conditions Precedent to Initial Credit Extension. In addition to the conditions precedent set forth in Section 6.2, Agent, Issuing Bank and Lenders shall not be required to fund or arrange for the issuance of the initial Borrowing or Letter of Credit, and this Agreement shall not be effective to amend and restate the Existing Credit Agreement, unless the following conditions are satisfied (or effectively waived in writing in accordance with Section 13.1) and, with respect to deliveries, each such delivery shall be fully executed, where applicable, and in form and substance reasonably satisfactory to Agent (unless otherwise expressly stated in this Section 6.1 below):

(a)    Credit Documents, Organization Documents, Etc. Agent’s receipt of the following, each of which shall be originals or telecopies or other electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Senior Officer of the signing Obligor or MLP General Partner and each in form and substance reasonably satisfactory to Agent and each of Lenders:

(i)    executed counterparts of this Agreement and the Security Agreement, each dated as of the date hereof;

(ii)    executed counterparts of the Deposit Account Control Agreements, in each case to the extent required by this Agreement or any other Credit Document but except to the extent that the foregoing were previously executed in connection with the Existing Credit Agreement and remain in full force and effect;

(iii)    a Note executed by each Borrower in favor of each Lender requesting a Note;

(iv)    copies of the Organization Documents of each Obligor certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Obligor to be true and correct as of the Closing Date;

(v)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Senior Officers of each Obligor or MLP General Partner as Agent may reasonably require evidencing the identity, authority

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and capacity of each Senior Officer thereof authorized to act as a Senior Officer in connection with this Agreement and the other Credit Documents to which such Obligor is a party (and Agent may rely on such certificates until otherwise notified by the applicable Obligor in writing); and

(vi)    such documents and certifications as Agent may reasonably require to evidence that each Obligor is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of its incorporation or organization and (B) each jurisdiction where its ownership, lease or operation of Properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    Opinions of Counsel. Agent shall have received a legal opinion of Norton Rose Fulbright US LLP, counsel for Obligors, dated as of the Closing Date and in form and substance reasonably satisfactory to Agent.

(c)    Personal Property Collateral. Agent shall have received:

(i)    searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Obligor and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii)    UCC financing statements for each appropriate jurisdiction as is necessary, in Agent’s reasonable discretion, to perfect Agent’s security interest in the Collateral;

(iii)    evidence that all Instruments and Chattel Paper in the possession of any of Obligors with a value in excess of $5,000,000, together with allonges or assignments as may be necessary or appropriate to perfect Agent’s security interest in the Collateral, have been delivered to Agent;

(iv)    duly executed Lien Waivers and such other consents as are necessary, in Agent’s reasonable discretion, to perfect Agent’s security interest in the Collateral and ensure the first priority thereof in accordance with the terms of the Collateral Documents, including agreements establishing each Dominion Account and related lockbox in form and substance, and with financial institutions, reasonably satisfactory to Agent; and

(v)    in the case of any personal property Collateral located at a premises leased by an Obligor, such estoppel letters, consents and waivers from the landlords on such real Property as may be required by Agent.

(d)    Evidence of Insurance. Receipt by Agent of copies of insurance policies or certificates of insurance of Obligors evidencing liability and casualty insurance, including endorsements naming Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of Agent, for the benefit of Lenders, in each case, meeting the requirements set forth in Section 9.1.7.

(e)    Officer’s Certificates. Agent shall have received a certificate or certificates executed by a Senior Officer of each Borrower or MLP General Partner as of

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the Closing Date, in form and substance reasonably satisfactory to Agent, stating that the conditions specified in subsections (a) through (d) of Section 6.2, as applicable, have been satisfied.

(f)    Financial Statements. Receipt by Agent and Lenders of the Audited Financial Statements and the accompanying accountants’ opinion prepared in connection therewith.

(g)    Solvency. Agent shall have received a certificate executed by a Senior Officer of MLP General Partner as of the Closing Date, in form and substance reasonably satisfactory to Agent, certifying that the Obligors on a consolidated basis are Solvent.

(h)    Fees. Any fees required to be paid by Borrowers to Agent, Arrangers or any of Lenders pursuant to the Fee Letter or otherwise agreed in writing on or before the Closing Date shall have been paid.

(i)    Attorney Costs. Borrowers shall have paid all reasonable fees, charges and disbursements of outside counsel of Agent to the extent invoiced prior to or on the Closing Date.

(j)    Priority of Liens. Agent shall have received satisfactory evidence that (i) Agent, on behalf of Lenders, holds a first priority, perfected Lien on all Collateral (subject to clause (ii)) and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens and Liens on Indebtedness to be repaid on the Closing Date and to be released on or promptly after the Closing Date.

(k)    Due Diligence. No material adverse change in the financial condition of Obligors and their Restricted Subsidiaries, taken as a whole, shall have occurred since December 31, 2016.

(l)    Borrowing Base Certificate; Opening Availability. Agent shall have received a Borrowing Base Certificate calculated as of the last day of the month immediately preceding the Closing Date. Upon giving effect to the initial funding of Loans or initial issuance of Letters of Credit and the payment by Borrowers of all fees and expenses incurred in connection herewith, Availability shall be at least $200,000,000.

(m)    Payment of Obligations under Existing Credit Agreement. Except as may be otherwise agreed by Agent, all principal, interest, fees, costs, expenses and other “Obligations” (as such term is defined in the Existing Credit Agreement) accrued and unpaid under the Existing Credit Agreement and the “Credit Documents” (as such term is defined in the Existing Credit Agreement), in each case, that have accrued or are otherwise outstanding or due and payable thereunder, shall be paid in full concurrently with the initial advance of Revolver Loans hereunder.

Without limiting the generality of the provisions of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, each Lender and Issuing Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or Issuing Bank unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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6.2.    Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation hereunder to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)    No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)    Immediately before and after giving effect to such funding, issuance or grant, the Facility Usage shall not exceed the Aggregate Borrowing Base;

(c)    The representations and warranties of each Obligor in the Credit Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate only to an earlier date, which shall be true and correct on such date); and

(d)    With respect to issuance of a Letter of Credit, the LC Conditions shall have been satisfied.

Each Notice of Borrowing (or deemed request, except as otherwise expressly stated herein) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation, other than a Notice of Borrowing requesting only a conversion of Loans to Loans of another Type ~~or a continuation of Eurodollar Rate Loans, for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation~~, shall constitute a representation by Borrowers that the foregoing conditions, as applicable are satisfied on the date of such request and on the date of such funding, issuance or grant.

6.3.    Limited Waiver of Conditions Precedent. If Agent, Issuing Bank or Lenders fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance or grant; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

SECTION 7.    COLLATERAL ADMINISTRATION

7.1.    Borrowing Base Certificates. Prior to the occurrence of a Reporting Trigger Event (and after a Reporting Trigger Event has not existed for 30 consecutive days), Borrowers shall, by the 12th Business Day of each month, deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may reasonably request. After the occurrence of a Reporting Trigger Event and until such time as a Reporting Trigger Event has not existed for 30 consecutive days, Borrowers shall, on or before 10:00 p.m. on the second Business Day of each week, deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of Friday of the immediately preceding week, and at such other times as Agent may reasonably request. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and signed by a Senior Officer or the Controller of Borrower Agent or its general partner, provided that Agent may in its Permitted Discretion from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; and (b) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve. Furthermore, Borrower shall, on or before the Inventory Structuring Transaction Commencement Date applicable to each Permitted Inventory Structuring Transaction, deliver to Agent (and Agent shall deliver to Lenders) an updated Borrowing Base Certificate prepared as of the close of business of the month immediately preceding such Inventory Structuring

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Transaction Commencement Date, adjusted to exclude from the Borrowing Base (i) all Accounts of such Inventory Structuring Subsidiary owed by the applicable Inventory Structuring Counterparty, (ii) all Accounts of such Inventory Structuring Subsidiary which constitute or consist of insurance proceeds of any Hydrocarbon Inventory at any Inventory Structuring Location or any proceeds of such insurance proceeds, (iii) all Inventory of such Inventory Structuring Subsidiary at any Inventory Structuring Location, and (iv) without duplication of the foregoing, any cash or Cash Equivalents pledged to secured the obligations with respect to such Permitted Inventory Structuring Transaction. On or after the Inventory Structuring Transaction Termination Date with respect to any Permitted Inventory Structuring Transaction, Borrower Agent may deliver to Agent (and Agent shall deliver to Lenders) an updated Borrowing Base Certificate prepared as of the close of business of the immediately preceding month, adjusted to include in the Borrowing Base any Collateral previously excluded solely as a result of being subject to such Permitted Inventory Structuring Transaction, together with a certificate certifying that the Inventory Structuring Transaction Termination Date with respect to such Permitted Inventory Structuring Transaction has occurred, and such Collateral shall be eligible for inclusion in the Borrowing Base (subject to the requirements otherwise set forth in this Agreement).

7.2.    Administration of Accounts, ~~etc~~Etc.

7.2.1.    Records and Schedules of Accounts, ~~etc~~Etc. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent, on such periodic basis as Agent may reasonably request, a sales and collections report, in form reasonably satisfactory to Agent. Each Borrower shall also provide to Agent, on or before the 12th Business Day of each month, (a) a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request, and (b) a listing of each Obligor’s trade payables, specifying the trade creditor and balance due, and, at Agent’s reasonable request, a detailed trade payable aging, all in form reasonably satisfactory to Agent. If Accounts in an aggregate face amount of $10,000,000 or more that were Eligible Accounts in the immediately preceding month cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof. Agent shall provide such of the foregoing information as it deems material to Lenders promptly upon receipt thereof from Borrowers.

7.2.2.    Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

7.2.3.    Maintenance of Dominion Account. Obligors (other than Obligors which do not have any Accounts) shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent. Obligors shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and, if such Dominion Account is not maintained with Bank of America (or any Person succeeding it as Agent hereunder), requiring immediate transfer of all funds in the Dominion Account upon notification by Agent (which notification shall not be given until the occurrence and during the continuance of a Cash Dominion Trigger Event and will be revoked if a Cash Dominion Trigger Event ceases to exist for 30 consecutive days) to a Dominion Account maintained with Bank of America (or any Person succeeding it as Agent hereunder), and waiving offset rights of such servicer or bank against

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any funds in the lockbox or Dominion Account, except offset rights for customary administrative charges. Neither Agent nor Lenders assume any responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

7.2.4.    Proceeds of Collateral. Obligors shall request in writing and otherwise take all reasonable steps to direct that all payments on Accounts or otherwise relating to Collateral (except as provided in Section 7.5.2(b)) are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Obligor receives cash or Payment Items with respect to any Collateral (except as provided in Section 7.5.2(b)), it shall hold same in trust for Agent and promptly (not later than the next Business Day if a Cash Dominion Trigger Event then exists, or not later than the second Business Day after receipt if no Cash Dominion Trigger Event then exists) deposit same into a Dominion Account. Except as provided in and subject to Section 5.6 (relating to the application of such amounts after the occurrence and during the continuance of a Cash Dominion Trigger Event and until such time as a Cash Dominion Trigger Event has not existed for 30 consecutive days), all amounts in the Dominion Accounts shall be transferred to such Deposit Account(s) as Borrower Agent or the applicable Obligor may request and designate from time to time.

7.2.5.    Bank Products. In order to facilitate the administration of the Loans, Obligors will maintain Bank of America (or any Person succeeding it as Agent hereunder) or one or more other Lenders as their principal depository bank or banks, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of Obligors’ business.

7.3.    Administration of Inventory.

7.3.1.    Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may reasonably request but in no event more frequently than once per week if no Default or Event of Default exists. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and, at Agent’s request, shall provide to Agent a report based on the latest such physical inventory. Agent may participate in and observe, at its reasonable request, any physical inventory count. Agent shall provide such of the foregoing information as it deems material to Lenders promptly upon receipt thereof from Borrowers.

7.3.2.    Returns of Inventory. No Borrower shall return any Eligible Inventory, Eligible In-Transit Inventory or Eligible LC Backed Future Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is either in the Ordinary Course of Business or consistent with prudent business practices as may be consented to by Agent in its Permitted Discretion; (b) no Default, Event of Default or Overadvance exists or would result therefrom; and (c) Agent is promptly notified if the aggregate Value of all such Inventory returned in any month exceeds $25,000,000.

7.3.3.    Inventory Structuring Transactions. Borrowers shall, at all times on and after the Inventory Structuring Transaction Commencement Date with respect to any Permitted Inventory Structuring Transaction and on or prior to the Inventory Structuring Transaction Termination Date applicable to such Permitted Inventory Structuring Transaction, ensure that all Inventory Structuring Collateral is (a) located where none of the Inventory of any Obligor not party to such Inventory Structuring Transaction is located, (b) stored in one or more tanks or other storage facilities or storage units wherein none of the Inventory of any Obligor not party to such Inventory

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Structuring Transaction is stored, and (c) otherwise not comingled with the Inventory of any Obligor not party to such Inventory Structuring Transaction; provided, however, that Inventory that is in-transit shall not be required to comply with clause (a) or clause (b) preceding.

7.4.    Administration of Deposit Accounts. Schedule 7.4 sets forth all Deposit Accounts maintained by Obligors as of the Closing Date, including all Dominion Accounts. Except as may be otherwise agreed by Agent, each Obligor shall take all actions necessary to establish Agent’s control (for the benefit of Secured Parties and under the terms and condition set forth herein) of each such Deposit Account, other than (a) the “PP&E Proceeds Account” (as such term is defined in the Security Agreement), (b) one or more accounts exclusively used for payroll, payroll taxes or employee benefits, and (c) other accounts containing not more than $5,000,000 in aggregate amount at any time (collectively, the “Excluded Deposit Accounts”); provided that, to the extent that any such Deposit Account (other than an Excluded Deposit Account) held by any Obligor on the Closing Date is not subject to a Deposit Account Control Agreement previously delivered pursuant to the Existing Credit Agreement and which remains in full force and effect, such Obligor shall deliver a Deposit Account Control Agreement with respect to such Deposit Account within thirty (30) days (or such longer period as Agent may reasonably agree) of the Closing Date. Each Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent for the benefit of Secured Parties and under the terms and condition set forth herein) to have control over a Deposit Account or any Property deposited therein. Each Obligor shall promptly notify Agent of any opening or closing of a Deposit Account (other than an Excluded Account) and, upon Agent’s written request, will amend Schedule 7.4 to reflect same.

7.5.    General Provisions.

7.5.1.    Location of Collateral. All tangible items of Collateral, other than Inventory in transit or on consignment, shall at all times be kept by Obligors at the business locations set forth in Schedule 7.5.1, except that Obligors may (a) make sales or other Dispositions of Collateral in accordance with Section 9.2.5, and (b) keep Collateral at one or more other locations in the United States not set forth in Schedule 7.5.1 which are specified by Borrower Agent upon ten days prior written notice to Agent or, in the case of Inventory having a Value not to exceed $10,000,000 in aggregate amount, other locations in the United States specified by Borrowers in the Borrowing Base Certificate delivered to Agent on the 12th Business Day after the end of the month during which such Inventory initially became kept at such other location. All Inventory included in the Aggregate Borrowing Base (other than (i) Inventory in transit or on consignment and (ii) Inventory with a Value of less than $100,000 at any location and less than $2,500,000 in the aggregate) kept at a location which is not owned by an Obligor or which is within the possession or control of any Person other than an Obligor shall be either subject to a Lien Waiver executed by the owner or other Person in possession or control of the location in question or, in lieu thereof, subject to a Rent and Costs Reserve established by Agent in its Permitted Discretion.

7.5.2.    Insurance of Collateral; Condemnation Proceeds.

(a)    If any Obligor fails to provide and pay for any insurance required by this Agreement, Agent may, at its option, but shall not be required to, procure the insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, written notice (including copies of all related information) of all claims in excess of $15,000,000 made to its insurance providers, other than those set forth on Schedule 7.5.2. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds of Collateral are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

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(b)    Any proceeds of insurance for Collateral (other than proceeds from general liability, workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent, provided that so long as no Event of Default has occurred and is then continuing and no Cash Dominion Trigger Event then exists, such proceeds in an aggregate amount not to exceed $15,000,000 may be used by Obligors in the Ordinary Course of Business, including the replacement of Collateral. Any such proceeds or awards shall be deposited into the Springing Dominion Account of the applicable Obligors. Proceeds from any business interruption insurance may be used by Obligors in the Ordinary Course of Business.

7.5.3.    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral or any other Property of Obligors, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Obligors’ sole risk.

7.5.4.    Defense of Title to Collateral. Each Obligor shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

7.6.    Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent in writing to Borrower Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or a Obligor’s name, but at the cost and expense of Obligors:

(a)    Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control and (unless an Event of Default has occurred and is continuing, in which case Agent may apply such proceeds as otherwise permitted by this Agreement) deposit such proceeds into a Springing Dominion Account (if no Cash Dominion Trigger Event then exists) or into a Dominion Account (if a Cash Dominion Trigger Event then exists); and

(b)    During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable and in accordance with Applicable Law; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor and received through any lockbox; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) sign an Obligor’s name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing electronic or information systems relating to any Collateral; (x) make and adjust claims under policies

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of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which an Obligor is a beneficiary; (xii) execute, in connection with any sale or disposition of Collateral, any assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral; (xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes; and (xiv) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Credit Documents.

7.7.    Access to Premises, etcEtc. and Certain Agreements relating to the Collateral Trust Agreement and the Fixed Asset Collateral.

(a)    In addition to the r~~ights and remedies under this Agreement and the other Credit Documents, upon the occurrence of an Event of Default and during the continuance thereof, Agent shall have the right to enter and remain upon the various premises of each Obligor without cost or charge to Agent, and use such premises, as well as all equipment, materials, supplies, books and records and other Property of such Obligor, for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.~~

(b)    Each Obligor hereby agrees that such Obligor shall not, without the prior written consent of Agent, agree to any amendment to or modification of the “Collateral Trust Agreement” or any other “Fixed Asset Collateral Document”, as such terms are defined in the Hedge Intercreditor Agreement, (i) if such amendment or modification would, in any way, broaden the description of any property or assets that constitute a part of the “Fixed Asset Collateral” (as such term is defined in the Hedge Intercreditor Agreement) beyond the categories or types of collateral identified in or contemplated by such “Collateral Trust Agreement” or such other “Fixed Asset Collateral Documents”, respectively, as each such document is in effect as of April 20, 2016, (ii) which would amend or modify the definition of the term “Working Capital Priority Collateral” or the term “Excluded Property” as each such term is contained in such “Collateral Trust Agreement” or any such other “Fixed Asset Collateral Document” as of April 20, 2016, if such amendment or modification would, in any way, narrow or limit the description of any property or assets that constitute a part of such “Working Capital Priority Collateral” or such “Excluded Property”, respectively, as each such term is defined in such “Collateral Trust Agreement” or any such other “Fixed Asset Collateral Document” as of April 20, 2016, or (iii) which could reasonably be expected to be, in any way, materially adverse to Agent or any Secured Party.

7.8.    Intercreditor Agreements; Release of Liens. Each Lender hereby authorizes Agent (for and on behalf of Agent and Lenders) to execute and deliver, and to comply with all terms and provisions of, the Hedge Intercreditor Agreement. Each Lender hereby authorizes Agent (for and on behalf of Agent and Lenders) to, and the Agent shall from time to time upon request of the Borrower Agent (a) in connection with one or more Inventory Structuring Transactions, execute and deliver, and comply with all terms and provisions of, one or more subordination or intercreditor agreements, in form and substance reasonably satisfactory to the Agent, pursuant to which the Agent agrees to subordinate, release or disclaim its Liens on Inventory Structuring Collateral with respect to any Permitted Inventory Structuring Transaction during the period commencing on the Inventory Structuring Transaction Commencement Date with respect to such Permitted Inventory Structuring Transaction and ending on the Inventory Structuring Transaction Termination Date with respect to such Permitted Inventory Structuring Transaction (each, an “Inventory Structuring Intercreditor Agreement”), and (b) release, discharge and disclaim all of its Liens on the Refinery Collateral, and execute and deliver such releases of Liens (and authorize the Borrower Agent to

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~~file releases on Form UCC-3) as Borrower Agent may reasonably request to give effect to the foregoing, at any time that the Refinery Asset Borrowing Base Component is equal to zero if (i) immediately before and after giving effect to such release and discharge, no Overadvance shall exist and (ii) Borrower delivers to Agent at least three (3) Business Days prior to the requested date of such release (or such later date at Agent shall agree), an updated Borrowing Base Certificate prepared as of the close of business of the immediately preceding month after giving pro forma effect to such reduction~~.

SECTION 8.    REPRESENTATIONS AND WARRANTIES

8.1.    General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Obligor represents and warrants to Agent and Lenders that:

8.1.1.    Existence, Qualification and Power; Compliance with Applicable Laws. Each Obligor and its Restricted Subsidiaries (a) is duly organized or formed, validly existing and in good standing (to the extent the concept of good standing exists in such jurisdiction) under the Applicable Laws of the jurisdiction of its incorporation or formation, and (b) has all requisite corporate (or other equivalent entity) power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations, if any, under the Credit Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Applicable Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No Obligor is an Affected Financial Institution or Covered Entity.

8.1.2.    Authorization; No Contravention. The execution, delivery and performance by each Obligor of each Credit Document to which such Person is party and the performance of its obligations thereunder (including, without limitation, the Borrowing of Loans, the request for issuance of Letters of Credit and the grant of Liens on the Collateral as security for the Obligations) have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of such Person’s Organization Documents; (b) violate or result in any default or an event of default under or any breach or contravention of, or result in or require the creation of any Lien (other than the Liens created by this Agreement or the other Credit Documents) under, or require any payment to be made under (i) any Contractual Obligation (including, without limitation, any Senior Notes Agreement or any Senior Secured Notes Agreement) to which such Obligor is a party or affecting such Obligor or the Property of such Obligor or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law. In addition to and without limiting the generality of the foregoing, each Obligor represents and warrants to Agent and Lenders that, in connection with each request for the funding of a Loan or the issuance of a Letter of Credit, such Loan or Letter of Credit (as applicable) is permitted as an incurrence of additional Indebtedness under each Senior Notes Agreement and each Senior Secured Notes Agreement.

8.1.3.    Governmental Authorization and Approvals; Other Consents. Each Obligor and its Restricted Subsidiaries has complied with, and is in compliance with, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. All material import, export or other Licenses, permits or certificates necessary for the import or handling of any goods or other Collateral have been procured and are in effect. No approval, consent, exemption, authorization or other action by, or notice to or filing with, any Governmental Authority or any other Person is necessary or required to be made or obtained by any Obligor in connection with the execution, delivery or performance by, or enforcement against,

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any Obligor of this Agreement or any other Credit Document, except for (a) consents, authorizations, notices and filings, all of which have been obtained or made, (b) third party consents with respect to immaterial contracts, (c) consents of certain of the third parties in possession of Inventory of Obligors permitting Agent access to premises owned by such third parties where such Inventory is located for the purpose of removing Collateral and/or subordinating any statutory or contractual lien such third parties may have with respect to Inventory in their possession (it being understood that Agent may either (i) institute a reserve with respect to such affected Inventory or, in the alternative, (ii) deem such affected Inventory (other than Inventory of Value not exceeding $100,000 at any location or $2,500,000 in the aggregate) ineligible for inclusion in the Aggregate Borrowing Base), (d) those approvals, consents, exceptions, authorizations, actions, notices or filings not relating to any Agent’s Lien on any Collateral, the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect, and (e) filings to perfect the Liens created by the Collateral Documents.

8.1.4.    Binding Effect. This Agreement has been, and each other Credit Document, when delivered hereunder, will have been, duly executed and delivered by each Obligor that is party thereto. This Agreement constitutes, and each other Credit Document when so delivered will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor that is party thereto in accordance with its terms except as enforceability may be limited by applicable Insolvency Proceeding and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

8.1.5.    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements and all other audited financial statements to be delivered pursuant to Section 9.1.1(a), (i) were, or will be when delivered, prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other direct or known contingent material liabilities of Consolidated Parties as of the date thereof, including material liabilities for Taxes, material commitments and Indebtedness.

(b)    The unaudited consolidated balance sheet of Consolidated Parties dated September 30, 2017, and the related unaudited consolidated statements of income or operations, partners’ capital and cash flows for the three month period ended on that date, and all other financial statements to be delivered pursuant to Section 9.1.1(b) or Section 9.1.1(c) (i) were, or will be when delivered, prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Consolidated Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)    During the period from December 31, 2016, to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or Property of Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of Consolidated Parties, taken as a whole, in each case, other than as reflected in the foregoing financial statements or in the notes thereto or as otherwise disclosed in writing to Lenders on or prior to the Closing Date.

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(d)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

8.1.6.    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Obligors after due and diligent investigation, threatened in writing or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, in each case, in writing and by or against any Obligor or its Restricted Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Credit Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

8.1.7.    No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.

8.1.8.    Ownership of Property; Liens. Each Obligor or Restricted Subsidiaries has good record and marketable (or, as to real property in Texas, indefeasible) title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its business, and good title to all of its personal Property, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Liens of Agent in the Collateral are duly perfected, first priority Liens, in accordance with the Collateral Documents and subject only to Permitted Liens.

8.1.9.    Environmental Compliance. Except in each case as where the existence and/or occurrence of any of the following could not reasonably be expected to have a Material Adverse Effect:

(a)    All of the Real Estate and all operations at the Real Estate are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Estate or the operations conducted thereon, and there are no conditions relating to the Real Estate or the operations conducted thereon that could give rise to liability under any applicable Environmental Laws.

(b)    None of the Real Estate contains any Hazardous Materials at, on or under the Real Estate in amounts or concentrations that constitute a violation of, or could give rise to liability under, Environmental Laws.

(c)    No Obligor or Restricted Subsidiary has received any written notice of, or inquiry from any Governmental Authority that remains unresolved or is currently outstanding with regard to, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Estate or the operations conducted thereon, nor does any Senior Officer of any Obligor or Restricted Subsidiary or the general partner of any Obligor or Restricted Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)    Hazardous Materials have not been transported or disposed of from the Real Estate, or generated, treated, stored or disposed of at, on or under any of the Real Estate or any other location, in each case by or on behalf of any Obligor or Restricted Subsidiary in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

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(e)    No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Senior Officers of Obligors and their Restricted Subsidiaries or the general partner of any Obligor or Restricted Subsidiary, threatened, under any Environmental Law to which any Obligor or Restricted Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Obligor or Restricted Subsidiaries, the Real Estate or the operations conducted thereon.

(f)    There has been no Environmental Release, or threat of Environmental Release, of Hazardous Materials at or from the Real Estate, or arising from or related to the operations (including disposal) of any Obligor or Restricted Subsidiary in connection with the Real Estate or otherwise in connection with the operations conducted thereon, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

8.1.10.    Insurance. The properties of Obligors and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of an Obligor or Restricted Subsidiary, in such amounts, with such deductibles and covering such risks as are, in the reasonable business judgment of the management of MLP Parent, adequate for Obligors and their Restricted Subsidiaries.

8.1.11.    Taxes. Obligors and their Restricted Subsidiaries have filed all material Tax returns and reports required to be filed, and have paid all material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Obligor or Restricted Subsidiary that would, if made, have a Material Adverse Effect. Except as described on Schedule 8.1.11, neither any Obligor nor any Restricted Subsidiary thereof is party with any Person, other than Obligors and their Restricted Subsidiaries, to any Tax sharing agreement; provided that the allocation of taxes in connection with a business acquisition agreement or in the MLP Partnership Agreement (or in any partnership agreement or limited liability company agreement or equivalent) or customary provisions in commercial agreements entered into in the ordinary course of business with third parties not primarily related to Taxes of any Obligor or any Restricted Subsidiary thereof does not constitute a tax sharing agreement.

8.1.12.    ERISA Compliance.

(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Applicable Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received favorable determination letters from the IRS covering the periods during which the Plan has been established, or alternatively, can rely on an opinion letter from the IRS with respect to the corresponding adoption agreement and basic Plan documents for all periods during which a determination letter does not apply to the Plan, and if no determination letter or opinion letter can be currently relied upon by the Plan, then the applicable Plan sponsor (i) has an application for such a determination letter that is currently being processed by the IRS with respect to such Plan or (ii) is within a remedial amendment period for submitting such a determination letter application that has not closed with respect thereto, and, to the best

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knowledge of Obligors, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. Each Obligor and each ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, except where the failure to make such contribution could not reasonably be expected to have a Material Adverse Effect, and no application for a waiver of the minimum funding standards or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except where the failure to make such contribution could not reasonably be expected to have a Material Adverse Effect.

(b)    There are no pending or, to the best knowledge of Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)    Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) the aggregate actuarial present value of all accumulated plan benefits of all Pension Plans (determined utilizing the assumptions used for purposes of Statement of Financial Accounting Standards No. 35 or any successor accounting standard) did not, as of the date of MLP Parent’s most recent financial statement reflecting any such amount, exceed the aggregate fair market value of the assets of all such Pension Plans except as disclosed in such financial statement; (iii) no Obligor or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and, to the knowledge of Obligors, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d)    No Obligor is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any Plan or any “plan” (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the funding of any Loans gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(e)    With respect to any Foreign Plan insofar as it relates to the obligations of an Obligor or a Subsidiary, except as could not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices applicable to that plan; (ii) in the case of any Foreign Plan described in clause (a) of the definition thereof the benefits of which are paid from a trust or book reserve established, or insurance contract purchased, by an Obligor or Subsidiary, the fair market value of the assets of such Foreign Plan, or the liability of the issuer of such insurance contract, as applicable, together with any applicable accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

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8.1.13.    Capital Structure/Subsidiaries. The corporate capital and ownership structure of Consolidated Parties as of the ClosingThird Amendment Effective Date is as described in Schedule 8.1.13(a). Set forth on Schedule 8.1.13(b) is a complete and accurate list as of the ClosingThird Amendment Effective Date with respect to MLP Parent and each of its direct and indirect Subsidiaries of (a) its jurisdiction of formation or organization, (b) the percentage of the outstanding Equity Interests of each class issued by such Person and owned (directly or indirectly) by each Consolidated Party, and (c) whether it is an Immaterial Subsidiary, an Unrestricted Subsidiary, an MLP Subsidiary and/or an Exclusive Entity. The outstanding Equity Interests of all such Persons are validly issued, fully paid and non-assessable and are owned by Consolidated Parties, directly or indirectly, in the manner set forth on Schedule 8.1.13(b), free and clear of all Liens (other than Permitted Liens and other Liens arising under or contemplated in connection with the Credit Documents). Each Borrower (other than MLP Parent) and Guarantor is a Subsidiary of MLP Parent. As of the ClosingThird Amendment Effective Date, each Obligor is a Borrower (and no Obligor is a Guarantor).

8.1.14.    Margin Regulations; Investment Company Act.

(a)    None of Consolidated Parties is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No Loan proceeds will be used by any Consolidated Party to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any margin stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

(b)    None of any Obligor, any Person Controlling any Obligor or any Subsidiary of any Obligor is registered, or is required to be registered, as an “investment company” under the Investment Company Act of 1940, as amended.

8.1.15.    Disclosure. Neither this Agreement nor any report, financial statement, certificate or other information furnished in writing by or on behalf of any Obligor or Restricted Subsidiary to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading when taken as a whole with other previously provided information in any material respect; provided that, with respect to projected and forecast financial information and information of a general economic nature or industry specific information, Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

8.1.16.    Compliance with Laws. Each Obligor and Restricted Subsidiary is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.1.17.    Intellectual Property. Each Obligor and Restricted Subsidiary owns, or has the legal right to use, all Intellectual Property necessary for each of them to conduct its business as currently conducted. As of the Closing Date, set forth on Schedule 8.1.17 is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Obligor or that any Obligor has the right

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to use, in each case which is material to the business of an Obligor. No claim has been asserted in writing to or is otherwise known by any Obligor and is pending by any Person challenging or questioning the use of the Intellectual Property owned by any Obligor or the validity or effectiveness of the Intellectual Property owned by any Obligor, nor does any Obligor know of any such claim, and, to the knowledge of any Obligor, the use of the Intellectual Property by any Obligor or the granting of a right or a License by any Obligor in respect of the Intellectual Property owned by any Obligor does not infringe on the rights of any Person, in each case, except to the extent the foregoing could not reasonably be expected to have a Material Adverse Effect.

8.1.18.    Solvency. The Obligors on a consolidated basis are Solvent.

8.1.19.    Business Locations, Etc. Set forth on Schedule 8.1.19(a) is a list of all Real Properties located in the United States that are leased by Obligors as of the Closing Date. Set forth on Schedule 8.1.19(b) is a list of all locations where any tangible personal Property of an Obligor (other than Inventory in transit and rolling stock) with an aggregate value per location in excess of $10,000,000 is located as of the Closing Date. Set forth on Schedule 8.1.19(c) is the chief executive office, jurisdiction of formation or organization and principal place of business of each Obligor as of the Closing Date. During the five years preceding the Closing Date, except as shown on Schedule 8.1.19(d), no Obligor has had any legal name other than its existing name as specified on the applicable signature page to this Agreement, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person.

8.1.20.    Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of Agent, for the benefit of Lenders and any other secured parties identified therein, legal, valid and enforceable first priority security interests in all right, title and interest of Obligors in the Collateral described therein (in each case subject to Permitted Liens which by operation of law or contract would have priority over the Liens securing the Obligations). Except for filings completed prior to the Closing Date and as contemplated by this Agreement and the Collateral Documents, no filing or other action will be necessary to create or perfect such security interest.

8.1.21.    Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. With respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate:

(a)    it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b)    it arises out of a completed, bona fide sale and delivery of goods or Environmental Credits or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)    it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d)    it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)    no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction

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is ineffective), other than Accounts owing by a Government Authority which have been assigned in accordance the Assignment of Claims Act or which otherwise satisfy the criteria in clause (h) of the definition of Eligible Account;

(f)    no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business that are reflected on the face of the invoice related thereto or in the reports submitted to Agent hereunder; and

(g)    to the knowledge of Borrowers, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; and (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business.

8.1.22.    No Conflict with MLP Partnership Agreement. The execution, delivery and performance of this Agreement will not, upon the execution and delivery thereof, constitute a violation of, or otherwise contravene, the MLP Partnership Agreement as in effect on the Closing Date.

8.1.23.    Borrowing Base Assets.

(a)    All Accounts which are included in each Borrowing Base Certificate delivered by Borrower Agent from time to time are, at the time of such delivery, not excluded as ineligible for inclusion in the Aggregate Borrowing Base by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definitions of the relevant defined terms.

(b)    All Inventory which is included in each Borrowing Base Certificate delivered by Borrower Agent from time to time is, at the time of such delivery, (i) of good and marketable quality and free from known defects and (ii) not excluded as ineligible for inclusion in the Borrowing Base by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definitions of the relevant defined terms. All Eligible In-Transit Inventory which is included in each Borrowing Base Certificate delivered by Borrower Agent constitutes Eligible Inventory at the time of such delivery except as otherwise stated in the definition of the term “Eligible In-Transit Inventory”. All Eligible LC Backed Future Inventory which is included in each Borrowing Base Certificate delivered by Borrower Agent at any time will be, promptly upon such Inventory becoming owned by a Borrower, Eligible Inventory.

(c)    All other Property (other than Accounts and Inventory referred to in clauses (a) and (b) of this Section above) which is included in each Borrowing Base Certificate delivered by Borrower Agent from time to time is, at the time of such delivery, not excluded as ineligible for inclusion in the Aggregate Borrowing Base by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definitions of the relevant defined terms.

8.1.24.    Anti-Corruption Laws and Sanctions.

(a)    No Obligor or Subsidiary or, to the knowledge of any Obligor or Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the target of any Sanctions or included on OFAC’s List of

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Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other applicable sanctions authority having jurisdiction over any Obligor, any of its Subsidiaries or any of their respective assets. No Obligor or Subsidiary is located, organized or resident in a Designated Jurisdiction. Each Obligor and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

(b)    Each Obligor or Subsidiary is, and, to the knowledge of any Obligor or Subsidiary, each director, officer, employee, agent, affiliate or representative thereof is, (i) in compliance with Anti-Corruption Laws and (ii) is not knowingly engaged in any activity that could reasonably be expected to result in any violation of Anti-Corruption Laws, in each case, except where the failure to be in compliance or such violation could not reasonably be expected to have a Material Adverse Effect. Each Obligor and its Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

8.1.25.    Complete Disclosure. As of the Closing Date, since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

8.1.26.    Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification is true and correct in all respects.

SECTION 9.    COVENANTS AND CONTINUING AGREEMENTS

9.1.    Affirmative Covenants. For so long as any Commitments or Obligations are outstanding (and continuing until Full Payment of all Obligations), each Obligor shall, and shall cause each of its Restricted Subsidiaries to:

9.1.1.    Financial Statements. Deliver to Agent, in form and detail reasonably satisfactory to Agent as to clause (c) below only:

(a)    as soon as available, but in any event within the earlier of (x) 120 days after the end of each Fiscal Year of Consolidated Parties (or such later date after giving effect to any grace period specified under Rule 12b-25 under the Securities Exchange Act of 1934, as amended, but not to exceed 125 days after such Fiscal Year end) and (y) the date on which delivered to the SEC, commencing with the Fiscal Year ending December 31, 2017, a consolidated balance sheet of Consolidated Parties as at the end of such Fiscal Year, and the related consolidated statements of income or operations, partners’ capital and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, prepared in accordance with GAAP, such statements to be audited and accompanied by a report and opinion of Ernst & Young LLP or other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with the standards of the Public Company Accounting Oversight Board (United States) and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)    as soon as available, but in any event within the earlier of (x) 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Consolidated Parties and (y) the date on which delivered to the SEC, commencing with the Fiscal Quarter ending March 31, 2018, a consolidated balance sheet of Consolidated Parties as at the end of such

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Fiscal Quarter, and the related consolidated statements of income or operations, partners’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, such statements to be certified on behalf of Obligors and their Restricted Subsidiaries by a Senior Officer of Borrower Agent or its general partner as fairly presenting the financial condition, results of operations, partners’ capital and cash flows of Consolidated Parties for such Fiscal Quarter and portion of such Fiscal Year in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)    if from time to time a Reporting Trigger Event has occurred, and only until such time thereafter as a Reporting Trigger Event has not existed for 30 consecutive days, then as soon as available, but in any event within 30 days after the end of each month (but within 60 days of the last month in each Fiscal Year of Consolidated Parties), a consolidated balance sheet of Consolidated Parties as at the end of such month and the related consolidated statements of income or operations, partners’ capital and cash flows for such month and for the portion of Consolidated Parties’ Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, such statements to be certified by the principal financial officer of Borrower Agent as fairly presenting the financial condition, results of operations, partners’ capital and cash flows of Consolidated Parties for such month and portion of such Fiscal Year in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d)    Information delivered pursuant to Section 9.1.2(f) that contains the information required under clause (a), (b) or (c) above shall be deemed to satisfy the applicable delivery required under such clause (a), (b) or (c) as applicable, but the foregoing shall not be in derogation of the obligation of Obligors to furnish the information and materials described in clauses (a), (b) and (c) above at the times specified therein. Agent shall provide the foregoing information received from Obligors to Lenders promptly upon receipt thereof; and

(e)    If any Subsidiary has been designated as an Unrestricted Subsidiary in accordance with Section 9.4, then all financial statements and related financial information required by this Section 9.1.1 shall include a reasonably detailed presentation, either on the face of such financial statements or information or in the footnotes thereto and in management’s discussion and analysis of financial condition and results of operations which accompanies any reports filed or required to be filed with the SEC, of the financial condition and results of operations of MLP Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of Unrestricted Subsidiaries.

9.1.2.    Certificates; Other Information. Deliver to Agent, in form and detail reasonably satisfactory to Agent:

(a)    concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of Section 9.1.1 (commencing with the delivery of the financial statements for the Fiscal Year ending December 31, 2017), a duly completed Compliance Certificate signed on behalf of Obligors and their Restricted Subsidiaries by a Senior Officer of Borrower Agent or its general partner;

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(b)    within 31 days (or earlier, if MLP Parent shall so elect in its discretion) after the end of each Fiscal Year of MLP Parent, beginning with the Fiscal Year ending December 31, 2018, an annual business plan and budget of Obligors and their Restricted Subsidiaries (but including Unrestricted Subsidiaries in such plan and budget without separate line items therefor if the aggregate revenues, during the period of four Fiscal Quarters then most recently ended, and the aggregate Consolidated Net Tangible Assets, as of the last day of such period, of such Unrestricted Subsidiaries, taken as a whole, do not exceed 10% of the aggregate revenues, during such period, and do not exceed 10% of the aggregate Consolidated Net Tangible Assets, as of the last day of such period, respectively, of Consolidated Parties, taken as a whole) containing, among other things, projections of Obligors’ and their Restricted Subsidiaries’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month;

(c)    promptly after any request by Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of any Obligor or Restricted Subsidiary, in each case, by independent accountants in connection with the accounts or books of any Obligor or Restricted Subsidiary, or any audit of any of them;

(d)    promptly after the furnishing thereof, copies of any financial information, proxy materials, statement, report or other information furnished to any holder of debt securities of any Obligor or any Restricted Subsidiary thereof pursuant to the terms of any indenture (including, without limitation, any Senior Notes Indenture or the Senior Secured Notes Indenture), loan or credit or similar agreement and not otherwise required to be furnished to Lenders pursuant to Section 9.1.1 or any other clause of this Section 9.1.2;

(e)    promptly, and in any event within five Business Days after receipt thereof by any Obligor or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or threatened (in writing) investigation or other similar inquiry involving a material matter potentially adverse to an Obligor or Restricted Subsidiary by such agency regarding financial or accounting results of any Obligor or any Restricted Subsidiary thereof; and

(f)    promptly after the same are available, copies of each annual report, definitive proxy or financial statement, report on Form 10-K, 10-Q or 8-K, or other report (other than Forms 3, 4 or 5) or communication sent to the equityholders of MLP Parent, and copies of all effective registration statements (other than any registration statements on Form S-8) that any Consolidated Party may file or be required to file with the SEC under the Securities Act of 1933, as amended;

(g)    promptly, such additional information regarding the business, financial or corporate or other entity affairs of any Obligor or Restricted Subsidiary, or compliance with the terms of the Credit Documents, as Agent may from time to time reasonably request;

(h)    promptly after any request by Agent, such other information as Agent may reasonably request with respect to the Aggregate Borrowing Base or the components thereof, or reasonably related thereto, regardless of the requirements of Section 7.1;

(i)    at all times during which MLP Parent or any other Obligor is party to any Senior Notes Indenture or the Senior Secured Notes Indenture and Availability is less than 35% of the Aggregate Borrowing Base then in effect, promptly, and in any event within 15 days following the end, by the 12th Business Day of each month, a certificate signed on

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behalf of Consolidated Parties by a Senior Officer of Borrower Agent or its general partner which certifies (which certification shall constitute a representation and warranty for purposes of this Agreement) that at least 10% ofthe Obligations did not at any time during the immediately preceding month exceed the aggregate amount of secured Indebtedness then permitted to be incurred by MLP Parent and/or any other Obligor party thereto under each Senior Notes Indenture and the Senior Secured Notes Indenture then remains available to beand which shall include a reasonably detailed calculation of the Borrowing Base (as defined in each such Senior Notes Indenture and Senior Secured Notes Indenture) on each date during such month in which any Obligations were incurred; and

(j)    notice, to be provided by Borrower Agent, of any Inventory Structuring Transaction Termination Date with respect to any Permitted Inventory Structuring Transaction, together with such evidence of such event as may be reasonably requested by Agent in order for Agent to confirm that such Inventory Structuring Transaction Termination Date has in fact occurred (provided, however, that Agent may, in its discretion, rely on any statement by Borrower Agent that such date has occurred).

Documents required to be delivered pursuant to Section 9.1.1(a), (b) or (c) or Section 9.1.2(f) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower Agent posts such documents, or provides a link thereto, on MLP Parent’s website on the Internet at the website address or electronically files such documents with the SEC; or (ii) on which such documents are posted on MLP Parent’s behalf on an Internet or intranet website, if any, including Intralinks, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided that Borrower Agent (or its agent) shall notify Agent (by telecopier or electronic mail) of the posting of any such documents unless the same have been posted on the website of the SEC. Except for such Compliance Certificates, Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower Agent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it by Agent or maintaining its copies of such documents. Agent shall provide such of the foregoing information as it deems material to Lenders promptly upon receipt thereof from Obligors.

9.1.3.    Notices and Information.

(a)    Promptly notify Agent and each Lender in writing of the occurrence of (i) any Default or Event of Default and the nature thereof, or (ii) any default or event of default under any Senior Notes Indenture or the Senior Secured Notes Indenture.

(b)    Promptly notify Agent of any matter (including the occurrence of any ERISA Event) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)    Promptly notify Agent of any material change in accounting policies or financial reporting practices by any Obligor or Restricted Subsidiary, including any determination by Borrowers referred to in Section 1.2.2 or Section 3.4(b).

(d)    At the time of delivery of the financial statements and reports provided for in Section 9.1.1(a), deliver to Agent a report signed by a Senior Officer of Borrower Agent or its general partner setting forth a list of registration numbers for all patents, trademarks, service marks and trade names awarded to any Obligor since the last day of the immediately preceding Fiscal Year, all in such form as shall be reasonably satisfactory to Agent, provided, however, that such report shall not be required to be delivered with respect to Intellectual Property which in the aggregate is not material to the business of Obligors taken as a whole.

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(e)    Promptly notify Agent of any matter that has resulted or could reasonably be expected to result in a material reduction in Value of the Refinery Assets set forth in the Borrowing Base Certificate most recently delivered by Borrower Agent, other than matters (1) reflecting generalized market conditions or (2) that have already been disclosed by the Loan Parties in any document filed thereby with, and posted on the website of, the SEC.

(e)    (f) Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Each notice pursuant to this Section 9.1.3 shall be accompanied by a statement of a Senior Officer of Borrower Agent or its general partner setting forth in reasonable detail the occurrence referred to therein and stating what action Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 9.1.3(a) shall describe all provisions of this Agreement and any other Credit Document giving rise to such Default or Event of Default.

9.1.4.    Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, except to the extent that failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Obligor or Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property (unless a Permitted Lien); and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

9.1.5.    Preservation of Existence, Licenses, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Applicable Laws of the jurisdiction of its organization except in a transaction not prohibited by Section 9.2.4 or Section 9.2.5; (b) take all reasonable action to maintain all rights, privileges, permits, Licenses and franchises necessary in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could not reasonably be expected to have a Material Adverse Effect, and, without limitation of the foregoing, keep each License affecting any Collateral (including with respect to the manufacture, distribution or disposition of Inventory) or any other material Property of Consolidated Parties in full force and effect, excluding those Licenses the loss of which could not reasonably be expected to have a Material Adverse Effect; and (d) notify Agent of any default or breach asserted in writing by any Person to have occurred under any such License.

9.1.6.    Maintenance of Properties. (a) Maintain, preserve and protect all of its material Properties and Equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted; (b) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

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9.1.7.    Maintenance of Insurance. Maintain in full force and effect insurance with respect to its Property and its businesses (including worker’s compensation insurance, liability insurance, property insurance and business interruption insurance) with insurers rated A- or better by A.M. Best’s Key Rating Guide (or any successor thereto), in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are deemed sufficient for Consolidated Parties by the management of Borrower Agent in the exercise of reasonable business judgment and reasonably acceptable to Agent, provided that such insurance with respect to the Property of Obligors shall cover casualty, hazard, public liability, theft, malicious mischief and such other risks, in such amounts and with such endorsements, as are reasonably satisfactory to Agent. From time to time upon Agent’s request, Obligors shall deliver the originals or certified copies of their insurance policies to Agent. Agent shall be named as lender loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and (unless otherwise agreed by Agent in its Permitted Discretion) each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent 30 days prior written notice before any such policy or policies shall be altered in a manner materially adverse to the insured or Agent and Lenders or canceled (but ten days prior written notice of cancellation for non-payment of premiums) and that the interests of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or by the occupation of the premises for purposes more hazardous than are permitted by the policy. All proceeds under each policy of insurance with respect to Collateral shall be payable to Agent and (without duplication) the proceeds under each general liability policy and each excess liability policy up to the amount necessary to reimburse Agent for any out-of-pocket losses, claims, damages and related expenses actually suffered by Agent as a result of its relationship with Obligors under the Credit Documents shall be payable to Agent, provided, however, that, if no Event of Default has occurred and is continuing and subject to Section 7.5.2(b), (a) any proceeds of insurance for Collateral (other than proceeds from general liability, workers’ compensation or D&O insurance) shall be deposited into a Springing Dominion Account (if no Cash Dominion Trigger Event then exists) or into a Dominion Account (if a Cash Dominion Trigger Event then exists), and (b) if no Cash Dominion Trigger Event then exists, such proceeds may be used by Obligors in the Ordinary Course of Business, including the replacement of Collateral. Proceeds from any business interruption insurance may be used by Obligors in the Ordinary Course of Business. The Borrowers will, and will cause each Subsidiary to, procure and maintain flood insurance on all Real Estate of Calumet Montana (other than pipeline rights of way or pipeline easements) subject to a Refinery Mortgage located in a “Special Flood Hazard Area” as designated on maps prepared by the Federal Emergency Management Agency, on such terms and in such amounts as required by the Flood Disaster Protection Act of 1973, as amended from time to time, or as otherwise reasonably required by the Agent.

9.1.8.    Compliance with Laws and Material Contractual Obligations. (a) Comply in all material respects with the requirements of all Applicable Laws (including, without limitation, Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws), all Contractual Obligations, and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except (other than failure to comply with Sanctions, Anti-Corruption Laws or Anti-Terrorism Laws) in such instances in which (i) such requirement of Applicable Law, Contractual Obligation, or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Sanctions, Anti-Corruption Laws or Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Each Obligor and Subsidiary shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions.

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9.1.9.    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP, in all material respects, consistently applied shall be made of all financial transactions and matters involving the assets and business of Obligors and their Restricted Subsidiaries, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Obligor or such Restricted Subsidiary, as the case may be.

9.1.10.    Inspection Rights.

(a)    Subject to the limitations set forth in Section 9.1.10(b), permit representatives and independent contractors of Agent and each Lender to visit and inspect any of its Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and Accounts with its directors, officers and independent public accountants, all at the expense of Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrowers; provided, however, that when an Event of Default exists Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrowers at any time during normal business hours and without advance notice. Obligors agree that Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of Obligors.

(b)    Reimburse Agent for all reasonable charges, costs and expenses of Agent (consistent with those charged by Agent to its other similarly situated customers) in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to one time per Loan Year or, while Availability is below 40% (but is equal to or greater than (x) 20% at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (y) 12.5% at any time that the Refinery Asset Borrowing Base Component is equal to $0) of the Aggregate Borrowing Base then in effect, up to two times per Loan Year until such condition no longer applies, or, while Availability is below 12.5% of the Aggregate Borrowing Base then in effect (or 20% of the Aggregate Borrowing Base then in effect at any time the Refinery Asset Borrowing Base Component is greater than $0), up to three times per Loan Year until such condition no longer applies; and (ii) appraisals of Inventory up to one time per Loan Year or, while Availability is below 40% (but is equal to or greater than (x) 20% at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (y) 12.5% at any time that the Refinery Asset Borrowing Base Component is equal to $012.5%) of the Aggregate Borrowing Base then in effect, up to two times per Loan Year until such condition no longer applies, or, while Availability is below 12.5% of the Aggregate Borrowing Base then in effect (or 20% of the Aggregate Borrowing Base then in effect at any time the Refinery Asset Borrowing Base Component is greater than $0), up to three times per Loan Year until such condition no longer applies and (iii) while the Refinery Asset Borrowing Base Component is greater than $0, appraisals of the Refinery Fixed Assets up to one time per Loan Year for any Loan Year; provided, however, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to the foregoing, Borrowers shall pay Agent’s standard charges ($1,100 per day as of the Closing Date) for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group. Unless a Default or an Event of Default has occurred and is continuing, no more than three such examinations or three such appraisals shall be conducted by Agent during any Loan Year, provided that this sentence shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion at any time after the occurrence and during the continuation of a Default or an Event of Default, nor to use third parties for such purposes.

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9.1.11.    Use of Proceeds. Use the proceeds (a) of General Revolver Loans made pursuant to Section 2.1.1 solely (i) to refinance Borrowers’ obligations under the Existing Credit Agreement, (ii) to pay fees and transaction expenses associated with the closing of this Agreement, (iii) to pay Obligations in accordance with this Agreement and (iv) for working capital, capital expenditures and other lawful corporate purposes of Obligors, including Permitted Acquisitions, and (b) of Distribution Revolver Loans made pursuant to Section 2.1.1 (not to exceed the Maximum Distribution Revolver Loans Amount at any time outstanding) solely for the purpose of making Restricted Payments permitted by Section 9.2.6 hereof, in each case, not in contravention of any Applicable Law (including, without limitation, Anti-Corruption Laws and Anti-Terrorism Laws) or of any Credit Document; provided that, notwithstanding the foregoing, the proceeds of the Revolver Loans made on the First Amendment Effective Date (the “Refinery Loans”) shall be used solely for the purpose of repaying or repurchasing all or a portion of the 6.50% unsecured senior notes due 2021 issued pursuant to the 2014 Senior Notes Indenture (as defined in the definition of “Senior Notes Indentures”), or otherwise satisfying and discharging the 2014 Senior Notes Indenture, and paying a reasonable premium or other reasonable amount, and fees and expenses reasonably incurred, in connection with such refinancing, as soon as practicable and in any event within 30 days following the First Amendment Effective Date; provided further that upon such repayment or repurchase, all such senior notes and all other obligations under such indenture, shall be repaid or refinanced in full. If the events described in the provisos in the immediately preceding sentence are not satisfied, then on such 30th day following the First Amendment Effective Date, Borrowers shall prepay the Revolver Loans in an amount that, together with all other prepayments since the First Amendment Effective Date, equals the amount of the Refinery Loan.    Borrowers shall not, directly or indirectly, use any Letter of Credit or the proceeds of any Loan, nor use, lend, contribute or otherwise make available any Letter of Credit or proceeds of any Loan, to any Subsidiary, joint venture partner or other Person, (A) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction, except for such activities or business that complies with Sanctions that by their terms permit the conduct of business on certain terms with any such Person and the Borrowers are complying therewith, (B) in any manner that will result in a violation of Sanctions by any Person (including any Secured Party or other individual or entity participating in the transaction) or (C) in any manner that could reasonably be expected to result in a violation of any Anti-Corruption Laws.

9.1.12.    Additional Borrowers or Guarantors; Acquired Assets.

(a)    Joinder as Borrower or Guarantor. Promptly notify Agent upon any Person becoming a Subsidiary (whether in connection with a Permitted Acquisition, another permitted Investment or otherwise), excluding any Person that is an Immaterial Subsidiary but including any Person that is initially an Immaterial Subsidiary and subsequently ceases to be an Immaterial Subsidiary, and shall, if such Person is not a Foreign Subsidiary, a Foreign Subsidiary Holdco or an Unrestricted Subsidiary and subject to the proviso below, cause it (a) to become a party to this Agreement as a joint and several “Borrower” by executing a joinder agreement in form and substance reasonably satisfactory to Agent, and (b) to execute and deliver such other Collateral Documents, and to take such other actions as Agent shall reasonably require to evidence and perfect a Lien in favor of Agent, for the benefit of Secured Parties, on the assets of such Person of the type constituting Collateral, including delivery of resolutions, organizational documents and legal opinions in form and substance reasonably satisfactory to Agent; provided, that (i) in lieu of the foregoing, Borrowers may elect to cause such Person to execute and deliver a Guaranty and such other documents, instruments and agreements and to take such other

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actions as Agent shall require to evidence and perfect a Lien in favor of Agent, for the benefit of Secured Parties, on the assets of such Person of the type constituting Collateral, including delivery of such resolutions, organizational documents and legal opinions, in form and substance reasonably satisfactory to Agent and (ii) Obligors shall not be obligated to cause any such Subsidiary which is acquired pursuant to, or created to facilitate, an Acquisition to execute or deliver any such joinder agreement, Guaranty or other documents, instruments or agreements until 30 days (or such longer period as Agent may otherwise agree) after such Subsidiary initially became a Restricted Subsidiary (provided that, for the avoidance of doubt, the Property of such Restricted Subsidiary shall not be potentially eligible for inclusion in the Aggregate Borrowing Base unless and until such a joinder agreement and all such other documents, instruments or agreements and other items required under this Agreement (including, without limitation, the items set forth in Section 9.1.12(b) below) are appropriately executed and/or delivered). Nothing contained herein shall require MLP General Partner to become a Borrower or Guarantor. Furthermore, nothing contained in the Credit Documents shall require any Borrower or Guarantor to pledge as Collateral more than 65% of the total outstanding voting Equity Interests of any Foreign Subsidiary that is a CFC or any Foreign Subsidiary Holdco.

(b)    Effect on Borrowing Base. In the event (i) any Person becomes a Borrower (the “new Borrower”) or (ii) any Borrower or Restricted Subsidiary makes an Acquisition and, in each case, Borrower Agent or Borrowers seek to include such assets of the new Borrower or such assets acquired in connection with such Acquisition (the “acquired assets”) in the Aggregate Borrowing Base, Agent may require (and shall require to the extent that the assets which are Collateral of such new Borrower or the purchase price of, or allocated to, such acquired assets (which assets are Collateral) is $50,000,000 or more), as a condition to including such assets in the Aggregate Borrowing Base, a satisfactory appraisal of such assets, a field examination of such assets and other due diligence materials with respect to such assets and any such new Borrower, in each case to be conducted at the expense of Borrowers. If such appraisal, field examination and/or due diligence is required by Agent, then, unless otherwise agreed by Agent, until such time as such appraisal, field exam and other due diligence is complete, the assets of such new Borrower or the acquired assets, as applicable, will not be eligible for inclusion in the Aggregate Borrowing Base; provided, however, that, at the option of Borrower Agent, assets having an aggregate Value not to exceed 10% of the Aggregate Borrowing Base on the date of exercise of such option, by Borrower Agent’s giving of written notice thereof to Agent, may be included in the Aggregate Borrowing Base upon completion of an appraisal acceptable to Agent in its Permitted Discretion and without completion of a field examination or other due diligence (other than an appraisal). For the avoidance of doubt, no assets of any Person other than a Borrower shall be included in the Aggregate Borrowing Base.

9.1.13.    Certain Pledged Assets. Each Obligor will (i) cause all of its owned and leased personal and real Property of the type constituting Collateral to be subject at all times to perfected, first priority Liens in favor of Agent, for the benefit of Secured Parties, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents, or, with respect to such Property acquired after the Closing Date, such other additional security documents as Agent may reasonably request, subject in any case to Permitted Liens, and (ii) deliver such other documentation as Agent may reasonably request to create, perfect and maintain the effectiveness and required priority of the Lien intended to be created by the Collateral Documents, including appropriate UCC-1 financing statements, appraisals, landlord’s waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of Agent’s Liens thereunder) and other items

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of the types required to be delivered pursuant to Section 6.1(c), all in form, content and scope reasonably satisfactory to Agent, provided that, with respect to Inventory that is subject to Liens of landlords, carriers, warehousemen, processors or bailees or the like, Agent shall, upon the request of Borrower Agent and in lieu of first priority Liens thereon in favor of Agent, establish Availability Reserves against the Aggregate Borrowing Base for such Liens consistent with the terms of this Agreement.

9.1.14.    Landlord and Storage Agreements. Upon written request, provide Agent with copies of all existing relevant agreements, and promptly after execution thereof provide Agent with copies of all future relevant agreements, between any Obligor and any landlord, carrier, warehouseman, processor or bailee or the like that owns any premises at which any Collateral included in the Aggregate Borrowing Base and having a Value in excess of $5,000,000 is located.

9.1.15.    Bank Products. In order to facilitate the administration of the Loans, Obligors will maintain Bank of America or one or more other Lenders as their principal depository bank or banks, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of Obligors’ business.

9.1.16.    Clean Down of Distribution Revolver Loans. Cause the aggregate outstanding principal balance of Distribution Revolver Loans to be zero for a period of at least 15 consecutive days during each calendar year, commencing January 1, 2018.

9.1.17.    Certain Agreements relatingRelating to Inventory Structuring Transactions.

(a)    All books and records of each Inventory Structuring Subsidiary shall be prepared and maintained to accurately and properly in all material respects to reflect the Inventory Structuring Transactions to which it is a party.

(b)    None of the Inventory Structuring Transaction Documents shall be amended or waived in any manner that could reasonably be expected (i) to constitute or result in the occurrence of a Default under this Agreement or any other Credit Document or (ii) to be adverse to the interests of Agent or Lenders (including, without limitation, Agent’s or any Lender’s rights or remedies under this Agreement or any other Credit Document) in any material respect.

9.1.18.     9.1.19. 9.1.18. Net Proceeds of 20192027 Notes. Use the net proceeds of the 20192027 Notes (as defined in the First Amendment) solely to repay or repurchase Borrowers’ 6.507.75% unsecured senior notes due 20212023 issued pursuant to the 20142015 Senior Notes Indenture (as defined in the definition of “Senior Notes Indentures”), or to otherwise satisfy and discharge all or a portion of obligations outstanding under the 20142015 Senior Notes Indenture, and to pay a reasonable premium or other reasonable amount, and fees and expenses reasonably incurred, in connection with such financing, and shall deliver to Agent such documentation reasonably requested by Agent to evidence any such repayment, repurchase, satisfaction or discharge.

9.2.    Negative Covenants. For so long as any Commitments or Obligations (and continuing until Full Payment of all Obligations) are outstanding, each Obligor shall not, and shall cause each of its Restricted Subsidiaries not to:

9.2.1.    Liens. Create, incur, assume or permit to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Credit Document (including Liens granted under the Collateral Documents which secure Bank Product Indebtedness and other Obligations);

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(b)    Liens existing on the Closing Date and listed on Schedule 9.2.1 and any renewals or extensions thereof, provided that (i) the Property (or, in the case of fungible Property, any replacement thereof) covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased (other than for reasonable and customary transaction costs incurred in connection with such renewal or extension), (iii) the direct or any contingent obligor with respect thereto is not changed; and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 9.2.3(b);

(c)    Liens for Taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)     (i) (i) statutory Liens of landlords and Liens and customary grants of security interests in favor of carriers, warehousemen, mechanics, materialmen, repairmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title, in each case arising in the Ordinary Course of Business, provided that such Liens secure only amounts not yet overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto in accordance with GAAP are maintained on the books of the applicable Obligor; and

(ii)    statutory Liens securing First Purchase Crude Payables arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days (other than up to $2,000,000 in the aggregate of such First Purchase Crude Payables which may be overdue for a period of more than 30 days) or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Obligor;

(e)    pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)    deposits to secure the performance of bids, trade contracts and leases (other than Capital Leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the Ordinary Course of Business;

(g)    easements, rights-of-way, restrictions (including zoning limitations) and other similar encumbrances affecting real Property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the applicable Person;

(h)     (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(h), and (ii) pre-judgment Liens created by or existing from any litigation or legal proceeding that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, for which adequate reserves have been made to the extent required by GAAP, and which would not, upon becoming Liens securing judgments for the payment of money, constitute an Event of Default under Section 10.1(h);

(i)    Liens securing Indebtedness permitted under Section 9.2.3(e); provided that (i) such Liens do not at any time encumber any Property constituting Collateral (other

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than Refinery Assets constituting Equipment, to the extent set forth in the proviso to Section 9.2.3(e)) or any other Property other than the Property financed by such Indebtedness and the proceeds thereof (including insurance proceeds), and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value on the date of acquisition, whichever is lower, of the Property being acquired;

(j)     (i)(i) Liens securing Indebtedness permitted under Section 9.2.3(g) and any renewals or extensions thereof, provided that (i) the Property (or, in the case of fungible Property, any replacement thereof) covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased (other than for reasonable and customary transaction costs incurred in connection with such renewal or extension), and (iii) the direct or any contingent obligor with respect thereto is not changed; and

(ii)    Liens on Property acquired pursuant to a Permitted Acquisition, or on the Property of a Restricted Subsidiary in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition and any renewals or extensions thereof, provided that (i) the Property (or, in the case of fungible Property, any replacement thereof) covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased (other than for reasonable and customary transaction costs incurred in connection with such renewal or extension), and (iii) the direct or any contingent obligor with respect thereto is not changed; provided that (A) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.2.3(h), (B) such Liens existed at the time such Person became a Subsidiary and were not created in connection with, or in contemplation of, such Permitted Acquisition, (C) any such Liens either (1) do not attach to or encumber any Property constituting Collateral or (2) if and to the extent that such Liens do attach to or encumber any Property constituting Collateral, such Liens are fully discharged and released within 90 days after the date of the consummation of such Permitted Acquisition and, until so released and discharged, none of the Collateral affected thereby may be included in the Aggregate Borrowing Base and none of the Collateral affected thereby or any proceeds thereof may be comingled with any other Collateral or proceeds thereof or, if so comingled, all of the comingled Collateral shall be excluded from the Borrowing Base, and (D) the amount of Indebtedness secured thereby is not increased;

(k)    leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

(l)    (i)(i) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, (A) Operating Leases, and (B) Capital Leases permitted by this Agreement;

(ii)    “protective” Liens granted in connection with sales permitted hereunder that are intended to be “true sales”, or bailment, storage or similar arrangements in which a counterparty holds title to the assets that are the subject of such transaction; including Liens affecting Inventory granted by any Obligor or a Restricted Subsidiary to the counterparty in an Inventory Structuring Transaction, which Liens are intended to protect such counterparty in the event that such transaction is recharacterized as a secured financing and attach only to the assets that are subject of such transaction, provided that no Inventory encumbered by such Liens is included in the Aggregate Borrowing Base or is commingled with any Property constituting a part of the Aggregate Borrowing Base or any Eligible Cash; and

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(iii)    precautionary UCC financing statement filings made in respect of consignments, provided that none of the Property covered by such UCC financing statements may be included in the Aggregate Borrowing Base or commingled with any Property constituting a part of the Aggregate Borrowing Base and none of the proceeds of sales of such Property shall be commingled with the proceeds of with any Property constituting a part of the Aggregate Borrowing Base or any Eligible Cash;

(m)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 9.2.2;

(o)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(p)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(q)    Liens of sellers of goods to Consolidated Parties arising under Article 2 of the Uniform Commercial Code or similar provisions of Applicable Law in the Ordinary Course of Business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(r)    Liens securing Indebtedness permitted under Section 9.2.3(m); provided, that such Liens do not at any time attach to or encumber any Property constituting Collateral;

(s)    customary setoff rights and related settlement procedures under any Swap Contract permitted to be incurred pursuant to Section 9.2.3(d);

(t)    Liens arising in connection with (i) any lease, transfer or disposition of any metal or other element, composite or alloy used as, or part of, a catalyst necessary or useful for the operation of the refinery assets of Consolidated Parties or (ii) any commodity leases for any metal or other element, composite or alloy used as, or part of, a catalyst necessary or useful for the operation of the refinery assets of Consolidated Parties in the Ordinary Course of Business and not for the purpose of speculation; provided, in each case, that such Liens do not encumber any Property other than (A) the catalyst or applicable part thereof or the commodities (whether one or more) being leased, (B) any insurance proceeds of any of the foregoing, or (C) any metal or other element, composite or alloy used as, or part of, or commingled with, a catalyst in the operation of the refinery assets;

(u)    Liens securing obligations under Swap Contracts permitted under Section 9.2.3(d) hereof; provided that (other than Obligations under Interest Rate Swaps which constitute Bank Products) (i) such Liens do not at any time attach to or encumber Property constituting Collateral, other than cash or Cash Equivalents not exceeding $25,000,000 in the aggregate amount at any time (after deducting the available amount of Letters of Credit posted in support of such Swap Contracts) so long as such cash and cash collateral is not comingled with any other Collateral and not a part of the Restricted Account Balance, and (ii) if reasonably requested by Agent following notice of the intention of an Obligor or a

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Subsidiary of an Obligor to grant such a Lien, the counterparty to such Swap Contracts shall have entered into an intercreditor agreement with Agent, in form and substance reasonably satisfactory to Agent, provided that no such intercreditor agreement shall be required for Liens on cash collateral;

(v)    Liens on the Hedge Agreement Collateral securing Indebtedness permitted under Section 9.2.3(d) and/or securing the Senior Secured Notes, provided that the Hedge Intercreditor Agreement remains in effect at all times during the existence of such Liens;

(w)    Liens securing Indebtedness of a Foreign Subsidiary permitted under Section 9.2.3(o) hereof; provided that such Liens shall encumber only Property owned by such Foreign Subsidiary and the Equity Interests of such Foreign Subsidiary;

(x)    Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by MLP Parent or any Restricted Subsidiary of MLP Parent to the extent securing Non-Recourse Indebtedness or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(y)    Liens securing Indebtedness permitted under Section 9.2.3(f), provided that such Liens cover only (i) unearned premiums or dividends, (ii) loss payments which reduce the unearned premiums, subject however, in the case of Collateral, to the interests of Agent as mortgagee or loss payee, and (iii) any interest in any state guarantee fund relating to any financed policy;

(z)    Liens on Equity Interests in MLP Subsidiaries securing Indebtedness of MLP Subsidiaries under MLP Credit Facilities and any Guarantee of an Obligor of such Indebtedness permitted by Section 9.2.3(j)(iii); and

(aa)    with respect to each Inventory Structuring Subsidiary, Liens on the Inventory Structuring Collateral of such Inventory Structuring Subsidiary granted to an applicable Inventory Structuring Counterparty to secure the indebtedness, deferred payment obligations or other obligations under a Permitted Inventory Structuring Transaction, including liens granted as a precaution against the recharacterization of a sale transaction as a secured transaction, provided that (i) any identifiable cash proceeds of the Inventory Structuring Collateral are not comingled with any other Collateral and are not a part of the Restricted Account Balance, (ii) any Lien of an Inventory Structuring Counterparty on Accounts of an Inventory Structuring Subsidiary or on proceeds of such Accounts (whether cash or non-cash) and on proceeds of Inventory of an Inventory Structuring Subsidiary, other than insurance proceeds and identifiable cash proceeds of such insurance proceeds, shall be expressly disclaimed and released pursuant to the Inventory Structuring Intercreditor Agreement to which such Inventory Structuring Subsidiary is a party, (iv) the Inventory Structuring Intercreditor Agreement to which such Inventory Structuring Subsidiary is a party shall remain in effect at all times during the existence of such Liens, and (v) no such Liens may exist on or after the Inventory Structuring Transaction Termination Date applicable to such Inventory Structuring Transaction.

9.2.2.    Investments. Make any Investments, except the following but subject to the proviso succeeding Section 9.2.2(l) below (“Permitted Investments”):

(a)    Investments held in the form of cash or Cash Equivalents;

(b)    Investments existing as of the Closing Date and set forth in Schedule 9.2.2;

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(c)    Investments consisting of advances or loans to directors, managers, officers, employees, agents, customers or suppliers in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(d)    Investments in (i) any Person which is an Obligor at the time of such Investment and (ii) any newly created Subsidiary which is a Restricted Subsidiary and promptly becomes an Obligor in compliance with this Agreement, provided that the applicable requirements of Section 9.1.12 and Section 9.1.13 are satisfied within the time frames provided therein, provided further, that any such Investments in Foreign Subsidiaries made pursuant to this Section 9.2.2(d), excluding Investments made with the proceeds of (A) equity issuances made by MLP Parent after the Closing Date and prior to or substantially concurrently with such Investment or (B) Indebtedness incurred by such Foreign Subsidiary after the Closing Date and prior to or substantially concurrently with such Investment, the proceeds of which Indebtedness have been substantially concurrently therewith paid to any Obligor (and then, substantially concurrently therewith, reinvested by such Obligor in such Foreign Subsidiary), shall not exceed $25,000,000 in aggregate amount at any time outstanding, and (iii) any Foreign Subsidiary formed under the laws of Canada or any province thereof, in an aggregate amount not to exceed $50,000,000 at any one time outstanding, and effected for the purpose of financing the purchase by such Foreign Subsidiary of Inventory;

(e)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)    Guarantees constituting Indebtedness permitted by Section 9.2.3, and guarantees of the obligations (not constituting Indebtedness) of other Persons arising in the ordinary course of business, including (without limiting the generality of the foregoing) Guarantees of trade payables and guarantees of obligations (not constituting Indebtedness) of Subsidiaries;

(g)    any reinvestment of the proceeds of any Involuntary Disposition or of any Disposition, in each case, so long as such reinvestment is permitted by the terms hereof;

(h)    Investments consisting of an Acquisition by an Obligor, an Investment in a Joint Venture by an Obligor, an Investment in an Unrestricted Subsidiary by an Obligor or any other Investment (other than Investments of the type or kind referred to in clauses (a), (b) and (c) of this Section 9.2.2), provided that:

(i)    Guaranty and Collateral Requirements. Upon the consummation of such Investment, Agent shall have received all items (if any), including in respect of the Property acquired in such Acquisition and/or in respect of any Restricted Subsidiary that is formed to effect such Acquisition, required to be delivered (if any) by the terms of Section 9.1.12 and/or Section 9.1.13, except for such items as are not required to be delivered until 30 days (or such other period as Agent may otherwise agree) after an entity becomes a Restricted Subsidiary;

(ii)    Non-Hostile. If such transaction involves an acquisition of the Equity Interests of another Person, the Board of Directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition;

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(iii)    Continued Accuracy of Representations and Warranties. If such Investment involves the creation or acquisition of a Restricted Subsidiary, the representations and warranties deemed made by such Restricted Subsidiary in any Credit Document shall be true and correct in all respects at and as if made as of the date of such Investment;

(iv)    Minimum Liquidity. Availability (A) at all times during the 30-day period preceding such Acquisition or Investment and (B) on the date of such Acquisition or Investment after giving effect thereto, in each case, on a ~~Pro Forma Basis~~pro forma basis, shall be greater than or equal to the sum of (1) ~~(x) 20% of the Aggregate Borrowing Base then in effect at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (y)~~ 12.5% of the ~~Aggregate~~ Borrowing Base then in effect ~~at any time that the Refinery Asset Borrowing Base Component is equal to $0~~ plus (2) the amount of FILO Loans outstanding on a pro forma basis; ~~provided however, that if Availability is~~

(v)     Conditional Fixed Charge Certification Requirement. If (1) Availability on the date of such Acquisition or Investment after giving effect thereto or (2) the average Availability during the 30-day period preceding such Acquisition or Investment giving effect to such Acquisition or Investment on a pro forma basis is, in either case, less than 20% of the ~~Aggregate~~ Borrowing Base then in effect ~~(which Availability under clause (A) above shall be, for purposes of this clause (iv) only, calculated on an average basis based on data available on the date of calculation)~~plus the amount of FILO Loans outstanding on a pro forma basis, then Borrower Agent shall have delivered to Agent a certificate demonstrating that, upon giving effect to such Acquisition or Investment, (A) the Fixed Charge Coverage Ratio on a Pro Forma Basis would be at least 1.0 to 1.0~~;~~ and

~~(v)     No~~ (B) no Default or Event of Default~~.~~ shall have occurred and be continuing; and

(vi)    No Default or Event of Default shall exist immediately prior to or immediately after the consummation of such Acquisition or Investment;

(i)    to the extent constituting Investments, Swap Contracts permitted to be incurred pursuant to Section 9.2.3(d);

(j)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments in Subsidiaries which are not Obligors at the time of such Investment but which become Obligors concurrently with such Investment in an aggregate amount (excluding Investments of such type set forth in Schedule 9.2.2) not to exceed, on the date such Investment is made and together with the amount of Investments outstanding pursuant to Section 9.2.2(k), the greater of $100,000,000 or 5% of Consolidated Net Tangible Assets (determined based on the financial statements for the most recent Fiscal Quarter for which such statements were delivered by MLP Parent in accordance with Section 9.1.1(a) or Section 9.1.1(b));

(k)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Investments in an aggregate amount for all such Investments pursuant to this Section 9.2.2(k), together with the amount of Investments outstanding pursuant to Section 9.2.2(j), not to exceed on the date such Investment is made the greater of $100,000,000 or 5% of Consolidated Net Tangible Assets (determined based on the financial statements for the most recent Fiscal Quarter for which such statements were delivered in accordance herewith);

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(l)    Investments in Senior Notes or Senior Secured Notes required by the terms of any Senior Notes Indenture or the Senior Secured Notes Indenture, respectively; and

(m)    to any extent constituting an Investment, deposits required to be made to any Inventory Structuring Counterparty (or an Affiliate thereof) in connection with a Permitted Inventory Structuring Transaction.

provided, however, that each Investment or deemed Investment in an Unrestricted Subsidiary must, on the date of each such Investment or deemed Investment, satisfy each of the requirements of Section 9.4 hereof.

9.2.3.    Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except:

(a)    Indebtedness under the Credit Documents;

(b)    Indebtedness of Obligors and their Restricted Subsidiaries outstanding on the Closing Date and set forth in Schedule 9.2.3, and renewals, refinancings and extensions of all or any part thereof (subject to the following proviso, “Refinancing Indebtedness”); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (ii) (iii) the material terms relating to principal amount, amortization, maturity, ~~collateral (if any)~~ and subordination (if any), and other material terms (other than pricing and yield), of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable, in the aggregate and taken as a whole, in any material respect to Obligors or Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended (it being understood that it shall be deemed a permitted refinancing under this Section 9.2.3(b) if funds, raised in a public offering of debt securities, are restricted to repayment of such Indebtedness, even if a period of up to 60 days (or a longer period to the extent that such funds are escrowed pursuant to arrangements satisfactory to Required Lenders) intervenes between the date such public offering closes and the date that the applicable Indebtedness is repaid from such funds);

(c)    intercompany Indebtedness, and Guarantees with respect to Indebtedness otherwise permitted hereunder, so long as in each case the related Investment made by the holder of such Indebtedness or by the provider of such Guarantee, as applicable, is permitted under Section 9.2.2 (other than subsection (f) thereof);

(d)    obligations (contingent or otherwise) of any Obligor or its Restricted Subsidiaries existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or Property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation, (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (it being understood that Section 2(a)(iii) of the ISDA Master Agreement does not constitute such a provision), and (iii) such obligations do not constitute Bank Product Indebtedness;

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(e)    purchase money Indebtedness (including Attributable Indebtedness in respect of Capital Leases or Synthetic Lease Obligations) incurred by any Obligor or its Restricted Subsidiary to finance the purchase of Property (including, without limitation, any metal or other element, composite or alloy used as, or part of, a catalyst in the operation of the refinery assets of any of Consolidated Parties) other than Collateral ~~(but excluding Refinery Assets constituting Equipment)~~; provided that (i) the aggregate amount of all such Indebtedness of all Obligors and their Restricted Subsidiaries shall not exceed at any time outstanding the greater of $100,000,000 or 5% of Consolidated Net Tangible Assets (provided that the foregoing limitation on amount shall not apply (A) to purchase money Indebtedness (whether in the form of Capital Leases or as Indebtedness) incurred to purchase any metals or other elements, composites or alloys used as, or part of, a catalyst in the operation of the refinery assets of any of Consolidated Parties or (B) if Borrowers demonstrate to the reasonable satisfaction of Agent, based on adjustments made in good faith using reasonable assumptions, that the Fixed Charge Coverage Ratio on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness shall be at least 1.0 to 1.0)~~, provided, further, that any such Indebtedness incurred to finance the purchase of Refinery Assets constituting Equipment shall, at any time that the Refinery Asset Borrowing Base Component is greater than $0, not exceed at any time outstanding $5,000,000~~, (ii) such Indebtedness when incurred shall not exceed the lesser of the purchase price and the value of the asset(s) financed plus fees and expenses reasonably incurred in connection with such refinancing, (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing plus reasonable premiums or other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, and (iv) Attributable Indebtedness under Operating Leases which become Capital Leases after the Closing Date solely as a result of any change in GAAP occurring after the Closing Date shall be excluded for purposes of determining the amount in clause (i) preceding;

(f)    Indebtedness of any Obligor incurred in the ordinary course of business to finance the payment of premiums for a twelve-month period for insurance, provided that the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed $15,000,000;

(g)    Indebtedness incurred to finance a Permitted Acquisition; provided that (i) no Liens (if such Indebtedness is secured) securing such Indebtedness shall at any time attach to or encumber any Property constituting Collateral, (ii) the maturity date for such Indebtedness shall occur no earlier than the date six months after the Revolver Termination Date, (iii) the principal amount of such Indebtedness shall not amortize by more than 2% during any year prior to the Revolver Termination Date (excluding the effect of put rights, required tenders for such Indebtedness or other repayments or prepayments required upon the occurrence of a contingency (such as, by way of example and not by way of limitation, an event of default, the destruction of assets or a change of control). and (iv) the holder of such Indebtedness (if such Indebtedness is secured) shall have entered into an intercreditor agreement with Agent, in form and substance reasonably satisfactory to Agent;

(h)    Indebtedness of a Restricted Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed by an Obligor or its Restricted Subsidiary pursuant to a Permitted Acquisition as a result of a merger or consolidation, or the acquisition of Property securing such Indebtedness), so long as such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition;

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provided that (i) the aggregate amount of all such Indebtedness of all Obligors and their Restricted Subsidiaries shall not exceed at any time outstanding the greater of $50,000,000 or 3% of Consolidated Net Tangible Assets and (ii) if any of such Indebtedness matures prior to the Revolver Termination Date and such Indebtedness has not been refinanced or defeased (it being acknowledged hereby that the refinancing thereof is expressly permitted hereby) within 60 days prior to its maturity date, Agent may, in its discretion, establish an Availability Reserve with respect to such Indebtedness;

(i)    Bank Product Indebtedness;

(j)    Indebtedness of Obligors and their Restricted Subsidiaries in the form of (i) completion guarantees and performance bonds and other similar obligations required in the Ordinary Course of Business in an aggregate principal amount not to exceed $50,000,000 at any time outstanding, excluding bonds posted to secure excise Tax or sales Tax payment obligations, (ii) Guarantees by any Obligor in respect of other Indebtedness of an Obligor otherwise permitted under this Section 9.2.3, and (iii) Guarantees in respect of Indebtedness of MLP Subsidiaries under one or more MLP Credit Facilities, provided, that such Guarantees provided pursuant to this clause (iii) shall be (A) unsecured (other than by the pledge of Equity Interests in MLP Subsidiaries), (B) subordinated to the Obligations on terms acceptable to Agent and (C) in an amount not to exceed in the aggregate the greater of (1) $200,000,000 and (2) 5.0% of Consolidated Net Tangible Assets (measured at the time of incurrence);

(k)    To the extent constituting Indebtedness, obligations of Obligors and their Restricted Subsidiaries (i) arising under any license for a proprietary refining process entered into by such Person in the Ordinary Course of Business (including, without limiting the generality of the foregoing, plant expansion, modification and optimization), or (ii) in respect of leases (including any such lease constituting a Capital Lease) or other financings without regard to form or other financing structures for metals or other elements, composites or alloys used as, or part of, a catalyst in the operation of the refinery assets of any of Consolidated Parties which do not constitute Collateral, in each case in the Ordinary Course of Business, and not for the purposes of speculation, with respect to such metals, elements, composites, alloys or catalysts;

(l)    additional unsecured Indebtedness of Obligors and their Restricted Subsidiaries not otherwise permitted pursuant to this Section 9.2.3; provided that (i) the maturity date for such Indebtedness shall occur no earlier than the date six months after the Revolver Termination Date, (ii) the principal amount of such Indebtedness shall not amortize by more than 2% during any twelve month period prior to the Revolver Termination Date (excluding the effect of put rights, required tenders for such Indebtedness or other repayments or prepayments required upon the occurrence of a contingency (such as, by way of example and not by way of limitation, an event of default, the destruction of assets or a change of control), and (iii) in the case of any subordinated Indebtedness, the applicable subordination terms thereof shall be reasonably acceptable to Agent;

(m)    additional secured or unsecured Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (i) $100,000,000 and (ii) 5% of Consolidated Net Tangible Assets (measured at the time of the incurrence of such Indebtedness), so long as no Liens securing such Indebtedness shall at any time attach to or encumber any Property constituting Collateral (excluding cash proceeds of such Property which are not a part of the Restricted Account Balance);

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(n)    Attributable Indebtedness under Sale and Leaseback Transactions incurred by Obligors and their Restricted Subsidiaries, provided that the aggregate outstanding amount of all such Indebtedness shall not exceed the greater of (i) $75,000,000 and (ii) 5% of Consolidated Net Tangible Assets (measured at the time of the incurrence of such Indebtedness);

(o)    Indebtedness incurred by Foreign Subsidiaries, provided that the aggregate outstanding amount of all such Indebtedness shall not exceed the greater of (i) $100,000,000 and (ii) 5% of Consolidated Net Tangible Assets (measured at the time of the incurrence of such Indebtedness); and

(p)    Indebtedness of and incurred by any Inventory Structuring Subsidiary under and pursuant to any Permitted Inventory Structuring Transaction to which it is a party, provided that (i) such Indebtedness shall either be unsecured or shall be secured only by Liens on the Inventory Structuring Collateral as permitted by Section 9.2.1(aa), (ii) such Indebtedness shall not be guaranteed by any other Obligor other than MLP Parent and (iv) all such Indebtedness of any Inventory Structuring Subsidiary shall be paid in full on or prior to, and no such Indebtedness shall exist after, the Inventory Structuring Transaction Termination Date applicable to such Permitted Inventory Structuring Transaction.

9.2.4.    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of Obligors and their Restricted Subsidiaries, taken as a whole (whether now owned or hereafter acquired); provided that, notwithstanding the foregoing provisions of this Section 9.2.4 but subject to the terms of Sections 9.1.12 and 9.1.13,

(a)    any Borrower may merge or consolidate with any of its Subsidiaries provided that a Borrower shall be the continuing or surviving entity or, if not the surviving entity, the survivor shall assume the obligations of such Borrower and become a party to the Credit Documents as a “Borrower” in a manner reasonably acceptable to Agent, including, without limitation, by the execution of such documents of joinder and such Collateral Documents as Agent may reasonably request and by demonstrating that Agent will have first priority perfected Liens on such Person’s Collateral (subject to Permitted Liens) and its compliance in all material respects with Applicable Laws, including the Patriot Act,

(b)    any Consolidated Party that is an Obligor may merge or consolidate with any other Obligor, provided that if the merger or consolidation involves a Borrower, such Borrower shall be the continuing or surviving entity or, if not the surviving entity, the survivor shall assume the obligations of such Borrower and become a party to the Credit Documents as a “Borrower” in a manner reasonably acceptable to Agent, including, without limitation, by the execution of such documents of joinder and such Collateral Documents as Agent may reasonably request and by demonstrating that Agent will have first priority perfected Liens on such Person’s Collateral and its compliance in all material respects with Applicable Laws, including the Patriot Act,

(c)    any Consolidated Party that is not an Obligor may be merged or consolidated with or into any Obligor provided that an Obligor shall be the continuing or surviving corporation,

(d)    any Consolidated Party that is not an Obligor may be merged or consolidated with or into any other Consolidated Party that is not an Obligor,

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(e)    any Restricted Subsidiary may merge with any Person that is not an Obligor in connection with a Disposition permitted under Section 9.2.5,

(f)    an Obligor may merge with any Person in connection with a Permitted Acquisition or any other transaction, provided that such Obligor shall be the continuing or surviving entity or, if not the surviving entity, the survivor shall assume the obligations of such Obligor and become a party to the Credit Documents as an “Obligor” in a manner reasonably acceptable to Agent, including, without limitation, by the execution of such documents of joinder and such Collateral Documents as Agent may reasonably request and by demonstrating that Agent will have first priority perfected Liens on such Person’s Collateral and its compliance in all material respects with Applicable Laws, including the Patriot Act, and a Guarantor may merge with a Borrower, provided that such Borrower shall be the continuing or surviving entity, and

(g)    any Wholly Owned Subsidiary of an Obligor (other than an Obligor) may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

Furthermore, for so long as any Commitments or Obligations (and continuing until Full Payment of all Obligations) are outstanding, each Obligor shall not, and shall cause each of its Restricted Subsidiaries not to, (i) permit any Obligor to merge or consolidate into, or reorganize as or otherwise become, an entity that is organized under the laws of a jurisdiction other than any State of the United States or the District of Columbia or (ii) permit any MLP Subsidiary to merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom (A) any MLP Subsidiary may merge with any one or more other MLP Subsidiaries; and (B) any MLP Subsidiary may consolidate or merge with another corporation or entity, and a Person (other than an Obligor or Restricted Subsidiary) may consolidate with or merge into any MLP Subsidiary, provided that (1) the MLP Subsidiary shall be the ultimate surviving entity, and (2) the surviving entity shall be, after giving effect to the merger, a Solvent entity organized under the laws of the United States of America, any State thereof or the District of Columbia.

9.2.5.    Dispositions. Make any Disposition other than an Excluded Disposition (other than Permitted Investments involving the sale or other Disposition of Collateral, which Permitted Investments involving the sale or other Disposition of Collateral shall be subject to this Section 9.2.5), except the following:

(a)    sales or other Dispositions of assets (other than Permitted Accounts Transactions and Sale and Leaseback Transactions) having an aggregate fair market value not to exceed during any Fiscal Year the greater of $25,000,000 or 1% of Consolidated Net Tangible Assets for the most recent Fiscal Year for which annual audited financial statements have been delivered to Agent in accordance with the terms hereof;

(b)    Dispositions in connection with Sale and Leaseback Transactions involving Property not constituting Collateral (including, for the avoidance of doubt, metals or other elements, composites or alloys used as, or part of, a catalyst), provided that the Indebtedness incurred pursuant thereto is permitted pursuant to Section 9.2.3;

(c)     [Reserved];

(d)    ~~sales or other~~ Dispositions of assets (other than Permitted Accounts Transactions ~~and, at any time that the Refinery Asset Borrowing Base Component is greater than $0, Refinery Assets~~) if (i) Availability (A) at all times during the 30-day period

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preceding such ~~sale or other~~ Disposition and (B) on the date of such ~~sale or other~~ Disposition and after giving effect thereto (including any reduction in the Aggregate Borrowing Base to result therefrom), in each case, on a ~~Pro Forma Basis~~pro forma basis, shall be greater than or equal to the sum of (x) ~~(1) 20% (at any time that the Refinery Asset Borrowing Base Component is greater than $0) and (2) 15% (at any time that the Refinery Asset Borrowing Base Component is equal to $0)~~15% of the Borrowing Base then in effect, plus (y) the amount of any FILO Loans outstanding on a ~~Pro Forma Basis~~pro forma basis, and (ii) if (1) Availability ~~as referred to in (i)(A)~~on the date of such Disposition after giving effect thereto or (~~B~~2) ~~above is~~the average Availability during the 30-day period preceding such Disposition giving effect thereto on a pro forma basis is, in either case, less than the sum of (x) ~~(1) 27.5% (at any time that the Refinery Asset Borrowing Base Component is greater than $0) and (2) 22.5% (at any time that the Refinery Asset Borrowing Base Component is equal to $0)~~22.5% of the Borrowing Base then in effect, plus (y) the amount of any FILO Loans outstanding on a ~~Pro Forma Basis (which Availability under clause (i)(A) above shall be, for purposes of this clause (B) only, calculated on an average~~pro forma basis ~~for such 30-day period)~~, then Borrower Agent shall have delivered to Agent a certificate demonstrating, based on adjustments made in good faith using reasonable assumptions, that, upon and after giving effect to such sale or other Disposition, the Fixed Charge Coverage Ratio on a Pro Forma Basis would be at least 1.0 to 1.0;

(e)    Permitted Accounts Transactions; and

(f)    sales of Hydrocarbon Inventory by any Inventory Structuring Subsidiary to an Inventory Structuring Counterparty pursuant to a Permitted Inventory Structuring Transaction;

~~(g)    Dispositions of the Refinery Assets (other than Equipment and fixtures); and~~

~~(h)    Dispositions of the Refinery Assets constituting Equipment and fixtures; provided however, that at any time that the Refinery Asset Borrowing Base Component is greater than $0, such Disposition is (i) in connection with scheduled turnarounds, maintenance, or equipment or facility upgrades, in each case, in the Ordinary Course of Business of Calumet Montana, (ii) of obsolete or worn out property whether now owned or hereafter acquired, or (iii) to the extent that (A) replacement property of equal or greater value is acquired substantially contemporaneously with such Disposition or (B) the total book value of the property disposed of does not exceed $5,000,000 in any calendar year.~~

provided, however, that, in connection with any such sale or Disposition (including, without limitation, any sale or other Disposition which constitutes or is made in connection with a Permitted Investment but excluding any Permitted Accounts Transactions and excluding any Permitted Inventory Structuring Transactions), except as noted in the proviso below in connection with any sale or Disposition pursuant to Section 9.2.5(d~~), Section 9.2.5(g) or Section 9.2.5(h~~):

(i)    Borrower Agent shall deliver to Agent, at least two Business Days ~~(or ten Business Days, in the case of any Disposition of Refinery Assets at any time that the Refinery Asset Borrowing Base Component is greater than $0)~~ prior to consummation of each such sale or other Disposition which involves any Collateral, a pro forma Borrowing Base Certificate as of the calendar month most recently ended at least 15 days prior to the date of such certificate which gives effect thereto (which pro forma Borrowing Base Certificate may be updated by delivery of a new pro forma Borrowing Base Certificate to Agent prior to or

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 139

concurrently with the consummation of such sale or other Disposition) and such sale or other Disposition shall result in an immediate and automatic adjustment of the Aggregate Borrowing Base to reflect such sale or other Disposition;

(ii)    with respect to any Disposition or series of related Dispositions that involves properties or assets having a fair market value greater than or equal to $10,000,000 (other than certain Dispositions disclosed to Agent in writing prior to the Closing Date and consummated on terms reasonably acceptable to Agent), at least 75% (or, in the case of any sale or other Disposition of any Property constituting Collateral, 100% with respect to such Collateral) of the consideration paid in connection therewith shall be in cash or Cash Equivalents, such payment to be effected within 30 days following ~~(or concurrently therewith, in the case of any Disposition of Refinery Assets at any time that the Refinery Asset Borrowing Base Component is greater than $0)~~ the consummation of such transaction to the extent that such transaction is a disposition of Collateral, and shall be in an amount not less than the fair market value of the Property disposed of, provided that (A) to the extent such sale or other Disposition results in the Facility Usage exceeding the Aggregate Borrowing Base after giving effect thereto, Borrowers shall, prior to or concurrently with such consummation, repay the Obligations in an amount sufficient to eliminate such excess, (B) customary post-closing purchase price adjustments shall be deemed to be within 30 days of ~~(or concurrently therewith, in the case of any Disposition of Refinery Assets at any time that the Refinery Asset Borrowing Base Component is greater than $0)~~ the consummation of such transaction (regardless of when the payment in fact occurs), and (C) in connection with a sale of assets or a business unit that consists of both Collateral and non-Collateral, the purchase price shall be allocated to such assets by Borrower Agent reasonably so as to reflect the relative book values of the assets disposed of;

(iii)    all sales or other Dispositions of Collateral between or among two or more Obligors shall be made expressly subject to the continuation of Agent’s Lien on the Property being sold or otherwise Disposed of;

(iv)    at least two Business Days ~~(or ten Business Days, in the case of any Disposition of Refinery Assets at any time that the Refinery Asset Borrowing Base Component is greater than $0)~~ prior to consummation of each such sale or other Disposition, Borrower Agent shall deliver to Agent a certificate of a Senior Officer of Borrower Agent or its general partner specifying the anticipated date of such sale or other Disposition, identifying any Collateral Disposed of and setting forth the Net Cash Proceeds to be received for any such Collateral (which certificate may be updated by delivery of a new certificate to Agent prior to or concurrently with the consummation of such sale or other Disposition);

(v)    Obligors shall remit all Net Cash Proceeds attributable to a sale or other Disposition of Collateral to Agent for application or deposit pursuant to Section 5.2;

(vi)    Obligors shall apply all Net Cash Proceeds of any sale or other Disposition of Property not constituting Collateral, within 360 days after the receipt thereof and at the option of Borrower Agent, to make Investments consisting of an Acquisition permitted by Section 9.2.2, to make Capital Expenditures permitted by this Agreement, to acquire other long-term Property used or useful in a business not prohibited by this Agreement, or to repay Senior Debt; and

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 140

(vii)    no Default or Event of Default exists at the time thereof or will arise as a result thereof~~; and~~

~~(viii)    with respect to any Disposition of Refinery Assets at any time that the Refinery Asset Borrowing Base Component is greater than $0, immediately after giving Pro Forma effect to such Disposition, (A) an Overadvance would not exist, and (B) the sum of (1) cash on hand in Restricted Accounts of Obligors plus (2) Availability shall be at least equal to the sum of (x) the greater of (i) (a) 25% of the Aggregate Borrowing Base then in effect at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (b) 15% of the Aggregate Borrowing Base then in effect at any time that the Refinery Asset Borrowing Base Component is equal to $0 and (ii) $60,000,000 (which amount is subject to increase as provided in Section 1.4) plus (y) the amount of FILO Loans outstanding.~~

provided, further, however, that ~~(x)~~ any sales or Dispositions (including sales or Dispositions of Collateral) pursuant to Section 9.2.5(d) shall not be required to comply with the requirements referred to in clause (ii) preceding~~, (y) any Disposition pursuant to Section 9.2.5(g) shall not be required to comply with clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) preceding if such Disposition is an Involuntary Disposition and (z) any Disposition pursuant to Section 9.2.5(h) shall not (1) be required to comply with the requirements referred to in clauses (ii), (iv), (v), (vi) and (viii) preceding and (2) shall not be required to comply with clauses (i), (ii), (iii), (iv), (v), (vi) and (viii) preceding if the total book value of the Equipment and fixtures disposed of does not exceed $5,000,000 in any calendar year~~.

Notwithstanding the foregoing, a Borrower may make one or more Dispositions of its Accounts from time to time if (but only if) each of the following requirements is satisfied with respect to such Disposition, in which case such Disposition shall constitute a “Permitted Accounts Transaction”:

(A)    such Disposition shall be a “true sale” of the Accounts of such Borrower and pursuant to an arms-length transaction with a Person other than an Affiliate of such Borrower;

(B)    Borrower Agent shall notify Agent in writing, at least ten Business Days prior to such Borrower’s execution and delivery of any agreement relating to such Disposition of Accounts, of the terms of such proposed Disposition in reasonable detail, which terms shall consist of (i) the identity of the Borrower that proposes to make such Disposition, (ii) the identity of the Account Debtor whose Accounts are proposed to be the subject of such Disposition, and (iii) the identity of the proposed purchaser of such Accounts, and Borrower Agent shall also provide to Agent any other information in reasonable detail as Agent may promptly, reasonably and subsequently (within five Business Days of Agent’s receipt of such terms) request relating thereto;

(C)    Agent shall have received such other documents, instruments or agreements as may reasonably be requested by Agent in connection with such Disposition;

(D)    at least two Business Days prior to the first such Disposition of Accounts of such Account Debtor (but not, for avoidance of doubt, for any subsequent Disposition of Accounts of such Account Debtor pursuant to the same Permitted Accounts Transaction), Borrower Agent shall have delivered to Agent a proforma of the then current Borrowing

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 141

Base Certificate which shall exclude all Accounts of the Account Debtor whose Accounts are proposed to be sold pursuant to such Disposition (whether or not the Accounts of such Account Debtor are or may be sold pursuant to such Disposition or otherwise) from Eligible Accounts (which pro forma Borrowing Base Certificate may be updated by delivery of a new pro forma Borrowing Base Certificate to Agent prior to or concurrently with the consummation of such Permitted Accounts Transaction) and, in the event that the Aggregate Borrowing Base as so calculated pursuant thereto reflects that an Overadvance would exist after giving effect to the exclusion of all such Accounts from Eligible Accounts, Borrowers shall, prior to or concurrently with the consummation of such initial Disposition of Accounts, prepay the Loans and/or otherwise do what is necessary to eliminate such Overadvance;

(E)    no Default or Event of Default will exist at the time of any such Disposition of Accounts or will arise as a result thereof; and

(F)    on or prior to the closing date of such Permitted Accounts Transaction, Borrower Agent shall have delivered to Agent a certificate of a Senior Officer of Borrower Agent attaching the definitive documentation with respect to such Permitted Accounts Transaction and certifying that such Permitted Accounts Transaction complies with the terms of this Section 9.2.5, such certificate to be (i) in form and substance acceptable to Agent in its Permitted Discretion or (ii) in all material respects in the form attached hereto as Exhibit I with such changes thereto as Agent may reasonably require.

9.2.6.    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment (including, without limitation, any Restricted Payment proposed to be made with the proceeds of any Distribution Revolver Loan), or incur any obligation (contingent or otherwise) to do so, except that:

(a)    each Restricted Subsidiary of MLP Parent may, and may incur obligations to, make Restricted Payments (directly or indirectly) to MLP Parent or to any other Restricted Subsidiary of MLP Parent that is an Obligor;

(b)    each Consolidated Party may, and may incur obligations to, declare and make Restricted Payments payable solely in, and by the issuance of, the Equity Interests of such Person;

(c)    MLP Parent or any Restricted Subsidiary thereof may, and may incur obligations to, make offsets against and acquisitions of Equity Interests of MLP Parent in satisfaction of customary indemnification and purchase price adjustment obligations owed to MLP Parent or its Restricted Subsidiaries under acquisition arrangements in which Equity Interests of MLP Parent were issued as consideration for the Acquisition, provided that the only consideration exchanged by any Consolidated Party in connection with any such Acquisition is the relief, satisfaction or waiver of claims of such Consolidated Party under such acquisition arrangements; and

(d)    so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(i)    MLP Parent may, and may incur obligations to, purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issue of new units of the Equity Interests of MLP Parent;

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(ii)    MLP Parent may, and may incur obligations to, make Restricted Payments to its general and limited partners to be used by such Person (or, if applicable, distributed by such Person to its respective partners or members) to pay consolidated, combined or similar federal, state and local Taxes payable by any such Person and directly attributable to (or arising as a result of) the operations of MLP Parent and its Restricted Subsidiaries;

(iii)    any Obligor or any Restricted Subsidiary thereof may, and may incur obligations to, make Restricted Payments, in the Ordinary Course of Business, to MLP General Partner to (A) reimburse MLP General Partner for reasonable and customary administrative or operating expenses of a Borrower incurred by MLP General Partner, and (B) permit MLP General Partner to pay franchise fees or similar Taxes and fees required to maintain its existence;

(iv)    MLP Parent may, and may incur obligations to, purchase, repurchase, retire or otherwise acquire or retire for value units of its Equity Interests (A) held by any present or former director, officer, member of management or employee of any Obligor, or any Restricted Subsidiary of any Obligor, in accordance with repurchase rights or obligations established in connection with such Equity Interests, and (B) pursuant to the terms of any incentive, benefit, compensation, employee or restricted equity interest purchase plan, equity interests option plan or other employee benefit or equity based compensation plan established by MLP Parent or any other Obligor; provided that the aggregate amount of all such Restricted Payments made pursuant to this Section 9.2.6(d)(iv) shall not exceed $15,000,000 in any Fiscal Year, except that any portion of such amount which is not made as a Restricted Payment during any Fiscal Year may be carried forward to successive Fiscal Years and added to such amount;

(v)    MLP Parent may, and may incur obligations to, make Restricted Payments consisting of the cashless exercise of options or warrants in connection with customary and reasonable employee compensation, incentive, or other benefit programs; and

(vi)    MLP Parent may, and may incur obligations to, make other Restricted Payments not otherwise permitted above; provided that immediately after giving effect to such Restricted Payment, the sum of (A) cash on hand in Restricted Accounts of Obligors plus (B) Availability shall be at least equal to the sum of (x) the greater of (1~~) (a) 25% of the Aggregate Borrowing Base then in effect at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (b~~) 15% of the ~~Aggregate~~ Borrowing Base then in effect ~~at any time that the Refinery Asset Borrowing Base Component is equal to $0~~ and (2) $60,000,000 (which amount is subject to increase as provided in Section 1.4) plus (y) the amount of FILO Loans outstanding.

9.2.7.    Change in Nature of Business; Name, Etc. (a) Engage in any line of business different from those lines of business conducted by Consolidated Parties taken as a whole on the date hereof, any business substantially related or incidental thereto, or any reasonable extensions or expansions thereof, or any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code and relates to the exploration for, or development, mining, production, ownership, operation, processing, refining, storage, transportation (including without limitation pipeline and railcar ownership), marketing, distribution or other handling of, petroleum-based products, biofuels, feedstocks (including, without limiting the generality of the

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 143

foregoing, oil and natural gas), and other minerals and fuels related to the foregoing, (b) change its name or conduct business under any fictitious name; or change its tax, charter or other organizational identification number, unless, in each case, Borrower Agent first provides Agent at least 30 days prior written notice of such change or fictitious name, or (c) change its form or jurisdiction of formation except for (1) a conversion described in the last paragraph of the definition of “Change of Control”, (2) without first giving 30 days prior written notice to Agent and providing such documents and instruments as Agent may reasonably request to continue the perfection and first priority status of its Liens on the Collateral, as contemplated herein, subject to Permitted Liens, or (3) as otherwise consented to by Required Lenders.

9.2.8.     Transactions with Affiliates. Enter into or permit to exist any transaction or series of transactions with any officer, director, manager of a limited liability company or Affiliate of such Person other than:

(a)    advances of working capital to any Obligor in the Ordinary Course of Business,

(b)    transfers of cash and assets to any Obligor in the Ordinary Course of Business,

(c)    transactions between or among any Obligors which do not adversely affect the validity, perfection or priority of Agent’s Liens on any Collateral,

(d)    intercompany transactions expressly permitted by Section 9.2.2, Section 9.2.3, Section 9.2.4, Section 9.2.5 or Section 9.2.6 (including distributions to MLP General Partner permitted under Section 9.2.6(d)(iii) to reimburse MLP General Partner for administrative and operating expenses of a Borrower incurred by MLP General Partner, but excluding other transactions with MLP General Partner),

(e)    the assignment by MLP General Partner to an Obligor of MLP General Partner’s rights under agreements relating to a Permitted Acquisition for the purpose of allowing such Obligor to consummate such Permitted Acquisition, and the assumption by such Obligor of the obligations of MLP General Partner under such agreements, provided that the only consideration payable by such Obligor in connection with such assignment (other than the assumption of such obligations) shall consist of reimbursement to MLP General Partner for its actual and reasonable out-of-pocket fees, costs and expenses relating thereto,

(f)    the purchase of assets from MLP General Partner by an Obligor pursuant to a Permitted Acquisition, provided that the consideration payable by such Obligor and/or any other Obligor in connection with such purchase shall be on terms and conditions substantially as favorable to such Obligor and/or the other Obligors as would be obtainable by it or them in a comparable arms-length transaction with a Person other than an Affiliate and such purchase and the terms and conditions thereof shall have been approved in advance by the Conflicts Committee of MLP General Partner as being fair and reasonable to Obligors,

(g)    compensation and reimbursement of expenses of employees, officers and directors, and

(h)    except as otherwise specifically limited in this Agreement, (i) other transactions on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer,

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director, manager of a limited liability company or Affiliate and (ii) conveyances of assets to joint ventures pursuant to terms negotiated and agreed to on an arms-length basis with one or more third-parties that were not Affiliates of an Obligor immediately prior to the execution and delivery of the written agreement setting forth such terms.

9.2.9.    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement and the Senior Notes Indentures and the Senior Secured Notes Indenture as in effect on the Closing Date, and, subject to the proviso below, Refinancing Indebtedness) that:

(a)    limits the ability (i) of any Obligor or Restricted Subsidiary to make Restricted Payments to any Obligor or to otherwise transfer any Property to any Obligor, provided that this clause (i) shall not prohibit (A) any such restrictions on transfers of Property by Foreign Subsidiaries contained in financing agreements governing the Indebtedness of such Foreign Subsidiaries permitted by Section 9.2.3, or (B) a Restricted Subsidiary from entering into customary agreements to maintain a minimum amount of assets in connection with a Guarantee provided by such Restricted Subsidiary permitted under Section 9.2.3, (ii) of any Obligor or Restricted Subsidiary to act as an Obligor under the Credit Documents or to Guarantee the Obligations of any Obligor, or (iii) of any Obligor or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on any Property of such Person securing the Obligations, provided, however, that clauses (i), (ii) and (iii) above shall not prohibit any negative pledge in favor of any holder of any Lien permitted under Sections 9.2.1(b), (e), (f), (i), (j), (k), (l), (r), (t), (u), (v), (w), (x), (y) and (z) solely to the extent any such negative pledge or other restriction on transfer of Property relates to the Property financed by or the subject of such Indebtedness and proceeds thereof; or

(b)    requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations of such Person;

provided, however, that any of the limitations or requirements referred to in clause (a) or clause (b) preceding as they apply to any Contractual Obligation relating to Refinancing Indebtedness shall not limit the ability of any Obligor or Restricted Subsidiary to (1) act as an Obligor under the Credit Documents or to Guarantee the Obligations of any Obligor or (2) create, incur, assume or suffer to exist Liens on any Property of such Person securing the Obligations, except for any negative pledge expressly permitted pursuant to the proviso in clause (a) preceding; and provided, further, however, that this Section 9.2.9 shall not limit customary agreements of a Subsidiary pursuant to Permitted Inventory Structuring Transactions or Permitted Accounts Transactions which limit (i) the ability to grant Liens on the Inventory Structuring Collateral of the Inventory Structuring Subsidiary to secure the Obligations, or prohibit dispositions of the Inventory Structuring Collateral that are the subject of such Permitted Inventory Structuring Transaction or (ii) the ability to grant Liens on accounts or other assets subject to a Permitted Accounts Transaction.

9.2.10.    Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or in any other manner not contemplated in Section 9.1.11.

9.2.11.    Prepayment of Other Indebtedness. Permit any Obligor or Restricted Subsidiary to:

(a)    if on any date a Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, or if the Prepayment Conditions

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are not satisfied at such date, make (or give any notice with respect thereto of) any voluntary, optional or other non-scheduled payment, prepayment (including any excess cash flow sweeps of Borrowed Money), redemption, acquisition for value (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Senior Notes or Senior Secured Notes or any Subordinated Indebtedness of any Obligor or Restricted Subsidiary, but excluding (i) any refinancing thereof permitted under Section 9.2.3, (ii) any payment made in satisfaction of any Obligor’s or any Restricted Subsidiary’s obligations with respect to the conversion or exchange of any debt securities convertible into or exchangeable, in whole or in part, for shares of capital stock of (or other ownership or profit interests in) any Obligor or any Restricted Subsidiary, in each case to the extent that (A) any such payment is made in lieu of fractional shares or (B) any such payment does not exceed the principal amount of the debt securities in respect of which the conversion or exchange right has been exercised, and (iii) any payment or prepayment made with respect to Indebtedness arising under any Senior Notes Agreement or any Senior Secured Notes Agreement upon the occurrence of a contingency such as, for example and not by way of limitation, an event of default, the destruction of assets or a change of control if (and only if) the applicable Senior Notes Agreement or Senior Secured Notes Agreement requires such prepayment; and

(b)     notwithstanding subsection (a) of this Section 9.2.11, make any payment in respect of Subordinated Indebtedness in violation of the relevant subordination provisions.

9.2.12.    Organization Documents; Fiscal Year; Accounting Practices. Permit any Obligor or Restricted Subsidiary to (a) amend, modify or change its Organization Documents in a manner adverse to the interests of Agent or Lenders; (b) change its fiscal year; or (c) make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2.

9.2.13.    Ownership of Obligors. Permit MLP Parent to own, directly or indirectly, less than 100% of the Equity Interests of each Obligor except as a result of a permitted Disposition~~; provided, that for so long as the Refinery Asset Borrowing Base Component is greater than $0, MLP Parent shall own, directly or indirectly, 100% of the Equity Interests of Calumet Montana~~.

9.2.14.    Inventory Structuring Transactions. The Inventory Structuring Subsidiaries identified on Schedule 9.2.14 may remain party to the Inventory Structuring Transactions identified on Schedule 9.2.14 (the “Existing Inventory Financing Transactions”). Notwithstanding anything to the contrary contained in this Agreement, the Obligors shall not enter into any Inventory Structuring Transaction unless each of the following conditions is satisfied (each such Inventory Structuring Transaction satisfying the below requirements, a “Permitted Inventory Structuring Transaction”):

(a)    such Inventory Structuring Transaction is on substantially similar terms (in all material respects, except for economic terms) as those of the Existing Inventory Structuring Transactions as in effect on the date hereof with such changes thereto as are either (i) not adverse to the Lenders in any material respect or (ii) otherwise reasonably acceptable to Agent and which have been approved by Agent in writing (which approval shall not be unreasonably withheld, conditioned or delayed);

(b)    the aggregate amount of Inventory Structuring Collateral which shall be subject to all Permitted Inventory Structuring Transactions and all Existing Inventory Financing Transactions shall not exceed 3,000,000 Barrels at any time;

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(c)    no more than three locations shall be subject to Permitted Inventory Structuring Transactions;

(d)    no Default or Event of Default has occurred and is continuing at the time of the consummation thereof or after giving effect thereto;

(e)    Agent shall have received an updated Borrowing Base Certificate as required by the last sentence of Section 7.1 of this Agreement and, based upon the Aggregate Borrowing Base determined in accordance therewith, any resulting Overadvance shall have been paid in full by Borrowers;

(f)    Agent shall have received (i) the Inventory Structuring Intercreditor Agreement with respect to such Inventory Structuring Subsidiary as executed and delivered by the applicable Inventory Structuring Counterparty and (ii) a true, correct and complete copy of the UCC-1 financing statement filed or to be filed by the applicable Inventory Structuring Counterparty which names such Inventory Structuring Subsidiary as debtor and such Inventory Structuring Counterparty as secured party;

(g)    Agent shall have received (i) not less than 30-day’s prior notice of the material terms of such Permitted Inventory Structuring Transaction (including the proposed Inventory Structuring Subsidiary, Inventory Structuring Counterparty, volume of Inventory Structuring Collateral to be subject to such Permitted Inventory Structuring Transaction and Inventory Structuring Locations anticipated to be subject to such Permitted Inventory Structuring Transaction), (ii) true, correct and complete copies of the Inventory Structuring Transaction Documents to which such Inventory Structuring Counterparty is a party and (iii) a certificate of a Senior Officer of the Borrower stating the Inventory Structuring Transaction Commencement Date with respect to such Inventory Structuring Transaction and identifying all Inventory Structuring Locations included in such Inventory Structuring Transaction;

(h)    Agent shall have received such certifications, documents and other information with respect to the foregoing as Agent may reasonably request; and

(i)    any proceeds received from such Permitted Inventory Structuring Transaction shall be applied to repay any outstanding Loans.

9.3.    Financial ~~Covenants~~Covenant . For so long as any Commitments or Obligations (and continuing until Full Payment of all Obligations) are outstanding, Obligors shall:

9.3.1.    Fixed Charge Coverage Ratio. At all times after Availability falls below the sum of (a) the greater of (i~~) (x) 15% of the Borrowing Base then in effect at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (y~~) 10% of the Borrowing Base then in effect ~~at any time that the Refinery Asset Borrowing Base Component is equal to $0~~ and (ii) $35,000,000 (which amount is subject to increase as provided in Section 1.4) plus (b) the amount of FILO Loans outstanding, maintain as of the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending immediately prior to the Fiscal Quarter during which Availability falls below the threshold stated above) a Fixed Charge Coverage Ratio of at least 1.0 to 1.0; provided, that if, after Availability falls below the ~~greater~~sum of clauses (a) and (b) above, Availability subsequently exceeds the ~~greater~~sum of clauses (a) and (b) above ~~by at least (x) 20% at any time that the Refinery Asset Borrowing Base Component is greater than $0 and (y) 15% at any time that the Refinery Asset Borrowing Base Component is equal to $0~~ for 30 consecutive days, then Obligors shall not be required to maintain the Fixed Charge Coverage Ratio set forth above until such time as Availability subsequently falls below the ~~greater~~sum of clauses (a) and (b) above.

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9.4.    Designation of Unrestricted Subsidiaries and Restricted Subsidiaries.

9.4.1.    Designation of Unrestricted Subsidiaries.

(a)    The Board of Directors of MLP Parent may designate any Restricted Subsidiary of MLP Parent to be an Unrestricted Subsidiary, and may designate any Unrestricted Subsidiary that is an MLP Subsidiary as an Exclusive Entity, if (but only if):

(i)    any Restricted Subsidiary designated as an Unrestricted Subsidiary shall comply with all requirements contained in the definition of the term “Unrestricted Subsidiary” and shall concurrently also be designated as (and thereupon shall become) an “Unrestricted Subsidiary” pursuant to (and as defined by) each of the Senior Notes Indentures and the Senior Secured Notes Indenture;

(ii)    both immediately before and after giving effect to any such designation (and any deemed Investment resulting from such designation on a pro forma basis), no Default or Event of Default has then occurred and is continuing or would result therefrom;

(iii)     Availability~~,~~ (A) at all times during the 30-day period preceding such designation, and (B) after giving effect to such designation (and any deemed Investment resulting from such designation) and the exclusion of all Property of such Restricted Subsidiary from the Aggregate Borrowing Base, ~~equals or exceeds the sum of (x) (1) 20% (at any time that the Refinery Asset Borrowing Base Component is greater than $0) and (2) 15% (at any time that the Refinery Asset Borrowing Base Component is~~is greater than or equal to ~~$0)~~the sum of (1) 15% of the Borrowing Base then in effect, plus (~~y~~2) the amount of FILO Loans outstanding on a ~~Pro Forma Basis calculated as of the effective date of~~pro forma basis;

(iv)     If (A) Availability after giving effect to such designation (and ~~for each of the 30 days preceding such effective date, provided that, if the amount of Availability on any day of calculation as described in this clause (iii) is less than~~any deemed Investment resulting from such designation) and the ~~sum~~exclusion of ~~(x) (1) 27.5% (at any time that~~all Property of such Restricted Subsidiary from the ~~Refinery Asset~~Aggregate Borrowing Base ~~Component is greater than $0) and~~, or (~~2~~B) the average Availability during the 30-day period preceding such designation giving pro forma effect thereto is, in either case, less than 22.5% ~~(at any time that the Refinery Asset Borrowing Base Component is equal to $0)~~ of the Borrowing Base then in effect~~,~~ plus ~~(y)~~ the amount of FILO Loans outstanding on a ~~Pro Forma Basis (which Availability during such 30 days preceding such effective date shall be, for purposes of this proviso only, calculated on an average~~pro forma basis~~)~~, then MLP Parent shall have demonstrated to Agent that, based on adjustments made in good faith using reasonable assumptions, the Fixed Charge Coverage Ratio, calculated as of the effective date of such designation and after giving effect to such designation and the exclusion of all Property of such Restricted Subsidiary from the Aggregate Borrowing Base, on a Pro Forma Basis, equals or exceeds 1.0 to 1.0; and

(v)     ~~(iv)~~ all Investments deemed to exist or to have resulted from such designation pursuant to this Agreement are permitted by this Agreement as of the effective date of such designation.

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(b)    Unless designated as an Unrestricted Subsidiary in compliance with this Section 9.4, any Person that becomes a Subsidiary of an Obligor or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

9.4.2.    Characterization of Investment in Unrestricted Subsidiaries. If a Restricted Subsidiary of MLP Parent is designated as an Unrestricted Subsidiary pursuant to Section 9.4.1 (including, without limitation, any MLP Subsidiary or Exclusive Entity), the aggregate fair market value of all outstanding Investments owned by MLP Parent and its Restricted Subsidiaries in the former Restricted Subsidiary so designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation that must comply with Section 9.2.2 hereof.

9.4.3.    Effect of Designation of Unrestricted Subsidiaries. With respect to each Unrestricted Subsidiary (including, without limitation, any MLP Subsidiary or Exclusive Entity), beginning on the effective date of such designation and continuing for so long as such Subsidiary is an Unrestricted Subsidiary:

(a)    such Unrestricted Subsidiary will not be an Obligor (or a Borrower or Guarantor) for purposes of this Agreement or any other Credit Document, and will not be obligated under any Credit Document, including without limitation any representation, warranty, covenant or Event of Default herein or in any other Credit Document;

(b)    the results of operations, Fixed Charges and Indebtedness of such Unrestricted Subsidiary will not be taken into account for purposes of determining any financial ratio or covenant contained in this Agreement;

(c)    Property of such Unrestricted Subsidiary will not be included in the Aggregate Borrowing Base;

(d)    each Subsidiary of such Unrestricted Subsidiary will be also deemed to be an Unrestricted Subsidiary; and

(e)    such Subsidiary shall be deemed released from its obligations as a Borrower or a Guarantor (as applicable) and shall no longer be a Borrower or a Guarantor, in each case, without any consent or approval of Agent, any Lender or any other Secured Party.

9.4.4.     Re-~~designation~~Designation of an Unrestricted Subsidiary as a Restricted Subsidiary. The Board of Directors of MLP Parent may at any date designate any Unrestricted Subsidiary (including, without limitation, any MLP Subsidiary or Exclusive Entity) to be a Restricted Subsidiary of MLP Parent; provided that (a) such designation will be deemed on such date to be (i) an incurrence of Indebtedness by such Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and (ii) an Investment by such Restricted Subsidiary in the amount of any outstanding Investment of such Unrestricted Subsidiary in any third party, and (b) such designation will only be permitted if (i) such deemed incurrence of Indebtedness is permitted under Section 9.2.3, calculated on a pro forma basis as if such designation had occurred at the beginning of the four Fiscal Quarter reference period, (ii) such deemed Investment is permitted under Section 9.2.2, calculated on a pro forma basis as if such designation had occurred at the beginning of the four Fiscal Quarter reference period, and (iii) no Default or Event of Default would be in existence following such designation.

9.4.5.    Certain Undertakings Relating to the Separateness of Unrestricted Subsidiaries.

(a)    Separate Records; Separate Assets. Obligors shall, and shall cause Unrestricted Subsidiaries (including, without limitation, any MLP Subsidiary or Exclusive

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Entity) to, (i) maintain their respective books and records and their respective accounts separate from those of Obligors and their Restricted Subsidiaries on the one hand and Unrestricted Subsidiaries on the other hand, and (ii) maintain their respective financial and other books and records showing their respective assets and liabilities separate and apart from those of Obligors and their Restricted Subsidiaries. Obligors shall not commingle or pool, and shall cause Unrestricted Subsidiaries not to commingle or pool, their respective funds or other assets with those of any other Person, except their Restricted Subsidiaries in the case of Obligors and except Persons that are not Obligors or their Restricted Subsidiaries in the case of Unrestricted Subsidiaries, and shall maintain their respective assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

(b)    Separate Name; Separate Credit. Obligors shall (i) conduct their respective businesses in their respective own names or in the names of their respective Restricted Subsidiaries and not in the name of any Unrestricted Subsidiary (including, without limitation, any MLP Subsidiary or Exclusive Entity), and (ii) generally hold themselves as entities separate from the Unrestricted Subsidiaries. Obligors shall cause Unrestricted Subsidiaries to, (A) conduct their respective businesses in their respective own names or in the names of their respective Subsidiaries and not in the name of any Obligor or their Restricted Subsidiaries, and (B) generally hold themselves as entities separate from Obligors and their Restricted Subsidiaries. Obligors shall, and shall cause Unrestricted Subsidiaries to, (1) pay their respective obligations and liabilities from their respective own funds (whether on hand or borrowed), and (2) maintain adequate capital in light of their respective business operations.

(c)    Separate Formalities. Obligors shall cause each Unrestricted Subsidiary (including, without limitation, any MLP Subsidiary or Exclusive Entity) to observe all limited liability company, partnership or other entity formalities and other formalities required by their respective organizational documents and Applicable Law.

9.4.6.    Covenants ~~relating~~Relating to MLP Subsidiaries. For so long as any Commitments or Obligations (and continuing until Full Payment of all Obligations) are outstanding, each Obligor shall not, and shall cause each of its Restricted Subsidiaries not to:

(a)    permit (i) an MLP GP to engage into any business other than holding a general partnership interest in an MLP and (ii) the MLP Holdco to engage in any business other than holding Equity Interests in an MLP GP and an MLP;

(b)     (i) provide any Guarantee of, or any credit support for, any Indebtedness or other obligation (contingent or otherwise) of an MLP Subsidiary, or otherwise be directly or indirectly liable for any Indebtedness or other obligation (contingent or otherwise) of such MLP Subsidiary, (ii) permit any Indebtedness or other obligation (contingent or otherwise) of an MLP Subsidiary to be recourse to any Obligor, (iii) have any direct or indirect obligation to maintain or preserve the financial condition of such MLP Subsidiary or to cause any such MLP Subsidiary to achieve any specified level of operating results, or (iv) permit a Lien on any of its Property to secure, or permit any of its Property to be otherwise subject (directly or indirectly) to the satisfaction of, any Indebtedness or other obligation (contingent or otherwise), of any MLP Subsidiary, in each case, other than with respect to any Guarantees incurred by any Obligor in respect of Indebtedness of an MLP Subsidiary under an MLP Credit Facility and permitted under clause (iii) of Section 9.2.3(j); or

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(c)    permit any MLP Subsidiary to (i) own any capital stock of or other Equity Interests in any Obligor, (ii) hold any Indebtedness of any Obligor or (iii) hold any Lien on any Property of any Obligor.

For the avoidance of doubt, an Exclusive Entity is not an MLP Subsidiary for purposes of this Section 9.5 (or otherwise, as provided in this Agreement).

SECTION 10.    EVENTS OF DEFAULT; REMEDIES ON DEFAULT

10.1.    Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)    Non-Payment. Any Borrower or any other Obligor fails (i) to pay when and as required to be paid (whether at stated maturity, on demand, upon acceleration or otherwise) any amount of principal of any Loan or any reimbursement obligation in respect of any Letter of Credit or to deposit any funds as Cash Collateral in respect of LC Obligations as and when required herein, (ii) to pay within three days after the same becomes due, any interest on any Loan or any LC Obligation or any fee due hereunder, or (iii) to pay within five days after the same becomes due, any other Obligation or amount payable hereunder or under any other Credit Document; or

(b)    Specific Covenants. Any Obligor fails to perform or observe any term, covenant or agreement contained in any of:

(i)    Section 7.1, 7.2.3, 7.2.4, 9.1.1(a), 9.1.1(b), 9.1.1(e) as such Section relates to the financial statements referred to in Section 9.1.1(a) or 9.1.1(b), 9.1.3(a), 9.1.5 (with respect only to the existence or good standing of any Obligor in its jurisdiction of organization), 9.1.7 as such Section relates to insurance with respect to Collateral, 9.1.10 if another Event of Default exists at the time of such failure, 9.1.11, 9.1.13, 9.2, 9.3, 9.4 or 9.5; or

(ii)    Section 7.5.2, 9.1.1(c), 9.1.1(e) as such Section relates to the financial statements referred to in Section 9.1.1(c), 9.1.7 as such Section relates to insurance with respect to Property other than Collateral or 9.1.12(a), and such failure continues for five days; or

(iii)    Section 9.1.10 if no other Event of Default exists at the time of such failure, and such failure continues for ten days; or

(iv)    Section 9.1.2(b) or Section 9.1.2(e), and such failure continues for fifteen days; or

(v)    Section 9.1.3 (other than Section 9.1.3(a)), and such failure continues for a period of thirty days; or

(c)    Other Defaults. Any Obligor fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Credit Document on its part to be performed or observed and such failure continues for 30 days after a Senior Officer of such Obligor or the general partner of such Obligor has knowledge thereof or receives written notice thereof from Agent, whichever is sooner; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or

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any other Obligor herein, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading (i) in the case of a representation, warranty, certification or statement of fact not qualified by materiality, in any material respect when made or deemed made, or (ii) in the case of a representation, warranty, certification or other statement of fact qualified by materiality, in any respect when made or deemed made; or

(e)    Cross-Default. (i) Any Obligor or Restricted Subsidiary (A) fails to make any payment when due after giving effect to any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an early termination date (as used or defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Obligor is the defaulting party (as used or defined in such Swap Contract) or (B) any termination event (as so used or defined) under such Swap Contract as to which any Obligor or any Restricted Subsidiary is an affected party (as so used or defined) and, in either event, the Swap Termination Value owed by such Obligor or such Subsidiary as a result thereof is (in the aggregate and together with the Swap Termination Value owed by all other Obligors or Restricted Subsidiaries) greater than the Threshold Amount; or (iii) there occurs an event of default as such term is used or defined in any Senior Notes Indenture or the Senior Secured Notes Indenture; or

(f)    Insolvency Proceedings, Etc. Any Obligor or Restricted Subsidiary (other than an Immaterial Subsidiary) commences, institutes or consents to an Insolvency Proceeding, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any Insolvency Proceeding relating to any such Person or to all or any material part of its Property is commenced and such Person consents to the institution of such proceeding, the petition commencing such proceeding is not timely contested by such Person, such petition continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. (i) Any Obligor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

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(h)    Judgments. There is entered against any Obligor or Restricted Subsidiary (other than an Immaterial Subsidiary) (i) any one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon any such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of an Obligor or Restricted Subsidiary, or all Obligors and Restricted Subsidiaries collectively, under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) any Obligor or Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or (iii) or any event similar to the foregoing occurs or exists with respect to a Foreign Plan; or

(j)    Invalidity of Credit Documents; Guarantees. (i) Any provision of any Credit Document (other than a Guaranty), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or Full Payment of all the Obligations, ceases to be in full force and effect; or any Obligor or any Affiliate thereof contests in any manner the validity or enforceability of any provision of any Credit Document (other than a Guaranty) or the perfection or priority of any Lien granted to Agent; or any Obligor denies that it has any or further liability or obligation under any Credit Document (other than a Guaranty), or purports to revoke, terminate or rescind any provision of any Credit Document (other than a Guaranty), in each case, other than following Full Payment of all the Obligations; or (ii) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 9.2.4 or Section 9.2.5, the Guaranty given by any Guarantor or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under its Guaranty; or

(k)    Change of Control. There occurs any Change of Control; or

(l)    Injunctions; Solvency. Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; any Obligor suffers the loss, revocation or termination of any license, permit, lease or agreement which loss, revocation or termination (either alone or together with other such losses, revocations or terminations) could reasonably be expected to have a Material Adverse Effect; there is a cessation of any part of such Obligor’s business for a period of time and such cessation could reasonably be expected to have a Material Adverse Effect; any material Collateral or Property of an Obligor is taken or impaired through condemnation; or any Obligor ceases to be Solvent.

10.2.    Remedies ~~upon~~Upon Default. If an Event of Default described in Section 10.1(f) occurs, then to the extent permitted by Applicable Law, all Obligations (other than Bank Product Indebtedness) shall become automatically due and payable, all Commitments shall terminate and the obligation of Borrowers under Section 2.3.3 to Cash Collateralize the LC Obligations shall automatically become

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effective, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)    declare any Obligations (other than Bank Product Indebtedness) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by each Obligor to the fullest extent permitted by Applicable Law;

(b)    terminate, reduce or condition any Commitment, or make any adjustment to the Aggregate Borrowing Base, Borrowing Base or FILO Borrowing Base;

(c)    require Obligors to Cash Collateralize all LC Obligations, Bank Product Indebtedness and other Obligations that are contingent or not yet due and payable~~, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and~~

(d)    exercise any other rights or remedies afforded under any agreement, by Applicable Law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by Applicable Law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

10.3.    License. Agent is hereby granted an irrevocable, non-exclusive license, so long as an Event of Default shall have occurred and be continuing, or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral; provided, however, that the IP License shall control in the event of any conflict between this Section and the terms and provisions of the IP License. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

10.4.    Setoff. If an Event of Default shall have occurred and be continuing, Agent, each Lender, Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender, Issuing Bank or any such Affiliate to or

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for the credit or the account of a Borrower or any other Obligor against any and all of the Obligations of such Borrower or such Obligor now or hereafter existing under this Agreement or any other Credit Document to Agent, such Lender, Issuing Bank or such Affiliate, irrespective of whether or not Agent, such Lender, Issuing Bank or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such Obligations of such Borrower or such Obligor may be contingent or unmatured or are owed to a branch or office of Agent, such Lender, Issuing Bank or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Lender, Issuing Bank and each of their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that Agent, such Lender, Issuing Bank or their respective Affiliates may have. Agent, each Lender, Issuing Bank and each of their respective Affiliates agree to notify in writing Borrower Agent and Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.5.    Remedies Cumulative; No Waiver.

10.5.1.    Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Obligors under the Credit Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders under the Credit Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

10.5.2.    Waivers. The failure or delay of Agent or any Lender to require strict performance by any Obligor with any terms of the Credit Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Obligations. No modification of any terms of any Credit Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Obligors and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by any Obligor under any Credit Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Credit Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy. It is expressly acknowledged by Obligors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 11.    AGENT

11.1.    Appointment, Authority and Duties of Agent.

11.1.1.    Appointment and Authority. Each Lender appoints and designates Bank of America as Agent under all Credit Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Credit Documents to which Agent is intended to be a party and accept all Collateral Documents, for Agent’s benefit and the Pro Rata benefit of Secured Parties. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Credit Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Credit Documents; (b)

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execute and deliver as Agent each Credit Document, including any intercreditor or subordination agreement, and accept delivery of each Credit Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Credit Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise all rights and remedies given to Agent with respect to any Collateral under the Credit Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Credit Document or any transaction relating thereto. Agent alone shall be authorized to determine eligibility and applicable advance rates under the Aggregate Borrowing Base (including whether any Accounts, Inventory or other Property are eligible for inclusion in the Aggregate Borrowing Base), whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

11.1.2.    Duties. Agent shall not have any duties except those expressly set forth in the Credit Documents, nor be required to initiate or conduct any Enforcement Action except to the extent directed to do so by Required Lenders while an Event of Default exists. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

11.1.3.    Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents or Agent Professionals selected by it with reasonable care.

11.1.4.    Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Credit Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Credit Documents or Collateral, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 11.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of each affected Lender, all Lenders or the Supermajority Lenders (as applicable) shall be required in the circumstances described in Section 13.1.1(a)(i), (ii) and (iii), respectively, and in no event shall Required Lenders, without the prior written consent of the requisite Lenders, direct Agent to take any action which would require the consent of each affected Lender, all Lenders or the Supermajority Lenders, as applicable. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Credit Documents or could subject any Agent Indemnitee to liability.

11.2.    Agreements Regarding Collateral and Field Examination Reports.

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11.2.1.    Lien and Obligation Releases; Care of Collateral. Secured Parties authorize Agent to, and Agent shall, release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations, (b) that is the subject of a Disposition which Borrower Agent or any Borrower certifies in writing to Agent is an Excluded Disposition or a Lien which Borrower Agent or any Borrower certifies is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry), (c) that is the subject of any other Disposition permitted by Section 9.2.5 (including the Disposition of a Person to the extent permitted by Section 9.2.5, and other than a Disposition with respect to which Agent’s Lien is required to remain in effect as provided in clause (iii) of the proviso in Section 9.2.5) or otherwise consented to by Required Lenders, (d) subject to Section 13.1, with the consent of Required Lenders (provided that the release of all or substantially all of the Collateral shall require the written consent of all Lenders) or (e) subject to the consent of the Agent, upon request by the Borrower Agent, if Borrower Agent or any Borrower certifies that such Collateral is owned by a Person that is an Immaterial Subsidiary. Secured Parties authorize Agent to, and upon Borrower Agent’s request Agent shall, subordinate its Liens to any Purchase Money Lien or any other Lien entitled to priority hereunder. Secured Parties authorize Agent to, and Agent shall, release any Person from its obligations as a Borrower or Guarantor hereunder (a) that has been Disposed of pursuant to a transaction permitted by Section 9.2.5 or otherwise consented to by Required Lenders or (b) subject to the consent of the Agent, upon request by the Borrower Agent, if Borrower Agent or any Borrower certifies that such Person is an Immaterial Subsidiary. Agent shall have no obligation whatsoever to any Secured Party to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

11.2.2.    Possession of Collateral.. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

11.2.3.    Reports. Agent shall promptly provide to Lenders when complete copies of the results of any field examination, audit or appraisal report prepared by or on behalf of Agent with respect to any Obligor or Collateral (“Report”). Reports and other Obligor Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only limited information and will rely significantly upon Obligors’ books and records as well as upon representations of Obligors’ officers and employees; (c) that Agent makes no representation or warranty as to the accuracy or completeness of any Obligor Materials and shall not be liable for any information contained in or omitted from any Obligor Materials, including any Report; and (d) to keep all Reports and Obligor Materials confidential and strictly for such Lender’s internal use, and not to distribute any Report or other Obligor Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) and to use all Reports and Obligor Materials solely for administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Obligor Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

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11.3.    Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other Communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

11.4.    Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrower Agent or Borrowers or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Credit Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate any Obligations (other than Bank Product Indebtedness), or assert any rights relating to any Collateral (including the exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral). Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in any proceeding under any Insolvency Proceeding.

11.5.    Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation (whether through set-off or otherwise) in excess of its Pro Rata share of payments or reductions of Obligations obtained by all Lenders, such Lender shall forthwith purchase from the other Secured Parties such participations in the affected Obligations as shall be necessary to cause the purchasing Secured Party to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis or in accordance with Section 5.5.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Secured Party or if any additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or additional costs, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction No Lender may set off against any Dominion Account without the prior consent of Agent.

11.6.    Indemnification of Agent Indemnitees.

11.6.1.    Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

11.6.2.    Proceedings. Without limiting the generality of the foregoing, if at any time (whether prior to or after the Commitment Termination Date) any proceeding is brought against any Agent Indemnitees by an Obligor, or any Person claiming through an Obligor, to recover damages for any act taken or omitted by Agent in connection with any Obligations, Collateral, Credit Documents or matters relating thereto, or otherwise to obtain any other relief of any kind on account of any transaction relating to any Credit Documents, each Lender agrees to indemnify and hold harmless Agent Indemnitees with respect thereto and to pay to Agent Indemnitees such

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Lender’s Pro Rata share of any amount that any Agent Indemnitee is required to pay under any judgment or other order entered in such proceeding or by reason of any settlement, including all interest, costs and expenses (including reasonable attorneys’ fees) incurred in defending same. In Agent’s discretion, Agent may reserve for any such proceeding, and may satisfy any judgment, order or settlement, from proceeds of Collateral prior to making any distributions of Collateral proceeds to Lenders.

11.7.    Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Credit Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Credit Documents. Agent does not make any express or implied representation, warranty or guarantee to any Secured Party with respect to any Obligations, Collateral, Liens, Credit Documents or Obligor. No Agent Indemnitee shall be responsible to any Secured Party for any recitals, statements, information, representations or warranties contained in any Credit Documents or Obligor Materials; the execution, validity, genuineness, effectiveness or enforceability of any Credit Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Credit Documents, or the satisfaction of any conditions precedent contained in any Credit Documents.

11.8.    Successor Agent and Co-Agents.

11.8.1.    Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Agent. If Agent is a Defaulting Lender under clause (d) of the definition thereof, Required Lenders have the right, in consultation with Borrower Agent, to remove such Agent by written notice to Borrower Agent and Agent. Required Lenders may appoint a successor to replace the resigning or removed Agent, which successor shall be (a) a Lender (other than a Defaulting Lender) or an Affiliate of a Lender (other than a Defaulting Lender); or (b) a financial institution with an office in the United States reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrower Agent. If no successor agent is appointed prior to the effective date of Agent’s resignation or removal, then Agent may appoint a successor agent that is a financial institution with an office in the United States acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder (except that in the case of any collateral security held by Agent on behalf of the Secured Parties under Credit Document, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed). Upon acceptance by any successor Agent of its appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation or removal, the retiring or removed Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Credit Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 11.6 and 13.2, and all rights and protections under this Section 11. Any successor to Bank of America by merger or acquisition of stock shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

11.8.2.    Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Credit Document. Each right, remedy and protection intended to be available to Agent under the Credit Documents

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shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

11.9.    Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries concerning the Credit Documents, the Collateral and each Obligor and related matters as such Lender feels necessary. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Credit Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Credit Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

11.10.    Remittance of Payments and Collections.

11.10.1.     Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Credit Documents.

11.10.2.     Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid in full at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Revolver Loans. In no event shall any Obligor be entitled to credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

11.10.3.      Recovery of Payments. If Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from such Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Credit Document, Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to any Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

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11.11.    Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Credit Documents as any other Lender, and the terms “Lenders”, “Required Lenders”, “Supermajority Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Each of Agent, Lenders and their Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if it were not Agent or a Lender hereunder, without any duty to account therefor (including any fees or other consideration received in connection therewith) to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

11.12.    Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Arranger”, “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Credit Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

11.13.    Bank Product Providers. Each holder of Bank Product Indebtedness, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Credit Documents, including Section 5.5, this Section 11 and Section 13.4.3. Each holder of Bank Product Indebtedness shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Bank Product Indebtedness.

11.14.    No Third Party Beneficiaries. This Section 11 shall survive Full Payment of the Obligations. This Section 11 is an agreement solely among Lenders and Agent, and does not confer any rights or benefits upon Obligors or any other Person. As between Obligors (or any Obligor) and Agent, any action that Agent may take under any Credit Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

11.15.    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Agent makes a payment hereunder in error to any Lender or any Issuing Bank (the “Creditor Party”), whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Creditor Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Creditor Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Creditor Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Creditor Party promptly upon determining that any payment made to such Creditor Party comprised, in whole or in part, a Rescindable Amount.

SECTION 12.    BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

12.1.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent and Secured Parties and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Credit Documents, and (b) any assignment by a Lender must be made in compliance with Section 12.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 12.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

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12.2.    Participations.

12.2.1.    Permitted Participants; Effect. Subject to Sections 12.3.3, any Lender may at any time, without the consent of, or notice to, the Borrowers, sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Credit Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Obligors shall be determined as if such Lender had not sold such participating interests, and Obligors and Agent shall continue to deal solely and directly with such Lender in connection with the Credit Documents. For the avoidance of doubt, each Lender shall be responsible for the indemnity and obligations under Section 11.6 and Section 13.3 without regard to the existence of any participation. Each Lender shall be solely responsible for notifying its Participants of any matters under the Credit Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. Each Participant shall be entitled to the benefits of Section 5.8 (subject to the requirements and limitations therein and Section 5.9 (it being understood that the documentation required under Section 5.9 shall be delivered to the participating Lender)), Section 3.6.1 and Section 3.6.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant shall not be entitled to receive any greater payment under Section 5.8, Section 3.6.1 or Section 3.6.2, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

12.2.2.    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Credit Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, any Guarantor or all or substantially all of the Collateral.

12.2.3.    Benefit of Set-Off. Obligors agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 11.5 as if such Participant were a Lender.

12.2.4.    Participation Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, principal amount of Loans (and stated interest), LC Obligations or other obligations under the Credit Documents. Entries in the register shall be presumed correct absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes of this Agreement, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

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12.3.    Assignments.

12.3.1.    Permitted Assignments. A Lender may assign to any Eligible Assignee any of its rights and obligations under the Credit Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Credit Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $1,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Credit Documents to secure obligations of such Lender, including pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the assigning Lender from its obligations hereunder nor substitute the pledgee or assignee for such Lender as a party hereto.

12.3.2.    Effect; Effective Date. Upon delivery to Agent of an executed Assignment and Acceptance and a processing fee of $5,000 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 12.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Credit Documents, and shall have all rights and obligations of a Lender thereunder; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2.

12.3.3.    Certain Assignees. No assignment or participation may be made to (a) a Borrower or other Obligor, (b) an Affiliate of a Borrower or other Obligor, (c) a Defaulting Lender ~~or a natural person~~(or any of its Subsidiaries) or other Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (c) or (d) or a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons). Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by such Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

12.3.4.    Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the principal amount of Loans (and stated interest) and LC Obligations owing to, each Lender. Entries in the register shall be presumed correct absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Credit Documents, notwithstanding any notice to the contrary. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

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12.4.    Tax Treatment. If any interest in a Credit Document is transferred to a Transferee that is organized under the laws of any jurisdiction other than the United States or any state or district thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 5.9.

12.5.    Certain ERISA Matters.

12.5.1.     Lender Representation. Each Lender (x) represents and warrants, as of the date it became a Lender party hereto, and (y) covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more benefit plans with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Credit Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Credit Documents; (c) (i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Credit Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Credit Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Credit Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

12.5.2.    Further Lender Representation. Unless Section 12.5.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Credit Documents (including in connection with the reservation or exercise of any rights by Agent under any Credit Document).

SECTION 13.    MISCELLANEOUS

13.1.    Consents, Amendments and Waivers.

13.1.1.    Amendment.

(a)    General. Notwithstanding anything to the contrary contained herein or in any other Credit Document to the contrary, no amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by the any Obligor therefrom, shall be effective except, in the case of this Agreement, pursuant to an

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agreement or agreements in writing entered into by MLP Parent, each other Obligor and Required Lenders and delivered to Agent, or, in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by Agent and Obligors that are parties thereto, in each case with the consent of Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

(i)    no such amendment, waiver or consent shall, without the written consent of each Lender affected thereby:

(A)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to the terms hereof) (it being understood and agreed that a waiver of any condition precedent set forth in Section 6.2 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

(B)    postpone any date fixed by this Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Credit Document (other than optional prepayments) or extend the Revolver Termination Date or FILO Termination Date;

(C)    reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit, or any fees or other amounts payable hereunder or under any other Credit Document; provided, however, that only the consent of Required Lenders shall be necessary to (i) amend the definition of “Default Rate” or to waive any obligation of Borrowers to pay interest or to pay the fees set forth in clause (a) of Section 3.2.2 at the Default Rate, and (ii) make any sustainability amendment permitted pursuant to Section 4.9 ; or

(D)    impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder; ~~or~~

~~(F)    amend the definition of Refinery Amortization Charge, Refinery Asset Borrowing Base Component or Refinery Asset Multiplier;~~

(ii)    no such amendment, waiver or consent shall, without the written consent of all Lenders:

(A)    alter (i) Section 5.5, (ii) Section 2 of the Security Agreement~~, Section 2 of the Refinery Related Security Agreement or the provisions of the Refinery Mortgage that describe the Property that is security for the Obligations~~ (in each case, except to add Collateral or to release Collateral described therein to the extent the release thereof is permitted by the terms of this Agreement) or (iii) this Section 13.1.1;

(B)    amend the definitions of Pro Rata, Required Lenders or Supermajority Lenders or any other provision of this Agreement specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

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(C)    increase the total Commitments (other than any increase resulting from an Incremental Revolver Facility incurred pursuant to Section 2.2);

(D)    release all or substantially all of the Collateral, except as contemplated by the Credit Documents; or

(E)    release any Obligor from liability for any Obligations, ~~if such Obligor is Solvent at the time of the release,~~ except in connection with the permitted sale, liquidation or dissolution of such Obligor

(iii)    no such amendment, waiver or consent shall, without the consent of the Supermajority Lenders:

(A)    increase any advance rate (provided, that Agent may increase any advance rate which it had previously reduced back to the advance rate in effect on the Closing Date or to an intermediate value);

(B)    amend the definition of Borrowing Base, FILO Borrowing Base, or Aggregate Borrowing Base or any of the defined terms used directly or indirectly in such definition in a manner such that Availability would be higher after giving effect to such amendment; or

(C)    subordinate (other than release) any of the Obligations or any Liens securing any of the Obligations;

(iv)    no amendment, waiver or consent shall, unless in writing and signed by Issuing Bank in addition to Lenders required by the applicable provisions of clause (i), (ii) or (iii) above, affect the LC Obligations, the rights or duties of Issuing Bank under this Agreement, including Section 2.3, or any LC Document;

(v)    no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to Lenders required by the applicable provisions of clause (i), (ii) or (iii) above, affect the rights or duties of Agent under this Agreement or any other Credit Document; and

(vi)    the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(b)    Supplements to Certain Schedules. Notwithstanding anything to the contrary contained herein or in any other Credit Document to the contrary, each of Schedule 1.1B (Pipeline Delivery Points) and Schedule 1.1C (Marked-to-Market Basis) to this Agreement may be supplemented from time to time by the written agreement of Borrower Agent and Agent in connection with the consummation of a Permitted Acquisition and, in the event of any such agreement, the supplemental information so agreed to between Borrower Agent and Agent shall be deemed to be a part of each such Schedule so supplemented for all purposes of this Agreement.

13.1.2.    Limitations. Notwithstanding anything in any Credit Document to the contrary, ~~LIBOR~~SOFR and Daily Simple SOFR and related matters may be modified in accordance with Section 3.1.4 and Section 4.8 and no further action or consent by any party shall be required. The agreement of Obligors shall not be necessary to the effectiveness of any modification of a Credit Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as

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among themselves. Only the consent of the parties to any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Credit Document. The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

13.1.3.    Payment for Consents. No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with respect to any modification of any Credit Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

13.2.    General Indemnity. Obligors shall indemnify each Indemnitee (and any sub agent of Agent) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one outside counsel for Agent (plus one local counsel for Agent in each jurisdiction of formation or organization of any Obligor or where any such Obligor’s assets are located), and one outside counsel retained by Lenders or any steering committee or similar group acting on behalf of Lenders as a group (and such additional counsel as Agent, any Lender, any group of Lenders or any such steering committee determines in good faith are necessary in light of actual or potential conflicts of interest or the availability of different claims or defenses)) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Agent Indemnitees only, the administration of this Agreement and the other Credit Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Issuing Bank to honor a demand for payment under any Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of the Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Obligor, or any Environmental Liability related in any way to any Obligor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Obligor, and regardless of whether any Indemnitee is a party thereto, ~~in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee~~IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, (A) be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by a Borrower or any other Obligor against an Indemnitee for material breach or breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from disputes solely between or among Indemnitees that do not involve or arise out of any act or omission of any of the Obligors or their Affiliates (other than any claims against an Indemnitee in its capacity as Agent, Arranger, Issuing Bank or similar role under any Credit Document, including such Indemnitee’s Affiliates, officers, directors, employees or other representatives acting in such capacity); or (B) include any allocated costs of internal counsel for any such Indemnitee. This Section 13.2 shall not apply with respect to Taxes other than any

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Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The liability for Taxes (including Other Taxes incurred as a result of the execution, delivery, issuance or recording of any Credit Documents or the creation or repayment of any Obligations) shall be determined in accordance with the provisions of Sections 5.8 and 5.9.

13.3.    Reimbursement by Lenders. To the extent that Obligors for any reason fail to indefeasibly pay any amount required under Section 13.2 to be paid by them to any Indemnitee, each Lender severally agrees to pay to such Indemnitee such Lender’s Pro Rata portion (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-agent) or Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for Agent (or any such sub-agent) or Issuing Bank in connection with such capacity.

13.4.    Notices and Communications.

13.4.1.    Notices Generally. Except in the case of notices and other Communications expressly permitted to be given by telephone (and except as provided in Section 13.4.2 below), subject to Section 13.4.4, all notices, demands and other Communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other ~~Communications~~communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)    if to any Obligor, Agent or Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on the signature pages hereto; and

(b)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on the signature pages hereto or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic Communications to the extent provided in Section 13.4.2 shall be effective as provided in such Section. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.3, 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any notice received by Borrower Agent shall be deemed received by all Borrowers and other Obligors.

13.4.2.    Electronic Communications.

Notices and other Communications to Lenders and Issuing Bank hereunder may be delivered or furnished by electronic ~~Communication~~communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent. Agent, any Obligor or Borrower Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic Communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or Communications. Unless otherwise agreed by Agent, electronic mail and internet websites may be used only for routine Communications, such as delivery of Obligor Materials, administrative matters, distribution of Credit Documents and matters permitted under Section 4.1.4. Voice mail may not be used as effective notice under the Credit Documents.

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Unless Agent otherwise prescribes, (a) notices and other Communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other Communication is not sent during the normal business hours of the recipient, such notice or Communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (b) notices or Communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or Communication is available and identifying the website address therefor. Notices given to Agent by electronic mail or submitted through Agent’s website shall be deemed to have been given in writing.

13.4.3.    The Platform. Obligor Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrower Agent shall notify Agent of each posting of Obligor Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Obligor Materials and other information relating to this Agreement may be made available to Secured Parties on the Platform (and, upon request made by any Lender to Agent, shall be made available by Agent to such Lender on the Platform or as Agent may otherwise determine in its discretion), and Obligors and Secured Parties acknowledge that “public” information is not segregated from material non-public information on the Platform. ~~The Platform is provided “as is~~THE PLATFORM IS PROVIDED “AS IS” ~~and~~AND “~~as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Obligor Materials or any issues involving the Platform~~AS AVAILABLE.” THE AGENT INDEMNITEES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION ON THE PLATFORM NOR THE ADEQUACY OR FUNCTIONING OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ANY ERRORS OR OMISSIONS IN THE OBLIGOR MATERIALS OR ANY ISSUES INVOLVING THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO OBLIGOR MATERIALS OR THE PLATFORM. Secured Parties acknowledge that Obligor Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Obligors, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Obligor Materials and other information through the Platform or over the internet, except to the extent that such losses, claims, damages, liabilities or expenses (a) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (b) result from a claim brought by an Obligor against such Indemnitee for material breach or breach in bad faith of such Indemnitee’s obligations hereunder relating to such use or delivery, in each case if such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, however, that in no event shall any Agent Indemnitee have any liability for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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13.4.4.    Change of Address, Etc. Each of Obligors, Agent and Issuing Bank may change its address, telecopier or telephone number for notices and other Communications hereunder by notice to the other parties hereto in accordance with this Section 13.4. Each other Lender may change its address, telecopier or telephone number for notices and other Communications hereunder by notice to Borrower Agent, Agent and Issuing Bank in accordance with this Section 13.4. In addition, each Lender agrees to notify Agent from time to time to ensure that Agent has on record (a) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (b) accurate wire instructions for such Lender.

13.4.5.    Reliance by Agent, Issuing Bank and Lenders. Agent, Issuing Bank and Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly and believed in good faith to have been given by or on behalf of Borrower Agent or Obligors (or any Obligor) even if (a) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (b) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers shall indemnify Agent, Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower Agent or any Obligor; provided that such indemnity shall not, as to any such Indemnitee, (i) be available to the extent that such losses, costs or expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by a Borrower or any other Obligor against such Indemnitee for material breach or breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (ii) include any allocated costs of internal counsel for any such Indemnitee. All telephonic notices to and other telephonic communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

~~13.4.6.     Non-Conforming Communications. Agent and Lenders may rely in good faith upon any notices (including telephonic communications) purportedly given by or on behalf of Borrower Agent or any Obligor even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of Borrower Agent or any Obligor; provided that such indemnity shall not, as to any such Indemnitee, (a) be available to the extent that such liabilities, losses, costs or expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by a Borrower or any other Obligor against such Indemnitee for material breach or breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (b) include any allocated costs of internal counsel for any such Indemnitee.~~

13.5.    Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower or other Obligor under any Credit Documents or otherwise lawfully requested by Agent to (a) enforce any Credit Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral; including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section

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shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the interest rate (including, if applicable, the Default Rate) applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Credit Documents.

13.6.    Credit Inquiries. Subject to Section 13.12, each Obligor hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

13.7.    Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.8.    Cumulative Effect; Conflict of Terms. The provisions of the Credit Documents are cumulative. The parties acknowledge that the Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise specifically provided in another Credit Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Credit Document, the provision herein shall govern and control.

13.9.    Electronic Execution; Electronic Records. This Agreement, any Credit Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Obligors and each of Agent, each Issuing Bank and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither Agent (in its capacity as such or as provider of Swingline Loans) nor any Issuing Bank is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Agent (in its capacity as such or as provider of Swingline Loans) and/or such Issuing Bank has agreed to accept such Electronic Signature, Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Obligor and/or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 171

Neither Agent (in its capacity as such or as provider of Swingline Loans) nor any Issuing Bank shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with Agent’s (in its capacity as such or as provider of Swingline Loans) or any Issuing Bank’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Agent (in its capacity as such or as provider of Swingline Loans) and each Issuing Bank shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Obligors and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Credit Document based solely on the lack of paper original copies of this Agreement, and/or such other Credit Document, and (ii) any claim against Agent, each Credit Party and each Related Party for any liabilities arising solely from Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

13.10.    Time of the Essence. Time is of the essence with respect to all Credit Documents and Obligations.

13.11.    Obligations of Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Credit Documents. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Credit Documents or otherwise shall be deemed to constitute Agent and any Lenders or other Secured Parties to be a partnership, association, joint venture or similar arrangement, nor to constitute control of any Obligor. Each Obligor acknowledges and agrees that, in connection with all aspects of any transaction contemplated by the Credit Documents, Obligors, Agent, Issuing Bank and Lenders have an arms-length business relationship that creates no fiduciary duty on the part of Agent, Issuing Bank or any Lender, and each Obligor, Agent, Issuing Bank and Lender expressly disclaims any fiduciary relationship.

13.12.    Confidentiality. Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or Obligations or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective provider (or its advisors) of any Bank

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 172

Product (other than such a provider of Interest Rate Swaps) relating to any Obligor and its obligations, or (iii) any direct, indirect, actual or prospective counterparty (and its advisors) to any credit support, swap, derivative or securitization transaction related to the obligations under this Agreement, (g) with the consent of Borrower Agent or Borrowers, or (h) to the extent such Information (i) is publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent, any Lender, Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than an Obligor. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Obligors’ logos, trademarks or product photographs in advertising materials.

For purposes of this Section, “Information” means all information received from or on behalf of any Consolidated Party relating to any Consolidated Party or other Obligor or any of their respective securities or businesses, other than any such information that is available to Agent, any Lender or Issuing Bank on a nonconfidential basis prior to disclosure by such Consolidated Party, provided that, in the case of information received from any Consolidated Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised a degree of care to maintain the confidentiality of such Information similar to that accorded to its own confidential information.

Each of Agent, Lenders, Issuing Bank and Secured Parties acknowledges that (A) the Information may include material non-public information concerning Consolidated Parties or any other Obligor, as the case may be, (B) it has developed compliance procedures regarding the use of material non-public information, and (C) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

13.13.    GOVERNING LAW. THIS AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED IN SUCH OTHER CREDIT DOCUMENT, THE OTHER CREDIT DOCUMENTS AND ALL CLAIMS, CONTROVERSIES, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND SUCH CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK ~~WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.~~

13.14.    SUBMISSION TO JURISDICTION; WAIVER OF VENUE OBJECTION; SERVICE OF PROCESS; BAIL-IN OF EEA FINANCIAL INSTITUTIONS.

13.14.1.    SUBMISSION TO JURISDICTION.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 173

HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT, ANY LENDER OR ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY BORROWER OR ANY OTHER OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

13.14.2.    WAIVER OF VENUE OBJECTION.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 13.14.1. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT BASED ON INCONVENIENT FORUM OR LACK OF PERSONAL JURISDICTION.

13.14.3.    SERVICE OF PROCESS.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

13.14.4.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that any liability arising under a Credit Document of any Secured Party that is an EEA Financial Institution, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority, and agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising under any Credit Documents which may be payable to it by any Secured Party that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

13.15.    Waivers by Obligors. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ~~EACH OBLIGOR WAIVES (A) THE~~ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY ~~(WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES)~~ IN ANY LEGAL PROCEEDING~~, CLAIM~~ DIRECTLY OR ~~COUNTERCLAIM~~INDIRECTLY ARISING OUT OF ~~ANY KIND~~OR RELATING ~~IN ANY WAY TO~~

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 174

~~ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL;~~TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. To the fullest extent permitted by Applicable Law, each Obligor waives (~~b~~a) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (~~c~~b) notice prior to taking possession or control of any Collateral; (~~d~~c) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (~~e~~d) the benefit of all valuation, appraisement and exemption laws; (~~f~~e) any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Credit Documents or transactions relating thereto; and (~~g~~f) notice of acceptance hereof. ~~Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that Agent, Issuing Bank and Lenders are relying upon the foregoing in their dealings with Obligors. Each party hereto has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court~~EACH OBLIGOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT, ISSUING BANK AND LENDERS ENTERING INTO THIS AGREEMENT AND THE CREDIT DOCUMENTS AND THAT AGENT, ISSUING BANK AND LENDERS ARE RELYING UPON THE FOREGOING IN THEIR DEALINGS WITH OBLIGORS. EACH PARTY HERETO HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.16.    Patriot Act Notice. Agent and Lenders hereby notify each Obligor that, pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding each Obligor’s management and owners, such as legal name, address, social security number and date of birth. Obligors shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

13.17.    Replacement of Certain Lenders. Upon the occurrence of any event or circumstance described in Section 3.7.2 with respect to any Lender, then Borrowers may, at the sole expense and effort of Borrowers, upon notice to such Lender and Agent, require such Lender to promptly assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.3), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    Borrowers shall have paid to Agent the assignment fee specified in Section 12.3.2;

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 175

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.8) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.6 or payments required to be made pursuant to Section 5.8, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with Applicable Laws; and

(e)    in the case of any such assignment by a Non-Consenting Lender, the applicable amendment, modification and/or waiver of this Agreement that Borrowers have requested shall become effective upon giving effect to such assignment (and any related assignments required to be effected in connection therewith in accordance with this Section 13.17).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.

13.18.    Subordination. Each Obligor hereby subordinates any claims, including any rights at law or in equity, to payment (including in respect of intercompany Indebtedness among Obligors and Restricted Subsidiaries (the “Intercompany Debt”)), subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations. Notwithstanding any provision of this Agreement to the contrary, provided that no Event of Default has occurred and is continuing, Obligors may make and receive payments with respect to the Intercompany Debt, including the fees, allocated overhead, prepayments and repayments of indebtedness and interest thereon, to the extent not otherwise prohibited by this Agreement; provided, that in the event of and during the continuation of any Event of Default, no payment shall be made by or on behalf of any Obligor on account of any Intercompany Debt except pursuant to the customary operation of a consolidated cash management system. In the event that any Obligor receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 13.18, such Obligor shall promptly notify Agent thereof and such payment shall be held by such Obligor in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, Agent.

13.19.    No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each Obligor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by Agent and Arrangers are arm’s-length commercial transactions between such Obligor and its Affiliates, on the one hand, and Agent and Arrangers, on the other hand, (ii) each Obligor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Obligor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b)(i) each of Agent and Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for any Obligor or any of its respective Affiliates or any other Person and (ii) neither Agent nor any Arranger has any obligation to any Obligor or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) Agent and Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Obligors and their Affiliates, and neither Agent nor any Arranger has any obligation to disclose any of such interests to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 176

Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

13.20.    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE ENTIRE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

13.21.    Amendment and Restatement, ~~etc~~Etc.

(a)    Upon the effectiveness of this Agreement and effective as of the Closing Date, this Agreement shall constitute an amendment and restatement of, but not an extinguishment of any of the “Loans” (as defined in the Existing Credit Agreement), “Obligations” (as defined in the Existing Credit Agreement) or other indebtedness, liabilities and/or obligations of any one or more of Obligors under, the Existing Credit Agreement.

(b)    Obligors represent and warrant to Agents and Lenders, and the parties hereto agree, that this Agreement is a “Working Capital Credit Agreement” as defined in, and for all purposes of, the Hedge Intercreditor Agreement.

13.22.    Ratification of Existing Liens and IP License. Each of Obligors hereby (a) ratifies, confirms and reaffirms any and all Liens that it previously granted to Agent pursuant to the “Credit Documents” (as defined in the Existing Credit Agreement) to the extent that (i) such Obligor continues to have an interest in the property or assets in which any such Lien was granted and (ii) such Lien is required hereunder or under a Collateral Document to be granted to Agent, (b) acknowledges an agrees that none of such Liens has expired or has been terminated or released, except if and to the extent, if any, expressly provided in such “Credit Documents” or as may have been previously and expressly terminated or released by Agent, and (c) acknowledges and agrees that each of such Liens is valid and enforceable in accordance with its terms and continues in full force and effect to secure the payment and performance of the Obligations. Each of Obligors hereby (i) ratifies, confirms and reaffirms all of its obligations under the IP License, (ii) acknowledges and agrees that (A) none of such obligations has expired or has been terminated or released, (B) the term “Credit Agreement” as used therein includes this Agreement, and (C) the term “Liens” referred to therein includes each Lien and all Liens created or granted pursuant to the Collateral Documents, and (iii) acknowledges and agrees that each of such obligations is valid and enforceable in accordance with its terms and continues in full force and effect in favor of Agent and Lenders.

13.23.    Assignments betweenBetween and amongAmong Lenders. On the Closing Date and concurrently with but immediately prior to the effectiveness of this Agreement, Lenders shall, at the direction of Agent and between and/or among Lenders as Agent may direct, make assignments, at par value, of the outstanding loans, letters of credit and commitments under the Existing Credit Agreement as appropriate to ensure that all Loans, Letters of Credit and Commitments under this Agreement are, as of the Closing Date, consistent with the respective Commitments of Lenders as set forth on Schedule 1.1A hereto as in effect on the Closing Date. On the Closing Date and concurrently with but immediately prior to the effectiveness of this Agreement, the commitment of each lender that is a party to the Existing Credit Agreement but is not a party to this Agreement (an “Exiting Lender”) will be terminated, all outstanding obligations owing to the Exiting Lenders will be repaid in full and each Exiting Lender will cease to be a Lender under the Existing Credit Agreement and will not be a Lender under this Agreement.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 177

13.24.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 13.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of page intentionally left blank; signatures begin on following page]

THIRD AMENDED AND RESTATED CREDIT AGREEMENT – Page 178

BORROWERS:

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	Calumet GP, LLC, its general partner

By:
Name: ~~D~~L. ~~West Griffin~~Todd Borgmann Title: Executive Vice President & Chief Financial Officer

CALUMET OPERATING, LLC

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner

By: Name: ~~D~~L. ~~West Griffin~~Todd Borgmann Title: Executive Vice President & Chief Financial Officer

CALUMET FINANCE CORP.

By:
Name: ~~D~~L. ~~West Griffin~~Todd Borgmann Title: Executive Vice President & Chief Financial Officer

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 1~~

CALUMET INTERNATIONAL, INC.

By:
Name: ~~D~~L. ~~West Griffin~~Todd Borgmann Title: Executive Vice President & Chief Financial Officer

KURLIN COMPANY, LLC

By: Calumet International, Inc., its sole member

By:
Name: ~~D~~L. ~~West Griffin~~Todd Borgmann Title: Executive Vice President & Chief Financial Officer

CALUMET BRANDED PRODUCTS, LLC

By: Calumet Operating, LLC, its sole member

By: Calumet Specialty Products Partners, L.P., its sole member

By: Calumet GP, LLC, its general partner

By:
Name: ~~D~~L. ~~West Griffin~~Todd Borgmann Title: Executive Vice President & Chief Financial Officer

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 2~~

BEL-RAY COMPANY, LLC

By: Calumet Branded Products, LLC, its sole member

    By: Calumet Operating, LLC, its sole member

        By: Calumet Specialty Products Partners, L.P., its sole member

            By: Calumet GP, LLC, its general partner

                By:

                Name:     ~~D~~L. ~~West Griffin~~Todd Borgmann

                Title:      Executive Vice President & Chief Financial Officer

CALUMET REFINING, LLC

By: Calumet Operating, LLC, its sole member

    By: Calumet Specialty Products Partners, L.P., its sole member

        By: Calumet GP, LLC, its general partner

            By:

            Name:   ~~D~~L. ~~West Griffin~~Todd Borgmann

            Title:    Executive Vice President & Chief Financial Officer

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 3~~

CALUMET PRINCETON REFINING, LLC

CALUMET COTTON VALLEY REFINING, LLC

CALUMET SHREVEPORT REFINING, LLC

~~CALUMET SAN ANTONIO REFINING, LLC~~

CALUMET MONTANA REFINING, LLC

CALUMET MISSOURI, LLC

CALUMET KARNS CITY REFINING, LLC

CALUMET DICKINSON REFINING, LLC

By: Calumet Refining, LLC, their sole member

    By: Calumet Operating, LLC, its sole member

        By: Calumet Specialty Products Partners, L.P., its sole member

            By: Calumet GP, LLC, its general partner

                By:

                Name:     ~~D~~L. ~~West Griffin~~Todd Borgmann

                Title:      Executive Vice President & Chief Financial Officer

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 4~~

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,

as Agent, a Lender and an Issuing Bank

By:

Name:  ~~Hance VanBeber~~

Title:    ~~Senior Vice President~~

Address:

            Bank of America, N.A.

            901 Main Street, 11th Floor

            Dallas, Texas 75202

            Mail Code: TX1-492-11-23

            Attention:     ~~Hance VanBeber~~Asset Based Portfolio

             Specialist – Calumet Specialty Products

            Telecopy: 214-209-4766

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 5~~

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication ~~agent~~Agent and a Lender

By:

Name:

Title:

Address:

        Wells Fargo Capital Finance, LLC

        301 S. College Street

        Charlotte, NC 28202

        Attention:

        Telecopy:

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 6~~

JPMORGAN CHASE BANK, N.A., as Co-Syndication ~~agent~~Agent and a Lender By: Name: Title: Address: JPMorgan Chase Bank, N.A. 2200 Ross Ave., 9th Floor TX1-2921 Dallas, TX 75201 Attention: Telecopy:

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 7~~

REGIONS BANK,

as Co-Documentation Agent and a Lender

By:

Name:

Title:

Address:

        Regions Bank

        1900 5th Ave North

        ALBH12301B

        Birmingham, AL 35203

        Attention: Laurie Allen

        Telecopy: ~~205-264-5282~~ (205) 264-5282

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 8~~

BARCLAYS BANK PLC, as Co-Documentation Agent and a Lender By: Name: Title: Address: Barclays Bank PLC 70 Hudson Street Jersey City, NJ 07302 Attention: Telecopy:

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 9~~

BMO HARRIS BANK, N.A., as ~~Co-Documentation Agent~~ a Lender By: Name: Title: Address: BMO Harris Bank, N.A. 11 West Monroe, 20E Chicago, IL 60603 Attention: Telecopy:

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

~~BARCLAYS BANK PLC, as a Lender By:  Name: Title: Address: Barclays Bank PLC 70 Hudson Street Jersey City, NJ 07302 Attention: Telecopy:~~

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 11~~

~~DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender By:  Name: Title: Address: Deutsche Bank Trust Company Americas 60 Wall Street New York, NY 10005-2836 Attention: Telecopy:~~

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 12~~

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By:

Name:

Title:

Address:

        U.S. Bank National Association

        800 Nicollet Mall~~, Mailstation H04B~~

        Minneapolis, MN 55402

        Mail Code: BC-MN-H04B

        Attention: Asset Based Finance

        Email : abf.participation@usbank.com

        Telecopy: (866) 940-3630

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 13~~

PNC BANK, NATIONAL ASSOCIATION,

as successor in interest to BBVA USA (formerly known as COMPASS BANK),

as a Lender

By:

Name:

Title:

Address:

        ~~8080 North Central Expressway~~

        PNC Bank, National Association
        11405 N. Pennsylvania Street

        Suite ~~1500~~250

        ~~Dallas, TX 75206~~

        Carme, IN 46032

        Attention: Andrew Salmon

        ~~Telecopy:~~

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT ~~– Signature Page 14~~

Schedule 1.1A

to

Second Amended and Restated Credit Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment		FILO Commitment
Bank of America, N.A.		$65,000,000.00	~~$~~	~~10,000,000.00~~$15,000,000.00

Wells Fargo Bank, National Association	~~$~~	~~75,000,000.00~~$70,000,000.00	~~$~~	~~0~~$5,000,000.00

JPMorgan Chase Bank, N.A.		$75,000,000.00	~~$~~	~~0~~$0.00

Regions Bank	~~$~~	~~67,500,000.00~~$55,000,000.00		$5,000,000.00

~~BMO Harris Bank, N.A.~~	~~$~~	~~67,500,000.00~~	~~$~~	~~5,000,000.00~~

Barclays Bank PLC		$60,000,000.00	~~$~~	~~0~~$0.00

~~Deutsche~~BMO Harris Bank ~~Trust Company~~, N.A.	~~$~~	~~60,000,000.00~~$45,000,000.00	~~$~~	~~0~~$5,000,000.00

U.S. Bank National Association	~~$~~	~~60,000,000.00~~$50,000,000.00	~~$~~	~~0~~$0.00

PNC Bank, National Association, as successor in interest to BBVA USA (formerly known as Compass Bank)		$45,000,000.00		$5,000,000.00

TOTAL:	~~$~~ $	~~575,000,000.00~~ 465,000,000.00	~~$~~ $	~~25,000,000.00~~ 35,000,000.00

ANNEX B

TO

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Exiting Lender

•	Deutsche Bank AG New York Branch